Exhibit 10.1

Execution Version

CREDIT AGREEMENT

Dated as of February 12, 2018

among

VICTORY CAPITAL HOLDINGS, INC.,
as Borrower,

THE FINANCIAL INSTITUTIONS PARTY HERETO,
as Lenders,

ROYAL BANK OF CANADA,
as Administrative Agent,

RBC CAPITAL MARKETS*
and
JPMORGAN CHASE BANK, N.A.,
as Joint Lead Arrangers and Joint Bookrunners,

and

JPMORGAN CHASE BANK, N.A.,
as Syndication Agent

* RBC Capital Markets is a brand name for the capital markets activities of Royal Bank of Canada and its affiliates.

i

(Cont.)

(Cont.)

(Cont.)

SCHEDULES:

Schedule 1.01(a)	—	Commitment Schedule
Schedule 1.01(b)	—	Dutch Auction
Schedule 1.01(c)	—	Mortgages
Schedule 1.01(d)	—	Existing Investments
Schedule 1.01(f)	—	Broker-Dealer Subsidiaries
Schedule 1.01(g)	—	Introducing Broker Subsidiaries
Schedule 3.05(a)	—	Fee Owned Real Estate Assets
Schedule 3.13	—	Subsidiaries
Schedule 3.20	—	Certain Regulatory Matters
Schedule 5.09	—	Unrestricted Subsidiaries
Schedule 6.01(i)	—	Existing Indebtedness
Schedule 6.02(l)	—	Existing Liens
Schedule 6.07(bb)	—	Certain Dispositions
Schedule 6.09(e)	—	Existing Transactions with Affiliates
Schedule 9.01	—	Borrower’s Website Address for Electronic Delivery

EXHIBITS:

Exhibit A-1	—	Form of Assignment and Assumption
Exhibit A-2	—	Form of Affiliated Lender Assignment and Assumption
Exhibit B	—	Form of Borrowing Request
Exhibit C	—	Form of Compliance Certificate
Exhibit D	—	Form of Interest Election Request
Exhibit E	—	Form of Perfection Certificate
Exhibit F	—	Form of Perfection Certificate Supplement
Exhibit G	—	Form of Promissory Note
Exhibit H	—	Form of Pledge and Security Agreement
Exhibit I	—	Form of Guaranty Agreement
Exhibit J-1	—	Form of Patent Security Agreement
Exhibit J-2	—	Form of Trademark Security Agreement
Exhibit J-3	—	Form of Copyright Security Agreement
Exhibit K	—	Form of Letter of Credit Request
Exhibit L-1	—	Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit L-2	—	Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit L-3	—	Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit L-4	—	Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit M	—	Form of Solvency Certificate
Exhibit N	—	Form of Prepayment Notice

v

CREDIT AGREEMENT

CREDIT AGREEMENT, dated as of February 12, 2018 (this “Agreement”), by and among Victory Capital Holdings, Inc., a Delaware corporation (the “Borrower”), the Lenders (as defined below) from time to time party hereto, Royal Bank of Canada (“Royal Bank”), in its capacities as administrative agent and collateral agent for the Secured Parties (in its capacities as administrative agent and collateral agent, together with its successors in such capacities, the “Administrative Agent”), and Royal Bank, as Issuing Bank.

RECITALS

A.            On the date hereof, the Borrower consummated an initial public offering (the “Initial IPO”) pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act.

B.            In connection with the Initial IPO, all debt for borrowed money under that certain Credit Agreement dated as of October 31, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect on the date hereof, the “Existing Credit Agreement”) among VCH Holdings, LLC, a Delaware limited liability company and a direct Wholly-Owned Subsidiary of the Borrower (“VCH Holdings”), Victory Capital Operating, LLC, a Delaware limited liability company and a direct Wholly-Owned Subsidiary of VCH Holdings, as borrower, the lenders from time to time party thereto and Morgan Stanley Senior Funding, Inc., as administrative agent, will be repaid, redeemed, defeased, discharged, refinanced, replaced or terminated, as applicable, and all commitments to extend credit thereunder and all security interests related thereto shall be terminated (the “Refinancing”) (other than obligations with respect to any letters of credit and surety bonds (and reimbursement obligations in respect thereof) outstanding under the Existing Credit Agreement that are cash collateralized or otherwise backstopped).

C.            To fund the Refinancing, the Borrower has requested that the Lenders extend credit to the Borrower pursuant to this Agreement in the form of (x) Initial Term Loans in an original aggregate principal amount of $360,000,000 and (y) an Initial Revolving Facility in an original aggregate principal amount of $50,000,000, in each case, subject to increase as provided herein.

D.            The Lenders are willing to extend credit to the Borrower as so requested, subject to the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:

ARTICLE 1          DEFINITIONS

Section 1.01.         Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bear interest at a rate determined by reference to the Alternate Base Rate.

“ABR Loan” means a Loan that bears interest with reference to the Alternate Base Rate.

“Acceptable Intercreditor Agreement” means an intercreditor agreement the terms of which are reasonably satisfactory to the Administrative Agent and the Borrower.

“ACH” means automated clearing house transfers.

“Additional Agreement” has the meaning assigned to such term in Article 8.

“Additional Commitment” means any commitment hereunder added pursuant to Sections 2.22, 2.23 or 9.02(c).

“Additional Lender” has the meaning assigned to such term in Section 2.22(b).

“Additional Loans” means any Additional Revolving Loans and any Additional Term Loans.

“Additional Revolving Credit Commitments” means any revolving credit commitment added pursuant to Sections 2.22, 2.23 or 9.02(c)(ii).

“Additional Revolving Credit Exposure” means, with respect to any Lender at any time, the aggregate Outstanding Amount at such time of all Additional Revolving Loans of such Lender, plus the aggregate Outstanding Amount at such time of such Lender’s LC Exposure attributable to its Additional Revolving Credit Commitment.

“Additional Revolving Lender” means any Lender with an Additional Revolving Credit Commitment or any Additional Revolving Credit Exposure.

“Additional Revolving Loans” means any revolving loan added hereunder pursuant to Section 2.22, 2.23 or 9.02(c)(ii).

“Additional Term Lender” means any Lender with an Additional Term Loan Commitment or an outstanding Additional Term Loan.

“Additional Term Loan Commitment” means any term commitment added pursuant to Sections 2.22, 2.23 or 9.02(c)(i).

“Additional Term Loans” means any term loan added pursuant to Section 2.22, 2.23 or 9.02(c)(i).

“Administrative Agent” has the meaning assigned to such term in the preamble to this Agreement.

“Administrative Questionnaire” has the meaning assigned to such term in Section 2.22(d).

“Advisers Act” means the Investment Advisers Act of 1940.

“Affiliate” means, as applied to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with, that Person. No Person shall be an “Affiliate” of the Borrower or any Subsidiary thereof solely because it is an unrelated portfolio company of any Sponsor and none of the Agents, any Lender (other than any Affiliated Lender or any Debt Fund Affiliate) or any of their respective Affiliates shall be considered an Affiliate of the Borrower or any Subsidiary thereof.

“Affiliated Lender” means any Non-Debt Fund Affiliate, the Borrower or any Subsidiary.

“Affiliated Lender Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Affiliated Lender (with the consent of any party whose consent is required by Section 9.05) and accepted by the Administrative Agent in the form of Exhibit A-2 or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent and the Borrower.

“Affiliated Lender Cap” has the meaning assigned to such term in Section 9.05(g)(iv).

“Agents” means, collectively, the Administrative Agent, the Arrangers and the Syndication Agent.

“Agreement” has the meaning assigned to such term in the preamble to this Credit Agreement.

“Agreement Currency” has the meaning assigned to such term in Section 9.22.

“Alternate Base Rate” means, for any day, a fluctuating rate per annum equal to the greatest of (a) the Federal Funds Effective Rate in effect on such day plus 0.50%, (b) the 1-month Published LIBO Rate determined on such day (or if such day is not a Business Day, on the immediately preceding Business Day) plus 1.00% and (c) the Prime Rate. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Published LIBO Rate, as the case may be, shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Published LIBO Rate, as the case may be. If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, the Alternate Base Rate shall be determined without regard to clause (a) of the preceding sentence until the circumstances giving rise to such inability no longer exist; provided that if the Prime Rate, Federal Funds Effective Rate or 1-month Published LIBO Rate is less than 0.00%, then such rate shall deemed to be 0.00%.

“Applicable Percentage” means, (a) with respect to any Term Lender of any Class, a percentage equal to a fraction the numerator of which is the aggregate outstanding principal amount of the Term Loans and unused Additional Term Loan Commitments of such Term Lender under the applicable Class and the denominator of which is the aggregate outstanding principal amount of the Term Loans and unused Term Commitments of all Term Lenders under the applicable Class and (b) with respect to any Revolving Lender of any Class, the percentage of the aggregate amount of the Revolving Credit Commitments of such Class represented by such Lender’s Revolving Credit Commitment of such Class; provided that for purposes of Section 2.21 and otherwise herein, when there is a Defaulting Lender, such Defaulting Lender’s Revolving Credit Commitment shall be disregarded for any relevant calculation. In the case of clause (b), in the event that the Revolving Credit Commitments of any Class have expired or been terminated, the Applicable Percentage of any Revolving Lender of such Class shall be determined on the basis of the Revolving Credit Exposure of such Revolving Lender attributable to its Revolving Credit Commitment of such Class, giving effect to any assignment thereof.

“Applicable Rate” means, for any day, (a) with respect to any Initial Term Loan or Initial Revolving Loan, (i) with respect to any ABR Loans, 1.75% per annum and (ii) with respect to any LIBO Rate Loans, 2.75% per annum and (b) with respect to any Additional Term Loan of any Class or any Additional Revolving Loan of any Class, the rate or rates per annum specified in the applicable Refinancing Amendment, Incremental Facility Amendment or Extension Amendment.

“Applicable Revolving Credit Percentage” means, with respect to any Revolving Lender at any time, the percentage of the Total Revolving Credit Commitment at such time represented by such Revolving Lender’s Revolving Credit Commitments at such time; provided that for purposes of Section 2.21 and otherwise herein, when there is a Defaulting Lender, any such Defaulting Lender’s Revolving Credit Commitment shall be disregarded in the relevant calculations. In the event that (x) the Revolving Credit Commitments of any Class have expired or been terminated in accordance with the terms hereof (other than pursuant to Article 7), the Applicable Revolving Credit Percentage shall be recalculated without giving effect to the Revolving Credit Commitments of such Class or (y) the Revolving Credit Commitments of all Classes have terminated (or the Revolving Credit Commitments of any Class have terminated pursuant to Article 7), the Applicable Revolving Credit Percentage shall be determined based upon the Revolving Credit Commitments (or the Revolving Credit Commitments of such Class) most recently in effect, giving effect to any assignments thereof.

“Approved Fund” means, with respect to any Lender, any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities and is administered, advised or managed by (a) such Lender, (b) any Affiliate of such Lender or (c) any entity or any Affiliate of any entity that administers, advises or manages such Lender.

“Arrangers” means, collectively, RBC Capital Markets and JPMorgan Chase Bank, N.A., in their respective capacities as joint lead arrangers and joint bookrunners.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.05), and accepted by the Administrative Agent in substantially the form of Exhibit A-1 or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent and the Borrower.

“Available Amount” means, at any time, an amount equal to, without duplication:

(a)           the sum of:

(i)            the greater of $50,000,000 and 33.0% of Consolidated Adjusted EBITDA for the most recently ended Test Period; plus

(ii)           50.0% of Consolidated Net Income, which amount shall not be less than zero, for the period from the first day of the Fiscal Quarter during which the Closing Date occurred to and including the last day of the most recently ended Fiscal Quarter prior to such date for which consolidated financial statements of the Borrower are internally available; plus

(iii)          the amount of any capital contributions or other proceeds of any issuance of Qualified Capital Stock of the Borrower (other than any amount (x) constituting a Cure Amount, capital contributions used to incur Indebtedness pursuant to Section 6.01(r) or proceeds of an issuance of Disqualified Capital Stock, (y) received from the Borrower or any Restricted Subsidiary or (z) consisting of the proceeds of any loan or advance made pursuant to clause (h)(ii) of the definition of Permitted Investment) received as Cash equity by the Borrower or any Restricted Subsidiary, plus the fair market value, as determined by the Borrower in good faith, of Cash Equivalents, marketable securities or other property received by the Borrower or any Restricted Subsidiary as a capital contribution or in return for any issuance of Capital Stock of the Borrower (other than any amount (x) constituting a Cure Amount, capital contributions used to incur Indebtedness pursuant to Section 6.01(r)  or proceeds of any issuance of Disqualified Capital Stock or (y) received from the Borrower or any Restricted Subsidiary), in each case, during the period from and including the day immediately following the Closing Date through and including such time; plus

(iv)          the aggregate principal amount of any Indebtedness or Disqualified Capital Stock, in each case, of the Borrower or any Restricted Subsidiary issued after the Closing Date (other than Indebtedness or such Disqualified Capital Stock issued to the Borrower or any Restricted Subsidiary), which has been converted into or exchanged for Capital Stock of the Borrower, any Restricted Subsidiary or any Parent Company that does not constitute Disqualified Capital Stock, together with the fair market value of any Cash Equivalents and the fair market value (as determined by the Borrower in good faith) of any property or assets received by the Borrower or such Restricted Subsidiary upon such exchange or conversion, in each case, during the period from and including the day immediately following the Closing Date through and including such time; plus

(v)           the net proceeds received by the Borrower or any Restricted Subsidiary during the period from and including the day immediately following the Closing Date through and including such time in connection with the Disposition to any Person (other than the Borrower or any Restricted Subsidiary) of any Investment made pursuant to clause (r) of the definition of Permitted Investment (in an amount not to exceed the original amount of such Investment made in reliance on the Available Amount); plus

(vi)          to the extent not already reflected as a return of capital with respect to such Investment for purposes of determining the amount of such Investment, the proceeds received by the Borrower or any Restricted Subsidiary during the period from and including the day immediately following the Closing Date through and including such time in connection with cash returns, cash profits, cash distributions and similar cash amounts, including cash principal repayments of loans, in each case received in respect of any Investment made after the Closing Date pursuant to clause (r) of the definition of Permitted Investment (in an amount not to exceed the original amount of such Investment made in reliance on the Available Amount); plus

(vii)         to the extent that such Investment was made pursuant to clause (r) of the definition of Permitted Investment and to the extent not already reflected as a return of capital with respect to such Investment for purposes of determining the amount of such Investment, an amount equal to the sum of (A) the amount of any Investment by the Borrower or any Restricted Subsidiary in any third party or any Unrestricted Subsidiary (in an amount not to exceed the original amount of such Investment made pursuant to clause (r) of the definition of Permitted Investment) that has been re-designated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or is liquidated, wound up or dissolved into, the Borrower or any Restricted Subsidiary and (B) the fair market value (as determined by the Borrower in good faith) of the assets of any Unrestricted Subsidiary that have been transferred, conveyed or otherwise distributed (in an amount not to exceed the original amount of the Investment in such Unrestricted Subsidiary made pursuant to clause (r) of the definition of Permitted Investment) to the Borrower or any Restricted Subsidiary, in each case, during the period from and including the day immediately following the Closing Date through and including such time; plus

(viii)        to the extent not otherwise applied to prepay Term Loans of Lenders that have not declined their Applicable Percentage of the applicable prepayment, the amount of any Declined Proceeds; plus

(ix)          to the extent not otherwise included in clause (a)(ii) above, the aggregate amount of any cash dividend or other cash distribution received by the Borrower or any

Restricted Subsidiary from any Unrestricted Subsidiary after the Closing Date (in an amount not to exceed the amount of the initial Investment in such Unrestricted Subsidiary made in reliance on the Available Amount); minus

(b)           an amount equal to the sum of (i) Restricted Payments made pursuant to Section 6.04(a)(iii), plus (ii) Restricted Debt Payments made pursuant to Section 6.04(b)(vi), plus (iii) Investments made pursuant to clause (r) of the definition of Permitted Investment, in each case, after the Closing Date and prior to such time or contemporaneously therewith.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Banking Services” means each and any of the following bank services: commercial credit cards, stored value cards, purchasing cards, treasury management services, netting services, overdraft protections, check drawing services, automated payment services (including depository, overdraft, controlled disbursement, ACH transactions, return items and interstate depository network services), employee credit card programs, cash pooling services, operational foreign exchange management, current account facilities and any arrangements or services similar to any of the foregoing or otherwise in connection with Cash management and Deposit Accounts.

“Banking Services Obligations” means any and all obligations of any Loan Party, whether absolute or contingent and however and whenever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) (a) under any arrangement that is in effect on the Closing Date between any Loan Party and a counterparty that is (or is an Affiliate of) any Lender or Agent as of the Closing Date or (b) under any arrangement that is entered into after the Closing Date by any Loan Party with any counterparty that is (or is an Affiliate of) any Lender or Agent at the time such arrangement is entered into, in each case in connection with Banking Services that have been designated to the Administrative Agent in writing by the Borrower as being Banking Services Obligations for the purposes of the Loan Documents, it being understood that each counterparty thereto shall be deemed (A) to appoint the Administrative Agent as its agent under the applicable Loan Documents and (B) to agree to be bound by the provisions of Article 8, Section 9.03 and Section 9.10 and any Acceptable Intercreditor Agreement as if it were a Lender.

“Bankruptcy Code” means Title 11 of the United States Code (11 U.S.C. § 101 et seq.).

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Board” means the Board of Governors of the Federal Reserve System of the U.S.

“Borrower” has the meaning assigned to such term in the preamble to this Agreement.

“Borrower Tax Refund Receivable” means a receivable of the Borrower in respect of a refund of U.S. federal income taxes for the taxable year ended December 31, 2013.

“Borrowing” means any Loans of the same Type and Class made, converted or continued on the same date and, in the case of LIBO Rate Loans, as to which a single Interest Period is in effect.

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03 and substantially in the form attached hereto as Exhibit B or such other form that is reasonably acceptable to the Administrative Agent and the Borrower (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent).

“Broker-Dealer Licenses and Memberships” means (a) the memberships of each Broker-Dealer Subsidiary with FINRA and (b) the licenses with Governmental Authorities of each Broker-Dealer Subsidiary, in each case, to the extent necessary and material to the normal conduct of the business of the applicable Broker-Dealer Subsidiary as a Registered Broker-Dealer or Introducing Broker, as applicable.

“Broker-Dealer Registrations” means the registrations of each Broker-Dealer Subsidiary with the SEC and all other Governmental Authorities which require registration and have jurisdiction over such Broker-Dealer Subsidiary, in each case, to the extent necessary and material to the normal conduct of the business of the applicable Broker-Dealer Subsidiary as a Registered Broker-Dealer or Introducing Broker, as applicable.

“Broker-Dealer Subsidiary” means (a) the Restricted Subsidiaries of the Borrower listed on Schedule 1.01(f) and any other Restricted Subsidiary of the Borrower that becomes a broker-dealer registered under the Exchange Act or associated persons thereof, as defined therein (a “Registered Broker-Dealer”), after the Closing Date and (b) the Restricted Subsidiaries listed on Schedule 1.01(g) and any other Restricted Subsidiary that is an introducing broker (“Introducing Broker”) that is required to register under the Commodity Exchange Act after the Closing Date.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close and, if the applicable Business Day relates to notices, determinations, fundings or payments in connection with the LIBO Rate or any LIBO Rate Loans, a day on which dealings in Dollar deposits are also carried on in the London interbank market.

“Capital Expenditures” means, with respect to the Borrower and the Restricted Subsidiaries for any period, the aggregate amount, without duplication, of (x) all expenditures (whether paid in cash or accrued as liabilities and including in all events all amounts expended or capitalized under Capital Leases) that would, in accordance with GAAP, be included as additions to property, plant and equipment, (y) other capital expenditures of such Person for such period (whether paid in cash or accrued as liabilities and including in all events all amounts expended or capitalized under Capital Leases) that are reported in the Borrower’s consolidated statement of cash flows for such period and (z) other capital expenditures of such Person for such period (whether paid in cash or accrued as liabilities and including in all events all amounts expended or capitalized under Capital Leases).

“Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of such Person.

“Capital Stock” means any and all shares, interests, participations, preferred equity certificates, convertible preferred equity certificates or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including partnership interests and membership interests (whether general or limited), and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing, but excluding for the avoidance of doubt any Indebtedness convertible into or exchangeable for any of the foregoing.

“Captive Insurance Subsidiary” means any Restricted Subsidiary that is subject to regulation as an insurance company (or any Restricted Subsidiary thereof).

“Cash” means money, currency or a credit balance in any Deposit Account, in each case determined in accordance with GAAP.

“Cash Equivalents” means, as at any date of determination, (a) readily marketable securities (i) issued or directly and unconditionally guaranteed or insured as to interest and principal by the U.S. government or (ii) issued by any agency or instrumentality of the U.S. the obligations of which are backed by the full faith and credit of the U.S., in each case maturing within one year after such date and, in each case, repurchase agreements and reverse repurchase agreements relating thereto; (b) readily marketable direct obligations issued by any state of the U.S. or any political subdivision of any such state or any public instrumentality thereof or by any foreign government, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A-2 from S&P or at least P-2 from Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency) and, in each case, repurchase agreements and reverse repurchase agreements relating thereto; (c) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-2 from S&P or at least P-2 from Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency); (d) deposits, money market deposits, time deposit accounts, certificates of deposit or bankers’ acceptances (or similar instruments) maturing within one year after such date and issued or accepted by any Lender or by any bank organized under, or authorized to operate as a bank under, the laws of the U.S., any state thereof or the District of Columbia or any political subdivision thereof or any foreign bank or its branches or agencies and that has capital and surplus of not less than $100,000,000 and, in each case, repurchase agreements and reverse repurchase agreements relating thereto; (e) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any commercial bank having capital and surplus of not less than $100,000,000; (f) shares of any investment fund that has (i) substantially all of its assets invested in the types of investments referred to in clauses (a) through (e) above, (ii) net assets of not less than $250,000,000 and (iii) a rating of at least A-2 from S&P or at least P-2 from Moody’s (or, if at any time either S&P or Moody’s are not rating such fund, an equivalent rating from another nationally recognized statistical rating agency); and (g) solely with respect to any Captive Insurance Subsidiary, any investment that such Captive Insurance Subsidiary is not prohibited to make in accordance with applicable law. The term “Cash Equivalents” shall also include (x) Investments of the type and maturity described in clauses (a) through (g) above in foreign obligors, which Investments or obligors (or the parent companies thereof) have the ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (y) other short-term Investments utilized by Foreign Subsidiaries in accordance with normal investment practices for cash management in Investments analogous to the Investments described in clauses (a) through (g) above or in the foregoing clause (x).

“CFC” means a “controlled foreign subsidiary” within the meaning of Section 957 of the Code.

“CFTC” means the Commodity Futures Trading Commission.

“Change in Law” means (a) the adoption or taking effect of any law, rule, regulation or treaty after the Closing Date, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority after the Closing Date or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Closing Date; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder or issued in connection therewith or in implementation thereof and (y) all requests, rules, guidelines, requirements or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or U.S. or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case described in clauses (a), (b) and (c) above, be deemed to be a Change in Law, regardless of the date enacted, adopted, issued or implemented.

“Change of Control” means the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act), including any group acting for the purpose of acquiring, holding or disposing of Securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act, but excluding any employee benefit plan or Person acting as the trustee, agent or other fiduciary or administrator therefor), other than one or more Permitted Holders, of Capital Stock representing more than the greater of (x) 35.0% of the total voting power of all of the outstanding voting Capital Stock of the Borrower and (y) the percentage of the total voting power of all of the outstanding voting Capital Stock of the Borrower owned, directly or indirectly, beneficially by the Permitted Holders, unless, in the case of each of clauses (x) and (y) above, one or more Permitted Holders has, at such time, the right or the ability, by voting power, contract or otherwise, to elect or designate for election at least a majority of the board of directors (or comparable governing body or managers) of the Borrower. Notwithstanding the foregoing, the right to acquire voting Capital Stock (so long as such Person does not have the right to direct the voting of the Capital Stock subject to such right) or any veto power in connection with the acquisition or disposition of voting Capital Stock will not cause a party to be a beneficial owner.

“Charge” means any charge, loss, expense, cost, accrual or reserve of any kind.

“Charged Amounts” has the meaning assigned to such term in Section 9.19.

“Class”, when used with respect to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Initial Term Loans, Additional Term Loans of any series established as a separate “Class” pursuant to Section 2.22, 2.23 or 9.02(c)(i), Initial Revolving Loans or Additional Revolving Loans of any series established as a separate “Class” pursuant to Section 2.22, 2.23 or 9.02(c)(ii), (b) any Commitment, refers to whether such Commitment is an Initial Term Loan Commitment, an Additional Term Loan Commitment of any series established as a separate “Class” pursuant to Section 2.21 or 9.02(c), an Initial Revolving Credit Commitment, an Additional Revolving Credit Commitment of any series established as a separate “Class” pursuant to Section 2.21 or 9.02(c)(ii), (c) any Lender, refers to whether such Lender has a Loan or Commitment of a particular Class and (d) any Revolving Credit Exposure, refers to whether such Revolving Credit Exposure is attributable to a Revolving Credit Commitment of a particular Class.

“Closing Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means any and all property of any Loan Party subject to a Lien under any Collateral Document and any and all other property of any Loan Party, now existing or hereafter acquired, that is or becomes subject to a Lien pursuant to any Collateral Document to secure the Secured Obligations. For the avoidance of doubt, in no event shall “Collateral” include any Excluded Asset.

“Collateral and Guarantee Requirement” means, at any time, subject to (x) the applicable limitations set forth in this Agreement or any other Loan Document, (y) the time periods (and extensions thereof) set forth in Section 5.11 and (z) the terms of any Acceptable Intercreditor Agreement, the requirement that:

(a)           the Administrative Agent shall have received (A) a joinder to the Loan Guaranty in substantially the form attached as an exhibit thereto, (B) a supplement to the Security Agreement in substantially the form attached as an exhibit thereto, (C) if the respective Restricted Subsidiary required to comply with the requirements set forth in this definition pursuant to Section 5.11 owns U.S. registrations of or U.S. applications to register Patents, Trademarks (excluding any intent-to-use applications for the registration of any Trademarks or similar applications) or Copyrights that constitute Collateral, an Intellectual Property Security Agreement in substantially the form attached as Exhibit J-1, Exhibit J-2 or Exhibit J-3, as applicable, (D) a completed Perfection Certificate (or, with respect to information provided after the Closing Date, a completed Perfection Certificate Supplement) and (E) Uniform Commercial Code financing statements in appropriate form for filing in such jurisdictions as the Administrative Agent may reasonably request;

(b)           the Administrative Agent shall have received with respect to any Material Real Estate Assets, a Mortgage and any necessary UCC fixture filing in respect thereof, in each case together with, to the extent customary and appropriate (as reasonably determined by the Administrative Agent and the Borrower):

(i)            evidence that (A) counterparts of such Mortgage have been duly executed, acknowledged and delivered and such Mortgage and any corresponding UCC or equivalent fixture filing are in form suitable for filing or recording in all filing or recording offices that the Administrative Agent may deem reasonably necessary in order to create a valid and subsisting Lien on such Material Real Estate Asset in favor of the Administrative Agent for the benefit of the Secured Parties, (B) such Mortgage and any corresponding UCC or equivalent fixture filings have been duly recorded or filed, as applicable, and (C) all filing and recording taxes and fees have been paid or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent;

(ii)           one or more fully paid policies of title insurance (the “Mortgage Policies”) in an amount reasonably acceptable to the Administrative Agent (not to exceed the fair market value of the Material Real Estate Asset covered thereby (as determined by the Borrower in good faith)) issued by a nationally recognized title insurance company in the applicable jurisdiction that is reasonably acceptable to the Administrative Agent, insuring the relevant Mortgage as having created a valid subsisting Lien on the real property described therein with the ranking or the priority which it is expressed to have in such Mortgage, subject only to Permitted Liens, together with such endorsements, coinsurance and reinsurance as the Administrative Agent may reasonably request to the extent the same are available in the applicable jurisdiction;

(iii)          customary legal opinions of local counsel for the relevant Loan Party in the jurisdiction in which such Material Real Estate Asset is located, and if applicable, in the jurisdiction of formation of the relevant Loan Party, in each case as the Administrative Agent may reasonably request, with respect to the enforceability of the relevant Mortgage; and

(iv)          surveys and appraisals (if required under the Financial Institutions Reform Recovery and Enforcement Act of 1989, as amended) and “Life-of-Loan” flood certifications under Regulation H (to the extent applicable, together with evidence of federal flood insurance for any such Flood Hazard Property located in a flood hazard area); provided that the Administrative Agent may in its reasonable discretion accept any such existing certificate, appraisal or survey so long as such existing certificate or appraisal satisfies any applicable local law requirements.

“Collateral Documents” means, collectively, (i) the Security Agreement, (ii) each Mortgage, (iii) each Intellectual Property Security Agreement, (iv) any supplement to any of the foregoing delivered to the Administrative Agent pursuant to the definition of “Collateral and Guarantee Requirement” and (v) each of the other instruments and documents pursuant to which any Loan Party grants a Lien on any Collateral as security for payment of the Secured Obligations.

“Commercial Letter of Credit” means any Letter of Credit issued for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by the Borrower or any of its Subsidiaries in the ordinary course of business of such Person.

“Commercial Tort Claim” has the meaning set forth in Article 9 of the UCC.

“Commitment” means, with respect to each Lender, such Lender’s Initial Term Loan Commitment, Initial Revolving Credit Commitment and Additional Commitment, as applicable, in effect as of such time.

“Commitment Fee Rate” means, on any date (a) with respect to the Initial Revolving Credit Commitments, 0.50% per annum, and (b) with respect to Additional Revolving Credit Commitments of any Class, the rate or rates per annum specified in the applicable Refinancing Amendment, Incremental Facility Amendment or Extension Amendment.

“Commitment Schedule” means the Schedule attached hereto as Schedule 1.01(a) reflecting the Commitments in effect on the Closing Date.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

“Company” has the meaning assigned to such term in the preamble to this Agreement.

“Company Competitor” means any Person that is a competitor of the Borrower or any of its Subsidiaries.

“Competitor Debt Fund Affiliate” means, with respect to any Company Competitor or any Affiliate thereof, any debt fund, investment vehicle, regulated bank entity or unregulated lending entity that is (i) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of business and (ii) managed, sponsored or advised by any person that is Controlling, Controlled by or under common Control with the relevant Company Competitor or Affiliate thereof, but only to the extent that no personnel involved with the investment in the relevant Company Competitor makes (or has the right to make or participate with others in making) investment decisions on behalf of, or otherwise cause the direction of the investment policies of, such debt fund, investment vehicle, regulated bank entity or unregulated entity with respect to decisions involving any investment in debt of the Borrower or any of its Subsidiaries.

“Compliance Certificate” means a Compliance Certificate substantially in the form of Exhibit C.

“Compliance Date” means the last day of any applicable Fiscal Quarter (commencing with the first full Fiscal Quarter ending after the Closing Date) if as of such date the aggregate Outstanding Amount of the Revolving Credit Exposure (including any Revolving Loans funded on the Closing Date but excluding (i) any Letters of Credit under the Initial Revolving Facility, any Incremental Revolving Facility and any Replacement Revolving Facility that have been cash collateralized or otherwise backstopped in an amount equal to at least 103.0% of the Stated Amount thereof (minus any amount then on deposit in any cash collateral account established for the benefit of the relevant Issuing Bank) or otherwise cash collateralized in a manner reasonably satisfactory to the relevant Issuing Bank and (ii) non-cash collateralized or backstopped Letters of Credit in an aggregate outstanding amount not exceeding $2,500,000) exceeds an amount equal to 35.0% of the Total Revolving Credit Commitment.

“Confidential Information” has the meaning assigned to such term in Section 9.13.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Adjusted EBITDA” means, with respect to any Person on a consolidated basis for any period, the sum of:

(a)           Consolidated Net Income for such period; plus

(b)           to the extent not otherwise included in the determination of Consolidated Net Income for such period, the amount of any proceeds of any business interruption insurance policy in an amount representing the earnings for such period that such proceeds are intended to replace (whether or not then received so long as such Person in good faith expects to receive such proceeds within the next four Fiscal Quarters (it being understood that to the extent such proceeds are not actually received within such period, to the extent previously added back to Consolidated Net Income in determining Consolidated Adjusted EBITDA for a prior Fiscal Quarter such reimbursement amounts so added back but not so received shall be deducted in calculating Consolidated Adjusted EBITDA for the Fiscal Quarter immediately following such four Fiscal Quarter period)); plus

(c)           without duplication, those amounts which, in the determination of Consolidated Net Income for such period, have been deducted for:

(i)            Consolidated Interest Expense;

(ii)           Taxes paid and any provision for Taxes, including income, capital, U.S. federal, state, local, foreign, franchise and similar Taxes, property Taxes, foreign withholding Taxes and foreign unreimbursed value added Taxes (including penalties and interest related to any such Tax or arising from any Tax examination, and including pursuant to any Tax sharing arrangement) for such period and, without duplication, the amount of any Restricted Payments made by such Person to any direct or indirect parent entity that is a consolidated tax filer with such Person and the Restricted Subsidiaries made for the purpose of funding the payment of any such Taxes of such parent entity to the extent attributable to such Person and the Restricted Subsidiaries paid or declared in respect of such period;

(iii)          to the extent deducted in the calculation of consolidated net income, any earn-out obligation expense incurred in connection with any Permitted Investment, any

Restricted Payment made in compliance with Section 6.04(a) or any Investment consummated prior to the Closing Date, which is paid or accrued during such period;

(iv)          (A) depreciation, (B) amortization (including amortization of goodwill, software and other intangible assets), (C) impairment Charges (including any bad debt expense) relating to goodwill and other assets and (D) any asset write-off or write-down;

(v)           any non-cash Charge, including any Charge from Investments recorded using the equity method and, if applicable, the excess of rent expense over actual cash rent paid during such period due to the use of straight line rent for GAAP purposes (provided that to the extent that any such non-cash Charge represents an accrual of or reserve for any potential cash item in any future period, (A) such Person may elect not to add back such non-cash Charge in the current period and (B) to the extent such Person elects to add back such non-cash Charge, the cash payment in respect thereof in such future period shall be subtracted from Consolidated Adjusted EBITDA to such extent);

(vi)          any non-cash compensation Charge and/or any other non-cash Charge arising from the granting of any stock option or similar arrangement (including any profits interest), the granting of any stock appreciation right and/or similar arrangement (including any repricing, amendment, modification, substitution or change of any such stock option, stock appreciation right, profits interest or similar arrangement);

(vii)         (A) Transaction Costs, (B) Charges incurred in connection with the consummation of any issuance or offering of Capital Stock (including any Qualifying IPO), any Investment, any Disposition, any recapitalization, any merger, consolidation or amalgamation, any option buyout or any incurrence, repayment, refinancing, amendment or modification of Indebtedness (including any amortization or write-off of debt issuance or deferred financing costs, premiums and prepayment penalties), any non-compete agreement or any transaction similar to any of the foregoing (in each case, including any transaction proposed and not consummated), whether or not permitted under this Agreement, (C) the amount of any Charge that is reimbursed or reimbursable by third party pursuant to indemnification or expense reimbursement provisions or similar agreements or insurance; provided that in respect of any Charge that is added back in reliance on clause (C) above, the relevant Person in good faith expects to receive reimbursement for such Charge within the next four Fiscal Quarters (it being understood that to the extent any reimbursement amount is not actually received within such Fiscal Quarters, to the extent previously added back to Consolidated Net Income in determining Consolidated Adjusted EBITDA for a prior Fiscal Quarter, such reimbursement amount so added back but not so received shall be deducted in calculating Consolidated Adjusted EBITDA for the Fiscal Quarter immediately following such four Fiscal Quarter period pursuant to clause (i)(i) below) or (D) Public Company Costs;

(viii)        without duplication of any amount referred to in clause (b) above, the amount of (A) any Charge to the extent that a corresponding amount is received in cash by such Person from a Person other than such Person or any Restricted Subsidiary of such Person under any agreement providing for reimbursement of such Charge or (B) any Charge with respect to any liability or casualty event, business interruption or any product recall, (i) so long as such Person has submitted in good faith, and reasonably expects to receive payment in connection with, a claim for reimbursement of such amounts under its relevant insurance policy (with a deduction pursuant to clause (i)(ii) below in the applicable future period for any amount so added back to the extent not so reimbursed within the next four Fiscal Quarters) or (ii) without duplication of amounts included in a prior period under clause (B)(i) above, to the extent such Charge is covered by insurance proceeds received in cash during such period (it being understood that if the amount received in cash under any such agreement in any period exceeds the amount of Charge paid during such period such excess amounts received may be carried forward and applied against any Charge in any future period);

(ix)          the amount of any management, monitoring, consulting, transaction and advisory fees and expenses and indemnification payments under any management, monitoring, consulting, transaction, advisory or similar agreement, in each case, to the extent permitted under this Agreement;

(x)           any Charge attributable to the undertaking or implementation of restructurings (including any Tax restructurings), new initiatives, business optimization activities, cost savings initiatives, cost rationalization programs, operating expense reductions or synergies or similar initiatives or programs (including in connection with any integration or transition, any curtailment, any reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternative uses, any facility opening or pre-opening, any facility realignment, any inventory optimization program or any curtailment), any business optimization Charge (including lean and 5S implementation), any Charge relating to the closure or consolidation of any facility (including but not limited to severance, rent termination costs, moving costs and legal costs), any systems implementation Charge, any severance Charge, any Charge relating to entry into a new market, any Charge relating to any strategic initiative, any consulting Charge, any signing Charge, any retention or completion bonus, any expansion or relocation Charge, any Charge associated with any modification to any pension and post-retirement employee benefit plan, any software development Charge, any Charge associated with new systems design, any implementation Charge, any project startup Charge, any Charge in connection with new operations, any Charge relating to a new contract, any consulting Charge or any corporate development Charge; and

(xi)          the amount of any Charge incurred or accrued in connection with any single or one-time event, including (A) in connection with the Transactions or any acquisition consummated after the Closing Date (including legal, accounting and other professional fees and expenses incurred in connection with acquisitions and other similar Investments made prior to the Closing Date), (B) in connection with the closing, consolidation or reconfiguration of any facility during such period and (C) one-time consulting costs; plus

(d)           the amount of any Charge or deduction associated with the Borrower or any Restricted Subsidiary that is attributable to any non-controlling interest or minority interest of any third party; plus

(e)           to the extent not included in Consolidated Net Income for such period, cash actually received (or any netting arrangement resulting in reduced cash expenditures) during such period in respect of a previous non-cash gain so long as the non-cash gain relating to the relevant cash receipt or netting arrangement was deducted in the calculation of Consolidated Adjusted EBITDA pursuant to clause (f) below for any previous period and not added back or was realized in a period prior to the Closing Date; plus

(f)            without duplication of any Charges added back pursuant to clause (c) of this definition, the amount of (i) pro forma “run rate” cost savings, operating expense reductions, operational improvements and synergies (net of actual amounts realized) related to the Transactions that are reasonably identifiable, factually supportable and projected by such Person in good faith to result from actions that have been taken or with respect to which substantial steps have been taken or are expected to be taken (in the good faith determination of such Person) and realized within 24 months after the Closing Date and (ii) pro forma “run rate” cost savings, operating expense reductions, operational improvements and synergies (net of actual amounts realized) related to acquisitions and other Investments, Dispositions and other specified transactions (including, for the avoidance of doubt, acquisitions occurring prior to the Closing Date), restructurings, cost savings initiatives and other similar initiatives that are reasonably identifiable, factually supportable and projected by such Person in good faith to result from actions that have been taken or with respect to which substantial steps have been taken or are expected to be taken (in the good faith determination of such Person) and realized within 24 months after such acquisition or other Investment, Disposition or other specified transaction, restructuring, cost savings initiative or other initiative; minus

(g)           any amount of any non-cash income or non-cash gain that has been included in the determination of Consolidated Net Income for such period, all as determined in accordance with GAAP (provided that if any such non-cash income or non-cash gain represents an accrual or deferred income in respect of potential cash items in any future period, such Person may determine not to deduct the relevant non-cash gain or income in the then-current period); minus

(h)           the amount of any cash payment made during such period in respect of any non-cash accrual, reserve or other non-cash Charge that is accounted for in a prior period which was added to Consolidated Net Income to determine Consolidated Adjusted EBITDA for such prior period and which does not otherwise reduce Consolidated Net Income for the current period; minus

(i)            to the extent such amounts increase Consolidated Net Income:

(i)            the amount added back to Consolidated Adjusted EBITDA pursuant to clause (c)(vii)(C) above (as described in such clause) to the extent such reimbursement amounts were not received within the time period required by such clause; and

(ii)           the amount added back to Consolidated Adjusted EBITDA pursuant to clause (c)(viii)(B) above (as described in such clause) to the extent such business interruption insurance proceeds were not received within the time period required by such clause.

“Consolidated First Lien Debt” means, as to any Person at any date of determination, the aggregate principal amount of Consolidated Total Debt outstanding on such date that is secured by a first priority Lien on the Collateral.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum of (a) consolidated total interest expense of such Person and the Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including (and without duplication), amortization of any debt issuance cost or original issue discount, any premium paid to obtain payment, financial assurance or similar bonds, any interest capitalized during construction, any non-cash interest payment, the interest component of any deferred payment obligation, the interest component of any payment under any Capital Lease (regardless of whether accounted for as interest expense under GAAP), any commission, discount or other fee or charge owed with respect to any letter of credit or bankers’ acceptance, any fee or expense paid to the Administrative Agent in connection with its services hereunder, any other bank, administrative agency (or trustee) or financing fee and any cost associated with any surety bond in connection with financing activities (whether amortized or immediately expensed)) plus (b) any cash dividend paid or payable in respect of Disqualified Capital Stock during such period other than to such Person or any Loan Party, plus (or, in the case of gains, minus) (c) any gains, losses or obligations arising from any Hedge Agreement or other derivative financial instrument issued by such Person for the benefit of such Person or its Subsidiaries, in each case determined on a consolidated basis for such period. For purposes of this definition, interest in respect of any Capital Lease shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capital Lease in accordance with GAAP.

“Consolidated Net Income” means, in respect of any period and as determined for any Person (the “Subject Person”) on a consolidated basis, an amount equal to the net income (loss) of such Subject Person and its Subsidiaries, determined in accordance with GAAP, but excluding, without duplication:

(a)           (i) the income of any Person (other than a Restricted Subsidiary of the Subject Person) in which any other Person (other than the Subject Person or any of the Restricted Subsidiaries) has a joint interest, except to the extent of the amount of dividends or distributions or other payments (including any ordinary course dividend, distribution or other payment) paid in cash (or to the extent converted into cash) to the Subject Person or any of the Restricted Subsidiaries by such Person during such period, (ii) the loss of any Person (other than a Restricted Subsidiary of the Subject Person) in which any other Person (other than the Subject Person or any of the Restricted Subsidiaries) has a joint interest, other than to the extent that the Subject Person or any of the Restricted Subsidiaries has contributed cash or Cash Equivalents to such Person in respect of such loss during such period or (iii) the income or loss of any Unrestricted Subsidiary,

(b)           any gain or Charge as a result of, or in connection with, any asset Disposition or abandonment outside the ordinary course of business (including asset retirement costs),

(c)           (i) any gain or Charge from (A) any extraordinary item or (B) any non-recurring or unusual items or (ii) any Charge associated with or payment of any actual or prospective legal settlement, fine, judgment or order,

(d)           any net gain or Charge with respect to (i) any disposed, abandoned, divested and/or discontinued asset, property or operation (other than, at the option of such Subject Person, any asset, property or operation pending the disposal, abandonment, divestiture and/or termination thereof), (ii) any disposal, abandonment, divestiture and/or discontinuation of any asset, property or operation (other than, at the option of such Subject Person, relating to assets or properties held for sale or pending the divestiture or termination thereof) or (iii) any facility that has been closed during such period,

(e)           any net loss (less all fees and expenses or charges related thereto) attributable to the early extinguishment of Indebtedness (and the termination of any associated Hedge Agreement or other derivative instruments),

(f)            (i) any Charge incurred as a result of, in connection with or pursuant to any management equity plan, profits interest or stock option plan or any other management or employee benefit plan or agreement, pension plan, any stock subscription or shareholder agreement or any distributor equity plan or agreement (including any Charge resulting from a deferred compensation arrangement or contingent transaction payment), (ii) any Charge for such period relating to payments made to option holders of any direct or indirect parent entity in connection with, or as a result of, any distributions being made to its equityholders or its direct or indirect parent entities, which payments are being made to compensate such option holders as though they were equityholders as of the date of, and entitled to share in, such distribution and (iii) any Charge incurred in connection with the rollover, acceleration or payout of Capital Stock held by management of any direct or indirect parent entity of the Subject Person, the Subject Person or any Restricted Subsidiary of the Subject Person, in the case of clause (ii) or this clause (iii), to the extent that any such cash Charge is funded with net cash proceeds contributed to the Subject Person as a capital contribution or as a result of the sale or issuance of Qualified Capital Stock of the Subject Person that are Not Otherwise Applied,

(g)           any Charge that is established, adjusted or incurred, as applicable, (i) within 12 months after the Closing Date that is required to be established, adjusted or incurred, as applicable, as a result of the Transactions in accordance with GAAP or (ii) as a result of the adoption or modification of accounting principles or policies in accordance with GAAP, on a cumulative basis,

(h)           (A) the effects of adjustments (including the effects of such adjustments pushed down to the Borrower or a Restricted Subsidiary) in the consolidated financial statements of the Borrower pursuant to GAAP (including in the inventory, property and equipment, leases, rights, fee arrangements, software, goodwill, intangible assets, in-process research and development, deferred revenue, advanced billings and debt line items thereof), resulting from the application of recapitalization accounting or the acquisition method of accounting, as the case may be, in relation to the Transactions or any consummated acquisition or other Investment or the amortization or write-off of any amounts thereof, net of Taxes, and (B) the cumulative effect of changes in accounting principles or policies made in such period in accordance with GAAP which affect Consolidated Net Income,

(i)            any write-off or amortization made in such period of any deferred financing cost or premium paid or other Charge incurred directly in connection with any early extinguishment of Indebtedness,

(j)            solely for purposes of calculating Excess Cash Flow, the income or loss of (i) any Person accrued prior to the date on which such Person becomes a Restricted Subsidiary or is merged into or consolidated with the Borrower or any Restricted Subsidiary or the date that such other Person’s assets are acquired by the Borrower or any Restricted Subsidiary and (ii) any of such Person’s Restricted Subsidiaries (other than Loan Parties) to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiaries of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary,

(k)           (i) any realized or unrealized net gain or loss in respect of (x) any obligation under any Hedge Agreement as determined in accordance with GAAP or (y) any other derivative instrument pursuant to, in the case of this clause (y), Financial Accounting Standards Board’s Accounting Standards Codification No. 815-Derivatives and Hedging and (ii) any realized or unrealized net foreign currency translation or transaction gain or loss impacting net income (including any currency re-measurement of Indebtedness and any net gain or loss resulting from Hedge Agreements for currency exchange risk associated with the above or any other currency related risk), and

(l)            any income or Charge from Investments recorded using the equity method.

There shall be included in Consolidated Net Income, without duplication, the amount of any cash tax benefits related to the tax amortization of intangible assets in the applicable period.

“Consolidated Total Assets” means, at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption “total assets” (or any like caption) on a consolidated balance sheet of the applicable Person at such date.

“Consolidated Total Debt” means, as to any Person at any date of determination, the aggregate principal amount of all third party debt for borrowed money and the outstanding principal balance of all Indebtedness of such Person represented by notes, bonds, debentures and similar instruments, Capital Leases and purchase money Indebtedness (but excluding for the avoidance of doubt, undrawn letters of credit); provided that “Consolidated Total Debt” shall be calculated (i) net of the Unrestricted Cash Amount (to the extent the Unrestricted Cash Amount is greater than zero) and (ii) excluding any obligation, liability or indebtedness of such Person if, upon or prior to the maturity thereof, such Person has irrevocably deposited with the proper Person in trust or escrow the necessary funds (or evidences of indebtedness) for the payment, redemption or satisfaction of such obligation, liability or indebtedness, and thereafter such funds and evidences of such obligation, liability or indebtedness or other security so deposited are not included in the calculation of the Unrestricted Cash Amount.

“Consolidated Working Capital” means, as at any date of determination, the excess of Current Assets over Current Liabilities.

“Contractual Obligation” means, as applied to any Person, any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Copyright” means the following: (a) all copyrights, rights and interests in copyrights, works protectable by copyright whether published or unpublished, copyright registrations and copyright applications; (b) all renewals of any of the foregoing; and (c) all rights corresponding to any of the foregoing.

“Credit Extension” means each of (i) the making of a Revolving Loan or (ii) the issuance, amendment, modification, renewal or extension of any Letter of Credit (other than any such amendment, modification, renewal or extension that does not increase the Stated Amount of the relevant Letter of Credit).

“Credit Facilities” means the Revolving Facility and the Term Facility.

“Cure Amount” has the meaning assigned to such term in Section 6.14(b).

“Cure Period” has the meaning assigned to such term in Section 6.14(b).

“Cure Right” has the meaning assigned to such term in Section 6.14(b).

“Current Assets” means, at any date, all assets of the Borrower and the Restricted Subsidiaries which under GAAP would be classified as current assets (excluding any (i) Cash or Cash Equivalents (including Cash and Cash Equivalents held on deposit for third parties by the Borrower or any Restricted Subsidiary), (ii) permitted loans to third parties, (iii) deferred bank fees and derivative financial instruments related to Indebtedness, (iv) the current portion of current and deferred Taxes and (v) management fees receivables).

“Current Liabilities” means, at any date, all liabilities of the Borrower and the Restricted Subsidiaries which under GAAP would be classified as current liabilities, other than (i) current maturities of long term debt, (ii) outstanding revolving loans and letter of credit exposure, (iii) accruals of Consolidated Interest Expense (excluding Consolidated Interest Expense that is due and unpaid), (iv) obligations in respect of derivative financial instruments related to Indebtedness, (v) the current portion of current and deferred Taxes, (vi) liabilities in respect of unpaid earnouts, (vii) accruals relating to restructuring reserves, (viii) liabilities in respect of funds of third parties on deposit with the Borrower or any Restricted Subsidiary, (ix) management fees payables, (x) the current portion of any Capital Lease obligation, (xi) the current portion of any other long term liability for borrowed money, (xii) any liabilities that are not Indebtedness and will not be settled in cash or Cash Equivalents during the next succeeding 12-month period after such date, (xiii) the effects from applying purchase accounting, (xiv) any accrued professional liability risks, (xv) restricted marketable securities and (xvi) the current portion of deferred revenue.

“Debt Fund Affiliate” means any Affiliate of any Sponsor (other than a natural Person) that is a bona fide debt fund or investment vehicle (in each case with one or more bona fide investors to whom its managers owe fiduciary duties independent of their fiduciary duties to such Sponsor) primarily engaged in, or advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit or securities in the ordinary course of its activities and for which the personnel making the primary investment decisions are not personnel primarily engaged in making investment decisions in respect of any equity fund which has a direct or indirect equity investment in the Borrower or the Restricted Subsidiaries (“Equity Personnel”) or personnel controlled by such Equity Personnel.

“Debtor Relief Laws” means the Bankruptcy Code of the U.S., and all other liquidation, conservatorship, bankruptcy, general assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws of the U.S. or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Declined Proceeds” has the meaning assigned to such term in Section 2.11(b)(vi).

“Default” means any event or condition which, upon notice, lapse of time or both, would become an Event of Default.

“Defaulting Lender” means, subject to Section 2.21(f), any Lender that has (a) defaulted in its payment obligations under this Agreement, including to make a Loan within two Business Days of the date required to be made by it hereunder or to fund its participation in a Letter of Credit required to be funded by it hereunder within two Business Days of the date such obligation arose or such Loan, Letter of Credit was required to be made or funded unless such Lender, acting in good faith, notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, (b) notified the Administrative Agent or any Issuing Bank or the Borrower in writing that it does not intend to satisfy any such obligation or has made a public statement to that effect (unless such writing or public statement (x) is made by such Lender acting in good faith, (y) relates to such Lender’s obligation to fund a Loan hereunder and (z) states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) has not been satisfied), (c) made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under agreements in which it commits to extend credit generally, (d) failed, within two Business Days after the request of the Administrative Agent or the Borrower, to confirm in writing that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans and participations in then outstanding Letters of Credit; provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (d) upon receipt of such written confirmation by the Administrative Agent, (e) become (or any parent company thereof has become) insolvent or been determined by any Governmental Authority having regulatory authority over such Person or its assets, to be insolvent, or the assets or management of which has been taken over by any Governmental Authority or (f) (i) become (or any parent company thereof has become) the subject of (A) a bankruptcy or insolvency proceeding or (B) a Bail-In Action, (ii) has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian, appointed for it, or (iii) has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in, any such proceeding or appointment, unless in the case of any Lender subject to this clause (f), the Borrower and the Administrative Agent have each determined that such Lender intends, and has all approvals required to enable it (in form and substance satisfactory to each of the Borrower and the Administrative Agent), to continue to perform its obligations as a Lender hereunder; provided that no Lender shall be deemed to be a Defaulting Lender solely by virtue of (I) the ownership or acquisition of any Capital Stock in such Lender or its parent by any Governmental Authority or (II) in the case of any Lender or parent company which is a solvent Person, the precautionary appointment of an administrator, guardian, custodian or other similar official by a Governmental Authority under or based on the law of the country where such Person is subject to home jurisdiction supervision if applicable Requirements of Law require that such appointment not be made public; provided that such ownership interest or action does not result in or provide such Lender with immunity from the jurisdiction of courts within the U.S. or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contract or agreement to which such Lender is a party. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (f) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.21(f)) upon delivery of written notice of such determination to the Borrower, each Issuing Bank and each Lender.

“Deposit Account” means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, excluding, for the avoidance of doubt, any investment property (within the meaning of the UCC) or any account evidenced by an instrument (within the meaning of the UCC).

“Derivative Transaction” means (a) any interest-rate transaction, including any interest-rate swap, basis swap, forward rate agreement, interest rate option (including a cap, collar or floor), and any other instrument linked to interest rates that gives rise to similar credit risks (including when-issued securities and forward deposits accepted), (b) any exchange-rate transaction, including any cross-currency interest-rate swap, any forward foreign-exchange contract, any currency option, and any other instrument linked to exchange rates that gives rise to similar credit risks, (c) any equity derivative transaction, including any equity-linked swap, any equity-linked option, any forward equity-linked contract, and any other instrument linked to equities that gives rise to similar credit risk and (d) any commodity (including precious metal) derivative transaction, including any commodity-linked swap, any commodity-linked option, any forward commodity-linked contract, and any other instrument linked to commodities that gives rise to similar credit risks; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees, members of management, managers or consultants of the Borrower or its Subsidiaries shall constitute a Derivative Transaction.

“Designated Non-Cash Consideration” means the fair market value (as determined by the Borrower in good faith) of non-Cash consideration received by the Borrower or any Restricted Subsidiary in connection with any Disposition pursuant to Section 6.07(h) that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer of the Borrower, setting forth the basis of such valuation (which amount will be reduced by the amount of Cash or Cash Equivalents received in connection with a subsequent sale or conversion of such Designated Non-Cash Consideration to Cash or Cash Equivalents). A particular item of Designated Non-Cash Consideration will no longer be considered to be outstanding when and to the extent it has been paid, redeemed or otherwise retired or sold or otherwise Disposed of in compliance with Section 6.07.

“Disposition” or “Dispose” means the sale, lease, sublease, or other disposition of any property of any Person.

“Disqualified Capital Stock” means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable (other than for Qualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than for Qualified Capital Stock), in whole or in part, on or prior to 91 days following the Latest Maturity Date at the time such Capital Stock is issued (it being understood that if any such redemption is in part, only such part coming into effect prior to 91 days following the Latest Maturity Date shall constitute Disqualified Capital Stock), (b) is or becomes convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Capital Stock that would constitute Disqualified Capital Stock, in each case at any time on or prior to 91 days following the Latest Maturity Date at the time such Capital Stock is issued, (c) contains any mandatory repurchase obligation, in whole or in part, which may come into effect prior to 91 days following the Latest Maturity Date at the time such Capital Stock is issued (it being understood that if any such repurchase obligation is in part, only such part coming into effect prior to 91 days following the Latest Maturity Date shall constitute Disqualified Capital Stock) or (d) provides for the scheduled payments of dividends in Cash on or prior to 91 days following the Latest Maturity Date at the time such Capital Stock is issued; provided that any Capital Stock that would not constitute Disqualified Capital Stock but for provisions thereof giving holders thereof (or the holders of any security into or for which such Capital Stock is convertible, exchangeable or exercisable) the right to require the issuer thereof to redeem such Capital Stock upon the occurrence of any change of control, Qualifying IPO or any Disposition occurring prior to 91 days following the Latest Maturity Date at the time such Capital Stock is issued shall not constitute Disqualified Capital Stock if such Capital Stock provides that the issuer thereof will not redeem any such Capital Stock pursuant to such provisions prior to the Termination Date.

Notwithstanding the preceding sentence, (A) if such Capital Stock is issued pursuant to any plan for the benefit of directors, officers, employees, members of management, managers or consultants or by any such plan to such directors, officers, employees, members of management, managers or consultants, in each case in the ordinary course of business of the Borrower or any Restricted Subsidiary, such Capital Stock shall not constitute Disqualified Capital Stock solely because it may be required to be repurchased by the issuer thereof in order to satisfy applicable statutory or regulatory obligations, and (B) no Capital Stock held by any future, present or former employee, director, officer, manager, member of management or consultant (or their respective Affiliates or Immediate Family Members) of the Borrower (or any Parent Company or any Subsidiary) shall be considered Disqualified Capital Stock because such stock is redeemable or subject to repurchase pursuant to any management equity subscription agreement, stock option, stock appreciation right or other stock award agreement, stock ownership plan, put agreement, stockholder agreement or similar agreement that may be in effect from time to time.

“Disqualified Institution” means (a) any bank, financial institution or other institutional lender that is identified by name on or prior to the Closing Date in a written notice to the Arrangers and (b) any Company Competitor or any Affiliate thereof that is identified by name at any time in a written notice to the Administrative Agent and (c) any Affiliate of any Person described in clauses (a) or (b) that is reasonably identifiable as an Affiliate solely on the basis of its name (it being understood and agreed that no Competitor Debt Fund Affiliate of any Company Competitor may be designated as a Disqualified Institution); provided that no written notice delivered pursuant to clauses (b) or (c) shall apply retroactively to disqualify any Person that has previously acquired an assignment or participation or allocation in any Credit Facility, subject to the provisions of Section 9.05(f). Notwithstanding the foregoing, each Loan Party and the Lenders acknowledge and agree that the Administrative Agent shall not have any responsibility or obligation to determine, inquire into or monitor whether any Lender, Participant or potential Lender or Participant is a Disqualified Institution or to inquire into, monitor or enforce the compliance with the provisions hereof related to Disqualified Institutions, and the Administrative Agent shall have no liability with respect to any assignment or participation made to a Disqualified Institution (provided that any such assignment or participation shall be subject to the terms of Section 9.05(c) or (f), as applicable) or disclosure of confidential information to any Disqualified Institution.

“Disqualified Person” has the meaning assigned to such term in Section 9.05(f)(ii).

“Disregarded Domestic Person” means any Domestic Subsidiary (i) substantially all the assets of which consist of the equity or debt of one or more Foreign Subsidiaries that is a CFC or (ii) that is treated as a disregarded entity or partnership for U.S. federal income tax purposes and that holds no material assets other than equity of one or more CFCs.

“Dollars” or “$” refers to lawful money of the U.S.

“Domestic Subsidiary” means any Restricted Subsidiary that is incorporated or organized under the laws of the U.S., any state thereof or the District of Columbia.

“Dutch Auction” has the meaning assigned to such term on Schedule 1.01(b).

“ECF Prepayment Amount” has the meaning assigned to such term in Section 2.11(b)(i).

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Yield” means, as to any Indebtedness, the effective yield applicable thereto calculated by the Administrative Agent in consultation with the Borrower in a manner consistent with generally accepted financial practices, taking into account (a) interest rate margins, (b) interest rate floors (subject to the proviso set forth below), (c) any amendment to the relevant interest rate margins and interest rate floors prior to the applicable date of determination and (d) original issue discount and upfront or similar fees (based on an assumed four-year average life to maturity or lesser remaining average life to maturity), but excluding (i) any arrangement, commitment, structuring, underwriting, ticking, unused line fees or amendment fees (regardless of whether any such fees are paid to or shared in whole or in part with any lender) and (ii) any other fee that is not payable to all relevant lenders ratably; provided, however, that (A) to the extent that the Published LIBO Rate (with an Interest Period of three months) or Alternate Base Rate (without giving effect to any floor specified in the definition thereof) is less than any floor applicable to loans in respect to which the Effective Yield is being calculated on the date on which the Effective Yield is determined, the amount of the resulting difference will be deemed added to the interest rate margin applicable to the relevant Indebtedness for purposes of calculating the Effective Yield and (B) to the extent that the Published LIBO Rate (for a period of three months) or Alternate Base Rate (without giving effect to any floor specified in the definition thereof) is greater than any applicable floor on the date on which the Effective Yield is determined, the floor will be disregarded in calculating the Effective Yield.

“Eligible Assignee” means (a) any Lender, (b) any commercial bank, insurance company, finance company, financial institution, any fund that invests in loans or any other “accredited investor” (as defined in Regulation D of the Securities Act), (c) any Affiliate of any Lender, (d) any Approved Fund of any Lender and (e) to the extent permitted under Section 9.05(g), any Affiliated Lender or any Debt Fund Affiliate; provided that in any event, “Eligible Assignee” shall not include (i) any natural person or any entity owned and operated for the primary benefit of a natural person, (ii) any Disqualified Institution or (iii) except as permitted under Section 9.05(g), the Borrower or any of its Affiliates.

“Environmental Claim” means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (a) pursuant to or in connection with any actual or alleged violation of any Environmental Law or actual or alleged Environmental Liability; (b) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity; or (c) in connection with any actual or alleged damage, injury, threat or harm to natural resources, the environment or human health and safety as a result of exposure to Hazardous Materials.

“Environmental Laws” means any and all applicable Requirements of Law and Governmental Authorizations relating to (a) environmental matters, including those relating to any Hazardous Materials Activity or (b) the generation, use, storage, transportation or disposal of or exposure to Hazardous Materials.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) any Hazardous Material Activities, (c) exposure to any Hazardous Materials, or (d) any contract pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Personnel” has the meaning assigned to such term in the definition of “Debt Fund Affiliate”.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means, as applied to any Person, (a) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of which that Person is a member,  (b) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Code of which that Person is a member, and (c) solely for purpose of ERISA Section 302 and Code Section 412, any affiliated service group within the meaning of Code Section 414(m), of which that Person is a member.

“ERISA Event” means (a) a “reportable event” (as defined in Section 4043 of ERISA) with respect to a Pension Plan (unless notice has been waived under applicable regulations); (b) a withdrawal by any Loan Party or any ERISA Affiliate of a Loan Party from a Pension Plan subject to Section 4063 of ERISA during a Plan Year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations at any facility of any Loan Party or any ERISA Affiliate of a Loan Party as described in Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Loan Party or any ERISA Affiliate of a Loan Party from a Multiemployer Plan resulting in the imposition of Withdrawal Liability on any Loan Party or any ERISA Affiliate of a Loan Party or notification that a Multiemployer Plan is “insolvent” within the meaning of Section 4245 of ERISA or in “endangered” or “critical” status within the meaning of Section 432 of the Code or Section 305 of ERISA; (d) the filing of a notice of intent to terminate a Pension Plan under Section 4041(c) of ERISA, the treatment of a Pension Plan amendment as a termination under Section 4041(c) of ERISA, the commencement of proceedings by the PBGC to terminate a Pension Plan or the receipt by any Loan Party or any ERISA Affiliate of a Loan Party of notice of the treatment of a Multiemployer Plan amendment as a termination under Section 4041A of ERISA or of notice of the commencement of proceedings by the PBGC to terminate a Multiemployer Plan; (e) the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (f) the imposition of any Liability under Title IV of ERISA, other than PBGC premiums payable but not delinquent under ERISA Section 4007, upon any Loan Party or ERISA Affiliate of any Loan Party, in connection with the termination of any Pension Plan; (g) with respect to a Pension Plan, the failure to satisfy the minimum funding standard of Section 412 or 430 of the Code or Section 302 or 303 of ERISA, whether or not waived; (h) a failure by Loan Party or any ERISA Affiliate of a Loan Party to make a required contribution to a Multiemployer Plan; or (i) the imposition of a Lien with respect to a Pension Plan pursuant to Section 303(k) of ERISA.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” has the meaning assigned to such term in Article 7.

“Excess Cash Flow” means, for any Excess Cash Flow Period, any amount (if positive) equal to:

(a)                                 Consolidated Net Income for such Excess Cash Flow Period; plus

(b)                                 (i) an amount equal to the amount of all non-cash Charges to the extent deducted in calculating Consolidated Net Income for such period, including any Charge from Investments recorded using the equity method but excluding any such non-cash Charges representing an accrual or reserve for potential cash items in any future period and excluding amortization of a prepaid cash item that was paid in a prior period and (ii) an amount equal to the amount of all cash gains for such period to the extent excluded from Consolidated Net Income pursuant to clauses (b), (c) or (k) of the definition thereof; plus

(c)                                  cash receipts in respect of Hedge Agreements to the extent not included in such Consolidated Net Income; plus

(d)                                 the decrease, if any, in Consolidated Working Capital from the first day to the last day of such Excess Cash Flow Period, but excluding any such decrease in Consolidated Working Capital arising from (i) the acquisition or Disposition of any Person by the Borrower or any Restricted Subsidiary, (ii) the reclassification during such period of current assets to long term assets and current liabilities to long term liabilities, (iii) the application of purchase or recapitalization accounting, (iv) the effect of any fluctuation in the amount of accrued and contingent obligations under any Hedge Agreement or (v) changes to Consolidated Working Capital resulting from non-cash charges and credits to Current Assets and Current Liabilities (including derivatives and deferred income tax); minus

(e)                                  (i) an amount equal to the amount of all non-cash credits to the extent included in calculating Consolidated Net Income for such period (but excluding any non-cash credits to the extent representing the reversal of an accrual or reserve described in clause (b)(i) above) and (ii) an amount equal to the amount of all cash Charges for such period to the extent excluded from Consolidated Net Income pursuant to the definition thereof; minus

(f)                                   the amount, if any, which, in the determination of Consolidated Net Income for such Excess Cash Flow Period, has been included in respect of gains from any Disposition of the Borrower or any Restricted Subsidiary and any casualty or condemnation, taking or similar event to the extent the same is utilized to prepay Loans pursuant to Section 2.11(b)(ii); minus

(g)                                  cash payments actually made in respect of the following (without duplication):

(i)                                     any Permitted Investment (other than Permitted Investments in (A) Cash and Cash Equivalents or (B) the Borrower or any Restricted Subsidiary) or any Restricted Payment permitted by Section 6.04 (solely to the extent not paid to the Borrower or a Restricted Subsidiary) and in each case actually made in cash during such Excess Cash Flow Period or, at the option of the Borrower, in the case of any Excess Cash Flow Period, committed to be made prior to the date the Borrower is required to make a payment of Excess Cash Flow in respect of such Excess Cash Flow Period, (A) except to the extent the relevant Permitted Investment or Restricted Payment is financed with long term Indebtedness (other than revolving Indebtedness) and (B) without duplication of any amounts deducted from Excess Cash Flow for a prior Excess Cash Flow Period;

(ii)                                  Capital Expenditures and acquisitions of IP Rights made in cash during such Excess Cash Flow Period or, at the option of the Borrower, in the case of any Excess Cash Flow Period, made prior to the date the Borrower is required to make a payment of Excess Cash Flow in respect of such Excess Cash Flow Period, (A) except to the extent financed with long term Indebtedness (other than revolving Indebtedness) and (B) without duplication of any amounts deducted from Excess Cash Flow for a prior Excess Cash Flow Period;

(iii)                               any long-term liability (other than Indebtedness), excluding the current portion of any such liability of the Borrower or any Restricted Subsidiary;

(iv)                              the aggregate amount of expenditures actually made by the Borrower and the Restricted Subsidiaries during such Fiscal Year (including any expenditure for the payment of financing fees) to the extent that such expenditures are not expensed; minus

(h)                                 (i) the aggregate principal amount of all optional prepayments of Indebtedness (other than any optional prepayment of (A) Indebtedness that is deducted from the amount of any

Excess Cash Flow payment in accordance with Section 2.11(b)(i) or (B) revolving Indebtedness except to the extent any related commitment is permanently reduced in connection with such repayment), (ii) the aggregate principal amount of all mandatory prepayments or scheduled repayments of Indebtedness during such Excess Cash Flow Period and (iii) the amount of any premium, make-whole or penalty payment actually paid in cash by the Borrower or any Restricted Subsidiary that is required to be made in connection with any prepayment of Indebtedness, in each case, except to the extent the relevant payment is financed with long term Indebtedness (other than revolving Indebtedness); minus

(i)                                     the amount of cash Taxes paid or Tax reserves set aside or payable (without duplication) in such period, to the extent they exceed the amount of tax expense deducted in determining Consolidated Net Income for such period (other than any such cash Taxes paid or reserves set aside with respect to estimated Tax obligations deducted pursuant to clause (k) in any prior period); minus

(j)                                    the increase, if any, in Consolidated Working Capital from the first day to the last day of such Excess Cash Flow Period, but excluding any such increase in Consolidated Working Capital arising from (i) the acquisition or Disposition of any Person by the Borrower or any Restricted Subsidiary, (ii) the reclassification during such period of current assets to long term assets and current liabilities to long term liabilities, (iii) the application of purchase or recapitalization accounting, (iv) the effect of any fluctuation in the amount of accrued and contingent obligations under any Hedge Agreement and (v) changes to Consolidated Working Capital resulting from non-cash charges and credits to Current Assets and Current Liabilities (including derivatives and deferred income tax); minus

(k)                                 the amount of any Tax obligation of the Borrower or any Restricted Subsidiary that is estimated in good faith by the Borrower as due and payable (but is not currently due and payable) by the Borrower or any Restricted Subsidiary as a result of the repatriation of any dividend or similar distribution of net income of any Foreign Subsidiary to the Borrower or any Restricted Subsidiary that the Borrower in good faith expects to repatriate within 12 months of the end of such period; minus

(l)                                     without duplication of amounts deducted from Excess Cash Flow in respect of a prior period, at the option of the Borrower, the aggregate amount (i) required to be paid in Cash by the Borrower or the Restricted Subsidiaries pursuant to binding contracts entered into prior to or during such period relating to Capital Expenditures and acquisitions of IP Rights, Permitted Investments or Restricted Payments described in clause (g) above or (ii) otherwise committed to be made in connection with Capital Expenditures or acquisitions of IP Rights or Permitted Investments or Restricted Payments (other than Restricted Payments in the form of dividends and other distributions constituting a return on capital (as opposed to such distributions made to fund selling, general and administrative expenses, taxes and similar items) to the Investors) described in clause (g) above (clauses (l)(i) and (l)(ii), the “Scheduled Consideration”) (other than Permitted Investments in (A) Cash and Cash Equivalents or (B) the Borrower or any Restricted Subsidiary) to be consummated or made during the period of four consecutive Fiscal Quarters of the Borrower following the end of such period (except, in each case, to the extent financed with long-term Indebtedness (other than revolving Indebtedness)); provided that to the extent the aggregate amount actually utilized to finance such Capital Expenditures or acquisitions of IP Rights, Permitted Investments or Restricted Payments during such subsequent period of four consecutive Fiscal Quarters is less than the Scheduled Consideration, the amount of the resulting shortfall shall be added to the calculation of Excess Cash Flow at the end of such subsequent period of four consecutive Fiscal Quarters; minus

(m)                             cash payments made during such Excess Cash Flow Period for any liability the accrual of which in a prior Excess Cash Flow Period did not reduce Consolidated Net Income (and so increased Excess Cash Flow in such prior period) (provided that there was no other deduction to Consolidated Net Income or Excess Cash Flow related to such payment), except to the extent financed with long-term Indebtedness (other than revolving Indebtedness); minus

(n)                                 cash expenditures made in respect of any Hedge Agreement during such period to the extent (i) not otherwise deducted in the calculation of Consolidated Net Income and (ii) not financed with long-term Indebtedness (other than revolving Indebtedness); minus

(o)                                 amounts paid in Cash (except to the extent financed with long-term Indebtedness (other than revolving Indebtedness)) during such period on account of (i) items that were accounted for as non-Cash reductions of Consolidated Net Income in a prior period and (ii) reserves or amounts established in purchase accounting to the extent such reserves or amounts are added back to, or not deducted from, Consolidated Net Income.

“Excess Cash Flow Period” means each Fiscal Year, commencing with the Fiscal Year ending on December 31, 2019.

“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations of the SEC promulgated thereunder.

“Excluded Assets” means each of the following:

(a)                                 (i) any asset to the extent that the Administrative Agent may not validly possess a security interest therein under applicable Requirements of Law (including rules and regulations of any Governmental Authority), (ii) any asset the grant or perfection of a security interest in which is prohibited or restricted under applicable Requirements of Law (including any requirement to obtain the consent, approval, license or authorization of any Governmental Authority) (unless such consent, approval, license or authorization has been obtained), in each case except to the extent such prohibition or restriction is ineffective under the applicable UCC or other applicable Requirements of Law, (iii) leases, contracts, agreements, licenses, franchises and permits to the extent the grant of a security interest therein is prohibited or restricted by applicable Requirements of Law or by the terms thereof (including any requirement to obtain the consent, approval, license or authorization of any third party (unless such consent, approval, license or authorization has been obtained)), in each case except to the extent such prohibition or restriction is ineffective under the applicable UCC or other applicable Requirements of Law, or (iv) equipment and assets that are subject to a Lien securing a purchase money or capital lease obligation permitted under this Agreement (not including assets subject to Liens securing Indebtedness permitted by Section 6.01(q)(iii)), if the underlying contract or other agreement prohibits or restricts the creation of any other Lien on such equipment (including any requirement to obtain the consent of a third party) (unless such consent has been obtained) or the granting of a Lien on such assets would trigger the termination (or a right of termination) of any such purchase money or Capital Lease pursuant to any “change of control” or similar provision in favor of any third party or the ability for any third party to amend any rights, benefits or obligations of the Loan Parties in respect of those assets, except to the extent such prohibition or restriction is ineffective under the applicable UCC or other applicable Requirements of Law; it being understood that any proceeds or receivables arising out of any asset described in this clause (a) shall not constitute Excluded Assets pursuant to this clause (a) to the extent the assignment of such proceeds or receivables is expressly deemed effective under the UCC or other applicable Requirements of Law notwithstanding the relevant prohibition, violation or termination right,

(b)                                 the Capital Stock of any (i) Captive Insurance Subsidiary, (ii) Unrestricted Subsidiary, (iii) not-for-profit Subsidiary or (iv) special purpose entity used for any securitization facility,

(c)                                  any intent-to-use application for the registration of any Trademark or similar application under applicable federal law, provided that upon the filing and acceptance by the U.S. Patent and Trademark Office of a “Statement of Use”, “Amendment to Allege Use” or similar filing with respect thereto or circumstances otherwise change so that the interests of a Loan Party in such Trademark application(s) is no longer on an “intent-to-use” basis, such Trademark application(s) shall automatically and without further action by the parties be considered Collateral and subject to the security interest granted by such Loan Party hereunder,

(d)                                 (i) any leasehold Real Estate Asset and (ii) any owned Real Estate Asset that is not a Material Real Estate Asset,

(e)                                  any interest in any partnership, joint venture or non-Wholly-Owned Subsidiary (i) which cannot be pledged without the consent of one or more third parties other than the Borrower or any of its Wholly-Owned Restricted Subsidiaries (after giving effect to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable Requirement of Law) (except to the extent such consent has been obtained) or (ii) the pledge of which could give rise to a “right of first refusal”, a “right of first offer” or a similar right that may be exercised by any third party other than the Borrower or any of its Wholly-Owned Restricted Subsidiaries,

(f)                                   any Margin Stock,

(g)                                  the Capital Stock of (i) any Foreign Subsidiary and (ii) any Disregarded Domestic Person, other than 65.0% of the issued and outstanding voting Capital Stock and 100.0% of the issued and outstanding non-voting Capital Stock of any such Person that is a first-tier Foreign Subsidiary or Disregarded Domestic Person,

(h)                                 Commercial Tort Claims with a value (as estimated in good faith by the Borrower) of less than $2,000,000,

(i)                                     Instruments (i) under which the only relevant obligors are Loan Parties and (ii) with an outstanding balance of less than $3,000,000,

(j)                                    any Cash or Cash Equivalents comprised of (i) funds used or to be used for payroll and payroll Taxes and other employee benefit payments to or for the benefit of the employees of the Borrower or any Restricted Subsidiary, (ii) funds used or to be used to pay any Taxes required to be collected, remitted or withheld (including U.S. federal and state withholding Taxes (including the employer’s share thereof)) and (iii) any other funds which any Loan Party holds as an escrow or fiduciary for the benefit of any third Person,

(k)                                 any asset or Collateral to the extent the cost, burden, difficulty or consequence of obtaining or perfecting a security interest therein outweighs the benefit of the security afforded thereby as reasonably determined by the Borrower and the Administrative Agent, and

(l)                                     any asset the grant or perfection of a security interest in which would result in a material and adverse tax consequence as reasonably determined by the Borrower and notified in writing to the Administrative Agent.

“Excluded Subsidiary” means:

(a)                                 any Unrestricted Subsidiary,

(b)                                 any Subsidiary that is not a Wholly-Owned Subsidiary,

(c)                                  any Immaterial Subsidiary,

(d)                                 any Subsidiary (i) that is prohibited or restricted by Requirement of Law or any Contractual Obligation (limited, in the case of a Contractual Obligation, to such Contractual Obligations in place on the Closing Date or on the date such Person becomes a Restricted Subsidiary and that was not incurred in contemplation thereof) from providing a Loan Guaranty, (ii) that would require a governmental consent, approval, license or authorization (including any regulatory consent, approval, license or authorization) in order to provide a Loan Guaranty (other than any such consent, approval, license or authorization that has been obtained) or (iii) if the provision of a Loan Guaranty by such Subsidiary would result in material adverse tax consequences as reasonably determined by the Borrower,

(e)                                  any not-for-profit Subsidiary,

(f)                                   any Captive Insurance Subsidiary,

(g)                                  any special purpose entity used for any permitted securitization or receivables facility or financing,

(h)                                 any Foreign Subsidiary,

(i)                                     any Disregarded Domestic Person,

(j)                                    any Domestic Subsidiary that is a direct or indirect Subsidiary of a CFC or a Disregarded Domestic Person,

(k)                                 without limiting clause (d) of this definition, any Subsidiary acquired by the Borrower or any Restricted Subsidiary that, at the time of the relevant acquisition, is an obligor in respect of assumed Indebtedness that is permitted pursuant to Section 6.01(q) to the extent (as for so long as) the documentation governing such Indebtedness prohibits such Subsidiary from providing a Loan Guaranty; provided that such prohibition was not incurred or amended in contemplation of such acquisition,

(l)                                     any Broker-Dealer Subsidiary,

(m)                             any Subsidiary that is a trust company organized pursuant to the laws of the United States, any state or any other jurisdiction therein,

(n)                                 any Subsidiary that is an investment company under the Investment Company Act of 1940,

(o)                                 any Investment Vehicle,

(p)                                 any other Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent and the Borrower, the burden or cost of providing a Loan Guaranty outweighs the benefits afforded thereby, and

(q)                                 for the avoidance of doubt, any Investment Management Subsidiary shall not be an Excluded Subsidiary.

“Excluded Swap Obligation” means, with respect to any Loan Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Loan Guaranty of such Loan Guarantor of, or the grant by such Loan Guarantor of a security interest to secure, such Swap Obligation (or any Loan Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Loan Guaranty of such Loan Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Loan Guaranty or security interest is or becomes illegal.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender or Issuing Bank, or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder, (a) Taxes (i) imposed on (or measured by) net gross income (however denominated) or franchise Taxes by the jurisdiction under the Requirements of Law under which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located or (ii) that are Other Connection Taxes, (b) any branch profits Taxes imposed by the U.S. or any similar tax imposed by any other jurisdiction described in clause (a)(i), (c) any U.S. federal withholding Tax that is imposed on amounts payable to the relevant recipient pursuant to a law in effect at the time the relevant recipient becomes a party to this Agreement or acquires an interest in any Commitment (or designates a new lending office), except (i) pursuant to an assignment or designation of a new lending office under Section 2.19(b) and (ii) to the extent that the relevant recipient was entitled, immediately before designation of a new lending office (or, in the case of an assignment, to the extent the assignor was entitled immediately before assignment), to receive additional amounts from any Loan Party with respect to such withholding tax pursuant to Section 2.17, (d) any tax imposed as a result of a failure by the relevant recipient to comply with Section 2.17(f) and (e) any U.S. federal withholding tax imposed pursuant to FATCA.

“Existing Credit Agreement” has the meaning assigned to such term in the recitals to this Agreement.

“Extended Revolving Credit Commitment” has the meaning assigned to such term in Section 2.23(a)(i).

“Extended Revolving Loans” has the meaning assigned to such term in Section 2.23(a)(i).

“Extended Term Loans” has the meaning assigned to such term in Section 2.23(a)(ii).

“Extension” has the meaning assigned to such term in Section 2.23(a).

“Extension Amendment” means an amendment to this Agreement that is reasonably satisfactory to the Administrative Agent (for purposes of giving effect to Section 2.23) and the Borrower executed by each of (a) the Loan Parties, (b) the Administrative Agent and (c) each Lender that has accepted the applicable Extension Offer pursuant hereto and in accordance with Section 2.23.

“Extension Offer” has the meaning assigned to such term in Section 2.23(a).

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations, official guidance or interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any intergovernmental agreements (or related legislation or official administrative rules) implementing any of the foregoing.

“FCPA” has the meaning assigned to such term in Section 3.19(c).

“Federal Funds Effective Rate” means, for any day, the rate calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided, that (a) if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Effective Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1.00%) charged to Royal Bank on such day on such transactions as determined by the Administrative Agent.

“Fee Letter” means that certain agency fee letter dated as of February 12, 2018 between the Borrower and the Administrative Agent.

“FINRA” means the Financial Industry Regulatory Authority or any other self-regulatory body which succeeds to the functions of the Financial Industry Regulatory Authority.

“First Lien Leverage Ratio” means the ratio, as of any date of determination, of (a) Consolidated First Lien Debt as of the last day of the Test Period then most recently ended to (b) Consolidated Adjusted EBITDA for the Test Period then most recently ended, in each case, of the Borrower and the Restricted Subsidiaries on a consolidated basis.

“First Priority” means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that, subject to any Acceptable Intercreditor Agreement, such Lien is senior in priority to any other Lien to which such Collateral is subject, other than any Permitted Lien.

“Fiscal Quarter” means a fiscal quarter of any Fiscal Year.

“Fiscal Year” means the fiscal year of the Borrower ending December 31 of each calendar year.

“Fixed Amounts” has the meaning assigned to such term in Section 1.09(d).

“Fixed Incremental Amount” means (a) the greater of $154,000,000 and 100.0% of Consolidated Adjusted EBITDA for the most recently ended Test Period minus (b) the aggregate outstanding principal amount of all Incremental Facilities and Incremental Equivalent Debt incurred or issued in reliance on the Fixed Incremental Amount.

“Flood Hazard Property” means any parcel of any Material Real Estate Asset subject to a Mortgage located in the U.S. in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.

“Foreign Benefit Event” means with respect to any Foreign Pension Plan, (a) the failure of any such Foreign Pension Plan or any trust thereunder intended to qualify for tax exempt status under any

Requirements of Law, (b) the existence of unfunded liabilities in excess of the amount permitted under any Requirements of Law, (c) the failure to make the required contributions or payments under any Requirements of Law on or before the due date for such contributions or payments, (d) the receipt of a notice by a Governmental Authority relating to its intention to terminate any such Foreign Pension Plan or to appoint a trustee or similar official to administer any such Foreign Pension Plan, or alleging the insolvency of any such Foreign Pension Plan, (e) the incurrence of any liability on account of the complete or partial termination of such Foreign Pension Plan or the complete or partial withdrawal of any participating employer therein, or (f) the occurrence of any transaction that is prohibited under any Requirements of Law and that could reasonably be expected to result in the incurrence of any liability by any Loan Party, or the imposition on any Loan Party of any fine, excise tax or penalty resulting from any noncompliance with any Requirement of Law, in the case of the acts, omissions, and occurrences described in clauses (a) through (f) above, only to the extent that such acts, omissions or occurrences could reasonably be expected to result in a Material Adverse Effect.

“Foreign Pension Plan” means any defined benefit pension plan or other similar program established or maintained outside the United States by any Loan Party for employees of any Loan Party residing outside the United States, which fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

“Foreign Lender” means any Lender or Issuing Bank that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“Foreign Subsidiary” means any Restricted Subsidiary that is not a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles in the U.S. in effect and applicable to the accounting period in respect of which reference to GAAP is made.

“Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, taxing, regulatory or administrative power or functions of or pertaining to any government or any court, in each case whether associated with a state or locality of the U.S., the U.S., or a foreign government (including any supranational bodies such as the European Union or the European Central Bank).

“Governmental Authorization” means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.

“Granting Lender” has the meaning assigned to such term in Section 9.05(e).

“Growth Available Incremental Amount” has the meaning assigned to such term in the definition of “Incremental Cap.”

“Guarantee” of or by any Person (the “Guarantor”) means any obligation, contingent or otherwise, of the Guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation of any other Person (the “Primary Obligor”) in any manner and including any obligation of the Guarantor (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other monetary obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the Primary Obligor so as to enable the Primary Obligor to pay such Indebtedness or other monetary obligation, (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or monetary obligation, (e) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part) or (f) secured by any Lien on any assets of such Guarantor securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or monetary other obligation is assumed by such Guarantor (or any right, contingent or otherwise, of any holder of such Indebtedness or other monetary obligation to obtain any such Lien); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition, Disposition or other transaction permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.

“Hazardous Materials” means any chemical, material, substance or waste, or any constituent thereof that is defined, listed or regulated as hazardous, toxic, a pollutant or a contaminant under applicable Environmental Law.

“Hazardous Materials Activity” means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Material, including the storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Material, and any corrective action or response action with respect to any of the foregoing.

“Hedge Agreement” means any agreement with respect to any Derivative Transaction between any Loan Party or any Restricted Subsidiary and any other Person.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any Hedge Agreement.

“Immaterial Subsidiary” means, as of any date, any Restricted Subsidiary designated by the Borrower pursuant to written notice provided to the Administrative Agent as an “Immaterial Subsidiary”; provided that no Borrower may be designated as an Immaterial Subsidiary; provided, further, that (a) the gross assets of any Immaterial Subsidiary (after eliminating any intercompany obligations) shall not exceed 5.0% of Consolidated Total Assets of the Borrower and the Restricted Subsidiaries, and (b) the contribution to Consolidated Adjusted EBITDA of any Immaterial Subsidiary shall not exceed 5.0% of the Consolidated Adjusted EBITDA of the Borrower and the Restricted Subsidiaries, in each case, as of the last day of the most recently ended Test Period; and provided, further, that, if (i) the combined gross assets (after eliminating any intercompany obligations) of all Immaterial Subsidiaries exceeds 5.0% of Consolidated Total Assets of the Borrower and the Restricted Subsidiaries or (ii) the contribution to Consolidated Adjusted EBITDA of all Immaterial Subsidiaries exceeds 5.0% of Consolidated Adjusted EBITDA of the Borrower and the Restricted Subsidiaries, in each case, as of the last day of the most recently ended Test Period, the Borrower shall designate one or more of such Subsidiaries as non-Immaterial Subsidiaries pursuant to written notice provided to the Administrative Agent, such, after giving effect thereto, (x) the combined gross assets (after eliminating any intercompany obligations) of all Immaterial Subsidiaries does not exceed 5.0% of Consolidated Total Assets of the Borrower and the Restricted Subsidiaries and (y) the contribution to Consolidated Adjusted EBITDA of all Immaterial

Subsidiaries does not exceed 5.0% of Consolidated Adjusted EBITDA of the Borrower and the Restricted Subsidiaries, in each case, as of the last day of the most recently ended Test Period.

“Immediate Family Member” means, with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, domestic partner, former domestic partner, sibling, mother-in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships), any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals, such individual’s estate (or an executor or administrator acting on its behalf), heirs or legatees or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.

“Incremental Cap” means:

(a)           the Fixed Incremental Amount; plus

(b)           (1) the amount of (A) any optional prepayment of any (x) Term Loan in accordance with Section 2.11(a), (y) Incremental Equivalent Debt (to the extent originally incurred using the Fixed Incremental Amount) or (z) Refinancing Indebtedness or (B) any permanent reduction of any Revolving Credit Commitment and (2) the cash amount paid in respect of any reduction in any Term Loan (other than any Incremental Term Facility incurred pursuant to clause (c) below) resulting from assignments to (and purchases by) the Borrower or any Restricted Subsidiary, in each case so long as such optional prepayment or assignment and purchase, as the case may be, was not funded with the proceeds of any Refinancing Indebtedness or other long-term Indebtedness (other than revolving Indebtedness) or with proceeds constituting a Cure Amount (such amount, the “Growth Available Incremental Amount”); plus

(c)           an unlimited amount so long as, in the case of this clause (c), after giving effect to the relevant Incremental Facility, the First Lien Leverage Ratio, calculated on a Pro Forma Basis for the most recently ended Test Period (including the application of the proceeds thereof (without “netting” the cash proceeds of the applicable Incremental Facility) and, in the case of any Incremental Commitment, assuming a full drawing of such Incremental Commitment) does not exceed 2.25:1.00;

provided that for purposes of determining the Incremental Cap, any Incremental Facility or Incremental Equivalent Debt (i) shall be deemed to have been incurred first, in reliance on clause (b) above to the extent thereof, second, in reliance on clause (c) above to the extent thereof and third, in reliance on clause (a) above to the extent thereof and (ii) may be incurred under both clauses (a) and/or (b) above, on the one hand, and clause (c) above, on the other hand, and proceeds from any such incurrences may be utilized in a single transaction by first calculating the incurrence under clause (b) above, then calculating the incurrence under clause (c) above and then calculating the incurrence under clause (a) above.

“Incremental Commitment” means any commitment made by a lender to provide all or any portion of any Incremental Facility or Incremental Loan.

“Incremental Equivalent Debt” means Indebtedness in the form of secured or unsecured notes or loans or junior secured or unsecured notes or loans or commitments in respect of any of the foregoing issued, incurred or implemented in lieu of loans which would otherwise be permitted to be incurred under an Incremental Facility; provided that:

(a)           the aggregate outstanding principal amount thereof shall not exceed the Incremental Cap,

(b)           on the date that such notes or loans or commitments are issued, incurred or implemented, the representations and warranties of the Loan Parties set forth in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of such date with the same effect as though such representations and warranties had been made on and as of such date; provided that to the extent that any representation and warranty specifically refers to an earlier date, it shall be true and correct in all material respects as of such earlier date; provided, further, that representations and warranties that are qualified by “material”, “material adverse effect” or a similar term shall be true and correct in all respects;

(c)           no Event of Default under Sections 7.01(a), 7.01(f) or 7.01(g) exists or would exist immediately after giving effect to such notes or loans and, except as otherwise agreed by the lenders or holders providing such notes or loans in connection with an acquisition or other Investment permitted under this Agreement, no other Event of Default exists or would exist immediately after giving effect to such notes or loans,

(d)           the Weighted Average Life to Maturity applicable to any such Indebtedness in the form of notes or term loans is no shorter than the Weighted Average Life to Maturity of the then-existing Term Loans; provided that this requirement shall not apply to Incremental Equivalent Debt in the form of one-year bridge loans that are convertible or exchangeable into other instruments meeting the requirements set forth in this definition (but for the avoidance of doubt, excluding any loans, securities or other debt which are exchanged for or otherwise replace such bridge loans),

(e)           the final maturity date with respect to such notes or loans is no earlier than the Latest Term Loan Maturity Date on the date of the issuance or incurrence, as applicable, thereof; provided that this requirement shall not apply to Incremental Equivalent Debt in the form of one-year bridge loans that are convertible or exchangeable into other instruments meeting the requirements set forth in this definition (but for the avoidance of doubt, excluding any loans, securities or other debt which are exchanged for or otherwise replace such bridge loans),

(f)            in the case of any such Indebtedness incurred on or prior to the first anniversary of the Closing Date in the form of term loans that are pari passu with the Initial Term Loans with respect to security, the Effective Yield applicable thereto (as determined on the date of initial incurrence thereof) will not be more than 0.50% per annum higher than the Effective Yield in respect of the Initial Term Loans (as determined on such date) unless the Effective Yield with respect to the Initial Term Loans is adjusted to be equal to such Effective Yield applicable to such Indebtedness, minus, 0.50% per annum,

(g)           (i) any such notes or loans must rank pari passu with or junior to the Term Facility in right of payment and may rank pari passu with or junior to the Term Facility with respect to security or may be unsecured and (ii) to the extent such notes or loans are ranked pari passu with the Term Facility with respect to security or are subordinated to the Term Facility in right of payment or security, they shall be subject to an Acceptable Intercreditor Agreement,

(h)           no such Indebtedness may be (x) guaranteed by any Person which is not a Loan Party or (y) secured by any assets other than the Collateral, and

(i)            notwithstanding anything to the contrary in this definition or in any other provision of any Loan Document, if the proceeds of any Incremental Equivalent Debt are intended to be applied to finance an acquisition or other Investment that is permitted under this Agreement, the conditions to entering into and availability of such Incremental Equivalent Debt (including applicability of customary “SunGard” or other “certain funds” conditionality but without in any way limiting the other applicable conditions to Incremental Equivalent Debt specified in this Agreement), and the timing of satisfaction or waiver of any such conditions (as between being satisfied or waived upon execution of an amendment evidencing such Incremental Equivalent Debt or upon the making of any notes or loans thereunder), shall be as agreed to among the Borrower and the lenders in respect of such Incremental Equivalent Debt; provided that no Event of Default under Sections 7.01(a), 7.01(f) or 7.01(g) exists or would exist immediately after giving effect to such Incremental Equivalent Debt.

“Incremental Facilities” has the meaning assigned to such term in Section 2.22(a).

“Incremental Facility Amendment” means an amendment to this Agreement that is reasonably satisfactory to the Administrative Agent (solely for purposes of giving effect to Section 2.22) and the Borrower executed by each of (a) the Loan Parties, (b) the Administrative Agent and (c) each Lender that agrees to provide all or any portion of the Incremental Facility being incurred pursuant thereto and in accordance with Section 2.22.

“Incremental Loans” has the meaning assigned to such term in Section 2.22(a).

“Incremental Revolving Commitment” means any commitment made by a lender to provide all or any portion of any Incremental Revolving Facility.

“Incremental Revolving Facility” has the meaning assigned to such term in Section 2.22(a).

“Incremental Revolving Facility Lender” means, with respect to any Incremental Revolving Facility, each Revolving Lender providing any portion of such Incremental Revolving Facility.

“Incremental Revolving Loans” has the meaning assigned to such term in Section 2.22(a).

“Incremental Term Facility” has the meaning assigned to such term in Section 2.22(a).

“Incremental Term Loans” has the meaning assigned to such term in Section 2.22(a).

“Incurrence-Based Amounts” has the meaning assigned to such term in Section 1.09(d).

“Indebtedness” as applied to any Person means, without duplication:

(a)           all indebtedness for borrowed money;

(b)           that portion of obligations with respect to Capital Leases to the extent recorded (or required to be recorded) as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(c)           all obligations of such Person evidenced by bonds, debentures, notes or similar instruments to the extent the same would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(d)           any obligation of such Person owed for all or any part of the deferred purchase price of property or services (excluding (i) any earn-out obligation or purchase price adjustment until such obligation (A) becomes a liability on the statement of financial position or balance sheet (excluding the footnotes thereto) of such Person in accordance with GAAP and (B) has not been paid within sixty (60) days after becoming due and payable, (ii) any such obligations incurred under ERISA, (iii) accrued expenses and trade accounts payable in the ordinary course of business (including on an inter-company basis) and (iv) liabilities associated with customer prepayments and deposits), which purchase price is (A) due more than six months from the date of incurrence of the obligation in respect thereof or (B) evidenced by a note or similar written instrument;

(e)           all Indebtedness of others secured by any Lien on any asset owned or held by such Person regardless of whether the Indebtedness secured thereby has been assumed by such Person or is non-recourse to the credit of such Person;

(f)            the face amount of any letter of credit issued for the account of such Person or as to which such Person is otherwise liable for reimbursement of drawings;

(g)           the Guarantee by such Person of the Indebtedness of another;

(h)           all obligations of such Person in respect of any Disqualified Capital Stock; and

(i)            all net obligations of such Person under any Hedge Agreement, whether or not entered into for hedging or speculative purposes;

provided that (i) in no event shall obligations under any Derivative Transaction be deemed “Indebtedness” for any calculation of the Total Leverage Ratio, the First Lien Leverage Ratio or any other financial ratio under this Agreement and (ii) the amount of Indebtedness of any Person for purposes of clause (e) shall be deemed to be equal to the lesser of (A) the aggregate unpaid amount of such Indebtedness and (B) the fair market value of the property encumbered thereby as determined by such Person in good faith.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any third person (including any partnership in which such Person is a general partner and any unincorporated joint venture in which such Person is a joint venturer) to the extent such Person would be liable therefor under applicable Requirements of Law or any agreement or instrument by virtue of such Person’s ownership interest in such Person, (A) except to the extent the terms of such Indebtedness provide that such Person is not liable therefor and (B) only to the extent the relevant Indebtedness is of the type that would be included in the calculation of Consolidated Total Debt; provided that notwithstanding anything herein to the contrary, the term “Indebtedness” shall not include, and shall be calculated without giving effect to, (x) the effects of Accounting Standards Codification Topic 815 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose hereunder as a result of accounting for any embedded derivatives created by the terms of such Indebtedness (it being understood that any such amounts that would have constituted Indebtedness hereunder but for the application of this proviso shall not be deemed an incurrence of Indebtedness hereunder) and (y) the effects of Statement of Financial Accounting Standards No. 133 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Agreement as a result of accounting for any embedded derivative created by the terms of such Indebtedness (it being understood that any such amounts that would have constituted Indebtedness under this Agreement but for the application of this sentence shall not be deemed to be an incurrence of Indebtedness under this Agreement). For the avoidance of doubt, Indebtedness shall exclude ordinary course intercompany payables among the Borrower and the Restricted Subsidiaries.

“Indemnified Taxes” means Taxes, other than Excluded Taxes or Other Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document.

“Indemnitee” has the meaning assigned to such term in Section 9.03(b).

“Information” has the meaning set forth in Section 3.11(a).

“Information Materials” means the Lender Presentation dated January 2018 relating to the Borrower and its Subsidiaries and the Transactions.

“Initial IPO” has the meaning assigned to such term in the recitals to this Agreement.

“Initial Revolving Credit Commitment” means, with respect to each Lender, the commitment of such Lender to make Initial Revolving Loans (and acquire participations in Letters of Credit) hereunder as set forth on the Commitment Schedule, or in the Assignment and Assumption pursuant to which such Lender assumed its Initial Revolving Credit Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09 or 2.19, (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.05 or (c) increased pursuant to Section 2.23. The aggregate amount of the Initial Revolving Credit Commitments as of the Closing Date is $50,000,000.

“Initial Revolving Credit Exposure” means, with respect to any Lender at any time, the aggregate Outstanding Amount at such time of all Initial Revolving Loans of such Lender, plus the aggregate amount at such time of such Lender’s LC Exposure, in each case, attributable to its Initial Revolving Credit Commitment.

“Initial Revolving Credit Maturity Date” means the date that is five years after the Closing Date.

“Initial Revolving Facility” means the Initial Revolving Credit Commitments and the Initial Revolving Loans and other extensions of credit thereunder.

“Initial Revolving Lender” means any Lender with an Initial Revolving Credit Commitment or any Initial Revolving Credit Exposure.

“Initial Revolving Loan” means any revolving loan made by the Initial Revolving Lenders to the Borrower pursuant to Section 2.01(a)(ii).

“Initial Term Lender” means any Lender with an Initial Term Loan Commitment or an outstanding Initial Term Loan.

“Initial Term Loan Commitment” means, with respect to each Term Lender, the commitment of such Term Lender to make Initial Term Loans under this Agreement in an aggregate amount not to exceed the amount set forth opposite such Term Lender’s name on the Commitment Schedule (or the Assignment and Assumption pursuant to which such Term Lender became a Lender), as the same may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to (i) assignments by or to such Term Lender pursuant to Section 9.05 or (ii) increased from time to time pursuant to Section 2.22 or Section 2.23.  The aggregate amount of the Initial Term Loan Commitments as of the Closing Date is $360,000,000.

“Initial Term Loan Maturity Date” means the date that is seven years after the Closing Date.

“Initial Term Loans” means the term loans made by the Initial Term Lenders to the Borrower pursuant to Section 2.01(a)(i) on the Closing Date.

“Intellectual Property Security Agreement” means any agreement executed on or after the Closing Date confirming or effecting the grant of any Lien on IP Rights owned by any Loan Party to the Administrative Agent, for the benefit of the Secured Parties, in accordance with this Agreement, including a Patent Security Agreement substantially in the form of Exhibit J-1, a Trademark Security Agreement substantially in the form of Exhibit J-2 and a Copyright Security Agreement substantially in the form of Exhibit J-3.

“Interest Election Request” means a request by the Borrower in the form of Exhibit D or another form reasonably acceptable to the Administrative Agent to convert or continue a Borrowing in accordance with Section 2.08.

“Interest Payment Date” means, (a) with respect to any ABR Loan, the last Business Day of each March, June, September and December (commencing with the last Business Day of March 2018) and the Initial Revolving Credit Maturity Date or the maturity date applicable to such Loan and (b) with respect to any LIBO Rate Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a LIBO Rate Borrowing with an Interest Period of more than three months’ duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months’ duration been applicable to such Borrowing.

“Interest Period” means with respect to any LIBO Rate Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months (or, to the extent consented to by all affected Lenders, twelve months or a shorter period) thereafter, as the Borrower may elect; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Interpolated Rate” means, in relation to the Published LIBO Rate for any LIBO Rate Borrowing, the rate which results from interpolating on a linear basis between: (a) the rate published by ICE Benchmark Administration Limited for the longest period (for which that rate is available) which is less than the Interest Period and (b) the rate published by ICE Benchmark Administration Limited for the shortest period (for which that rate is available) which exceeds the Interest Period, each as of approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

“Introducing Broker” has the meaning assigned to such term in the definition of the term “Broker-Dealer Subsidiary.”

“Investment” means (a) any purchase or other acquisition by the Borrower or any Restricted Subsidiary of any of the Securities of any other Person (other than any Loan Party), (b) the acquisition by purchase or otherwise (other than any purchase or other acquisition of inventory, materials, supplies or equipment in the ordinary course of business) of all or a substantial portion of the business, property or fixed assets of any other Person or any division or line of business or other business unit of any other Person and (c) any loan, advance or capital contribution by the Borrower or any Restricted Subsidiary to any other Person. Subject to Section 5.09, the amount of any Investment shall be the original cost of such Investment, plus the cost of any addition thereto that otherwise constitutes an Investment, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect thereto, less any cash repayments thereof and returns thereon (whether as a principal payment, distribution, dividend, redemption or sale but not in excess of the amount of the relevant initial Investment) and other than any such amount that increases the Available Amount.

“Investment Company Act” means the Investment Company Act of 1940 and the rules and regulations thereunder

“Investment Manager Subsidiary” means each Subsidiary that is duly registered, licensed or qualified as an investment adviser under the Advisers Act.

“Investment Vehicle” means (a) a separate account, investment strategy, fund or vehicle for collective investing (in whatever form of organization, including a corporation, limited liability company, partnership, association, trust or other entity, including each separate portfolio or series of any of the foregoing, and including any entity investing in collateralized loan obligations or collateralized debt obligations) that is managed directly or indirectly by the Borrower or any Restricted Subsidiary, (b) any separate account, investment strategy, fund or vehicle for collective investing that, upon the making of an Investment therein or upon the acquisition of the related management rights with respect thereto, would be an Investment Vehicle pursuant to clause (a) above, and (c) any entity created for the sole purpose of receiving funds to be invested in a separate account, investment strategy, fund or vehicle for collective investing that constitutes an Investment Vehicle pursuant to clauses (a) or (b) above.

“Investors” means, collectively, the Sponsors and the Management Investors.

“IP Rights” has the meaning assigned to such term in Section 3.05(c).

“IRS” means the U.S. Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be acceptable to the applicable Issuing Bank and in effect at the time of issuance of such Letter of Credit).

“Issuing Bank” means, as the context may require, (a) Royal Bank and (b) any other Revolving Lender that is appointed as an Issuing Bank in accordance with Section 2.05(i) hereof. Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by any Affiliate of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“Judgment Currency” has the meaning assigned to such term in Section 9.22.

“Junior Indebtedness” means any Indebtedness (other than Indebtedness among the Borrower and/or its Subsidiaries) of the Borrower or any Restricted Subsidiary that is expressly subordinated in right of payment to the Obligations with an individual outstanding principal amount in excess of the Threshold Amount.

“Junior Lien Indebtedness” means any Indebtedness that is secured by a security interest on the Collateral (other than Indebtedness among the Borrower and/or its Subsidiaries) that is expressly junior or subordinated to the Lien securing the Obligations with an individual outstanding principal amount in excess of the Threshold Amount.

“Latest Maturity Date” means, as of any date of determination, the latest maturity or expiration date applicable to any Loan or commitment hereunder at such time, including the latest maturity or expiration date of any Term Loan, Term Commitment, Revolving Loan or Revolving Credit Commitment.

“Latest Revolving Credit Maturity Date” means, as of any date of determination, the latest maturity or expiration date applicable to any Revolving Loan or Revolving Credit Commitment hereunder at such time.

“Latest Term Loan Maturity Date” means, as of any date of determination, the latest maturity or expiration date applicable to any Term Loan or Term Commitment hereunder at such time.

“LC Collateral Account” has the meaning assigned to such term in Section 2.05(j).

“LC Commitment” means (a) with respect to Royal Bank, $10,000,000 and (b) with respect to any other Issuing Bank, an amount, not greater than the Letter of Credit Sublimit, agreed to by such Issuing Bank.

“LC Disbursement” means a payment or disbursement made by an Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time and (b) the aggregate principal amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time.  The LC Exposure of any Revolving Lender at any time shall equal its Applicable Percentage of the aggregate LC Exposure at such time.  For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the International Standby Practices (ISP98), such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.  Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided that with respect to any Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

“Legal Reservations” means the application of relevant Debtor Relief Laws, general principles of equity or principles of good faith and fair dealing.

“Lenders” means the Term Lenders, the Revolving Lenders, any Additional Lender, any lender with an Additional Commitment or an outstanding Additional Loan and any other Person that becomes a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lenders” shall include the Issuing Banks.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement.

“Letter of Credit Reimbursement Loan” has the meaning assigned to such term in Section 2.05(e).

“Letter-of-Credit Right” has the meaning set forth in Article 9 of the UCC.

“Letter of Credit Sublimit” means $10,000,000, subject to increase in accordance with Section 2.22 hereof.

“LIBO Rate” means, with respect to any LIBO Rate Borrowing for any Interest Period, an interest rate per annum equal to the Published LIBO Rate determined under clause (a) of such definition, as adjusted to reflect applicable reserves prescribed by governmental authorities; provided that if the Published LIBO Rate is less than 0.00%, then such rate shall deemed to be 0.00%.

“LIBO Rate Loan” means a Loan that bears interest with reference to the LIBO Rate.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any Capital Lease having substantially the same economic effect as any of the foregoing), in each case, in the nature of security; provided that in no event shall an operating lease in and of itself be deemed to constitute a Lien.

“Loan Documents” means this Agreement, any Promissory Note, each Loan Guaranty, the Collateral Documents, each Refinancing Amendment, each Incremental Facility Amendment, each Extension Amendment and any other document or instrument designated by the Borrower and the Administrative Agent as a “Loan Document.” Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto.

“Loan Guarantor” means (x) on the Closing Date, each Subsidiary of the Borrower that is not an Excluded Subsidiary on the Closing Date and (y) thereafter, each Subsidiary of the Borrower that is not an Excluded Subsidiary and that becomes a guarantor of the Secured Obligations pursuant to the terms of this Agreement, in each case, until such time as the relevant Subsidiary is released from its obligations under the Loan Guaranty in accordance with the terms and provisions hereof.

“Loan Guaranty” means (a) the Guaranty Agreement, substantially in the form of Exhibit I, executed by each Loan Party thereto and the Administrative Agent for the benefit of the Secured Parties and (b) each other guaranty agreement executed by any Person pursuant to Section 5.11 in substantially the form attached as Exhibit I or another form that is otherwise reasonably satisfactory to the Administrative Agent and the Borrower.

“Loan Installment Date” has the meaning assigned to such term in Section 2.10(a).

“Loan Parties” means the Borrower and each Loan Guarantor.

“Loans” means any Initial Term Loan, any Additional Term Loan, any Revolving Loan or any Additional Revolving Loan.

“Management Investors” means the directors, officers and employees of the Borrower, any Restricted Subsidiary or any Parent Company who are (directly or indirectly through one or more investment vehicles) investors in the Borrower, any Restricted Subsidiary or any Parent Company.

“Margin Stock” has the meaning assigned to such term in Regulation U.

“Material Adverse Effect” means a material adverse effect on (i) the business, assets, financial condition or results of operations, in each case, of the Borrower and the Restricted Subsidiaries, taken as a whole, (ii) the rights and remedies (taken as a whole) of the Administrative Agent or the Lenders under the applicable Loan Documents or (iii) the ability of the Loan Parties (taken as a whole) to perform their payment obligations under the Loan Documents.

“Material Debt Instrument” means any physical instrument evidencing any Indebtedness for borrowed money which is required to be pledged and delivered to the Administrative Agent (or its bailee) pursuant to the Security Agreement.

“Material Real Estate Asset” means (a) on the Closing Date, the Loan Parties’ fee-owned Real Estate Assets located in the United States and listed on Schedule 1.01(c) and (b) any fee-owned Real Estate Asset located in the United States and acquired by the Loan Parties after the Closing Date having a fair market value (as determined by the Borrower in good faith after taking into account any liabilities with respect thereto that impact such fair market value) in excess of $4,000,000 as of the date of acquisition thereof.

“Maturity Date” means (a) with respect to the Initial Revolving Facility, the Initial Revolving Credit Maturity Date, (b) with respect to the Initial Term Loans, the Initial Term Loan Maturity Date, (c) with respect to any Replacement Term Loans or Replacement Revolving Facility, the final maturity date for such Replacement Term Loans or Replacement Revolving Facility, as the case may be, as set forth in the applicable Refinancing Amendment, (d) with respect to any Incremental Facility, the final maturity date set forth in the applicable Incremental Facility Amendment, and (e) with respect to any Extended Revolving Credit Commitment or Extended Term Loans, the final maturity date set forth in the applicable Extension Amendment.

“Maximum Rate” has the meaning assigned to such term in Section 9.19.

“Minimum Extension Condition” has the meaning assigned to such term in Section 2.23(b).

“Moody’s” means Moody’s Investors Service, Inc. or any successor by merger or consolidation to its business.

“Mortgage” means any mortgage, deed of trust, deed to secure debt, trust deed or other agreement which conveys or evidences a Lien in favor of the Administrative Agent, for the benefit of the Administrative Agent and the relevant Secured Parties, on any Material Real Estate Asset constituting Collateral.

“Mortgage Policies” has the meaning assigned to such term in the definition of “Collateral and Guarantee Requirement”.

“Multiemployer Plan” means any Benefit Plan which is a “multiemployer plan” as defined in Section 3(37) of ERISA, that is subject to the provisions of Title IV of ERISA, and in respect of which any Loan Party or any ERISA Affiliate of a Loan Party, makes or is obligated to make contributions, or with respect to which any Loan Party or any ERISA Affiliate of a Loan Party has any obligation or liability.

“Net Insurance/Condemnation Proceeds” means an amount equal to: (a) any Cash payments or proceeds (including Cash Equivalents) received by the Borrower or any Restricted Subsidiary (i) under any casualty insurance policy in respect of a covered loss thereunder of any assets of the Borrower or any Restricted Subsidiary or (ii) as a result of the taking of any assets of the Borrower or any of the Restricted Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, minus (b) (i) any actual out-of-pocket costs and expenses incurred by the Borrower or any Restricted Subsidiary in connection with the adjustment, settlement or collection of any claims of the Borrower or the relevant Restricted Subsidiary in respect thereof, (ii) payment of the outstanding principal amount of, premium or penalty, if any, and interest and other amounts on any Indebtedness (other than the Secured Obligations, Indebtedness under any Credit Facility and any Indebtedness secured by a Lien on the Collateral that is pari passu with or expressly subordinated to the Lien on the Collateral securing the Secured Obligations) that is secured by a Lien on the assets in question and that is required to be repaid or otherwise comes due or would be in default under the terms thereof as a result of such loss, taking or sale, (iii) in the case of a taking, the reasonable out-of-pocket costs of putting any affected property in a safe and secure position, (iv) any selling costs and out-of-pocket expenses (including reasonable broker’s fees or commissions, legal fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith and transfer and similar Taxes and the Borrower’s good faith estimate of income Taxes paid or payable (including, without duplication, pursuant to Tax sharing arrangements or any Tax distribution)) in connection with any sale or taking of such assets as described in clause (a) of this definition, (v) any amounts provided as a reserve in accordance with GAAP against any liabilities under any indemnification obligation or purchase price adjustments associated with any sale or taking of such assets as referred to in clause (a) of this definition (provided that to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Insurance/Condemnation Proceeds) and (vi) in the case of any covered loss or taking from any non-Wholly-Owned Subsidiary, the pro rata portion thereof (calculated without regard to this clause (vi)) attributable to any minority interest and not available for distribution to or for the account of the Borrower or a Wholly-Owned Subsidiary as a result thereof.

“Net Proceeds” means (a) with respect to any Disposition (including any Prepayment Asset Sale), the Cash proceeds (including Cash Equivalents and Cash proceeds subsequently received (as and when received) in respect of non-cash consideration initially received), net of (i) selling costs and out-of-pocket expenses (including reasonable broker’s fees or commissions, legal fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith and transfer and similar Taxes and the Borrower’s good faith estimate of income Taxes paid or payable (including, without duplication, pursuant to Tax sharing arrangements or any Tax distributions) in connection with such Disposition), (ii) amounts provided as a reserve in accordance with GAAP against any liabilities under any indemnification obligation or purchase price adjustment associated with such Disposition (provided that to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Proceeds), (iii) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness (other than the Secured Obligations and any other Indebtedness secured by a Lien that is pari passu with or expressly junior or subordinated to the Lien on the Collateral securing the Secured Obligations) which is secured by the asset sold in such Disposition and which is required to be repaid or otherwise comes due or would be in default and is repaid (other than any such Indebtedness that is assumed by the purchaser of such asset), (iv) Cash escrows (until released from escrow to the Borrower or any Restricted Subsidiary) from the sale price for such Disposition and (v) in the case of any Disposition by any non-Wholly-Owned Subsidiary, the pro rata portion of the Net Proceeds thereof (calculated without regard to this clause (v)) attributable to any minority interest and not available for distribution to or for the account of the Borrower or a Wholly-Owned Subsidiary as a result thereof; and (b) with respect to any issuance or incurrence of

Indebtedness or Capital Stock, the Cash proceeds thereof, net of all Taxes and fees, commissions, costs, underwriting discounts and other fees and expenses incurred in connection therewith.

“Non-Consenting Lender” has the meaning assigned to such term in Section 2.19(b).

“Non-Debt Fund Affiliate” means each Sponsor and each Affiliate of such Sponsor (other than any Affiliate of such Sponsor that is a Debt Fund Affiliate).

“Non-Public Information” means material non-public information (within the meaning of United States federal securities laws) with respect to the Borrower or the Restricted Subsidiaries or any of their respective Securities.

“Not Otherwise Applied” means, with respect to the any proceeds of any transaction or event, that such proceeds were not (a) required to be applied to repay the Loans pursuant to Section 2.11(b), or (b) previously (or concurrently) applied in determining the permissibility of a transaction under the Loan Documents where such permissibility was (or may have been) contingent on the receipt or availability of such proceeds (including with respect to the making of any Investments, Restricted Payments or Restricted Debt Payments).

“Notice of Intent to Cure” has the meaning assigned to such term in Section 6.14(b).

“Obligations” means all unpaid principal of and accrued and unpaid interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, all LC Exposure, all accrued and unpaid fees and all expenses, reimbursements, indemnities and all other advances to, debts, liabilities and obligations of any Loan Party to the Lenders or to any Lender, the Administrative Agent, any Issuing Bank or any indemnified party arising under the Loan Documents in respect of any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute, contingent, due or to become due, now existing or hereafter arising.

“OFAC” has the meaning assigned to such term in Section 3.19(a).

“Organizational Documents” means (a) with respect to any corporation, its certificate or articles of incorporation or organization and its by-laws, (b) with respect to any limited partnership, its certificate of limited partnership and its partnership agreement, (c) with respect to any general partnership, its partnership agreement, (d) with respect to any limited liability company, its articles of organization or certificate of formation, and its operating agreement, and (e) with respect to any other form of entity, such other organizational documents required by local Requirements of Law or customary under such jurisdiction to document the formation and governance principles of such type of entity. In the event that any term or condition of this Agreement or any other Loan Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such “Organizational Document” shall only be to a document of a type customarily certified by such governmental official.

“Other Applicable Indebtedness” has the meaning assigned to such term in Section 2.11(b)(i).

“Other Connection Taxes” means, with respect to any Lender, any Issuing Bank or the Administrative Agent, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising solely from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means any and all present or future stamp, court or documentary Taxes or any intangible, recording, filing or similar Taxes from any payment made hereunder or from the execution, delivery, performance, registration or enforcement of, from the receipt or perfection of a security interest under or otherwise with respect to, any Loan Document, but not including Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19(b)), or for the avoidance of doubt, any Excluded Taxes.

“Outstanding Amount” means (a) with respect to any Term Loan or Revolving Loan on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Term Loan or Revolving Loan, as the case may be, occurring on such date, (b) with respect to any Letter of Credit, the aggregate amount available to be drawn under such Letter of Credit and (c) with respect to any LC Disbursement on any date, the amount of the aggregate outstanding amount of such LC Disbursement on such date after giving effect to any disbursements with respect to any Letter of Credit occurring on such date and any other changes in the aggregate amount of such LC Disbursement as of such date, including as a result of any reimbursements by the Borrower of such unreimbursed LC Disbursement.

“Parent Company” means any Person of which the Borrower is a direct or indirect Wholly-Owned Subsidiary.

“Participant” has the meaning assigned to such term in Section 9.05(c).

“Participant Register” has the meaning assigned to such term in Section 9.05(c).

“Patent” means the following: (a) any and all patents and patent applications; (b) all inventions described and claimed therein; (c) all reissues, divisions, continuations, renewals, extensions and continuations in part thereof; and (d) all rights corresponding to any of the foregoing.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Pension Plan” means any Benefit Plan (other than a Multiemployer Plan), in which any Loan Party or any ERISA Affiliate of a Loan Party maintains or contributes to or has an obligation to contribute to or otherwise has any liability or obligation.

“Perfection Certificate” means a certificate substantially in the form of Exhibit E.

“Perfection Certificate Supplement” means a supplement to the Perfection Certificate substantially in the form of Exhibit F.

“Perfection Requirements” means, with respect to Collateral, the filing of appropriate financing statements with the office of the Secretary of State of the state of organization of each Loan Party, the filing of appropriate assignments or notices with the U.S. Patent and Trademark Office and the U.S. Copyright Office, as applicable, the proper recording or filing, as applicable, of Mortgages and fixture filings with respect to any Material Real Estate Asset constituting Collateral, in each case in favor of the Administrative Agent for the benefit of the Secured Parties and the delivery to the Administrative Agent of any stock certificate or promissory note, together with instruments of transfer executed in blank, in each case, to the extent required by the applicable Loan Documents.

“Permitted Acquisition” means any acquisition made by the Borrower or any Restricted Subsidiary, whether by purchase, merger, amalgamation or otherwise, of all or substantially all of the assets of, or any business line, unit or division or product line (including research and development and related assets in respect of any product) of, any Person or of a majority of the outstanding Capital Stock of any Person who is engaged in a Similar Business (and, in any event, including any Investment in (x) any Restricted Subsidiary the effect of which is to increase the Borrower’s or any Restricted Subsidiary’s equity ownership in such Restricted Subsidiary or (y) any joint venture constituting a Subsidiary for the purpose of increasing the Borrower’s or such Restricted Subsidiary’s ownership interest in such joint venture); provided that (I) immediately after giving effect thereto, the Borrower shall be in compliance with Section 6.10, (II) such acquisition, purchase or other transaction was not preceded by an unsolicited tender offer for such assets or Capital Stock by, or proxy contest initiated by, the Borrower, any Restricted Subsidiary or any Parent Company, (III) no Event of Default under Sections 7.01(a), 7.01(f) or 7.01(g) shall exist, (IV) any acquired or newly formed Restricted Subsidiary shall not be liable for any Indebtedness except for Indebtedness otherwise permitted by Section 6.01, (V) the total consideration paid (directly or indirectly) by Persons that are Loan Parties for (a) the Capital Stock of any Person that does not become a Loan Party or (b) in the case of an asset acquisition, assets that are not acquired by any Loan Party, when taken together with the total consideration for all such Persons and assets so acquired after the Closing Date, shall not exceed (together with any Investments in a non-Loan Party pursuant to clause (b)(iii) of the definition of Permitted Investment) the sum of (i) the greater of $55,000,000 and 35.0% of Consolidated Adjusted EBITDA for the most recently ended Test Period plus (ii) amounts otherwise available to be invested in a Restricted Subsidiary that is not a Loan Party under Section 6.04(a); provided that the limitation described in this proviso shall not apply to any acquisition to the extent (A) any such consideration is financed with the proceeds of sales of the Qualified Capital Stock of, or common equity capital contributions to, the Borrower or any Restricted Subsidiary or (B) the Person so acquired (or the Person owning the assets so acquired) becomes a Loan Guarantor even though such Person owns Capital Stock in Persons that are not otherwise required to become Loan Guarantors, if, in the case of this clause (B), at least 60.0% of the Consolidated Adjusted EBITDA of the Person(s) acquired in such acquisition (or the Persons owning the assets so acquired) (for this purpose and for the component definitions used in the definition of “Consolidated Adjusted EBITDA”, determined on a consolidated basis for such Person(s) and the Restricted Subsidiaries) is generated by Person(s) that will become Loan Guarantors (i.e., disregarding any Consolidated Adjusted EBITDA generated by Restricted Subsidiaries of such Persons that are not (or will not become) Loan Guarantors), and (VI) with respect to an acquisition involving consideration in excess of $75,000,000, the Borrower shall provide the Administrative Agent with 5 Business Days’ prior written notice (or such shorter notice as the Administrative Agent may agree) and, upon the reasonably request of the Administrative Agent, the Borrower shall provide the Administrative Agent with financial statements, to the extent readily available to the Borrower, of the Person which is the subject of such acquisition (to the extent available), pro forma projected financial statements for the 12-month period following such acquisition after giving effect to such acquisition (including balance sheets, cash flows and income statements) and such other information relating to such acquisition that is readily available to the Borrower.

“Permitted Holders” means (a) the Investors and (b) any Person with which one or more Investors form a “group” (within the meaning of Section 14(d) of the Exchange Act) so long as, in the case of this clause (b), the relevant Investors beneficially own more than 50% of the relevant voting stock beneficially owned by the group.

“Permitted Investment” means the following:

(a)           Investments in Cash and Investments that were Cash Equivalents at the time made;

(b)           (i) Investments existing on the Closing Date in the Borrower or in any Subsidiary, (ii) Investments made after the Closing Date among the Borrower or one or more Restricted Subsidiaries that are Loan Parties, (iii) Investments made after the Closing Date by any Loan Party in any Restricted Subsidiary that is not a Loan Party in an aggregate outstanding amount not to exceed (together with any Permitted Acquisition of a non-Loan Party pursuant to clause (b)(i) of the definition of “Permitted Investment”) the greater of $55,000,000 and 35.0% of Consolidated Adjusted EBITDA for the most recently ended Test Period, (iv) Investments made by any Restricted Subsidiary that is not a Loan Party in any Loan Party or any other Restricted Subsidiary that is not a Loan Party and (v) Investments made by any Loan Party or any Restricted Subsidiary that is not a Loan Party in the form of any contribution or Disposition of the Capital Stock of any Person that is not a Loan Party, in each case, to the extent not prohibited by Section 6.07;

(c)           Investments (i) constituting deposits, prepayments or other credits to suppliers, (ii) made in connection with obtaining, maintaining or renewing client and customer contracts or (iii) in the form of advances made to distributors, suppliers, licensors and licensees, in each case, in the ordinary course of business or, in the case of this clause (iii), to the extent necessary to maintain the ordinary course of supplies to the Borrower or any Restricted Subsidiary;

(d)           Investments in Similar Businesses in an aggregate outstanding amount not to exceed the greater of $11,000,000 and 6.0% of Consolidated Adjusted EBITDA for the most recently ended Test Period;

(e)           (i) Permitted Acquisitions and (ii) Investments in Restricted Subsidiaries that are not Loan Parties in amounts required to permit such Restricted Subsidiaries to consummate Permitted Acquisitions;

(f)            Investments (i) existing on, or contractually committed to or contemplated as of, the Closing Date and, in the case of any such Investment with an outstanding amount in excess of $1,000,000, described on Schedule 1.01(d) and (ii) any modification, replacement, renewal or extension of any Investment described in clause (i) above so long as no such modification, renewal or extension increases the amount of such Investment except by the terms thereof or as otherwise permitted by this definition;

(g)           Investments received in lieu of Cash in connection with any Disposition permitted by Section 6.07;

(h)           loans or advances to present or former employees, directors, members of management, officers, managers or consultants or independent contractors (or their respective Immediate Family Members) of the Borrower, any Restricted Subsidiary or any Parent Company or any joint venture to the extent permitted by Requirements of Law, in connection with such Person’s purchase of Capital Stock of the Borrower, any Restricted Subsidiary or any Parent Company, either (i) in an aggregate principal amount at any one time outstanding not to exceed greater of $15,500,000 and 9.0% of Consolidated Adjusted EBITDA for the most recently ended Test Period or (ii) so long as the proceeds of such loan or advance are substantially contemporaneously contributed to the Borrower for the purchase of such Capital Stock;

(i)            Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business;

(j)            Investments consisting of (or resulting from) Indebtedness permitted under Section 6.01 (other than Indebtedness permitted under Sections 6.01(b) and (h)), Permitted Liens,

Restricted Payments permitted under Section 6.04 (other than Sections 6.04(a)(i)(F) and 6.04(a)(ix)), Restricted Debt Payments permitted by Section 6.04(b) and mergers, consolidations, amalgamations, liquidations, windings up, dissolutions or Dispositions permitted by Section 6.07 (other than Section 6.07(a) (if made in reliance on subclause (ii)(y) of the proviso thereto), Section 6.07(b) (if made in reliance on clause (ii) therein), Section 6.07(c)(ii) (if made in reliance on clause (B) therein) and Section 6.07(g));

(k)           Investments in the ordinary course of business consisting of endorsements for collection or deposit and customary trade arrangements with customers;

(l)            Investments (including debt obligations and Capital Stock) received (i) in connection with the bankruptcy or reorganization of any Person, (ii) in settlement of delinquent obligations of, or other disputes with, customers, suppliers and other account debtors arising in the ordinary course of business, (iii) upon foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment or (iv) as a result of the settlement, compromise, resolution of litigation, arbitration or other disputes;

(m)          (i) loans and advances of payroll payments or other compensation to present or former employees, directors, members of management, officers, managers or consultants of any Parent Company (to the extent such payments or other compensation relate to services provided to such Parent Company or its Subsidiaries (but excluding, for the avoidance of doubt, the portion of any such amount, if any, attributable to the ownership or operations of any Subsidiary of any Parent Company other than the Borrower and its Subsidiaries)) in the ordinary course of business and (ii) any advance to any current or former employee, officer, director, member of management, manager, consultant or independent contractor of the Borrower, any Restricted Subsidiary, or any Parent Company for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business;

(n)           Investments to the extent that payment therefor is made solely with Capital Stock of any Parent Company or Qualified Capital Stock of the Borrower or any Restricted Subsidiary, in each case, to the extent not resulting in a Change of Control;

(o)           (i) Investments of any Restricted Subsidiary acquired after the Closing Date, or of any Person acquired by, or merged into or consolidated or amalgamated with, the Borrower or any Restricted Subsidiary after the Closing Date, in each case as part of an Investment otherwise permitted by this definition or otherwise under Section 6.04(a) to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation and were in existence on the date of the relevant acquisition, merger, amalgamation or consolidation and (ii) any modification, replacement, renewal or extension of any Investment permitted under the foregoing clause (o)(i) so long as no such modification, replacement, renewal or extension thereof increases the amount of such Investment except as otherwise permitted by this definition;

(p)           Investments made in connection with the Transactions;

(q)           Investments made after the Closing Date by the Borrower or any Restricted Subsidiary in an aggregate amount at any time outstanding not to exceed:

(i)            the greater of $15,500,000 and 10.0% of Consolidated Adjusted EBITDA for the most recently ended Test Period, plus

(ii)           in the event that (A) the Borrower or any Restricted Subsidiary makes any Investment after the Closing Date in any Person that is not a Restricted Subsidiary and (B) such Person subsequently becomes a Restricted Subsidiary, an amount equal to 100.0% of the fair market value of such Investment as of the date on which such Person becomes a Restricted Subsidiary;

(r)            so long as, immediately prior to and immediately after giving effect thereto, no Event of Default has occurred and is continuing, Investments made after the Closing Date by the Borrower or any Restricted Subsidiary in an aggregate outstanding amount not to exceed the portion, if any, of the Available Amount on such date that the Borrower elects to apply to this clause (r);

(s)            to the extent not constituting Indebtedness, (i) Guarantees of leases or of other obligations not constituting Indebtedness and (ii) Guarantees of the lease obligations of suppliers, customers, franchisees and licensees of the Borrower or the Restricted Subsidiaries, in each case, in the ordinary course of business;

(t)            Investments in any Person in amounts and for purposes for which Restricted Payments to such Person are permitted under Section 6.04(a); provided that any Investment made as provided above in lieu of any such Restricted Payment shall constitute utilization (to the extent of the amount of such Investment) of the applicable Restricted Payment basket under Section 6.04(a);

(u)           Investments made by any Restricted Subsidiary that is not a Loan Party with the proceeds received by such Restricted Subsidiary from an Investment made by any Loan Party in such Restricted Subsidiary pursuant to this definition (other than Investments made pursuant to clause (e)(ii) of this definition);

(v)           Investments in Subsidiaries in connection with internal reorganizations or restructurings and activities related to tax planning; provided that, after giving effect to any such reorganization, restructuring or activity, neither the Loan Guaranty, taken as a whole, nor the value of the Collateral, taken as a whole, is materially impaired and the Collateral and Guarantee Requirement remains satisfied;

(w)          Investments under any Derivative Transaction of the type permitted under Section 6.01(s);

(x)           Investments in joint ventures in an aggregate outstanding amount not to exceed the greater of $12,500,000 and 8.0% of Consolidated Adjusted EBITDA for the most recently ended Test Period;

(y)           Investments made in joint ventures as required by, or made pursuant to, buy/sell arrangements between the joint venture parties set forth in joint venture agreements and similar binding arrangements;

(z)           unfunded pension fund and other employee benefit plan obligations and liabilities to the extent that the same are permitted to remain unfunded under applicable Requirements of Law;

(aa)         Investments in the Borrower, any Subsidiary or any joint venture in connection with intercompany cash management arrangements and related activities in the ordinary course of business;

(bb)         Investments consisting of the licensing or contribution of IP Rights pursuant to joint marketing arrangements with other Persons or in the ordinary course of business;

(cc)                            Seed Capital Investments in an aggregate amount not to exceed the greater of $31,000,000 and 20.0% of Consolidated Adjusted EBITDA for the most recently ended Test Period;

(dd)                          Investments in any Restricted Subsidiary that is a Broker-Dealer Subsidiary to the extent necessary for such Restricted Subsidiary to be in compliance with its net capital requirements under any Requirements of Law;

(ee)                            Investments for (i) utilities, security deposits, leases and similar prepaid expenses incurred in the ordinary course of business and (ii) trade accounts created, or prepaid expenses accrued, in the ordinary course of business; and

(ff)                              so long as immediately prior to and immediately after giving effect thereto, no Event of Default has occurred and is continuing, other Investments so long as, immediately after giving effect thereto, the First Lien Leverage Ratio is no greater than 2.75:1.00, determined on a Pro Forma Basis for the most recently ended Test Period.

“Permitted Liens” means Liens permitted pursuant to Section 6.02.

“Person” means any natural person, firm, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or any other entity.

“Platform” has the meaning assigned to such term in Section 5.01.

“Prepayment Asset Sale” means any Disposition outside of the ordinary course of business by the Borrower or any Restricted Subsidiary made pursuant to Sections 6.07(h), 6.07(q) (but solely to the extent the related acquisition was financed with Term Loans, it being expressly understood and agreed that the Net Proceeds of any such Disposition shall be deemed to be Net Proceeds of a Prepayment Asset Sale in the same proportion as the related acquisition was financed by such Term Loans (i.e., if 30.0% of the purchase price for such acquisition was financed with Term Loans, 30.0% of the Net Proceeds of such Disposition shall be deemed to be the proceeds of a Prepayment Asset Sale)), 6.07(x), 6.07(aa), 6.07(bb) or 6.08.

“Prepayment Notice” means a notice by the Borrower of a prepayment in accordance with Section 2.11 and in substantially the form attached hereto as Exhibit N or such other form that is reasonably acceptable to the Administrative Agent and the Borrower.

“Primary Obligor” has the meaning assigned to such term in the definition of “Guarantee”.

“Prime Rate” means the rate of interest per annum announced from time to time by Royal Bank (or any successor to Royal Bank in its capacity as Administrative Agent) as its prime commercial lending rate in effect at its principal office in New York City. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer.

“Pro Forma Basis” or “pro forma effect” means, with respect to any determination of the Total Leverage Ratio, the First Lien Leverage Ratio, Consolidated Adjusted EBITDA or Consolidated Total Assets (including component definitions thereof) that each Subject Transaction shall be deemed to have occurred as of the first day of the applicable Test Period (or, in the case of Consolidated Total Assets, as of the last day of such Test Period) with respect to any test or covenant for which such calculation is being made and that:

(a)                                 (i) in the case of (A) any Disposition of all or substantially all of the Capital Stock of any Restricted Subsidiary or any division or product line of the Borrower or any Restricted Subsidiary or (B) any designation of a Restricted Subsidiary as an Unrestricted Subsidiary, income statement items (whether positive or negative) attributable to the property or Person subject to such Subject Transaction, shall be excluded as of the first day of the applicable Test Period with respect to any test or covenant for which the relevant determination is being made and (ii) in the case of any Permitted Acquisition, Investment or designation of an Unrestricted Subsidiary as a Restricted Subsidiary described in the definition of the term “Subject Transaction”, income statement items (whether positive or negative) attributable to the property or Person subject to such Subject Transaction shall be included as of the first day of the applicable Test Period with respect to any test or covenant for which the relevant determination is being made; provided that any pro forma adjustment described in this clause (a) may be applied to any such test or covenant solely to the extent that such adjustment is consistent with the definition of “Consolidated Adjusted EBITDA”,

(b)                                 any retirement or repayment of Indebtedness in connection therewith shall be deemed to have occurred as of the first day of the applicable Test Period with respect to any test or covenant for which the relevant determination is being made,

(c)                                  any Indebtedness incurred by the Borrower or any Restricted Subsidiary in connection therewith shall be deemed to have occurred as of the first day of the applicable Test Period with respect to any test or covenant for which the relevant determination is being made; provided that, (x) if such Indebtedness has a floating or formula rate, such Indebtedness shall have an implied rate of interest for the applicable Test Period for purposes of this definition determined by utilizing the rate that is or would be in effect with respect to such Indebtedness at the relevant date of determination (taking into account any interest hedging arrangements applicable to such Indebtedness), (y) interest on any obligation with respect to any Capital Lease shall be deemed to accrue at an interest rate determined in good faith by a Responsible Officer of the Borrower to be the rate of interest implicit in such obligation in accordance with GAAP and (z) interest on any Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a Eurocurrency interbank offered rate or other rate shall be determined to have been based upon the rate actually chosen by the Borrower or, if no such rate is chosen, the rate that would otherwise apply, and

(d)                                 the acquisition of any assets included in calculating Consolidated Total Assets, whether pursuant to any Subject Transaction or any Person becoming a Subsidiary or merging, amalgamating or consolidating with or into the Borrower or any of its Subsidiaries, or the Disposition of any assets included in calculating Consolidated Total Assets described in the definition of “Subject Transaction” shall be deemed to have occurred as of the last day of the applicable Test Period with respect to any test or covenant for which such calculation is being made.

Notwithstanding anything to the contrary set forth in the immediately preceding paragraph, for the avoidance of doubt, when calculating the First Lien Leverage Ratio for purposes of Section 6.14(a) (other than for the purpose of determining pro forma compliance with Section 6.14(a) as a condition to taking any action under this Agreement), the events described in the immediately preceding paragraph that occurred subsequent to the end of the applicable Test Period shall not be given pro forma effect.

“Projections” means the financial projections of the Borrower and its Subsidiaries included in the Information Materials (or a supplement thereto).

“Promissory Note” means a promissory note of the Borrower payable to any Lender or its registered assigns, in substantially the form of Exhibit G, evidencing the aggregate outstanding principal amount of Loans of the Borrower to such Lender resulting from the Loans made by such Lender.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Company Costs” means Charges associated with, or in anticipation of, or preparation for, compliance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith and Charges relating to compliance with the provisions of the Securities Act and the Exchange Act (and, in each case, similar Requirements of Law under other jurisdictions), or the rules of national securities exchange companies with listed equity or debt securities, in each case as applicable to companies with equity or debt securities held by the public, including such Requirements of Law and rules relating to directors’, managers’ or employees’ compensation, fees and expense reimbursement, and including Charges relating to investor relations, shareholder meetings and reports to shareholders or debtholders, directors’ and officers’ insurance and other executive costs, related legal and other professional fees (including auditors’ and accountants’ fees), listing fees, filing fees and other costs and/or expenses associated with being a public company.

“Public Lenders” means Lenders that do not wish to receive Non-Public Information with respect to the Borrower and each of its Affiliates, Subsidiaries or Securities.

“Published LIBO Rate”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined, for any Interest Period, as set forth below:

(a)                           in the case of any LIBO Rate Loan:

(i)                                     the rate per annum equal to the rate determined by reference to the ICE Benchmark Administration London Interbank Offered Rate (as set forth by any service which has been nominated by the ICE Benchmark Administration as an authorized information vendor for the purpose of displaying such rates (or otherwise on the Bloomberg screen)) for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period; or

(ii)                                  if the rate referenced in the preceding clause (a)(i) does not appear on such page or service or such page or service shall not be available, the rate per annum equal to the rate reasonably determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average ICE Benchmark Administration London Interbank Offered Rate for deposits in Dollars offered in the London interbank market (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period; or

(iii)                               if the rates referenced in the preceding clauses (a)(i) and (a)(ii) are not available, the “Published LIBO Rate” shall be the Interpolated Rate, for a period equal in length to the Interest Period of the Loan;

(b)                                for any interest calculation with respect to an ABR Loan on any date:

(i)                                     the rate per annum equal to the rate determined by reference to the ICE Benchmark Administration London Interbank Offered Rate (as set forth by any service which has been nominated by the ICE Benchmark Administration as an authorized information vendor for the purpose of displaying such rates (or otherwise on the Bloomberg screen)) for one-month deposits in Dollars offered in the London interbank market (for delivery on the first day of such Interest Period) determined as of approximately 11:00 a.m. (London time) on such date; or

(ii)                                  if the rate referenced in preceding clause (b)(i) does not appear on such page or service or such page or service shall not be available, the rate per annum equal to the rate reasonably determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average ICE Benchmark Administration London Interbank Offered Rate for one-month deposits in Dollars offered in the London interbank market (for delivery on the first day of such Interest Period) determined as of approximately 11:00 a.m. (London time) on such date; or

(iii)                               if the rates referenced in preceding clauses (b)(i) and (b)(ii) are not available, the “Published LIBO Rate” shall be the Interpolated Rate, for a one-month period.

If at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that the supervisor for the administrator of the ICE Benchmark Administration London Interbank Offered Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the ICE Benchmark Administration London Interbank Offered Rate shall no longer be used for determining interest rates for loans, then the Administrative Agent and the Borrower shall endeavor to establish an alternate rate of interest to the ICE Benchmark Administration London Interbank Offered Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable, including adjustments to the Applicable Rate as may be necessary to maintain the relative margin on the applicable Obligations as in effect prior to the implementation of such alternate rate of interest and such other related changes after giving effect thereto. Notwithstanding anything to the contrary in Section 9.02, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five Business Days of the date notice of such alternate rate of interest (including any adjustments to the marginal rates) is provided to the Lenders, a written notice from the Required Lenders stating that such Required Lenders object to such amendment. Until an alternate rate of interest (including any adjustments to the Applicable Rate) shall be determined in accordance with this paragraph (but only to the extent the ICE Benchmark Administration London Interbank Offered Rate for such Interest Period is not available or published at such time on a current basis), (x) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a LIBO Rate Borrowing shall be ineffective and such Borrowing shall be converted to an ABR Borrowing on the last day of the Interest Period applicable thereto, and (y) if any Borrowing Request requests a LIBO Rate Borrowing, such Borrowing shall be made as an ABR Borrowing. To the extent a comparable or successor rate is approved by the Administrative Agent in connection herewith, the approved rate shall be applied to the then applicable Interest Period in a manner consistent with market practice as reasonably determined by the Administrative Agent.

“Qualified Capital Stock” of any Person means any Capital Stock of such Person that is not Disqualified Capital Stock.

“Qualifying IPO” means (a) the Initial IPO and (b) the issuance and sale by the Borrower or any Parent Company of its common Capital Stock in any other underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act (whether alone or in connection with a secondary public offering) pursuant to which net Cash proceeds of at least $100,000,000 are received by or contributed to the Borrower.

“Real Estate Asset” means, at any time of determination, all right, title and interest (fee, leasehold or otherwise) of any Loan Party in and to real property (including, but not limited to, land, improvements and fixtures thereon).

“Refinancing” has the meaning assigned to such term in the recitals to this Agreement.

“Refinancing Amendment” means an amendment to this Agreement that is reasonably satisfactory to the Administrative Agent and the Borrower executed by (a) each of the Loan Parties, (b) the Administrative Agent and (c) each Lender that agrees to provide all or any portion of the Replacement Term Loans or the Replacement Revolving Facility, as applicable, being incurred pursuant thereto and in accordance with Section 9.02(c).

“Refinancing Credit Facilities Indebtedness” means Refinancing Indebtedness incurred in respect of Indebtedness permitted under Section 6.01(a).

“Refinancing Indebtedness” has the meaning assigned to such term in Section 6.01(p).

“Refunding Capital Stock” has the meaning assigned to such term in Section 6.04(a)(viii).

“Register” has the meaning assigned to such term in Section 9.05(b)(iv).

“Registered Broker-Dealer” has the meaning assigned to such term in the definition of the term “Broker-Dealer Subsidiaries.”

“Regulation H” means Regulation H of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation T” means Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation U” means Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” means Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Related Funds” means with respect to any Lender that is an Approved Fund, any other Approved Fund that is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, managers, officers, trustees, employees, partners, agents, advisors and other representatives of such Person and such Person’s Affiliates.

“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the indoor or outdoor environment.

“Replaced Revolving Facility” has the meaning assigned to such term in Section 9.02(c)(ii).

“Replaced Term Loans” has the meaning assigned to such term in Section 9.02(c)(i).

“Replacement Revolving Facility” has the meaning assigned to such term in Section 9.02(c)(ii).

“Replacement Term Loans” has the meaning assigned to such term in Section 9.02(c)(i).

“Representative” has the meaning assigned to such term in Section 9.13.

“Repricing Transaction” means each of (a) the refinancing of all or a portion of the Initial Term Loans with the proceeds of any secured term loans (including any Replacement Term Loans) incurred by any Loan Party or any of their respective Subsidiaries having an Effective Yield (as determined on the date of initial incurrence thereof) that is less than the Effective Yield (as determined on such date) applicable to the Initial Term Loans so refinanced and (b) any amendment, waiver or other modification of or to this Agreement that has the effect of reducing the Effective Yield applicable to the Initial Term Loans; provided that the primary purpose of such refinancing or amendment, waiver or other modification was to reduce the Effective Yield applicable to the Initial Term Loans; and provided, further, that in no event shall any such refinancing or amendment, waiver or other modification in connection with a Change of Control, Qualifying IPO or Transformative Acquisition constitute a Repricing Transaction. Any determination by the Administrative Agent of the Effective Yield for purposes of the definition shall be conclusive and binding on all Lenders, and the Administrative Agent shall have no liability to any Person with respect to such determination absent bad faith, gross negligence or willful misconduct of the Administrative Agent.

“Required Excess Cash Flow Percentage” means, as of any date of determination, (a) if the First Lien Leverage Ratio is greater than 2.50:1.00, 50.0%, (b) if the First Lien Leverage Ratio is less than or equal to 2.50:1.00 and greater than 1.50:1.00, 25.0% and (c) if the First Lien Leverage Ratio is less than or equal to 1.50:1.00, 0%; it being understood and agreed that, for purposes of this definition as it applies to the determination of the amount of Excess Cash Flow that is required to be applied to prepay the Term Loans under Section 2.11(b)(i) for any Excess Cash Flow Period, the First Lien Leverage Ratio shall be calculated as of the scheduled date of, and giving pro forma effect to, such prepayment.

“Required Lenders” means, at any time, Lenders having Loans and unused Commitments representing more than 50.0% of the sum of the total Loans and such unused Commitments at such time. The Loans and unused Commitments of any Defaulting Lender shall be disregarding in determining Required Lenders at any time.

“Required Prepayment Percentage” means, as of any date of determination, (a) if the First Lien Leverage Ratio is greater than 2.50:1.00, 100.0%, (b) if the First Lien Leverage Ratio is less than or equal to 2.50:1.00 and greater than 1.50:1.00, 25.0% and (c) if the First Lien Leverage Ratio is less than or equal to 1.50:1.00, 0%; it being understood and agreed that, for purposes of this definition as it applies to the determination of the amount of Net Proceeds in respect of any Prepayment Asset Sale or Net Insurance/Condemnation Proceeds that is required to be applied to prepay the Term Loans under Section 2.11(b)(ii) at any time, the First Lien Leverage Ratio shall be calculated as of the scheduled date of, and giving pro forma effect to, such prepayment.

“Required Revolving Lenders” means, at any time, Lenders having Revolving Credit Exposure representing more than 50.0% of the sum of the total Revolving Credit Exposure at such time. The Revolving Credit Exposure of any Defaulting Lender shall be disregarding in determining Required Revolving Lenders at any time.

“Requirements of Law” means, with respect to any Person, collectively, the common law and all federal, state, local, foreign, national, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities) and the interpretation or administration thereof by, and other determinations, directives, requirements or requests of any Governmental Authority, in each case whether or not having the force of law and that are applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” of any Person means the chief executive officer, the president, the chief financial officer, the treasurer, any assistant treasurer, any executive vice president, any senior vice president, any vice president or the chief operating officer of such Person and any other individual or similar official thereof responsible for the administration of the obligations of such Person in respect of this Agreement, and, as to any document delivered on the Closing Date, shall include any secretary or assistant secretary or any other individual or similar official thereof with substantially equivalent responsibilities of a Loan Party and, solely for purposes of notices given pursuant to Article 2, any other officer of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of any Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership or other action on the part of such Loan Party, and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Responsible Officer Certification” means, with respect to the financial statements for which such certification is required, the certification of a Responsible Officer of the Borrower that such financial statements fairly present, in all material respects, in accordance with GAAP, the consolidated financial condition of the Borrower and its Subsidiaries as at the dates indicated and its consolidated income and cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments and the absence of footnotes.

“Restricted Debt” means (a) any Indebtedness permitted under Section 6.01(x), (b) any Junior Lien Indebtedness or (c) any Junior Indebtedness.

“Restricted Debt Payment” has the meaning set forth in Section 6.04(b).

“Restricted Foreign Subsidiary Amount” has the meaning set forth in Section 2.11(b)(v)(A).

“Restricted Investment” means any Investment other than a Permitted Investment.

“Restricted Joint Venture Amount” has the meaning set forth in Section 2.11(b)(v)(B).

“Restricted Payment” means (a) any dividend or other distribution on account of any shares of any class of the Capital Stock of the Borrower or any Restricted Subsidiary, except a dividend payable solely in shares of Qualified Capital Stock to the holders of such class, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value of any shares of any class of the Capital Stock of the Borrower or any Restricted Subsidiary, (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of the

Capital Stock of the Borrower or any Restricted Subsidiary now or hereafter outstanding and (d) any Restricted Investment.

“Restricted Subsidiary” means, as to any Person, any direct or indirect Subsidiary of such Person other than any Unrestricted Subsidiary. Unless otherwise specified, “Restricted Subsidiary” shall mean any Restricted Subsidiary of the Borrower.

“Restricted Tax Amount” has the meaning set forth in Section 2.11(b)(v)(C).

“Revolving Credit Commitment” means any Initial Revolving Credit Commitment and any Additional Revolving Credit Commitment.

“Revolving Credit Exposure” means, with respect to any Lender at any time, the aggregate Outstanding Amount at such time of such Lender’s Initial Revolving Credit Exposure and Additional Revolving Credit Exposure.

“Revolving Facility” means the Initial Revolving Facility, any Incremental Revolving Facility, any facility governing Extended Revolving Credit Commitments or Extended Revolving Loans and any Replacement Revolving Facility hereunder.

“Revolving Lender” means any Initial Revolving Lender and any Additional Revolving Lender.

“Revolving Loans” means any Initial Revolving Loans and any Additional Revolving Loans.

“Royal Bank” has the meaning assigned to such term in the preamble to this Agreement.

“S&P” means Standard & Poor’s Financial Services LLC, a Subsidiary of S&P Global Inc., or any successor by merger or consolidation to its business.

“Sale and Lease-Back Transaction” has the meaning assigned to such term in Section 6.08.

“Scheduled Consideration” has the meaning assigned to such term in the definition of “Excess Cash Flow”.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of its functions.

“Secured Hedging Obligations” means all Hedging Obligations (other than any Excluded Swap Obligations) under each Hedge Agreement that (a) is in effect on the Closing Date between any Loan Party and a counterparty that is a Lender or an Agent or any Affiliate of a Lender or an Agent as of the Closing Date or (b) is entered into after the Closing Date between any Loan Party and any counterparty that is (or is an Affiliate of) any Lender or any Agent at the time such Hedge Agreement is entered into, for which such Loan Party agrees to provide security and in each case that has been designated to the Administrative Agent in writing by the Borrower as being a Secured Hedging Obligation for purposes of the Loan Documents, it being understood that each counterparty thereto shall be deemed (A) to appoint the Administrative Agent as its agent under the applicable Loan Documents and (B) to agree to be bound by the provisions of Article 8, Sections 9.03 and Section 9.10 as if it were a Lender.

“Secured Obligations” means all Obligations, together with (a) all Banking Services Obligations and (b) all Secured Hedging Obligations.

“Secured Parties” means (i) the Lenders and the Issuing Banks, (ii) the Administrative Agent, (iii) each counterparty to a Hedge Agreement with a Loan Party the obligations under which constitute Secured Hedging Obligations, (iv) each provider of Banking Services to any Loan Party the obligations under which constitute Banking Services Obligations, (v) the Arrangers and (vi) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document.

“Securities” means any stock, shares, units, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing; provided that “Securities” shall not include any earn-out agreement or obligation or any employee bonus or other incentive compensation plan or agreement.

“Securities Act” means the Securities Act of 1933 and the rules and regulations of the SEC promulgated thereunder.

“Security Agreement” means the Pledge and Security Agreement, substantially in the form of Exhibit H, among the Loan Parties and the Administrative Agent for the benefit of the Secured Parties.

“Seed Capital Investment” means any “seed” or “early stage” investment in, or segregating of funds in, an Investment Vehicle in which the Borrower or one or more of the Restricted Subsidiaries has invested or is segregating capital for the purpose of establishing or maintaining an investment record in order to offer one or more products or investment strategies to third-party investors.

“Similar Business” means any Person the majority of the revenues of which are derived from a business that would be permitted by Section 6.10 if the references to “Restricted Subsidiaries” in Section 6.10 were read to refer to such Person.

“SPC” has the meaning assigned to such term in Section 9.05(e).

“Sponsors” means Crestview Partners II, L.P., Reverence Capital Partners and their respective Affiliates.

“Stated Amount” means, with respect to any Letter of Credit, at any time, the maximum amount available to be drawn thereunder, in each case determined (x) as if any future automatic increases in the maximum available amount provided for in any such Letter of Credit had in fact occurred at such time and (y) without regard to whether any conditions to drawing could then be met but after giving effect to all previous drawings made thereunder.

“Subject Loans” has the meaning assigned to such term in Section 2.11(b)(ii).

“Subject Proceeds” has the meaning assigned to such term in Section 2.11(b)(ii).

“Subject Transaction” means, with respect to any Test Period, (a) the Transactions, (b) any Permitted Acquisition or any other acquisition or similar Investment, whether by purchase, merger, amalgamation or otherwise, of all or substantially all of the assets of, or any business line, unit or division of, any Person or of a majority of the outstanding Capital Stock of any Person (and, in any event, including any Investment in (x) any Restricted Subsidiary the effect of which is to increase the Borrower’s or any Restricted Subsidiary’s respective equity ownership in such Restricted Subsidiary or

(y) any joint venture for the purpose of increasing the Borrower’s or any Restricted Subsidiary’s respective ownership interest in such joint venture), in each case that is permitted by this Agreement, (c) any Disposition of all or substantially all of the assets or Capital Stock of any Subsidiary (or any business unit, line of business or division of the Borrower or a Restricted Subsidiary) not prohibited by this Agreement, (d) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary or an Unrestricted Subsidiary as a Restricted Subsidiary in accordance with Section 5.09 hereof or (e) any incurrence or repayment of Indebtedness or other event, that by the terms of the Loan Documents requires pro forma compliance with a test or covenant hereunder or requires such test or covenant to be calculated on a pro forma basis.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity (whether or not existing as at the date hereof) of which more than 50% of the total voting power of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof; provided that in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interests in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding; provided, further, that no Investment Vehicle shall be deemed hereunder to be a Subsidiary of the Borrower or any Subsidiary thereof. Unless otherwise specified, “Subsidiary” shall mean any Subsidiary of the Borrower.

“Successor Borrower” has the meaning assigned to such term in Section 6.07(a).

“Swap Obligations” means, with respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Syndication Agent” means JPMorgan Chase Bank, N.A., in its capacity as syndication agent.

“Taxes” means any and all present and future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Tax Group” has the meaning assigned to such term in Section 6.04(a)(i)(B).

“Term Commitment” means any Initial Term Loan Commitment and any Additional Term Loan Commitment.

“Term Facility” means the Term Loans provided to or for the benefit of the Borrower pursuant to the terms of this Agreement.

“Term Lender” means any Initial Term Lender and any Additional Term Lender.

“Term Loan” means the Initial Term Loans and, if applicable, any Additional Term Loans.

“Termination Date” has the meaning assigned to such term in the lead-in to Article 5.

“Test Period” means, as of any date, (a) for purposes of determining actual compliance with Section 6.14(a), the period of four consecutive Fiscal Quarters then most recently ended for which financial statements under Section 5.01(a) or Section 5.01(b), as applicable, have been delivered (or are required to have been delivered) and (b) for any other purpose, the period of four consecutive Fiscal Quarters then most recently ended for which financial statements of the type described in Section 5.01(a)  or Section 5.01(b), as applicable, have been delivered (or are required to have been delivered) or, if earlier, are internally available; it being understood and agreed that prior to the first delivery of financial statements of Section 5.01(a), “Test Period” means the most recent period of four consecutive Fiscal Quarters in respect of which financial statements for the Borrower are available.

“Threshold Amount” means, as of any date of termination, an amount equal to $20,000,000.

“Total Leverage Ratio” means the ratio, as of any date of determination, of (a) Consolidated Total Debt outstanding as of the last day of the Test Period then most recently ended to (b) Consolidated Adjusted EBITDA for the Test Period then most recently ended, in each case of the Borrower and the Restricted Subsidiaries on a consolidated basis.

“Total Revolving Credit Commitment” means, at any time, the aggregate amount of the Revolving Credit Commitments, as in effect at such time.

“Trademark” means the following: (a) all trademarks, service marks, common law marks, trade names, trade dress, and logos, slogans and other indicia of origin under the Requirements of Law of any jurisdiction in the world, and the registrations and applications for registration thereof and the goodwill of the business symbolized by the foregoing; (b) all renewals of the foregoing; and (c) all rights corresponding to any of the foregoing.

“Transaction Costs” means fees, commissions, premiums, expenses and other transaction costs (including original issue discount or upfront fees) payable or otherwise borne by any Parent Company, the Borrower or its Subsidiaries in connection with the Transactions and the transactions contemplated thereby.

“Transactions” means, collectively, (a) the execution, delivery and performance by the Loan Parties of the Loan Documents to which they are a party and the Borrowing of Loans hereunder on the Closing Date, (b) the Initial IPO, (c) the Refinancing and (d) the payment of the Transaction Costs.

“Transformative Acquisition” means any acquisition by the Borrower or any Restricted Subsidiary whether by purchase, merger or otherwise, of all or substantially all of the assets of, or any business line, unit or division of, any Person or of a majority of the outstanding Capital Stock of any Person that (i) is not permitted by the terms of the Loan Documents immediately prior to the consummation of such acquisition or (ii) if permitted by the terms of the Loan Documents immediately prior to the consummation of such acquisition, the terms of the Loan Documents would not provide the Borrower and the Restricted Subsidiaries with adequate flexibility for the continuation or expansion of their combined operations following such consummation, as determined by the Borrower acting in good faith.

“Treasury Capital Stock” has the meaning assigned to such term in Section 6.04(a)(viii).

“Treasury Regulations” means the U.S. federal income tax regulations promulgated under the Code.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the LIBO Rate or the Alternate Base Rate.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the creation or perfection of security interests.

“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

“Unrestricted Cash Amount” means, as to any Person on any date of determination, the amount of (a) unrestricted Cash and Cash Equivalents of such Person whether or not held in a Deposit Account pledged to secure the Secured Obligations (but excluding Cash and Cash Equivalents of any Subsidiary the income of which is excluded under clause (a)(i) of the definition of “Consolidated Net Income”) and (b) Cash and Cash Equivalents of such Person that are restricted as a result of the Credit Facilities and any other Indebtedness permitted hereunder to be secured by a Lien on the Collateral along with the Credit Facilities.

“Unrestricted Subsidiary” means any Subsidiary that is listed on Schedule 5.09 or designated by the Borrower as an Unrestricted Subsidiary after the Closing Date pursuant to Section 5.09 and any Subsidiary of any Unrestricted Subsidiary.

“U.S.” or “United States” means the United States of America.

“USA PATRIOT Act” means The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.17(f)(ii)(B)(3).

“VCH Holdings” has the meaning assigned to such term in the recitals to this Agreement.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required scheduled payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness; provided that the effect of any prepayment made in respect of such Indebtedness shall be disregarded in making such calculation.

“Wholly-Owned Restricted Subsidiary” of any Person means a Restricted Subsidiary of such Person that is a Wholly-Owned Subsidiary of such Person.

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100.0% of the outstanding Capital Stock of which (other than directors’ qualifying shares or shares required by Requirements of Law to be owned by a resident of the relevant jurisdiction) shall be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

Section 1.02.                          Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Term Loan”) or by Type (e.g., a “LIBO Rate Loan”) or by Class and Type (e.g., a “LIBO Rate Term Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Term Borrowing”) or by Type (e.g., a “LIBO Rate Borrowing”) or by Class and Type (e.g., a “LIBO Rate Term Borrowing”).

Section 1.03.                          Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein or in any Loan Document shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, amended and restated, supplemented or otherwise modified or extended, replaced or refinanced (subject to any restrictions or qualifications on such amendments, restatements, amendment and restatements, supplements or modifications or extensions, replacements or refinancings set forth herein), (b) any reference to any Requirement of Law in any Loan Document shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Requirement of Law, (c) any reference herein or in any Loan Document to any Person shall be construed to include such Person’s successors and permitted assigns, (d) the words “herein,” “hereof” and “hereunder,” and words of similar import, when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision hereof, (e) all references herein or in any Loan Document to Articles, Sections, clauses, paragraphs, Exhibits and Schedules shall be construed to refer to Articles, Sections, clauses and paragraphs of, and Exhibits and Schedules to, such Loan Document, (f) in the computation of periods of time in any Loan Document from a specified date to a later specified date, the word “from” means “from and including”, the words “to” and “until” mean “to but excluding” and the word “through” means “to and including”, (g) the words “asset” and “property”, when used in any Loan Document, shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including Cash, securities, accounts and contract rights and (h) the word “or” is not exclusive. For purposes of determining compliance at any time with Sections 6.01, 6.02, 6.04, 6.05, 6.07 and 6.09 or whether an Investment is a Permitted Investment, in the event that any Indebtedness, Lien, Restricted Payment, Restricted Debt Payment, Investment, Disposition or Affiliate transaction, as applicable, meets the criteria of more than one of the categories of transactions or items permitted pursuant to any clause of such Sections 6.01 (other than Sections 6.01(a), (x) and (z)), 6.02 (other than Sections 6.02(a) and (t)), 6.04, 6.05, 6.07 and 6.09 or the definition of Permitted Investment, the Borrower, in its sole discretion, may, from time to time, classify or reclassify such transaction or item (or portion thereof) and will only be required to include the amount and type of such transaction (or portion thereof) in any one category. It is understood and agreed that any Indebtedness, Lien, Restricted Payment, Restricted Debt Payment, Investment, Disposition or Affiliate transaction need not be permitted solely by reference to one category of permitted Indebtedness, Lien, Restricted Payment, Restricted Debt Payment, Investment, Disposition or Affiliate transaction under Sections 6.01, 6.02, 6.04, 6.05, 6.07 or 6.09 or the definition of Permitted Investment, respectively, but may instead be permitted in part under any combination thereof (it being understood that compliance with each such section is separately required). For purposes of any amount herein expressed as “the greater of” a specified fixed amount and a percentage of Consolidated Adjusted EBITDA, “Consolidated Adjusted EBITDA” shall be deemed to refer to Consolidated Adjusted EBITDA of the Borrower and the Restricted Subsidiaries.

Section 1.04.                          Accounting Terms; GAAP.

(a)                                 All financial statements to be delivered pursuant to this Agreement shall be prepared in accordance with GAAP as in effect from time to time and, except as otherwise expressly provided herein, all terms of an accounting or financial nature that are used in calculating the Total Leverage Ratio, the First Lien Leverage Ratio, Consolidated Adjusted EBITDA or Consolidated Total Assets shall be construed and interpreted in accordance with GAAP, as in effect from time to time; provided that if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date of delivery of the financial statements described in Section 3.04(a) in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change becomes effective until such notice have been withdrawn or such provision amended in accordance herewith; provided, further, that if such an amendment is requested by the Borrower or the Required Lenders, then the Borrower and the Administrative Agent shall negotiate in good faith to enter into an amendment of the relevant affected provisions (without the payment of any amendment or similar fee to any of the Agents or the Lenders) to preserve the original intent thereof in light of such change in GAAP or the application thereof; provided, further, that all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made without giving effect to (i) any election under Accounting Standards Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards 159) (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any Subsidiary at “fair value,” as defined therein and (ii) any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof.

(b)                                 Notwithstanding anything to the contrary herein, but subject to Section 1.09 hereof, all financial ratios and tests (including the financial covenant in Section 6.14(a), Total Leverage Ratio, the First Lien Leverage Ratio and the amount of Consolidated Total Assets and Consolidated Adjusted EBITDA) contained in this Agreement that are calculated with respect to any Test Period during which any Subject Transaction occurs shall be calculated with respect to such Test Period and such Subject Transaction on a Pro Forma Basis. Further, if since the beginning of any such Test Period and on or prior to the date of any required calculation of any financial ratio or test (x) any Subject Transaction has occurred or (y) any Person that subsequently became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into the Borrower or any Restricted Subsidiary since the beginning of such Test Period has consummated any Subject Transaction, then, in each case, any applicable financial ratio or test shall be calculated on a Pro Forma Basis for such Test Period as if such Subject Transaction had occurred at the beginning of the applicable Test Period (or, in the case of Consolidated Total Assets, as of the last day of such Test Period) (it being understood, for the avoidance of doubt, that solely for purposes of calculating quarterly compliance with Section 6.14(a), the date of the required calculation shall be the last day of the Test Period, and no Subject Transaction occurring thereafter shall be taken into account).

(c)                                  Notwithstanding anything to the contrary contained in paragraph (a) above or in the definition of “Capital Lease,” in the event of an accounting change requiring all leases to be capitalized, only those leases (assuming for purposes hereof that such leases were in existence on the date hereof) that would constitute Capital Leases in conformity with GAAP (including leases that are classified as “Financing Leases” for purposes of GAAP) on the date hereof shall be considered Capital Leases, and all calculations and deliverables under this Agreement or any other Loan Document shall be made or delivered, as applicable, in accordance therewith.

Section 1.05.                          Effectuation of Transactions. Each of the representations and warranties contained in this Agreement (and all corresponding definitions) is made after giving effect to the Transactions, unless the context otherwise requires.

Section 1.06.                          Timing of Payment or Performance. When payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or required on a day which is not a Business Day, the date of such payment (other than as described in the definition of “Interest Period” or as otherwise expressly provided herein) or performance shall extend to the immediately succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.

Section 1.07.                          Times of Day. Unless otherwise specified herein, all references herein to times of day shall be references to New York City time (daylight or standard, as applicable).

Section 1.08.                          Cashless Rollovers. Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, to the extent that any Lender extends the maturity date of, or replaces, renews or refinances, any of its then-existing Loans with Incremental Loans, Replacement Term Loans, Loans in connection with any Replacement Revolving Facility, Extended Term Loans, Extended Revolving Loans or loans incurred under a new credit facility, in each case, to the extent such extension, replacement, renewal or refinancing is effected by means of a “cashless roll” by such Lender, such extension, replacement, renewal or refinancing shall be deemed to comply with any requirement hereunder or any other Loan Document that such payment be made “in immediately available funds”, “in Cash” or any other similar requirement.

Section 1.09.                          Certain Calculations and Tests.

(a)                                 Notwithstanding anything to the contrary herein, to the extent that the terms of this Agreement require (x) compliance with any financial ratio or test (including Section 6.14(a) hereof, any First Lien Leverage Ratio test, any Total Leverage Ratio test, the amount of Consolidated Total Assets or the amount of Consolidated Adjusted EBITDA or any cap expressed as a percentage of Consolidated Adjusted EBITDA) or (y) the absence of a Default or Event of Default (or any type of Default or Event of Default but excluding any Event of Default under Sections 7.01(a), 7.01(f) (with respect to the Borrower) or 7.01(g) (with respect to the Borrower)) as a condition to:

(i)                                     (A) the making of any Investment or (B) the consummation of any transaction in connection with any Investment (including the assumption or incurrence of Indebtedness or Liens in connection therewith), the determination of whether the relevant condition is satisfied may be made, at the election of the Borrower, at the time of (or on the basis of the financial statements for the most recently ended Test Period at the time of) either (I) the execution of the definitive agreement with respect to such Investment or (II) the consummation of such Investment, in each case, after giving effect to the relevant Investment or other transaction and any related Indebtedness or Liens on a Pro Forma Basis,

(ii)                                  the making of any Restricted Payment following the consummation of a Qualifying IPO pursuant to Section 6.04(a)(vii), the determination of whether the relevant condition is satisfied may be made, at the election of the Borrower, at the time of (or on the basis of the financial statements for the most recently ended Test Period at the time of) either (I) the declaration of such Restricted Payment; provided that such Restricted Payment shall be made within 60 days of such declaration or (II) the making of such Restricted Payment, in each case, after giving effect to the relevant Restricted Payment on a Pro Forma Basis, and

(iii)                               the making of any Restricted Debt Payment, the determination of whether the relevant condition is satisfied may be made, at the election of the Borrower, at the time of (or on the basis of the financial statements for the most recently ended Test Period at the time of) either (I) the delivery of an irrevocable notice of redemption or repayment or (II) the making of such Restricted Debt Payment, in each case, after giving effect to the relevant Restricted Debt Payment on a Pro Forma Basis.

(b)                                 Notwithstanding the foregoing, if the Borrower has made an election to test at the time of:

(i)                                     the execution of the definitive agreement with respect to an Investment or the consummation of any transaction in connection with any Investment, then, in connection with any subsequent calculation of any ratio or test on or following the relevant determination date, and prior to the earlier of (x) the date on which such Investment is consummated or (y) the date that the definitive agreement for such Investment is terminated or expires without consummation of such Investment, any such ratio or test shall be calculated on (A) a Pro Forma Basis assuming such Investment or any transactions in connection therewith (including any incurrence of Indebtedness, Liens and the use of proceeds thereof) has been consummated, and also on (B) a standalone basis without giving effect to such Investment and any such transactions in connection therewith;

(ii)                                  the declaration of a Restricted Payment following a Qualifying IPO, then, in connection with any subsequent calculation of any ratio or test on or following the relevant determination date, and prior to the earlier of (x) the making of such Restricted Payment and (y) the date that is 60 days after the declaration of such Restricted Payment, any such ratio or test shall be calculated on a Pro Forma Basis assuming such Restricted Payment has been consummated, and/or

(iii)                               the delivery of an irrevocable notice of redemption or repayment (which may be conditional) in respect of a Restricted Debt Payment, then, in connection with any subsequent calculation of any ratio or test on or following the relevant determination date and prior to the date on which such Restricted Debt Payment is made, any such ratio or test shall be calculated on (A) a Pro Forma Basis assuming such Restricted Debt Payment has been consummated and also on (B) standalone basis without giving effect to such Restricted Debt Payment.

(c)                                  For purposes of determining the permissibility of any action, change, transaction or event that requires a calculation of any financial ratio or test (including Section 6.14(a), any First Lien Leverage Ratio test, any Total Leverage Ratio test, the amount of Consolidated Total Assets or the amount of Consolidated Adjusted EBITDA), such financial ratio or test shall be calculated as set forth in clause (a) above (if applicable), or at the time such action is taken, such change is made, such transaction is consummated or such event occurs, as the case may be, and no Default or Event of Default shall be deemed to have occurred solely as a result of a change in such financial ratio or test occurring after the relevant time set forth in clause (a) above (if applicable) or the time such action is taken, such change is made, such transaction is consummated or such event occurs, as the case may be.

(d)                                 Notwithstanding anything to the contrary herein, with respect to any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that does not require compliance with a financial ratio (any such amounts, the “Fixed Amounts”) substantially concurrently with any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that requires compliance with a financial ratio (including Section 6.14(a) hereof, any First Lien Leverage Ratio test or any Total Leverage Ratio test) (any such amounts, the “Incurrence-Based Amounts”), it is understood and agreed that the Fixed Amounts shall be disregarded in the calculation of the financial ratio or test applicable to any substantially concurrent utilization of the Incurrence-Based Amounts.

ARTICLE 2                              THE CREDITS

Section 2.01.                          Commitments.

(a)                                 Subject to the terms and conditions set forth herein, (i) each Initial Term Lender severally, and not jointly, agrees to make Initial Term Loans to the Borrower on the Closing Date, in Dollars, in a principal amount not to exceed its Initial Term Loan Commitment and (ii) each Revolving Lender severally, and not jointly, agrees to make Revolving Loans to the Borrower, in Dollars, at any time and from time to time on and after the Closing Date, and until the earlier of the Initial Revolving Credit Maturity Date and the termination of the Initial Revolving Credit Commitment of such Initial Revolving Lender in accordance with the terms hereof; provided that, after giving effect to any Borrowing of Initial Revolving Loans, the Outstanding Amount of such Lender’s Initial Revolving Credit Exposure shall not exceed such Lender’s Initial Revolving Credit Commitment. Within the foregoing limits and subject to the terms, conditions and limitations set forth herein, Initial Revolving Loans may be borrowed, paid, repaid and reborrowed. Amounts paid or prepaid in respect of the Initial Term Loans may not be reborrowed.

(b)                                 Subject to the terms and conditions of this Agreement and any applicable Refinancing Amendment, Extension Amendment or Incremental Facility Amendment, each Additional Lender with an Additional Commitment of a given Class, severally and not jointly, agrees to make Additional Loans of such Class to the Borrower, which Loans shall not exceed for any such Additional Lender at the time of any incurrence thereof the Additional Commitment of such Class of such Additional Lender as set forth in the applicable Refinancing Amendment, Extension Amendment or Incremental Facility Amendment.

Section 2.02.                          Loans and Borrowings.

(a)                                 Each Loan shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class.

(b)                                 Subject to Section 2.01 and Section 2.14, each Borrowing shall be comprised entirely of ABR Loans or LIBO Rate Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any LIBO Rate Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that (i) any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement, (ii) such LIBO Rate Loan shall be deemed to have been made and held by such Lender, and the obligation of the Borrower to repay such LIBO Rate Loan shall nevertheless be to such Lender for the account of such domestic or foreign branch or Affiliate of such Lender and (iii) in exercising such option, such Lender shall use reasonable efforts to minimize increased costs to the Borrower resulting therefrom (which obligation of such Lender shall not require it to take, or refrain from taking, actions that it determines would result in increased costs for which it will not be compensated hereunder or that it otherwise determines would be disadvantageous to it and in the event of such request for costs for which compensation is provided under this Agreement, the provisions of Section 2.15 shall apply); provided, further, that no such domestic or foreign branch or Affiliate of such Lender shall be entitled to any greater indemnification under Section 2.17 with respect to such LIBO Rate Loan than that to which the applicable Lender was entitled on the date on which such Loan was made (except in connection with any indemnification entitlement arising as a result of a Change in Law after the date on which such Loan was made).

(c)                                  At the commencement of each Interest Period for any LIBO Rate Borrowing, such LIBO Rate Borrowing shall comprise an aggregate principal amount that is an integral multiple of $500,000 and not less than $1,000,000. Each ABR Borrowing when made shall be in a minimum principal amount of $500,000; provided that an ABR Revolving Borrowing may be made in a lesser aggregate amount that is (x) equal to the entire aggregate unused Revolving Credit Commitments or (y) required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e). Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of 7 different Interest Periods in effect for LIBO Rate Borrowings at any time outstanding (or such greater number of different Interest Periods as the Administrative Agent may agree from time to time).

(d)                                 Notwithstanding any other provision of this Agreement, the Borrower shall not, nor shall it be entitled to, request, or elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date applicable to the relevant Loans.

Section 2.03.                          Requests for Borrowings. Each Term Borrowing, each Revolving Borrowing, each conversion of Term Loans or Revolving Loans from one Type to the other, and each continuation of LIBO Rate Loans shall be made upon irrevocable notice by the Borrower to the Administrative Agent. Each such notice must be in the form of a written Borrowing Request, appropriately completed and signed by a Responsible Officer of the Borrower or by telephone (and promptly confirmed by delivery of a written Borrowing Request, appropriately completed and signed by a Responsible Officer of the Borrower) and must be received by the Administrative Agent (by hand delivery, fax or other electronic transmission (including “.pdf” or “.tif”)) not later than (i) 12:00 p.m. three Business Days prior to the requested day of any Borrowing, conversion or continuation of LIBO Rate Loans (or one Business Day in the case of any Borrowing of LIBO Rate Loans to be made on the Closing Date) and (ii) 12:00 p.m. on the Business Day of the requested date of any Borrowing of ABR Loans (or, in each case, such later time as is acceptable to the Administrative Agent) (provided that with respect to any notice requesting a Revolving Borrowing pursuant to this clause (ii) that is not received prior to 12:00 p.m. on the Business Day prior to the requested date of such Revolving Borrowing, the aggregate principal amount of such Revolving Borrowing shall not exceed $10,000,000); provided, however, that if the Borrower wishes to request LIBO Rate Loans having an Interest Period of other than one, two, three or six months in duration as provided in the definition of “Interest Period,” (A) the applicable notice from the Borrower must be received by the Administrative Agent not later than 12:00 p.m. four Business Days prior to the requested date of the relevant Borrowing, conversion or continuation, whereupon the Administrative Agent shall give prompt notice to the appropriate Lenders of such request and determine whether the requested Interest Period is available to them and (B) not later than 12:00 p.m. three Business Days before the requested date of the relevant Borrowing, conversion or continuation, the Administrative Agent shall notify the Borrower whether or not the requested Interest Period is available to the appropriate Lenders. Each written notice (or confirmation of telephonic notice) with respect to a Borrowing by the Borrower pursuant to this Section 2.03 shall be delivered to the Administrative Agent in the form of a written Borrowing Request, appropriately completed and signed by a Responsible Officer of the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i)                                     the Class of such Borrowing;

(ii)                                  the aggregate amount of the requested Borrowing;

(iii)                               the date of such Borrowing, which shall be a Business Day;

(iv)                              whether such Borrowing is to be an ABR Borrowing or a LIBO Rate Borrowing;

(v)                                 in the case of a LIBO Rate Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(vi)                              the location and number of the Borrower’s account or any other designated account(s) to which funds are to be disbursed.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested LIBO Rate Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. The Administrative Agent shall advise each Lender of the details and amount of any Loan to be made as part of the relevant requested Borrowing (x) in the case of any ABR Borrowing, on the same Business Day of receipt of a Borrowing Request in accordance with this Section 2.03 or (y) in the case of any LIBO Rate Borrowing, no later than one Business Day following receipt of a Borrowing Request in accordance with this Section 2.03.

Section 2.04.                          [Reserved].

Section 2.05.                          Letters of Credit.

(a)                                 General. Subject to the terms and conditions set forth herein, (i) each Issuing Bank agrees, in each case in reliance upon the agreements of the other Revolving Lenders set forth in this Section 2.05, (A) from time to time on any Business Day during the period from the Closing Date to the thirtieth day prior to the Latest Revolving Credit Maturity Date, upon the request of the Borrower, to issue Letters of Credit (provided that no Issuing Bank shall be required to issue Commercial Letters of Credit without its consent) issued for the account of the Borrower or any Restricted Subsidiary (provided that the Borrower will be the applicant and that each Letter of Credit shall be issued by a single Issuing Bank determined by the Borrower to the extent possible such that the Stated Amount of all Letters of Credit issued by an Issuing Bank does not exceed such Issuing Bank’s LC Commitment) and to amend or renew Letters of Credit previously issued by it, in accordance with Section 2.05(b), and (B) to honor drafts under the Letters of Credit, and (ii) the Revolving Lenders severally agree to participate in the Letters of Credit issued pursuant to Section 2.05(d).

(b)                                 Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of any Letter of Credit, the Borrower shall deliver to the applicable Issuing Bank and the Administrative Agent, at least three Business Days in advance of the requested date of issuance (or such shorter period as is acceptable to the applicable Issuing Bank or, in the case of any issuance to be made on the Closing Date, one Business Day prior to the Closing Date), a request to issue a Letter of Credit, which shall specify that it is being issued under this Agreement, in the form of Exhibit K. To request an amendment, extension or renewal of an outstanding Letter of Credit, (other than any automatic extension of a Letter of Credit permitted under Section 2.05(c)) the Borrower shall submit such a request to the applicable Issuing Bank (with a copy to the Administrative Agent) at least three Business Days in advance of the requested date of amendment, extension or renewal (or such shorter period as is acceptable to the applicable Issuing Bank), identifying the Letter of Credit to be amended, extended or renewed, and specifying the proposed date (which shall be a Business Day) and other details of the amendment, extension or renewal. If requested by the applicable Issuing Bank in connection with any request for any Letter of Credit, the Borrower also shall submit a letter of credit application on such Issuing Bank’s standard form. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the applicable Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. No Letter of Credit, letter of credit application or other document entered into by the Borrower with any Issuing Bank relating to any Letter of Credit shall contain any representations or warranties, covenants or events of default not set forth in this Agreement (and to the extent inconsistent herewith shall be rendered null and void (or reformed automatically without further action by any Person to conform to the terms of this Agreement)), and all representations and warranties, covenants and events of default set forth therein shall contain standards, qualifications, thresholds and exceptions for materiality or otherwise consistent with those set forth in this Agreement (and, to the extent inconsistent herewith, shall be deemed to automatically incorporate the applicable standards, qualifications, thresholds and exceptions set forth herein without action by any Person). No Letter of Credit may be issued, amended, extended or renewed unless (and on the issuance, amendment, extension or renewal of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, extension, or renewal (i) the LC Exposure does not exceed the Letter of Credit Sublimit, (ii) the aggregate Stated Amount of all Letters of Credit issued by an Issuing Bank does not exceed such Issuing Bank’s LC Commitment and (iii) (A) the aggregate amount of the Initial Revolving Credit Exposure shall not exceed the aggregate amount of the Initial Revolving Credit Commitments then in effect, (B) the aggregate amount of the Additional Revolving Credit Exposure attributable to any Class of Additional Revolving Credit Commitments does not exceed the aggregate amount of the Additional Revolving Credit Commitments of such Class then in effect and (C) if such Letter of Credit has a term extending beyond any Maturity Date applicable to the Revolving Credit Commitments of any Class, the aggregate amount of the LC Exposure attributable to Letters of Credit expiring after such Maturity Date does not exceed the aggregate amount of the Revolving Credit Commitments then in effect that are scheduled to remain in effect after such Maturity Date. Promptly after the delivery of any Letter of Credit or any amendment to a Letter of Credit to the beneficiary thereof, the applicable Issuing Bank will also deliver to the Borrower and the Administrative Agent (if so requested by the Administrative Agent) a true and complete copy of such Letter of Credit or amendment. Upon receipt of such Letter of Credit or amendment, the Administrative Agent shall notify the Revolving Lenders, in writing, of such Letter of Credit or amendment, and if so requested by a Revolving Lender, the Administrative Agent will provide such Revolving Lender with copies of such Letter of Credit or amendment.

(c)                                  Expiration Date. No Letter of Credit shall expire later than the earlier of (A) the date that is one year (or, in the case of documentary letters of credit, 180 days) after the date of the issuance of such Letter of Credit and (B) the date that is five Business Days prior to the Latest Revolving Credit Maturity Date; provided that, any Letter of Credit may provide for the automatic extension thereof for any number of additional periods of up to one year in duration (which additional periods shall in no event extend beyond the date referred to in the preceding clause (B) unless 103.0% of the Stated Amount thereof (minus any amount then on deposit in any Cash collateral account established for the benefit of the relevant Issuing Bank) is Cash collateralized or backstopped on or before the date that such Letter of Credit is extended beyond the date referred to in clause (B) above pursuant to arrangements reasonably satisfactory to the relevant Issuing Bank on or prior to the date that is 5 Business Days prior to the Latest Revolving Credit Maturity Date).

(d)                                 Participations. By the issuance of any Letter of Credit (or an amendment to any Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the Revolving Lenders, the applicable Issuing Bank hereby grants to each Revolving

Lender, and each Revolving Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Revolving Lender’s Applicable Revolving Credit Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section 2.05, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or Event of Default or reduction or termination of the Revolving Credit Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e)                                  Reimbursement.

(i)                                     If the applicable Issuing Bank makes any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 3:00 p.m. one Business Day immediately following the date on which the Borrower receives notice of such LC Disbursement under paragraph (g) of this Section 2.05; provided that the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with an ABR Revolving Borrowing in an equivalent amount (any such Revolving Borrowing in clauses (x) or (y), a “Letter of Credit Reimbursement Loan”) and, to the extent so financed, the obligation of the Borrower to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Revolving Lender’s Applicable Revolving Credit Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Applicable Revolving Credit Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.07 with respect to Loans made by such Revolving Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Revolving Lenders and such Issuing Bank as their interests may appear.

(ii)                                  If any Revolving Lender fails to make available to the Administrative Agent for the account of the applicable Issuing Bank any amount required to be paid by such Revolving Lender pursuant to the foregoing provisions of this Section 2.05(e) by the time specified therein, such Issuing Bank shall be entitled to recover from such Revolving Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such Issuing Bank at a rate per annum equal to the greater of (A) the Administrative Agent’s customary rate for interbank advances in Dollars (or, if greater, the Federal Funds Effective Rate) from time to time in effect and (B) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. A certificate of the applicable Issuing Bank submitted to any Revolving Lender (through the Administrative Agent) with respect to any amounts owing under this clause (ii) shall be conclusive absent manifest error.

(f)                                   Obligations Absolute. The obligation of the Borrower to reimburse LC Disbursements as provided in paragraph (e) of this Section 2.05 shall be absolute, unconditional and irrevocable and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the applicable Issuing Bank under any Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.05, constitute a legal or equitable discharge of, or provide a right of setoff against, the obligations of the Borrower hereunder. Neither the Administrative Agent, the Revolving Lenders nor any Issuing Bank, nor any of their respective Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of such Issuing Bank; provided that the foregoing shall not be construed to excuse such Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence, bad faith or willful misconduct on the part of the applicable Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of any Letter of Credit, the applicable Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g)                                  Disbursement Procedures. The applicable Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Such Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by electronic means) upon any LC Disbursement thereunder; provided that no failure to give or delay in giving such notice shall relieve the Borrower of its obligation to reimburse such Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement.

(h)                                 Interim Interest. If any Issuing Bank makes any LC Disbursement, unless the Borrower reimburses such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement (or the date on which such LC Disbursement is reimbursed with the proceeds of a Loan, as applicable), at the rate per annum then applicable to Initial Revolving Loans that are ABR Loans (or, to the extent of the participation in such LC Disbursement by any Revolving Lender of another Class, the rate per annum then applicable to the Revolving Loans of such other Class); provided that if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section 2.05, then Section 2.13(c) shall apply.

Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section 2.05 to reimburse such Issuing Bank shall be for the account of such Revolving Lender to the extent of such payment and shall be payable on the date on which the Borrower is required to reimburse the applicable LC Disbursement in full (and, thereafter, on demand).

(i)                                     Replacement or Resignation of an Issuing Bank or Designation of New Issuing Banks.

(i)                                     Any Issuing Bank may be replaced with the consent of the Administrative Agent (not to be unreasonably withheld, conditioned or delayed) at any time by written agreement among the Borrower, the Administrative Agent and the successor Issuing Bank. The Administrative Agent shall notify the Revolving Lenders of any such replacement of an Issuing Bank. At the time any such replacement becomes effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b)(ii). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the replaced Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of any Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit. The Borrower may, at any time and from time to time with the consent of the Administrative Agent (which consent shall not be unreasonably withheld, conditioned or delayed) and the relevant Revolving Lender, designate one or more additional Revolving Lenders to act as an Issuing Bank under the terms of this Agreement. Any Revolving Lender designated as an Issuing Bank pursuant to this paragraph (i) who agrees in writing to such designation shall be deemed to be an “Issuing Bank” (in addition to being a Revolving Lender) in respect of Letters of Credit issued or to be issued by such Revolving Lender, and, with respect to such Letters of Credit, such term shall thereafter apply to the other Issuing Bank and such Revolving Lender.

(ii)                                  Notwithstanding anything to the contrary contained herein, each Issuing Bank may, upon thirty days’ (or if such Issuing Bank is also acting as the Administrative Agent and such resignation is submitted concurrently with such Person’s resignation as the Administrative Agent pursuant to Article 8, upon ten days’ prior written notice) prior written notice to the Borrower, each other Issuing Bank and the Lenders, resign as Issuing Bank, which resignation shall be effective as of the date referenced in such notice (but in no event less than thirty days after the delivery of such written notice); it being understood that in the event of any such resignation, any Letter of Credit then outstanding shall remain outstanding (irrespective of whether any amounts have been drawn at such time). In the event of any such resignation as an Issuing Bank, the Borrower shall be entitled to appoint any Revolving Lender that accepts such appointment in writing as successor Issuing Bank. Upon the acceptance of any appointment as Issuing Bank hereunder, the successor Issuing Bank shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Issuing Bank, and the retiring Issuing Bank shall be discharged from its duties and obligations in such capacity hereunder.

(j)                                    Cash Collateralization.

(i)                                     If any Event of Default exists and the Loans have been declared due and payable in accordance with Article 7 hereof, then on the Business Day on which the Borrower receives notice from the Administrative Agent at the direction of the Required Revolving Lenders demanding the deposit of Cash collateral pursuant to this paragraph (j), the Borrower shall deposit, in an interest-bearing account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Revolving Lenders (the “LC Collateral Account”), an amount in Cash equal to 103.0% of the Stated Amount of any outstanding Letters of Credit as of such date (minus the amount then on deposit in the LC Collateral Account); provided that the obligation to deposit such Cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default described in Section 7.01(f) or 7.01(g).

(ii)                                  Any such deposit under clause (i) above shall be held by the Administrative Agent as Collateral for the payment and performance of the Secured Obligations in accordance with the provisions of this paragraph (j). The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account, and the Borrower hereby grants the Administrative Agent, for the benefit of the Revolving Lenders and the Issuing Banks, a First Priority security interest in the LC Collateral Account. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the applicable Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of the Required Revolving Lenders) be applied to satisfy other Secured Obligations. If the Borrower is required to provide an amount of Cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (together with all interest and other earnings with respect thereto, to the extent not applied as aforesaid) shall be returned to the Borrower promptly but in no event later than three Business Days after such Event of Default has been cured or waived.

(k)                                 Governing Law; Applicability of ISP. Unless otherwise expressly agreed by the Issuing Bank and the Borrower when a Letter of Credit is issued, each Letter of Credit shall be governed by, and shall be construed in accordance with the rules of the ISP, and as to matters not governed by the ISP, the laws of the State of New York. Notwithstanding the foregoing, or anything else in this Agreement or the other Loan Documents to the contrary, the Issuing Bank shall not be responsible to the Borrower for, and the Issuing Bank’s rights and remedies against the Borrower solely in its capacity as an Issuing Bank shall not be impaired by, any action or inaction of the Issuing Bank required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the applicable law or any order of a jurisdiction where the Issuing Bank or the beneficiary is located, the practice stated in the ISP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.

Section 2.06.                          [Reserved].

Section 2.07.                          Funding of Borrowings.

(a)                                 Each Lender shall make each Loan to be made by it hereunder not later than (i) 12:00 p.m., in the case of LIBO Rate Loans and (ii) 3:00 p.m., in the case of ABR Loans, in each case on the Business Day specified in the applicable Borrowing Request by wire transfer of immediately available funds to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders in an amount equal to such Lender’s respective Applicable Percentage. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to the account designated in the relevant Borrowing Request or as otherwise directed by the Borrower; provided that Letter of Credit Reimbursement Loans shall be remitted by the Administrative Agent to the applicable Issuing Bank.

(b)                                 Unless the Administrative Agent has received notice from any Lender that such Lender will not make available to the Administrative Agent such Lender’s share of any Borrowing prior to the proposed date of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section 2.07 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if any Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand (without duplication) such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of (A) the rate of interest per annum at which overnight deposits in Dollars, would be offered for such day by the Administrative Agent in the applicable offshore interbank market for Dollars (or, if greater, the Federal Funds Effective Rate) and (B) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to Loans comprising such Borrowing at such time. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing and the obligation of the Borrower to repay the Administrative Agent such corresponding amount pursuant to this Section 2.07(b) shall cease. If the Borrower pays such amount to the Administrative Agent, the amount so paid shall constitute a repayment of such Borrowing by such amount. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrower or any other Loan Party may have against any Lender as a result of any default by such Lender hereunder.

Section 2.08.                          Type; Interest Elections.

(a)                                 Each Borrowing shall initially be of the Type specified in the applicable Borrowing Request and, in the case of any LIBO Rate Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert any Borrowing to a Borrowing of a different Type or to continue such Borrowing and, in the case of a LIBO Rate Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.08. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders based upon their Applicable Percentages and the Loans comprising each such portion shall be considered a separate Borrowing.

(b)                                 To make an election pursuant to this Section 2.08, the Borrower shall (i) deliver an Interest Election Request, appropriately completed and signed by a Responsible Officer of the Borrower or (ii) provide irrevocable telephonic notice (promptly confirmed in writing by delivery of a written Interest Election Request, appropriately completed and signed by a Responsible Officer of the Borrower of the applicable election to the Administrative Agent).

(c)                                  Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i)                                     the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)                                  the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)                               whether the resulting Borrowing is to be an ABR Borrowing or a LIBO Rate Borrowing; and

(iv)                              if the resulting Borrowing is a LIBO Rate Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a LIBO Rate Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d)                                 Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each applicable Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)                                  If the Borrower fails to deliver a timely Interest Election Request with respect to a LIBO Rate Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, such Borrowing shall be converted at the end of such Interest Period to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a LIBO Rate Borrowing and (ii) unless repaid, each LIBO Rate Borrowing shall be converted to an ABR Borrowing at the end of the then-current Interest Period applicable thereto and provided that no such notice shall be required in the case of an Event of Default under Section 7.01(f) or Section 7.01(g).

Section 2.09.                          Termination and Reduction of Commitments.

(a)                                 Unless previously terminated, (i) the Initial Term Loan Commitments on the Closing Date shall automatically terminate upon the making of the Initial Term Loans on the Closing Date, (ii) the Initial Revolving Credit Commitments shall automatically terminate on the Initial Revolving Credit Maturity Date, (iii) the Additional Term Loan Commitments of any Class shall automatically terminate upon the making of the Additional Term Loans of such Class and, if any such Additional Term Loan Commitment is not drawn on the date that such Additional Term Loan Commitment is required to be drawn pursuant to the applicable Refinancing Amendment, Extension Amendment or Incremental Facility Amendment, the undrawn amount thereof shall automatically terminate and (iv) the Additional Revolving Credit Commitments of any Class shall automatically terminate on the Maturity Date specified therefor in the applicable Refinancing Amendment, Extension Amendment or Incremental Facility Amendment.

(b)                                 Upon delivery of the notice required by Section 2.09(c), the Borrower may at any time terminate or from time to time reduce, the Revolving Credit Commitments of any Class; provided that (i) each reduction of the Revolving Credit Commitments of any Class shall be in an amount that is an integral multiple of $500,000 and (ii) the Borrower shall not terminate or reduce the Revolving Credit Commitments of any Class if, after giving effect to any concurrent prepayment of Revolving Loans, the aggregate amount of the Revolving Credit Exposures attributable to the Revolving Credit Commitments of such Class would exceed the aggregate amount of Revolving Credit Commitments of such Class; provided that, after the establishment of any Additional Revolving Credit Commitments, any such termination or reduction of the Revolving Credit Commitments of any Class shall be subject to the provisions set forth in Section 2.22, 2.23 or 9.02, as applicable.

(c)                                  The Borrower shall notify the Administrative Agent of any election to terminate or reduce any Revolving Credit Commitment under paragraph (b) of this Section 2.09 in writing at least three Business Days prior to the effective date of such termination or reduction (or such later date to which the Administrative Agent may agree), specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Revolving Lenders of each applicable Class of the contents thereof. Each notice delivered by the Borrower pursuant to this Section 2.09 shall be irrevocable; provided that any such notice may state that it is conditioned upon the effectiveness of other transactions, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of any Revolving Credit Commitment pursuant to this Section 2.09(c) shall be permanent. Upon any reduction of any Revolving Credit Commitment, the Revolving Credit Commitment of each Revolving Lender of the relevant Class shall be reduced by such Revolving Lender’s Applicable Percentage of such reduction amount.

Section 2.10.                          Repayment of Loans; Evidence of Debt.

(a)                                 (i) The Borrower hereby unconditionally, jointly and severally, promises to repay the outstanding principal amount of the Initial Term Loans to the Administrative Agent for the accounts of the Initial Term Lenders:

(A) on the last Business Day of each March, June, September and December (commencing with the last Business Day of March 2018) prior to the Initial Term Loan Maturity Date (each such date being referred to as a “Loan Installment Date”) in a principal amount equal to 0.25% of the original principal amount of such Initial Term Loans on a pro rata basis to the Initial Term Lenders (as such payments may be (x) reduced from time to time as a result of the application of prepayments in accordance with Section 2.11 and/or repurchases in accordance with Section 9.05(g) or (y) increased as a result of any increase in the in the amount of the Initial Term Loans pursuant to Section 2.22(a)); and

(B)                                     on the Initial Term Loan Maturity Date, in an amount equal to the remainder of the principal amount of the Initial Term Loans, outstanding on such date, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment.

(ii)                                  The Borrower shall repay the Additional Term Loans of any Class in such scheduled amortization installments and on such date or dates as shall be specified therefor in the applicable Refinancing Amendment, Incremental Facility Amendment or Extension Amendment (as such payments may be reduced from time to time as a result of the application of prepayments in accordance with Section 2.11 or repurchases in accordance with Section 9.05(g)).

(iii)                               Prior to any repayment of Term Loans of any Class under this Section 2.10(a), the Borrower may select the Term Loan Borrowing or Borrowings of the applicable Class to be repaid by notifying the Administrative Agent in writing of such selection (A) in the case of a repayment of any LIBO Rate Borrowing, not later than 12:00 p.m. three Business Days before the scheduled date of repayment and (B) in the case of a repayment of an ABR Borrowing, not later than 12:00 p.m. on the scheduled date of repayment (or, in the case of clauses (A) and (B), such later time as to which the Administrative Agent may agree); provided that in the absence of such notice by the Borrower, any such repayment shall be applied, first, to the ABR Borrowings of the Term Loans of such Class, if any, and, second, to the LIBO Rate Borrowings of the Term Loans of such Class (and, as among any such LIBO Rate Borrowings, in the direct order of the shortest remaining Interest Periods applicable thereto). Each repayment of any Term Loan Borrowing pursuant to this Section 2.10(a) shall be applied ratably to the Term Loans included in such Term Loan Borrowing.

(b)                                 (i) The Borrower hereby unconditionally, jointly and severally promises to pay (i) to the Administrative Agent for the account of each Initial Revolving Lender the then-unpaid principal amount of the Initial Revolving Loans of such Lender on the Initial Revolving Credit Maturity Date and (ii) to the Administrative Agent for the account of each Additional Revolving Lender the then-unpaid principal amount of each Additional Revolving Loan of such Additional Revolving Lender on the Maturity Date applicable thereto.

(ii)                                  On the Maturity Date applicable to the Revolving Credit Commitments of any Class, the Borrower shall (A) cancel and return outstanding Letters of Credit (or alternatively, with respect to each outstanding Letter of Credit, furnish to the Administrative Agent) a Cash deposit (or if reasonably satisfactory to the relevant Issuing Bank, a “backstop” letter of credit) equal to 103.0% of the Stated Amount thereof (minus any amount then on deposit in any Cash collateral account established for the benefit of the relevant Issuing Bank) as of such date, in each case to the extent necessary so that, after giving effect thereto, the aggregate amount of the Revolving Credit Exposure attributable to the Revolving Credit Commitments of any other Class shall not exceed the Revolving Credit Commitments of such other Class then in effect and (B) make payment in full in Cash of all accrued and unpaid fees and all reimbursable expenses and other Obligations with respect to the Revolving Facility of the applicable Class then due, together with accrued and unpaid interest (if any) thereon.

(c)                                  Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(d)                                 The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period (if any) applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders or the Issuing Banks and each Lender’s or Issuing Bank’s share thereof.

(e)                                  The entries made in the accounts maintained pursuant to paragraphs (c) or (d) of this Section 2.10 shall be prima facie evidence of the existence and amounts of the obligations recorded therein (absent manifest error); provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any manifest error therein shall not in any manner affect the obligation of each of the Borrower to repay the Loans in accordance with the terms of this Agreement; provided, further, that in the event of any inconsistency between the accounts maintained by the Administrative Agent pursuant to paragraph (d) of this Section 2.10 and any Lender’s records, the accounts of the Administrative Agent shall govern.

(f)                                   Any Lender may request that any Loan made by it be evidenced by a Promissory Note. In such event, the Borrower shall prepare, execute and deliver a Promissory Note to such Lender payable to such Lender and its registered assigns; it being understood and agreed that such Lender (or its applicable assign) shall be required to return such Promissory Note to the Borrower in accordance with Section 9.05(b)(iii) and upon the occurrence of the Termination Date (or as promptly thereafter as practicable). If any Lender loses the original copy of its Promissory Note, it shall execute an affidavit of loss containing an indemnification provision reasonably satisfactory to the Borrower.

Section 2.11.                          Prepayment of Loans.

(a)                                 Optional Prepayments.

(i)                                     Upon prior notice in accordance with paragraph (a)(iii) of this Section 2.11, the Borrower shall have the right at any time and from time to time to prepay any Borrowing of Term Loans of any Class in whole or in part without premium or penalty (but subject (A) in the case of Borrowings of Initial Term Loans only, to Section 2.12(e) and (B) to Section 2.16). Each such prepayment shall be paid to the Lenders in accordance with their respective Applicable Percentages of the relevant Class.

(ii)                                  Upon prior notice in accordance with paragraph (a)(iii) of this Section 2.11, the Borrower shall have the right at any time and from time to time to prepay any Borrowing of Revolving Loans of any Class, in whole or in part without premium or penalty (but subject to Section 2.16); provided that after the establishment of any Additional Revolving Credit Facility, any such prepayment of any Borrowing of Revolving Loans of any Class shall be subject to the provisions set forth in Section 2.22, 2.23 or 9.02, as applicable. Each such prepayment shall be paid to the Revolving Lenders in accordance with their respective Applicable Percentages of the relevant Class.

(i)                                     The Borrower shall notify the Administrative Agent in writing of any prepayment under this Section 2.11(a). Each such notice must be in the form of a written Prepayment Notice, appropriately completed and signed by a Responsible Officer of the Borrower, or by telephone (and promptly confirmed by delivery of a written Prepayment Notice), appropriately completed and signed by a Responsible Officer of the Borrower and must be received by the Administrative Agent (by hand delivery, fax or other electronic transmission including “.pdf” or “.tif”)) not later than (A) in the case of prepayment of a LIBO Rate Borrowing, not later than 12:00 p.m. three Business Days before the date of prepayment or (B) in the case of prepayment of an ABR Borrowing, not later than 12:00 p.m. on the day of prepayment (or, in the case of clauses (A) and (B), such later time as to which the Administrative Agent may agree). Each such Prepayment Notice shall be irrevocable (except as set forth in the proviso to this sentence) and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that any Prepayment Notice delivered by the Borrower may be conditioned upon the effectiveness of other transactions, in which case such Prepayment Notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Promptly following receipt of any such Prepayment Notice relating to any Borrowing, the Administrative Agent shall advise the applicable Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount at least equal to the amount that would be permitted in the case of a Borrowing of the same Type and Class as provided in Section 2.02(c), or such lesser amount that is then outstanding with respect to such Borrowing being repaid (and in increments of $500,000 in excess thereof or such lesser incremental amount that is then outstanding with respect to such Borrowing being repaid). Each prepayment of Term Loans shall be applied to the Class of Term

Loans specified in the applicable Prepayment Notice, and each prepayment of Term Loans of such Class made pursuant to this Section 2.11(a) shall be applied against the remaining scheduled installments of principal due in respect of the Term Loans of such Class in the manner specified by the Borrower or, in the absence of any such specification on or prior to the date of the relevant optional prepayment, in direct order of maturity.

(b)                                 Mandatory Prepayments.

(i)                                     No later than the fifth Business Day after the date on which the financial statements with respect to each Fiscal Year are required to be delivered pursuant to Section 5.01(b), commencing with the Fiscal Year ending December 31, 2019, the Borrower shall prepay the outstanding principal amount of Term Loans then subject to ratable prepayment requirements in accordance with clause (vii) of this Section 2.11(b) below in an aggregate principal amount (the “ECF Prepayment Amount”) equal to (A) the Required Excess Cash Flow Percentage of Excess Cash Flow of the Borrower and the Restricted Subsidiaries for the Fiscal Year then ended, minus, without duplication of amounts reducing Excess Cash Flow, (B) at the option of the Borrower, the aggregate principal amount of (x) any Term Loans (excluding any Incremental Term Loans that are not secured by the Collateral) and any Revolving Loans (to the extent accompanied by a permanent reduction in the Revolving Credit Commitment) (excluding any Incremental Revolving Loans that are not secured by the Collateral on a first lien basis), and (y) the amount of any reduction in the outstanding amount of any Term Loans resulting from any assignment made to the Borrower or any of its Subsidiaries made in accordance with Section 9.05(g) of this Agreement (including in connection with any Dutch Auction) prior to the date of prepayment pursuant to this Section 2.11(b)(i), in the case of this clause (y), based upon the actual amount of cash paid in connection with the relevant assignment, in each case, excluding any such optional prepayments (I) made during such Fiscal Year that reduced the amount required to be prepaid pursuant to this Section 2.11(b)(i) in the prior Fiscal Year (in the case of any prepayment of revolving Indebtedness, to the extent accompanied by a permanent reduction in the relevant commitment, and (II) in the case of all such prepayments, solely to the extent that such prepayments were not financed with the proceeds of other Indebtedness (other than revolving Indebtedness) of the Borrower or the Restricted Subsidiaries or proceeds constituting a Cure Amount); provided that any such Excess Cash Flow prepayment shall be required only to the extent the amount of such prepayment exceeds $1,000,000; provided, further, that if at the time that any such prepayment would be required, the Borrower or any Restricted Subsidiary is required to prepay, repay or repurchase (or offer to prepay, repay or repurchase) any other Indebtedness that is secured on a pari passu basis with the Obligations pursuant to the terms of the documentation governing such Indebtedness with any portion of the ECF Prepayment Amount (such Indebtedness required to be so repaid or repurchased (or offered to be repaid or repurchased), the “Other Applicable Indebtedness”), then the relevant Person may apply the ECF Prepayment Amount on a pro rata basis to the prepayment of the Term Loans and to the repurchase, prepayment or repayment of the Other Applicable Indebtedness (determined on the basis of the aggregate outstanding principal amount of the Term Loans and the Other Applicable Indebtedness (or accreted amount if such Other Applicable Indebtedness is issued with original issue discount) at such time; it being understood that (1) the portion of the ECF Prepayment Amount allocated to the Other Applicable Indebtedness shall not exceed the amount of the ECF Prepayment Amount required to be allocated to the Other Applicable Indebtedness pursuant to the terms thereof, and the remaining amount, if any, of the ECF Prepayment Amount shall be allocated to the Term Loans in accordance with the terms hereof), and the amount of the prepayment of the Term Loans that would have otherwise been required pursuant to this Section 2.11(b)(i) shall be reduced accordingly and (2) to the extent the holders of the Other Applicable Indebtedness decline to have such Indebtedness prepaid or repurchased, the declined amount shall promptly (and in any event within ten Business Days after the date of such rejection) be applied to prepay the Term Loans in accordance with the terms hereof.

(ii)                                  No later than the fifth Business Day following the receipt of Net Proceeds in respect of any Prepayment Asset Sale or Net Insurance/Condemnation Proceeds, in each case, in excess of (x) $2,500,000 in a single transaction or series of related transactions or (y) $10,000,000 in the aggregate for all such transactions after the Closing Date, the Borrower shall apply an amount equal to the Required Prepayment Percentage of the Net Proceeds or Net Insurance/Condemnation Proceeds received with respect thereto in excess of such thresholds (collectively, the “Subject Proceeds”) to prepay the outstanding principal amount of Term Loans then subject to ratable prepayment requirements (the “Subject Loans”) in accordance with clause (vii) below; provided that (A) if prior to the date any such prepayment is required to be made, the Borrower notifies the Administrative Agent of its intention to reinvest the Subject Proceeds in assets used or useful in the business (other than Cash or Cash Equivalents) of the Borrower or any Restricted Subsidiary, then so long as no Event of Default then exists, the Borrower shall not be required to make a mandatory prepayment under this clause (ii) in respect of the Subject Proceeds to the extent (x) the Subject Proceeds are so reinvested within 365 days following receipt thereof, or (y) the Borrower or any Restricted Subsidiary has committed to so reinvest the Subject Proceeds during such 365-day period and the Subject Proceeds are so reinvested within 180 days after the expiration of such 365-day period; it being understood that if the Subject Proceeds have not been so reinvested prior to the expiration of the applicable period, the Borrower shall promptly prepay the outstanding principal amount of the Subject Loans with the Subject Proceeds not so reinvested as set forth above (without regard to the immediately preceding proviso) and (B) if, at the time that any such prepayment would be required hereunder, the Borrower or any Restricted Subsidiary is required to prepay, repay or repurchase (or offer to prepay, repay or repurchase) any Other Applicable Indebtedness with any portion of the Subject Proceeds, then the relevant Person may apply the Subject Proceeds on a pro rata basis to the prepayment of the Subject Loans and to the repurchase, prepayment or repayment of the Other Applicable Indebtedness (determined on the basis of the aggregate outstanding principal amount of the Subject Loans and the Other Applicable Indebtedness (or accreted amount if such Other Applicable Indebtedness is issued with original issue discount) at such time; it being understood that (1) the portion of the Subject Proceeds allocated to the Other Applicable Indebtedness shall not exceed the amount of the Subject Proceeds required to be allocated to the Other Applicable Indebtedness pursuant to the terms thereof, and the remaining amount, if any, of the Subject Proceeds shall be allocated to the Subject Loans in accordance with the terms hereof), and the amount of the prepayment of the Subject Loans that would have otherwise been required pursuant to this Section 2.11(b)(ii) shall be reduced accordingly and (2) to the extent the holders of the Other Applicable Indebtedness decline to have such Indebtedness prepaid or repurchased, the declined amount shall promptly (and in any event within ten Business Days after the date of such rejection) be applied to prepay the Subject Loans in accordance with the terms hereof.

(iii)                               In the event that the Borrower or any Restricted Subsidiary (x) receives Net Proceeds from the issuance or incurrence of (A) Indebtedness by the Borrower or any Restricted Subsidiary that is not permitted under Section 6.01, (B) Indebtedness that constitutes (I) Refinancing Indebtedness incurred to refinance all or a portion of the Term Loans pursuant to Section 6.01(p), (II) Incremental Loans incurred to refinance all or a portion of the Term Loans pursuant to Section 2.22 or (III) Replacement Term Loans incurred to refinance all or any portion of the Term Loans in accordance with the requirements of Section 9.02(c), the Borrower shall, substantially simultaneously with (and in any event not later than the next succeeding Business Day) the receipt of such Net Proceeds by the Borrower or such Restricted Subsidiary, as the case may be, apply an amount equal to 100.0% of such Net Proceeds to prepay the outstanding principal amount of the relevant Term Loans in accordance with clause (vii) below or (y) obtains a Replacement Revolving Facility, the Borrower shall comply with Section 9.02(c)(ii)(I);

(iv)                              [Reserved].

(v)                                 Notwithstanding anything in this Section 2.11(b) to the contrary:

(A)                               if the Borrower determines in good faith that the repatriation to the Borrower of any amount of the relevant Excess Cash Flow generated by any Foreign Subsidiary, the Net Proceeds of the relevant Prepayment Asset Sale consummated by any Foreign Subsidiary or the relevant Net Insurance/Condemnation Proceeds received by any Foreign Subsidiary, as the case may be, that would otherwise be required to be paid pursuant to Sections 2.11(b)(i) or (ii) above would be prohibited under any Requirement of Law or conflict with the fiduciary duties of such Foreign Subsidiary’s directors, or result in, or would reasonably be expected to result in, a material risk of personal or criminal liability for any officer, director, employee, manager, member of management or consultant of such Foreign Subsidiary (such amount, a “Restricted Foreign Subsidiary Amount”), the amount that the Borrower shall be required to mandatorily prepay pursuant to Sections 2.11(b)(i) or (ii) above, as applicable, shall be reduced by the Restricted Foreign Subsidiary Amount; it being understood that if the repatriation of the relevant affected Excess Cash Flow or Subject Proceeds, as the case may be, is permitted under the applicable Requirement of Law and, to the extent applicable, would no longer conflict with the fiduciary duties of such director, or result in, or would reasonably be expected to result in, a material risk of personal or criminal liability for the Persons described above, in either case, within 365 days following the end of the applicable Excess Cash Flow Period or the event giving rise to the relevant Subject Proceeds, the relevant Foreign Subsidiary will to the extent then available promptly repatriate the relevant Excess Cash Flow or Subject Proceeds, as the case may be, and the repatriated Excess Cash Flow or Subject Proceeds, as the case may be, will be applied promptly after such repatriation (net of additional Taxes payable or reserved against as a result thereof) to the repayment of the Term Loans pursuant to this Section 2.11(b) to the extent required herein (without regard to this clause (v)(A)),

(B)                               if the Borrower determines in good faith that the distribution to the Borrower of the relevant Excess Cash Flow generated by any joint venture or the relevant Subject Proceeds received by any joint venture to prepay any amount of such Excess Cash Flow or Subject Proceeds that would otherwise be required to be paid pursuant to Sections 2.11(b)(i) or (ii) above would be prohibited under the Organizational Documents governing such joint venture (such amount, a “Restricted Joint Venture Amount”), the amount that the Borrower shall be required to mandatorily prepay pursuant to Sections 2.11(b)(i) or (ii) above, as applicable, shall be reduced by the Restricted Joint Venture Amount; it being understood that if the relevant prohibition ceases to exist within the 365-day period following the end of the applicable Excess Cash Flow Period or the event giving rise to the relevant Subject Proceeds, the relevant joint venture will promptly distribute to the Borrower to the extent then available the relevant Excess Cash Flow or the relevant Subject Proceeds, as the case may be, and such Excess Cash Flow or Subject Proceeds (net of additional Taxes payable or reserved against as a result of such distribution) will be applied promptly after such distribution to the repayment of the Term Loans pursuant to this Section 2.11(b) to the extent required herein (without regard to this clause (v)(B)),

(C)                               if the Borrower determines in good faith that the repatriation to the Borrower or any dividend or other distribution, as applicable, to the Borrower of any amounts required to mandatorily prepay the Term Loans pursuant to Sections 2.11(b)(i) or (ii) above would result in a material Tax liability (including any withholding Tax) (such amount, a “Restricted Tax Amount”), the amount that the Borrower shall be required to mandatorily prepay pursuant to Sections 2.11(b)(i) or (ii) above, as applicable, shall be reduced by the Restricted Tax Amount; provided that to the extent that within the 365-day period following the event giving rise to the relevant Subject Proceeds or the end of the applicable Excess Cash Flow Period, as the case may be, such repatriation or dividend or other distribution, as applicable, of the relevant Subject Proceeds or Excess Cash Flow to the Borrower would no longer result in a material Tax liability, to the extent then available the Subject Proceeds or Excess Cash Flow, as applicable, will be promptly repatriated or paid as a dividend or otherwise distributed to the Borrower and will be applied promptly thereafter (net of additional Taxes payable or reserved against as a result of such repatriation, dividend or other distribution, as applicable) to the repayment of the Term Loans pursuant to this Section 2.11(b) to the extent required herein (without regard to this clause (v)(C));

(vi)                              Any Term Lender may elect, by notice to the Administrative Agent at or prior to the time and in the manner specified by the Administrative Agent, prior to any prepayment of Term Loans required to be made by the Borrower pursuant to this Section 2.11(b), to decline all (but not a portion) of its Applicable Percentage of such prepayment (such declined amounts, the “Declined Proceeds”), in which case such Declined Proceeds shall be offered to prepay, on a pro rata basis, the Term Lenders that have not declined their Applicable Percentage of prepayment; provided that (A) in the event that any Term Lender elects to decline receipt of such Declined Proceeds, the remaining amount thereof may be retained by the Borrower and (B) for the avoidance of doubt, no Lender may reject any prepayment made under Section 2.11(b)(iii) to the extent that such prepayment is made with the Net Proceeds of (x) Refinancing Indebtedness incurred to refinance all or a portion of the Term Loans pursuant to Section 6.01(p), (y) Incremental Loans incurred to refinance all or a portion of the Term Loans pursuant to Section 2.22 or (z) Replacement Term Loans incurred to refinance all or any portion of the Term Loans in accordance with the requirements of Section 9.02(c). If any Lender fails to deliver a notice to the Administrative Agent of its election to decline receipt of its Applicable Percentage of any mandatory prepayment within the time frame specified by the Administrative Agent, such failure will be deemed to constitute an acceptance of such Lender’s Applicable Percentage of the total amount of such mandatory prepayment of Term Loans.

(vii)                           Except as otherwise provided in any Refinancing Amendment, any Incremental Facility Amendment or any Extension Amendment, each prepayment of Term Loans pursuant to this Section 2.11(b) shall be applied ratably to each Class of Term Loans then outstanding (provided that any prepayment of Term Loans with the Net Proceeds of any Refinancing Indebtedness, Incremental Term Facility or Replacement Term Loans shall be applied to the applicable Class of Term Loans being refinanced or replaced). With respect to each Class of Term Loans, all accepted prepayments under this Section 2.11(b) shall be applied against the remaining scheduled installments of principal due in respect of such Term Loans as directed by the Borrower (or, in the absence of direction from the Borrower, to the remaining scheduled amortization payments in respect of such Term Loans in direct order of maturity), and each such prepayment shall be paid to the Term Lenders in accordance with their respective Applicable Percentage of the applicable Class. The amount of such mandatory prepayments shall be applied on a pro rata basis to the then outstanding Term Loans being prepaid irrespective of whether such outstanding Term Loans are ABR Loans or LIBO Rate Loans; provided that if no Lenders exercise the right to waive a given mandatory prepayment of the Term Loans pursuant to Section 2.11(b)(vi), then, with respect to such mandatory prepayment, the amount of such mandatory prepayment shall be applied first to the then outstanding Term Loans that are ABR Loans and then to the then outstanding Term Loans that are LIBO Rate Loans in a manner that minimizes the amount of any payments required to be made by the Borrower pursuant to Section 2.16.

(viii)                        (A) In the event that the Revolving Credit Exposure of any Class exceeds 100.0% of the amount of the Revolving Credit Commitment of such Class then in effect, the Borrower shall, within five Business Days of receipt of notice from the Administrative Agent, prepay the Revolving Loans or reduce LC Exposure in an aggregate amount sufficient to reduce such Revolving Credit Exposure as of the date of such payment to an amount not to exceed the Revolving Credit Commitment of such Class then in effect by taking any of the following actions as it shall determine at its sole discretion: (x) prepaying Revolving Loans or (y) with respect to any excess LC Exposure, depositing Cash in a Cash collateral account established for the benefit of the relevant Issuing Bank or “backstopping” or replacement of the relevant Letters of Credit, in each case, in an amount equal to 103.0% of such excess LC Exposure attributable to the Stated Amount of such Letters of Credit (minus any amount then on deposit in any Cash collateral account established for the benefit of the relevant Issuing Bank).

(B)                               Each prepayment of any Revolving Borrowing under this Section 2.11(b)(viii) shall be paid to the Revolving Lenders in accordance with their respective Applicable Percentages of the applicable Class.

(ix)                              Prepayments made under this Section 2.11(b) shall be (A) accompanied by accrued interest as required by Section 2.13, (B) subject to Section 2.16 and (C) in the case of prepayments of Initial Term Loans under clause (iii) above as part of a Repricing Transaction, subject to Section 2.12(e), but shall otherwise be without premium or penalty.

Section 2.12.                          Fees.

(a)                                 The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender of any Class (other than any Defaulting Lender) a commitment fee, which shall accrue at a rate equal to the Commitment Fee Rate applicable to the Revolving Credit Commitments of such Class on the average daily amount of the unused Revolving Credit Commitment of such Class of such Revolving Lender during the period from and including the Closing Date to the date on which such Lender’s Revolving Credit Commitment of such Class terminates. Accrued commitment fees shall be payable in arrears on the last Business Day of each March, June, September and December (commencing with the last Business Day of March 2018) for the quarterly period then ended, and on the date on which the Revolving Credit Commitments of the applicable Class terminate. For purposes of calculating the commitment fee only, the Revolving Credit Commitment of any Class of any Revolving Lender shall be deemed to be used to the extent of Revolving Loans of such Class of such Revolving Lender and the LC Exposure of such Revolving Lender attributable to its Revolving Credit Commitment of such Class.

(b)                                 The Borrower agrees to pay (i) to the Administrative Agent, for the account of each Revolving Lender of any Class, a participation fee with respect to its participations in Letters of Credit, which shall accrue at the Applicable Rate used to determine the interest rate applicable to Revolving Loans of such Class that are LIBO Rate Loans on the daily face amount of such Lender’s LC Exposure attributable to its Revolving Credit Commitment of such Class (excluding any portion thereof that is attributable to unreimbursed LC Disbursements), during the period from and including the Closing Date to the earlier of (A) the later of the date on which such Revolving Lender’s Revolving Credit Commitment of such Class terminates and the date on which such Revolving Lender ceases to have any

LC Exposure attributable to its Revolving Credit Commitment of such Class and (B) the Termination Date, (ii) to each Issuing Bank, a fronting fee, in respect of each Letter of Credit issued by such Issuing Bank for the period from the date of issuance of such Letter of Credit to the earlier of (A) the expiration date of such Letter of Credit, (B) the date on which such Letter of Credit terminates or (C) the Termination Date, computed at a rate equal to equal to 0.125% per annum or the rate agreed by such Issuing Bank and the Borrower, and (iii) to each Issuing Bank, for its own account, such Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees shall accrue to but excluding the last Business Day of each March, June, September and December and be payable in arrears for the quarterly period then ended on the last Business Day of each March, June, September and December (commencing, if applicable, with the last Business Day of March 2018); provided that all such fees shall be payable on the date on which the Revolving Credit Commitments of the applicable Class terminate, and any such fees accruing after the date on which the Revolving Credit Commitments of the applicable Class terminate shall be payable on demand. Any other fees payable to any Issuing Bank pursuant to this paragraph shall be payable within thirty days after receipt of a written demand (accompanied by reasonable back-up documentation) therefor.

(c)                                  The Borrower agrees to pay to the Administrative Agent, for its own account, the annual administration fee in the amounts and at the times set forth in the Fee Letter.

(d)                                 Except as otherwise provided in the Fee Letter, all fees payable hereunder shall be paid on the dates due, in Dollars and in immediately available funds, to the Administrative Agent (or to the applicable Issuing Bank, in the case of fees payable to any Issuing Bank). Fees paid shall not be refundable under any circumstances except as otherwise provided in the Fee Letter.

(e)                                  In the event that, on or prior to the date that is six months following the Closing Date, (A) any Initial Term Loans are refinanced in a Repricing Transaction (including, for the avoidance of doubt, any prepayment made pursuant to Section 2.11(b)(iii) that constitutes a Repricing Transaction), or (B) any amendment, waiver or other modification of or to this Agreement is effected that constitutes a Repricing Transaction, the Borrower shall pay to the Administrative Agent, for the ratable account of each of the applicable Initial Term Lenders, (I) in the case of clause (A), a premium of 1.00% of the aggregate principal amount of the Initial Term Loans so refinanced and (II) in the case of clause (B), a fee equal to 1.00% of the aggregate principal amount of the Initial Term Loans that are the subject of such Repricing Transaction outstanding immediately prior to such Repricing Transaction. If, on or prior to the date that is six months following the Closing Date, all or any portion of the Initial Term Loans held by any Term Lender are prepaid or assigned at the election of the Borrower pursuant to Section 2.19(b)(iv) as a result of such Term Lender being a Non-Consenting Lender in respect of any amendment, waiver or modification of or to this Agreement constituting a Repricing Transaction, the Borrower shall pay to such Term Lender a fee equal to 1.00% of the aggregate principal amount of the Initial Term Loans held by such Term Lender that are so prepaid or assigned (it being expressly understood and agreed that such fee shall be paid in lieu of, and not in addition to, any amounts that would be payable in respect of such Initial Term Loans pursuant to the immediately preceding sentence). All such amounts payable pursuant to this Section 2.12(e) shall be due and payable on the date of effectiveness of the applicable Repricing Transaction.

(f)                                   Unless otherwise indicated herein, all computations of fees shall be made on the basis of a 360-day year and shall be payable for the actual days elapsed (including the first day but excluding the last day). Each determination by the Administrative Agent of a fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

Section 2.13.                          Interest.

(a)                                 The Term Loans and Revolving Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b)                                 The Term Loans and Revolving Loans comprising each LIBO Rate Borrowing shall bear interest at the LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c)                                  Notwithstanding the foregoing, if an Event of Default under Sections 7.01(a), 7.01(f) or 7.01(g) has occurred and is continuing, any principal of or interest on any Term Loan or Revolving Loan, any LC Disbursement or any fee payable by the Borrower hereunder that is not, in each case, paid or reimbursed when due, whether at stated maturity, upon acceleration or otherwise, shall, to the extent of the relevant overdue amount, bear interest, to the fullest extent permitted by applicable Requirements of Law, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal or interest of any Term Loan, Revolving Loan or unreimbursed LC Disbursement, 2.00% plus the rate otherwise applicable to such Term Loan, Revolving Loan or LC Disbursement as provided in the preceding paragraphs of this Section 2.13 or (ii) in the case of any other amount, 2.00% plus the rate applicable to Revolving Loans that are ABR Loans as provided in paragraph (a) of this Section 2.13; provided that no amount shall accrue pursuant to this Section 2.13(c) on any overdue amount payable to a Defaulting Lender during the period that such Lender is a Defaulting Lender.

(d)                                 Accrued interest on each Term Loan or Revolving Loan shall be payable in arrears on each Interest Payment Date for such Term Loan or Revolving Loan and (i) on the Maturity Date applicable to such Loan and (ii) in the case of a Revolving Loan of any Class, upon termination of the Revolving Credit Commitments of such Class; provided that (A) in the event of any repayment or prepayment of any Term Loan or Revolving Loan (other than any repayments or prepayments of an ABR Revolving Loan of any Class that are not made in connection with the termination or permanent reduction of the Revolving Credit Commitments of such Class), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (B) in the event of any conversion of any LIBO Rate Loan prior to the end of the current Interest Period therefor, accrued interest on such Term Loan or Revolving Loan shall be payable on the effective date of such conversion.

(e)                                  All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate that is determined by reference to the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error. Interest shall accrue on each Loan for the day on which the Loan is made and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall bear interest for one day.

Section 2.14.                          Alternate Rate of Interest. If at least two Business Days prior to the commencement of any Interest Period for a LIBO Rate Borrowing:

(a)                                 the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the LIBO Rate for such Interest Period; or

(b)                                 the Administrative Agent is advised by the Required Lenders that the LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall promptly give notice thereof to the Borrower and the Lenders by telephone or facsimile as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, which the Administrative Agent agrees promptly to do, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a LIBO Rate Borrowing shall be ineffective and such Borrowing shall be converted to an ABR Borrowing on the last day of the Interest Period applicable thereto, and (ii) if any Borrowing Request requests a LIBO Rate Borrowing, such Borrowing shall be made as an ABR Borrowing.

Section 2.15.                          Increased Costs.

(a)                                 If any Change in Law:

(i)                                     imposes, modifies or deems applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the LIBO Rate) or Issuing Bank;

(ii)                                  subjects any Lender or Issuing Bank to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (e) of the definition of Excluded Taxes, (C) Connection Income Taxes, and (D) Other Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)                               imposes on any Lender or Issuing Bank or the London interbank market any other condition (other than Taxes) affecting this Agreement or LIBO Rate Loans made by any Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing is to increase the cost to the relevant Lender of making or maintaining any LIBO Rate Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or Issuing Bank hereunder (whether of principal, interest or otherwise) in respect of any LIBO Rate Loan or Letter of Credit in an amount deemed by such Lender or Issuing Bank to be material, then, within thirty days after the Borrower’s receipt of the certificate contemplated by paragraph (c) of this Section 2.15, the Borrower will pay to such Lender or Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or Issuing Bank, as applicable, for such additional costs incurred or reduction suffered; provided that the Borrower shall not be liable for such compensation (A) unless such Lender or Issuing Bank is generally charging such amounts to similarly situated borrowers under comparable syndicated credit facilities or (B) if (x) the relevant Change in Law occurs on a date prior to the date such Lender becomes a party hereto or (y) such Lender invokes Section 2.20.

(b)                                 If any Lender or Issuing Bank determines that any Change in Law regarding liquidity or capital requirements has or would have the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy), then within thirty days of receipt by the Borrower of the certificate contemplated by paragraph (c) of this Section 2.15 the Borrower will pay to such Lender or such Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.

(c)                                  Any Lender or Issuing Bank requesting compensation under this Section 2.15 shall be required to deliver a certificate to the Borrower that (i) sets forth the amount or amounts necessary to compensate such Lender or Issuing Bank or the holding company thereof, as applicable, as specified in paragraph (a) or (b) of this Section 2.15 and (ii) sets forth, in reasonable detail, the manner in which such amount or amounts were determined.

(d)                                 Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section 2.15 shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation; provided, however, that the Borrower shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section 2.15 for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or Issuing Bank notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Bank’s intention to claim compensation therefor; provided, further, that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 2.16.                          Break Funding Payments. In the event of (a) the conversion or prepayment of any principal of any LIBO Rate Loan other than on the last day of an Interest Period applicable thereto (whether voluntary, mandatory, automatic, by reason of acceleration or otherwise), (b) the failure to borrow, convert, continue or prepay any LIBO Rate Loan on the date or in the amount specified in any notice delivered pursuant hereto or (c) the assignment of any LIBO Rate Loan of any Lender other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense incurred by such Lender that is attributable to such event (other than loss of profit). In the case of a LIBO Rate Loan, the loss, cost or expense of any Lender shall be the amount reasonably determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in the applicable currency of a comparable amount and period from other banks in the Eurodollar market; it being understood that such loss, cost or expense shall in any case exclude any interest rate floor and all administrative, processing or similar fees. Any Lender requesting compensation under this Section 2.16 shall be required to deliver a certificate to the Borrower that sets forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.16, the basis therefor and, in reasonable detail, the manner in which such amount or amounts were determined, which certificate shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within thirty days after receipt thereof.

Section 2.17.                          Taxes.

(a)                                 Any and all payments by or on account of any obligation of any Loan Party hereunder or under any Loan Document shall be made free and clear of and without withholding or deduction for any Taxes, except as required by applicable Requirements of Law. If any applicable Requirement of Law requires the withholding or deduction of any Tax from any such payment, then (i) if such Tax is an Indemnified Tax or Other Tax, the amount payable shall be increased as necessary so that after making all required withholdings and deductions (including withholdings and deductions applicable to additional sums payable under this Section 2.17) the Administrative Agent, each Lender and each Issuing Bank (as applicable) receives an amount equal to the sum it would have received had no such withholdings or deductions been made, (ii) the relevant Loan Party shall be entitled to make such withholdings or deductions and (iii) the relevant Loan Party shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with applicable Requirements of Law. If at any time any Loan Party is required by any applicable Requirement of Law to make any withholding or deduction from any amount payable hereunder or under any Loan Document, such Loan Party shall promptly notify the relevant Lender or Issuing Bank and the Administrative Agent after any Responsible Officer’s receipt of written notice from a Governmental Authority of the same.

(b)                                 In addition, the Loan Parties shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Requirements of Law or at the option of the Administrative Agent timely reimburse it for any Other Taxes paid by it.

(c)                                  The Loan Parties shall jointly and severally indemnify the Administrative Agent, each Lender and each Issuing Bank, as applicable within thirty days after receipt of the certificate described in the succeeding sentence, for the full amount of any Indemnified Taxes or Other Taxes payable or paid by, or withheld or deducted from a payment to, the Administrative Agent, such Lender or Issuing Bank, as applicable (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and reasonable expenses arising therefrom or with respect thereto. In connection with any request for reimbursement under this Section 2.17(c), the relevant Lender, Issuing Bank or the Administrative Agent, as applicable, shall deliver a schedule to the Borrower setting forth, in reasonable detail, the basis and calculation of the amount of the relevant payment or liability, which certificate shall be conclusive absent manifest error.

(d)                                 Each Lender and each Issuing Bank shall severally indemnify the Administrative Agent, within thirty days after demand therefor, for (i) any Indemnified Taxes or Other Taxes (but only to the extent that no Loan Party has already indemnified the Administrative Agent for such Indemnified Taxes or Other Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s or Issuing Bank’s failure to comply with the provisions of Section 9.05(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender or Issuing Bank, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender or Issuing Bank by the Administrative Agent shall be conclusive absent manifest error. Each Lender and Issuing Bank hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or Issuing Bank under any Loan Document or otherwise payable by the Administrative Agent to any Lender or Issuing Bank under any Loan Document or otherwise payable by the Administrative Agent to any Lender or Issuing Bank from any other source against any amount due to the Administrative Agent under this clause (d).

(e)                                  As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.17, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment that is reasonably satisfactory to the Administrative Agent.

(f)                                   Status of Lenders.

(i)                                     Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Requirements of Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in clauses (ii)(A), (ii)(B) and (ii)(D) below), shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)                                  Without limiting the generality of the foregoing,

(A)                               each Lender that is not a Foreign Lender shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), two executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)                               each Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1)                                 in the case of any Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)                                 executed copies of IRS Form W-8ECI;

(3)                                 in the case of any Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 871(h) or Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit L-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section

881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or W-8BEN-E; or

(4)                                 to the extent any Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit L-2 or Exhibit L-4, IRS Form W-9, or other certification documents from each beneficial owner, as applicable; provided that if such Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit L-3 on behalf of each such direct or indirect partner;

(C)                               each Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable Requirements of Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Requirements of Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)                               if a payment made to any Lender under any Loan Document would be subject to withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by applicable Requirements of Law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation as is prescribed by applicable Requirements of Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this paragraph (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall promptly update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so. For purposes of this Section 2.17(f), the term “Lender” shall be deemed to include any Issuing Bank.

(g)                                  If the Administrative Agent or any Lender or Issuing Bank receives a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by any Loan Party or with respect to which a Loan Party has paid additional amounts pursuant to this Section 2.17, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Loan Party under this Section 2.17 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of the Administrative Agent, such Lender or Issuing Bank, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrower, upon the request of the Administrative Agent, such Lender or Issuing Bank, as applicable, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or Issuing Bank in the event the Administrative Agent, such Lender or Issuing Bank is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the Administrative Agent, any Lender or Issuing Bank be required to pay any amount to the Borrower under this clause (g) the payment of which would place the Administrative Agent, such Lender or Issuing Bank in a less favorable net after-Tax position than the Administrative Agent, such Lender or Issuing Bank would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require the Administrative Agent, any Lender or any Issuing Bank to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the relevant Loan Party or any other Person.

(h)                                 Survival. Each party’s obligations under this Section 2.17 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

Section 2.18.                          Payments Generally; Allocation of Proceeds; Sharing of Payments.

(a)                                 Unless otherwise specified, the Borrower shall make each payment required to be made by it hereunder (whether of principal, interest or fees, reimbursements of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) no later than 3:00 p.m. on the date when due in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent to the applicable account designated by the Administrative Agent to the Borrower, except that payments pursuant to Sections 2.12, 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Person or Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. Except as provided in Sections 2.19(b) and 2.20, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans of a given Class and each conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type (and of the same Class) shall be allocated pro rata among the Lenders in accordance with their respective Applicable Percentages of the applicable Class. Each Lender agrees that in computing such Lender’s portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender’s percentage of such Borrowing to the next higher or lower whole Dollar amount. Any payment required to be made by the Administrative Agent hereunder shall be deemed to have been made by the time required if the Administrative Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Administrative Agent to make such payment.

(b)                                 All proceeds of Collateral received by the Administrative Agent while an Event of Default exists and all or any portion of the Loans that have been accelerated hereunder pursuant to Section 7.01, shall, upon election by the Administrative Agent or at the direction of the Required Lenders, be applied, first, to the payment of all costs and expenses then due incurred by the Administrative Agent in connection with any collection, sale or realization on Collateral or otherwise in connection with this Agreement, any other Loan Document or any of the Secured Obligations, including all court costs and the fees and expenses of agents and legal counsel, the repayment of all advances made by the Administrative Agent hereunder or under any other Loan Document on behalf of any Loan Party and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document, second, on a pro rata basis, to pay any fees, indemnities or expense reimbursements then due to the Administrative Agent (other than those covered in clause first above) or to any Issuing Bank constituting Secured Obligations, third, to pay interest, including any commission charges or fees with respect to letters of credit, due and payable in respect of any Loans on a pro rata basis, fourth, on a pro rata basis in accordance with the amounts of the other Secured Obligations (other than contingent indemnification obligations for which no written claim has yet been made) owed to the Secured Parties on the date of any such distribution, to the payment in full of the Secured Obligations (including, with respect to LC Exposure, an amount to be paid to the Administrative Agent equal to 103.0% of the Stated Amount of any outstanding Letters of Credit (minus the amount then on deposit in the LC Collateral Account) on such date, to be held in the LC Collateral Account as Cash collateral for such Obligations); provided that if any Letter of Credit expires undrawn, then any Cash collateral held to secure the related LC Exposure shall be applied in accordance with this Section 2.18(b), beginning with clause first above, fifth, to, or at the direction of, the Borrower or as a court of competent jurisdiction may otherwise direct.

(c)                                  If any Lender obtains payment (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) in respect of any principal of or interest on any of its Loans of any Class or participations in LC Disbursements held by it resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans of such Class and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender with Loans of such Class and participations in LC Disbursements, then the Lender receiving such greater proportion shall purchase (for Cash at face value) participations in the Loans of such Class and sub-participations in LC Disbursements of other Lenders of such Class at such time outstanding to the extent necessary so that the benefit of all such payments shall be shared by the Lenders of such Class ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans of such Class and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by any Lender as consideration for the assignment of or sale of a participation in any of its Loans to any permitted assignee or participant, including any payment made or deemed made in connection with Sections 2.22, 2.23 and 9.02(c). The Borrower consents to the foregoing and agree, to the extent it may effectively do so under applicable Requirements of Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.18(c) and will, in each case, notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 2.18(c) shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

(d)                                 Unless the Administrative Agent has received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of any Lender or any

Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the applicable Lender or Issuing Bank the amount due. In such event, if the Borrower has not in fact made such payment, then each Lender or the applicable Issuing Bank severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e)                                  If any Lender fails to make any payment required to be made by it pursuant to Section 2.07(b) or Section 2.18(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

Section 2.19.                          Mitigation Obligations; Replacement of Lenders.

(a)                                 If any Lender requests compensation under Section 2.15, or any Lender determines it can no longer make or maintain LIBO Rate Loans pursuant to Section 2.20, or the Borrower is required to pay any additional amount to or indemnify any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or its participation in any Letter of Credit affected by such event, or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as applicable, in the future or mitigate the impact of Section 2.20, as the case may be, and (ii) would not subject such Lender to any material unreimbursed out-of-pocket cost or expense and would not otherwise be disadvantageous to such Lender in any material respect. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)                                 If (i) any Lender requests compensation under Section 2.15, any Lender has declined or is unable to designate, or assign to, a different lending office, branch or affiliate pursuant to clause (a) above, (ii) the Borrower is required to pay any additional amount to or indemnify any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, (iii) any Lender is a Defaulting Lender or (iv) in connection with any proposed amendment, waiver or consent requiring the consent of “each Lender”, “each Revolving Lender” or “each Lender directly affected thereby” (or any other Class or group of Lenders other than the Required Lenders or Required Revolving Lenders) with respect to which Required Lender or Required Revolving Lender consent (or the consent of Lenders holding loans or commitments of such Class or lesser group representing more than 50.0% of the sum of the total loans and unused commitments of such Class or lesser group at such time) has been obtained, as applicable, any Lender is a non-consenting Lender (each such Lender, a “Non-Consenting Lender”), then the Borrower may, upon notice to such Lender and the Administrative Agent, (x) terminate the applicable Commitments of such Lender, and repay all Obligations of the Borrower owing to such Lender relating to the applicable Loans and participations held by such Lender as of such termination date (provided that, if, after giving effect to such termination and repayment, the aggregate amount of the Revolving Credit Exposure of any Class exceeds the aggregate amount of the Revolving Credit Commitments of such Class then in effect, then the Borrower shall, not later than the next Business Day, prepay one or more Revolving Borrowings of the applicable Class (and, if no Revolving Borrowings of such Class are outstanding, deposit Cash collateral in the LC Collateral Account) in an amount necessary to eliminate such excess) or (y) replace such Lender by requiring such Lender to assign and delegate (and such Lender shall be obligated to assign and delegate), without recourse (in accordance with and subject to the restrictions contained in Section 9.05), all of its interests, rights and obligations under this Agreement to an Eligible Assignee that shall assume such obligations (which Eligible Assignee may be another Lender, if any Lender accepts such assignment); provided that (A) such Lender has received payment of an amount equal to the outstanding principal amount of its Loans and, if applicable, funded participations in LC Disbursements, in each case of such Class of Loans or Commitments, accrued interest thereon, accrued fees and all other amounts payable to it hereunder with respect to such Class of Loans or Commitments, (B) in the case of any assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment would result in a reduction in such compensation or payments, (C) in the case of any assignment resulting from the inability or failure to designate, or assign to, a different lending office, branch or affiliate, such assignment is to a Lender that can make or maintain LIBO Rate Loans and (D) such assignment does not conflict with applicable Requirements of Law. No Lender (other than a Defaulting Lender) shall be required to make any such assignment and delegation, and the Borrower may not repay the Obligations of such Lender or terminate its Commitments, if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Each Lender agrees that if it is replaced pursuant to this Section 2.19, it shall (x) execute and deliver to the Administrative Agent an Assignment and Assumption to evidence such sale and purchase and shall deliver to the Administrative Agent any Promissory Note (if the assigning Lender’s Loans are evidenced by one or more Promissory Notes) subject to such Assignment and Assumption (provided that the failure of any Lender replaced pursuant to this Section 2.19 to execute an Assignment and Assumption or deliver any such Promissory Note shall not render such sale and purchase (and the corresponding assignment) invalid), such assignment shall be recorded in the Register, any such Promissory Note shall be deemed cancelled, and (y) in the case of any Non-Consenting Lender who is the Lender of record for purposes of determining whether the applicable number of Lenders have consented to the relevant amendment, waiver or consent, consent to the relevant proposed amendment, waiver or consent prior to the execution of such Assignment and Assumption. Each Lender hereby irrevocably appoints the Administrative Agent (such appointment being coupled with an interest) as such Lender’s attorney-in-fact, with full authority in the place and stead of such Lender and in the name of such Lender, from time to time in the Administrative Agent’s discretion, with prior written notice to such Lender, to take any action and to execute any such Assignment and Assumption or other instrument that the Administrative Agent may deem reasonably necessary to carry out the provisions of this clause (b).

Section 2.20.                          Illegality. If any Lender reasonably determines that any Change in Law has made it unlawful, or that any Governmental Authority has asserted after the Closing Date that it is unlawful, for such Lender or its applicable lending office to make, maintain or fund Loans whose interest is determined by reference to the Published LIBO Rate, or to determine or charge interest rates based upon the Published LIBO Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of Dollars in the applicable interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (i) any obligation of such Lender to make or continue LIBO Rate Loans or to convert ABR Loans to LIBO Rate Loans shall be suspended and (ii) if such notice asserts the illegality of such Lender making or maintaining ABR Loans the interest rate on which is determined by reference to the Published LIBO Rate component of the Alternate Base Rate, the interest rate on which ABR Loans of such Lender, shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Published LIBO Rate component of the Alternate Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist (which notice such Lender agrees to give promptly). Upon receipt of such notice, (x) the Borrower shall, upon demand from the relevant Lender (with a copy to the Administrative Agent), prepay or convert all of such Lender’s LIBO Rate Loans to ABR Loans (the interest rate on which ABR Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the

Published LIBO Rate component of the Alternate Base Rate) either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such LIBO Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such LIBO Rate Loans (in which case the Borrower shall not be required to make payments pursuant to Section 2.16 in connection with such payment) and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Published LIBO Rate, the Administrative Agent shall during the period of such suspension compute the Alternate Base Rate applicable to such Lender without reference to the Published LIBO Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Published LIBO Rate. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted. Each Lender agrees to designate a different lending office if such designation will avoid the need for such notice and will not, in the determination of such Lender, otherwise be materially disadvantageous to such Lender.

Section 2.21.                          Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then unless and until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(a)                                 Fees shall cease to accrue on the unfunded portion of any Commitment of such Defaulting Lender pursuant to Section 2.12(a) and, subject to clause (d)(iv) below, on the participation of such Defaulting Lender in Letters of Credit pursuant to Section 2.12(b).

(b)                                 The Commitments and the Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether all Lenders, each affected Lender, the Required Lenders, the Required Revolving Lenders or such other number of Lenders as may be required hereby or under any other Loan Document have taken or may take any action hereunder (including any consent to any waiver, amendment or modification pursuant to Section 9.02); provided that any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender which affects such Defaulting Lender disproportionately and adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.

(c)                                  Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of any Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 2.11, Section 2.15, Section 2.16, Section 2.17, Section 2.18, Article 7, Section 9.05 or otherwise, and including any amounts made available to the Administrative Agent by such Defaulting Lender pursuant to Section 9.09), shall be applied at such time or times as may be determined by the Administrative Agent and, where relevant, the Borrower as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any applicable Issuing Bank hereunder; third, if so reasonably determined by the Administrative Agent or reasonably requested by the applicable Issuing Bank, to be held as Cash collateral for future funding obligations of such Defaulting Lender in respect of any participation in any Letter of Credit; fourth, so long as no Default or Event of Default exists, as the Borrower may request, to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement; fifth, as the Administrative Agent and the Borrower may elect, to be held in a deposit account and released in order to satisfy obligations of such Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the non-Defaulting Lenders or Issuing Banks as a result of any judgment of a court of competent jurisdiction obtained by any non-Defaulting Lender, any Issuing Bank against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such

Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loan or LC Exposure in respect of which such Defaulting Lender has not fully funded its appropriate share and (y) such Loan or LC Exposure was made or created, as applicable, at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and LC Exposure owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or LC Exposure owed to, such Defaulting Lender until such time as all Loans and LC Exposure are held by the Lenders pro rata in accordance with the Revolving Credit Commitments within giving effect to Section 2.21(d). Any payments, prepayments or other amounts paid or payable to any Defaulting Lender that are applied (or held) to pay amounts owed by any Defaulting Lender or to post Cash collateral pursuant to this Section 2.21(c) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(d)                                 If any LC Exposure exists at the time any Lender becomes a Defaulting Lender then:

(i)                                     the LC Exposure of such Defaulting Lender shall be reallocated among the non-Defaulting Revolving Lenders in accordance with their respective Applicable Revolving Credit Percentages but only to the extent that (A) the sum of the Revolving Credit Exposures of all non-Defaulting Lenders attributable to the Revolving Credit Commitments of any Class does not exceed the total of the Revolving Credit Commitments of all non-Defaulting Revolving Lenders of such Class and (B) the Revolving Credit Exposure of any non-Defaulting Lender that is attributable to its Revolving Credit Commitment of such Class does not exceed such non-Defaulting Lender’s Revolving Credit Commitment of such Class;

(ii)                                  if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any other right or remedy available to it hereunder or under applicable Requirements of Law, within three Business Days following notice by the Administrative Agent, Cash collateralize 103.0% of such Defaulting Lender’s LC Exposure attributable to the Stated Amount of outstanding Letters of Credit (after giving effect to any partial reallocation pursuant to paragraph (i) above and any Cash collateral provided by such Defaulting Lender or pursuant to Section 2.21(c)) or make other arrangements reasonably satisfactory to the Administrative Agent and to the applicable Issuing Bank with respect to such LC Exposure and obligations to fund participations. Cash collateral (or the appropriate portion thereof) provided to reduce LC Exposure or other obligations shall be released promptly following (A) the elimination of the applicable LC Exposure or other obligations giving rise thereto (including by the termination of the Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 2.19)) or (B) the Administrative Agent’s good faith determination that there exists excess Cash collateral (including as a result of any subsequent reallocation of LC Exposure among non-Defaulting Lenders described in clause (i) above);

(iii)                               if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to this Section 2.21(d), then the fees payable to the Revolving Lenders pursuant to Sections 2.12(a) and (b), as the case may be, shall be adjusted to give effect to such reallocation; and

(iv)                              if any Defaulting Lender’s LC Exposure is not Cash collateralized, prepaid or reallocated pursuant to this Section 2.21(d), then, without prejudice to any rights or remedies of the applicable Issuing Bank or any Revolving Lender hereunder, all letter of credit fees payable under Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the applicable Issuing Bank until such Defaulting Lender’s LC Exposure is Cash collateralized or reallocated.

(e)                                  So long as any Revolving Lender is a Defaulting Lender, no Issuing Bank shall be required to issue, extend, create, incur, amend or increase any Letter of Credit unless the entire Stated Amount thereof will be covered by the Revolving Credit Commitments of the non-Defaulting Lenders, Cash collateral provided pursuant to Section 2.21(c) or Cash collateral provided in accordance with Section 2.21(d), and participating interests in any such or newly issued, extended or created Letter of Credit shall be allocated among non-Defaulting Revolving Lenders in a manner consistent with Section 2.21(d)(i) (it being understood that Defaulting Lenders shall not participate therein).

(f)                                   In the event that the Administrative Agent, the Borrower and each Issuing Bank agree that any Defaulting Lender is no longer a Defaulting Lender, the Administrative Agent will notify the other parties hereto, and then, on the effective date specified in such notice, and subject to any conditions set forth therein (which may include arrangements with respect to any Cash collateral) the Applicable Revolving Credit Percentage of LC Exposure of the Revolving Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Credit Commitment, and on such date, to the extent applicable such Revolving Lender shall purchase at par such of the Revolving Loans of the applicable Class of the other Revolving Lenders or participations in Letters of Credit or take such other actions as the Administrative Agent determine as necessary in order for such Revolving Lender to hold such Revolving Loans or participations in accordance with its Applicable Percentage of the applicable Class or its Applicable Revolving Credit Percentage, as applicable. Notwithstanding the fact that any Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, (x) no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender and (y) except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.

Section 2.22.                          Incremental Credit Extensions.

(a)                                 The Borrower may, at any time, on one or more occasions pursuant to an Incremental Facility Amendment (i) add one or more new tranches of term facilities or increase the principal amount of the Term Loans of any existing Class by requesting new commitments to provide such Term Loans (any such new tranche or increase, an “Incremental Term Facility” and any loans made pursuant to an Incremental Term Facility, “Incremental Term Loans”) or (ii) add one or more new tranches of Incremental Revolving Commitments or increase the aggregate amount of the Revolving Credit Commitments of any existing Class (any such new tranche or increase, an “Incremental Revolving Facility” and, together with any Incremental Term Facility, “Incremental Facilities”; and the loans thereunder, “Incremental Revolving Loans” and any Incremental Revolving Loans, together with any Incremental Term Loans, “Incremental Loans”) in an aggregate outstanding principal amount not to exceed the Incremental Cap; provided that:

(i)                                     on the date that such Incremental Facility becomes effective, the representations and warranties of the Loan Parties set forth in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of such date with the same effect as though such representations and warranties had been made on and as of such date; provided that to the extent that any representation and warranty specifically refers to an earlier date, it shall be true and correct in all material respects as of such earlier date; provided, further, that representations and warranties that are qualified by “material”, “material adverse effect” or a similar term shall be true and correct in all respects;

(ii)                                  except as otherwise agreed by the Borrower and any Lender in the relevant Incremental Facility Amendment, no Lender shall be obligated to provide any Incremental Commitment, and the determination to provide any Incremental Commitment shall be within the sole and absolute discretion of such Lender;

(iii)                               no Incremental Facility or Incremental Loan (nor the creation, provision or implementation thereof) shall require the approval of any existing Lender other than in its capacity, if any, as a lender providing all or part of any Incremental Commitment or Incremental Loan,

(iv)                              (A) except as otherwise expressly provided in this Section 2.22, the terms of any Incremental Term Facility (other than any terms which are applicable only after the Maturity Date of any then-existing tranche of Term Loans) must be substantially consistent with those applicable to the Initial Term Loans or as agreed upon among the Borrower and the lender or lenders providing such Incremental Term Facility and reasonably acceptable to the Administrative Agent, (B) the terms of any Incremental Term Loans made as an increase to any Class of Term Loans shall be on the same terms to those applicable to the then-existing Term Loans of the applicable Class, (C) except as otherwise expressly provided in this Section 2.22, the terms of any Incremental Revolving Facility (other than any terms which are applicable only after the then-existing Latest Revolving Credit Maturity Date), must be substantially consistent with those applicable to the Initial Revolving Facility or as agreed upon among the Borrower and the lender or lenders providing such Incremental Revolving Facility and reasonably acceptable to the Administrative Agent, and (D) the terms of any Incremental Revolving Facility that is an increase to the Revolving Credit Commitments shall be on the same terms to those applicable to the then-existing Revolving Credit Commitments,

(v)                                 the Effective Yield (and the components thereof) applicable to any Incremental Facility may be determined by the Borrower and the lender or lenders providing such Incremental Facility; provided that, in the case of any Incremental Term Facility established on or prior to the first anniversary of the Closing Date that is pari passu with the Initial Term Loans, the Effective Yield applicable thereto (as determined on the date of initial incurrence thereof) may not be more than 0.50% higher than the Effective Yield applicable to the Initial Term Loans (as determined on such date) unless the Applicable Rate with respect to the Initial Term Loans is adjusted to be equal to such Effective Yield with respect to such Incremental Facility, minus, 0.50%,

(vi)                              (A) the final maturity date with respect to any Incremental Term Loans shall be no earlier than the Latest Term Loan Maturity Date and (B) no Incremental Revolving Facility may have a final maturity date earlier than (or require scheduled amortization or mandatory commitment reductions prior to) the Latest Revolving Credit Maturity Date,

(vii)                           the Weighted Average Life to Maturity of any Incremental Term Facility shall be no shorter than the remaining Weighted Average Life to Maturity of the then-existing tranche of Term Loans (without giving effect to any prepayments thereof),

(viii)                        (A) any Incremental Facility must rank pari passu with or junior to the Term Facility in right of payment and may rank pari passu with or junior to the Term Facility with respect to security or may be unsecured (and to the extent the relevant Incremental Facility is subordinated to the Term Facility in right of payment or security and documented in a separate agreement (it being agreed that any Incremental Facility that is subordinated to the Term Facility in right of payment or security shall be documented in a separate agreement, unless such

Incremental Facility is a pari passu “last out” facility), it shall be subject to an Acceptable Intercreditor Agreement), (B) to the extent that any portion of any Incremental Facility is incurred in reliance on any portion of the Growth Available Incremental Amount, such portion of such Incremental Facility shall not be secured on a greater priority basis than that by which the Indebtedness repaid and underlying such portion of the Growth Available Incremental Amount so utilized was secured (if at all) and (C) no Incremental Facility may be (x) guaranteed by any Person which is not a Loan Party or (y) secured by any assets other than the Collateral,

(ix)                              (A) any prepayment (other than any scheduled amortization payment) of Incremental Term Loans that are pari passu in right of payment and security with any then-existing Term Loans that require ratable prepayment (including the Initial Term Loans) shall be made on a pro rata basis with such existing Term Loans, except, that the Borrower and the lender or lenders providing the relevant Incremental Term Loans shall be permitted, in their sole discretion, to elect to prepay or receive, as applicable, any such prepayment on a less than pro rata basis (but not on a greater than pro rata basis) (and, for the avoidance of doubt, any Incremental Term Loans that are not pari passu in right of payment and security shall not be entitled to share in any such prepayment) and (B) any prepayment or reduction of Revolving Credit Commitments with respect to Incremental Revolving Facilities that are pari passu in right of payment and security with any then-existing Revolving Facility that require ratable prepayment or commitment reduction, as applicable (including the Initial Revolving Credit Commitments), shall be made on a pro rata basis with such existing Revolving Facility, except, that the Borrower and the lender or lenders providing the relevant Incremental Revolving Facility shall be permitted, in their sole discretion, to elect to prepay, apply or receive, as applicable, any such prepayment or commitment reduction on a less than pro rata basis (but not on a greater than pro rata basis) (and, for the avoidance of doubt, any Incremental Revolving Facilities that are not pari passu in right of payment and security shall not be entitled to share in any such prepayment or commitment reduction),

(x)                                 no Event of Default under Sections 7.01(a), 7.01(f) or 7.01(g) exists or would exist immediately after giving effect to such Incremental Facility and, except as otherwise agreed by the lender or lenders providing the relevant Incremental Facility (and in the case of any Incremental Revolving Facility increasing the Revolving Credit Commitments, the Required Revolving Lenders) in connection with an acquisition or other Investment permitted under this Agreement, no other Event of Default shall exist or would exist immediately after giving effect to such Incremental Facility,

(xi)                              the proceeds of any Incremental Facility may be used by the Borrower and the Restricted Subsidiaries for working capital and other general corporate purposes (including the financing of acquisitions and other Investments and Restricted Payments) and any other use not prohibited by this Agreement, and

(xii)                           on the date of the Borrowing of any Incremental Term Loans that will be of the same Class as any then-existing Class of Term Loans, and notwithstanding anything to the contrary set forth in Sections 2.08 or 2.13, such Incremental Term Loans shall be added to (and constitute a part of, be of the same Type as and, at the election of the Borrower, have the same Interest Period as) each Borrowing of outstanding Term Loans of such Class on a pro rata basis (based on the relative sizes of such Borrowings), so that each Term Lender providing such Incremental Term Loans will participate proportionately in each then-outstanding Borrowing of Term Loans of such Class; it being acknowledged that the application of this clause (a)(xii) may result in new Incremental Term Loans having Interest Periods (the duration of which may be less than one month) that begin during an Interest Period then applicable to outstanding LIBO Rate Loans of the relevant Class and which end on the last day of such Interest Period.

(b)                                 Incremental Commitments may be provided by any existing Lender, or by any other Eligible Assignee (other than any Disqualified Institution) (any such other lender being called an “Additional Lender”); provided that the Administrative Agent (and, in the case of any Incremental Revolving Facility, any Issuing Bank) shall have a right to consent (such consent not to be unreasonably withheld, conditioned or delayed) to the relevant Additional Lender’s provision of Incremental Commitments if such consent would be required under Section 9.05(b) for an assignment of Loans to such Additional Lender; provided, further, that any Additional Lender that is an Affiliated Lender shall be subject to the provisions of Section 9.05(g), mutatis mutandis, to the same extent as if Incremental Commitments and related Obligations had been obtained by such Lender by way of assignment.

(c)                                  Each Lender or Additional Lender providing a portion of any Incremental Commitment shall execute and deliver to the Administrative Agent and the Borrower all such documentation (including the relevant Incremental Facility Amendment) as may be reasonably required by the Administrative Agent to evidence and effectuate such Incremental Commitment. On the effective date of such Incremental Commitment, each Additional Lender shall become a Lender for all purposes in connection with this Agreement.

(d)                                 As conditions precedent to the effectiveness of any Incremental Facility or the making of any Incremental Loans, (i) upon its request, the Administrative Agent shall be entitled to receive customary written opinions of counsel, as well as such reaffirmation agreements, supplements or amendments as it shall reasonably require, (ii) the Administrative Agent shall be entitled to receive, from each Additional Lender, an administrative questionnaire, in the form provided to such Additional Lender by the Administrative Agent (the “Administrative Questionnaire”) and such other customary documents as it shall reasonably require from such Additional Lender, (iii) the Administrative Agent and Lenders shall be entitled to receive all fees (if any) required to be paid in respect of such Incremental Facility or Incremental Loans and (iv) the Administrative Agent shall be entitled to receive a certificate of the Borrower signed by a Responsible Officer thereof:

(A)                               certifying and attaching a copy of the resolutions adopted by the governing body of each Loan Party approving or consenting to such Incremental Facility or Incremental Loans, and

(B)                               to the extent applicable, certifying that the condition set forth in clause (a)(x) above has been satisfied.

(e)                                  Upon the implementation of any Incremental Revolving Facility pursuant to this Section 2.22:

(i)                                     if such Incremental Revolving Facility establishes Revolving Credit Commitments of the same Class as any then-existing Class of Revolving Credit Commitments, (i) each Revolving Lender immediately prior to such increase will automatically and without further act be deemed to have assigned to each relevant Incremental Revolving Facility Lender, and each relevant Incremental Revolving Facility Lender will automatically and without further act be deemed to have assumed a portion of such Revolving Lender’s participations hereunder in outstanding Letters of Credit such that, after giving effect to each deemed assignment and assumption of participations, all of the Revolving Lenders’ (including each Incremental Revolving Facility Lender) participations hereunder in Letters of Credit shall be held on a pro rata basis on the basis of their respective Revolving Credit Commitments (after giving effect to any increase in the Revolving Credit Commitment pursuant to Section 2.22) and (ii) the existing Revolving Lenders of the applicable Class shall assign Revolving Loans to certain other Revolving Lenders of such Class (including the Revolving Lenders providing the relevant Incremental Revolving Facility), and such other Revolving Lenders (including the Revolving Lenders providing the relevant Incremental Revolving Facility) shall purchase such Revolving Loans, in each case to the extent necessary so that all of the Revolving Lenders of such Class participate in each outstanding Borrowing of Revolving Loans pro rata on the basis of their respective Revolving Credit Commitments of such Class (after giving effect to any increase in the Revolving Credit Commitment pursuant to this Section 2.22); it being understood and agreed that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to this clause (i); and

(ii)                                  if such Incremental Revolving Facility establishes Revolving Credit Commitments of a new Class, then (A) the borrowing and repayment (except for (x) payments of interest and fees at different rates on the Revolving Facilities (and related outstandings), (y) repayments required on the Maturity Date of any Revolving Facility and (z) any repayment made in connection with a permanent repayment and termination of the Revolving Credit Commitments under any Revolving Facility (subject to clause (C) below)) of Revolving Loans with respect to any Revolving Facility after the effective date of such Incremental Revolving Facility shall be made on a pro rata basis with all other Revolving Facilities, (B) all Letters of Credit shall be participated on a pro rata basis or less than pro rata basis by all Revolving Lenders and (C) any permanent repayment of Revolving Loans with respect to, and reduction and termination of Revolving Credit Commitments under, any Revolving Facility after the effective date of such Incremental Revolving Facility shall be made on a pro rata basis or less than pro rata basis with all other Revolving Facilities, except that the Borrower shall be permitted to permanently repay Revolving Loans and reduce or terminate Revolving Credit Commitments under any Revolving Facility on a greater than pro rata basis as compared to any other Revolving Facilities with a later Maturity Date than such Revolving Facility.

(f)                                   On the date of effectiveness of any Incremental Revolving Facility, the maximum amount of LC Exposure permitted hereunder shall increase by an amount, if any, agreed upon by Administrative Agent, the relevant Issuing Banks and the Borrower.

(g)                                  The Lenders hereby irrevocably authorize the Administrative Agent to enter into any Incremental Facility Amendment or any amendment to any other Loan Document as may be necessary in order to establish new Classes or sub-Classes in respect of Loans or commitments pursuant to this Section 2.22 and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower in connection with the establishment of such new Classes or sub-Classes, in each case on terms consistent with this Section 2.22.

(h)                                 Notwithstanding anything to the contrary in this Section 2.22 or in any other provision of any Loan Document, if the proceeds of any Incremental Facility are intended to be applied to finance an acquisition or other Investment that is permitted under this Agreement, the conditions to entering into and availability of such Incremental Facility (including applicability of customary “SunGard” or other “certain funds” conditionality), and the timing of satisfaction or waiver of any such conditions (as between being satisfied or waived upon execution of an amendment evidencing such Incremental Facility or upon the making of any Incremental Loans thereunder), shall be as agreed to among the Borrower and the lenders in respect of such Incremental Facility but without in any way limiting the other applicable conditions to Incremental Facilities specified in this Section 2.22; provided that no Event of Default under

Sections 7.01(a), 7.01(f) or 7.01(g) exists or would exist immediately after giving effect to such Incremental Facility.

(i)            Notwithstanding anything to the contrary in this Section 2.22 or in any other provision of any Loan Document, the Loan Parties shall not be required to bring down any representations and warranties in connection with any Incremental Facility (other than with respect to the representations and warranties set forth in Section 3.12, which such representations and warranties, shall be required to be true and correct, as of the applicable date of funding of such Incremental Facility and after giving effect to such Incremental Facility), unless and solely to the extent otherwise required by, the lender or lenders providing such Incremental Facility.

(j)            This Section 2.22 shall supersede any provision in Section 2.18 or 9.02 to the contrary.

Section 2.23.         Extensions of Loans and Revolving Credit Commitments.

(a)           Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the Borrower to all Lenders holding Loans of any Class or Commitments of any Class, in each case on a pro rata basis (based on the aggregate outstanding principal amount of the respective Loans or Commitments of such Class) and on the same terms to each such Lender, the Borrower is hereby permitted to consummate transactions with any individual Lender who accepts the terms contained in the relevant Extension Offer to extend the Maturity Date of all or a portion of such Lender’s Loans or Commitments of such Class and otherwise modify the terms of all or a portion of such Loans or Commitments pursuant to the terms of the relevant Extension Offer (including by increasing the interest rate or fees payable in respect of such Loans or Commitments (and related outstandings) or modifying the amortization schedule, if any, in respect of such Loans) (each, an “Extension”, and each group of Loans or Commitments, as applicable, in each case as so extended, and the original Loans and the original Commitments (in each case not so extended), being a “tranche”; any Extended Term Loans shall constitute a separate tranche of Loans from the tranche of Loans from which they were converted and any Extended Revolving Credit Commitments shall constitute a separate tranche of Revolving Credit Commitments from the tranche of Revolving Credit Commitments from which they were converted), so long as the following terms are satisfied:

(i)            except as to (A) interest rates, fees and final maturity (which shall, subject to immediately succeeding clause (iii), be determined by the Borrower and any Lender who agrees to an Extension of its Revolving Credit Commitments and set forth in the relevant Extension Offer) and (B) any covenants or other provisions applicable only to periods after the Latest Maturity Date of the tranche of Revolving Credit Commitments subject to such Extension Offer, the Revolving Credit Commitment of any Lender who agrees to an extension with respect to such Commitment (an “Extended Revolving Credit Commitment”; and the Loans thereunder, “Extended Revolving Loans”), and the related outstandings, shall constitute a revolving commitment (or related outstandings, as the case may be) with terms substantially identical to (or terms not less favorable to existing Lenders as) the tranche of Revolving Credit Commitments subject to the relevant Extension Offer (and related outstandings) provided hereunder; provided that to the extent more than one Revolving Facility exists after giving effect to any such Extension, (x) the borrowing and repayment (except for (1) payments of interest and fees at different rates on the Revolving Facilities (and related outstandings), (2) repayments required upon the Maturity Date of any Revolving Facility and (3) repayments made in connection with a permanent repayment and termination of Revolving Credit Commitments under any Revolving Facility (subject to clause (z) below)) of Revolving Loans with respect to any Revolving Facility after the effective date of such Extended Revolving Credit Commitments shall be made on a pro rata basis or less than pro rata basis with all other Revolving Facilities, (y) all Letters of Credit shall be participated on a pro rata basis by all Revolving Lenders and (z) the permanent repayment of Revolving Loans with respect to, and reduction or termination of Revolving Credit Commitments under, any Revolving Facility after the effective date of such Extended Revolving Credit Commitments shall be made on a pro rata basis with all other Revolving Facilities, except that the Borrower shall be permitted to permanently repay Revolving Loans and terminate Revolving Credit Commitments of any Revolving Facility on a greater than pro rata basis as compared to any other Revolving Facilities with a later Maturity Date than such Revolving Facility;

(ii)           except as to (A) interest rates, fees, amortization, final maturity date, premiums, required prepayment dates and participation in prepayments (which shall, subject to immediately succeeding clauses (iii), (iv) and (v), be determined by the Borrower and any Lender who agrees to an Extension of its Term Loans and set forth in the relevant Extension Offer) and (B) any covenants or other provisions applicable only to periods after the Latest Maturity Date of the tranche of Term Loans subject to such Extension Offer (in each case, as of the date of such Extension), the Term Loans of any Lender extended pursuant to any Extension (any such extended Term Loans, the “Extended Term Loans”) shall have the same terms (or terms not less favorable to existing Lenders) as the tranche of Term Loans subject to the relevant Extension Offer; provided, however, that any representations and warranties, affirmative and negative covenants (including financial covenants) and events of default applicable to such tranche of Extended Term Loans that also expressly apply to (and for the benefit of) the tranche of Term Loans subject to the Extension Offer and each other Class of Term Loans hereunder may be more favorable to the lenders of the applicable tranche of Extended Term Loans than those originally applicable to the tranche of Term Loans subject to the Extension Offer;

(iii)          (x) the final Maturity Date of any Extended Term Loans may be no earlier than the Latest Maturity Date of the tranche of Term Loans subject to such Extension Offer (as of the date of such Extension) and (y) no Extended Revolving Credit Commitments or Extended Revolving Loans may have a final Maturity Date earlier than (or have scheduled commitment reductions prior to) the Latest Maturity Date of the tranche of Revolving Credit Commitments subject to such Extension Offer (as of the date of such Extension);

(iv)          the Weighted Average Life to Maturity of any Extended Term Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the tranche of Term Loans subject to such Extension Offer (as of the date of such Extension);

(v)           any Extended Term Loans may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory repayments or prepayments (but, for purposes of clarity, not scheduled amortization payments) in respect of the Term Loans, in each case as specified in the relevant Extension Offer;

(vi)          if the aggregate principal amount of Loans or Commitments, as the case may be, in respect of which Lenders have accepted the relevant Extension Offer exceed the maximum aggregate principal amount of Loans or Commitments, as the case may be, offered to be extended by the Borrower pursuant to such Extension Offer, then the Loans or Commitments, as the case may be, of such Lenders shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed the applicable Lender’s actual holdings of record) with respect to which such Lenders have accepted such Extension Offer;

(vii)         unless the Administrative Agent otherwise agrees, any Extension shall be in a minimum amount of $1,000,000;

(viii)        any applicable Minimum Extension Condition must be satisfied or waived by the Borrower;

(ix)          any documentation in respect of any Extension shall be consistent with the foregoing; and

(x)           no Extension of any Revolving Facility shall be effective as to the obligations of any Issuing Bank with respect to Letters of Credit without the consent of such Issuing Bank (such consents not to be unreasonably withheld, conditioned or delayed) (and, in the absence of such consent, all references herein to Latest Revolving Credit Maturity Date shall be determined, when used in reference to such Issuing Bank without giving effect to such Extension).

(b)           (i) No Extension consummated in reliance on this Section 2.23 shall constitute a voluntary or mandatory prepayment for purposes of Section 2.11, (ii) the scheduled amortization payments (insofar as such schedule affects payments due to Lenders participating in the relevant Class) set forth in Section 2.10 shall be adjusted to give effect to any Extension of any Class of Loans or Commitments and (iii) except as set forth in clause (a)(vii) above, no Extension Offer is required to be in any minimum amount or any minimum increment; provided that the Borrower may, in its sole discretion, specify as a condition (a “Minimum Extension Condition”) to the consummation of any Extension that a minimum amount (to be specified in the relevant Extension Offer in the Borrower’s sole discretion) of Loans or Commitments (as applicable) of any or all applicable tranches be tendered; it being understood that the Borrower may, in its sole discretion, waive any such Minimum Extension Condition. The Administrative Agent and the Lenders hereby consent to the transactions contemplated by this Section 2.23 (including, for the avoidance of doubt, the payment of any interest, fees or premium in respect of any Extended Term Loans or Extended Revolving Credit Commitments on such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement (including Sections 2.10, 2.11 or 2.18) or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section 2.23.

(c)           Subject to any consent required under Section 2.23(a)(x), no consent of any Lender or the Administrative Agent shall be required to effectuate any Extension, other than the consent of each Lender agreeing to such Extension with respect to one or more of its Loans or Commitments of any Class (or a portion thereof). All Extended Term Loans and Extended Revolving Credit Commitments and all obligations in respect thereof shall constitute Secured Obligations under this Agreement and the other Loan Documents that are secured by the Collateral and guaranteed on a pari passu basis with all other applicable Secured Obligations under this Agreement and the other Loan Documents. The Lenders hereby irrevocably authorize the Administrative Agent to enter into any Extension Amendment and any amendment to any of the other Loan Documents with the Loan Parties as may be necessary in order to establish new Classes or sub-Classes in respect of Loans or Commitments so extended and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower in connection with the establishment of such new Classes or sub-Classes, in each case on terms consistent with this Section 2.23.

(d)           In connection with any Extension, the Borrower shall provide the Administrative Agent at least five Business Days’ (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and shall agree to such procedures (including regarding timing, rounding and other adjustments and to ensure reasonable administrative management of the credit facilities hereunder after such Extension), if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.23.

ARTICLE 3          REPRESENTATIONS AND WARRANTIES

On the Closing Date, on the date of any Credit Extension and on any other date required pursuant to the terms hereof, the Borrower hereby represents and warrants to the Lenders that:

Section 3.01.         Organization; Powers. Each of the Borrower and the Restricted Subsidiaries (a) is (i) duly organized and validly existing and (ii) in good standing (to the extent such concept exists in the relevant jurisdiction) under the Requirements of Law of its jurisdiction of organization and (b) has all requisite organizational power and authority to own its assets and to carry on its business as now conducted; except, in each case referred to in this Section 3.01 (other than clauses (a)(i) and (b) with respect to any Loan Party) where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

Section 3.02.         Authorization; Enforceability. The execution, delivery and performance by each Loan Party of each Loan Document to which such Loan Party is a party are within such Loan Party’s corporate or other organizational power and have been duly authorized by all necessary corporate or other organizational action of such Loan Party. Each Loan Document to which any Loan Party is a party has been duly executed and delivered by such Loan Party and is a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to the Legal Reservations.

Section 3.03.         Governmental Approvals; No Conflicts. The execution and delivery of each Loan Document by each Loan Party thereto and the performance by such Loan Party thereof (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect, (ii) solely in the case of a foreclosure on the pledge of Capital Stock in any Broker-Dealer Subsidiary or any direct or indirect parent company of any Broker-Dealer Subsidiary under the Loan Documents, any approval by FINRA or any similar Governmental Authority of a change in control or ownership or transfer of assets or line of business of any Broker-Dealer Subsidiary (or any direct or indirect parent company thereof), (iii) in connection with the Perfection Requirements and (iv) such consents, approvals, registrations, filings or other actions the failure to obtain or make which could not be reasonably expected to have a Material Adverse Effect, (b) will not violate any (i) of such Loan Party’s Organizational Documents or (ii) Requirement of Law applicable to such Loan Party which violation, in the case of this clause (b)(ii), would reasonably be expected to have a Material Adverse Effect and (c) will not violate or result in a default under any material Contractual Obligation to which such Loan Party is a party or is otherwise bound which violation, in the case of this clause (c), would reasonably be expected to result in a Material Adverse Effect.

Section 3.04.         Financial Condition; No Material Adverse Effect.

(a)           (i) The financial statements most recently provided pursuant to Section 5.01(a) or (b), as applicable, present fairly, in all material respects, the consolidated financial condition and results of operations and cash flows of the Borrower and its Subsidiaries as of such dates and for such periods in accordance with GAAP, (x) except as otherwise expressly noted therein and (y) subject, in the case of financial statements provided pursuant to Section 5.01(a), to the absence of footnotes and normal year-end adjustments.

(b)           Since the Closing Date, there has been no Material Adverse Effect.

Section 3.05.         Properties.

(a)           As of the Closing Date, Schedule 3.05(a) sets forth the address of each Real Estate Asset (or each set of such assets that collectively comprise one operating property) that is owned in fee simple (or similar concept in any applicable jurisdiction) by any Loan Party.

(b)           The Borrower and each of the Restricted Subsidiaries have good and valid fee simple title (or similar concept in any applicable jurisdiction) to or rights to purchase, or valid leasehold interests in, or easements or other limited property interests in, all of their respective Real Estate Assets and have good title to their personal property and assets, in each case, except (i) for defects in title that do not materially interfere with their ability to conduct their business as currently conducted or to utilize such properties and assets for their intended purposes or (ii) where the failure to have such title or interests would not reasonably be expected to have a Material Adverse Effect.

(c)           To the knowledge of the Borrower, the Borrower and the Restricted Subsidiaries own or otherwise have a license or right to use all rights in Patents, Trademarks, Copyrights and other rights in works of authorship (including all copyrights embodied in software) and all other similar intellectual property rights (“IP Rights”) used to conduct their respective businesses as presently conducted without, to the knowledge of the Borrower, any infringement or misappropriation of the IP Rights of third parties, except to the extent the failure to own or have a license or right to use would not, or where such infringement or misappropriation would not, have, individually or in the aggregate, a Material Adverse Effect.

Section 3.06.         Litigation and Environmental Matters.

(a)           There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened in writing against or affecting the Borrower or any Restricted Subsidiary which would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(b)           Except for any matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, (i) no Environmental Claims are pending or, to the knowledge of the Borrower, threatened in writing against the Borrower or any Restricted Subsidiary and (ii) neither the Borrower nor any of the Restricted Subsidiaries has failed to comply with any Environmental Law or to obtain, maintain or comply with any Governmental Authorization required under any Environmental Law.

(c)           Neither the Borrower nor any of the Restricted Subsidiaries has treated, stored, transported or disposed of Hazardous Materials at or from any currently or formerly operated real estate or facility relating to its business in a manner that would reasonably be expected to have a Material Adverse Effect.

Section 3.07.         Compliance with Laws. The Borrower and each of its Restricted Subsidiaries is in compliance with all Requirements of Law applicable to it or its property, except, in each case where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect; it being understood and agreed that this Section 3.07 shall not apply to the Requirements of Law specifically referenced in Section 3.19 below. Except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, all Broker-Dealer Licenses and Memberships and Broker-Dealer Registrations of each Broker-Dealer Subsidiary have been obtained and are in full force and effect.

Section 3.08.         Investment Company Status. No Loan Party is an “investment company” as defined in, or is required to be registered under, the Investment Company Act of 1940.

Section 3.09.         Taxes. The Borrower and each of the Restricted Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it that are due and payable, except (a) Taxes (or any requirement to file Tax returns with respect thereto) that are being contested in good faith by appropriate proceedings and for which the Borrower or such Restricted Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. Neither the Borrower nor any Restricted Subsidiary has received written notice of any proposed or pending Tax assessment, audit or deficiency that would individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

Section 3.10.         ERISA.

(a)           Each Pension Plan is in compliance in form and operation with its terms and with ERISA and the Code and all other applicable Requirements of Law, except where any failure to comply would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(b)           There are no pending or, to the best knowledge of the Loan Parties or their ERISA Affiliates, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Pension Plan or Foreign Pension Plan that could reasonably be expected to have a Material Adverse Effect.

(c)           Except as individually or in the aggregate would not reasonably be expected to result in a Material Adverse Effect: (i) no ERISA Event or Foreign Benefit Event has occurred and is continuing or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; and (iii) neither the Loan Parties nor any ERISA Affiliate of a Loan Party has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

Section 3.11.         Disclosure.

(a)           As of the Closing Date, all written information (other than the Projections, financial estimates, other forward-looking information or projected information and information of a general economic or industry-specific nature) concerning the Borrower and its Subsidiaries that was included in the Information Materials or otherwise prepared by or on behalf of the Sponsors, the Borrower or any of their respective representatives and made available to any Lender or the Administrative Agent in connection with the Transactions on or before the Closing Date (the “Information”), when taken as a whole, did not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made (after giving effect to all supplements and updates thereto from time to time).

(b)           The Projections have been prepared in good faith based upon assumptions believed by the Borrower to be reasonable at the time furnished (it being recognized that such Projections are not to be viewed as facts and are subject to significant uncertainties and contingencies many of which are beyond the Borrower’s control, that no assurance can be given that any particular financial projections will be realized, that actual results may differ from projected results and that such differences may be material).

Section 3.12.         Solvency. As of the Closing Date, immediately after the consummation of the Transactions to occur on the Closing Date and the incurrence of Indebtedness and obligations on the Closing Date in connection with this Agreement and the Transactions, (i) the sum of the debt (including contingent liabilities) of the Borrower and its Subsidiaries, on a consolidated basis, does not exceed the fair value of the assets of the Borrower and its Subsidiaries, on a consolidated basis; (ii) the capital of the Borrower and its Subsidiaries, on a consolidated basis, is not unreasonably small in relation to the business of the Borrower and its Subsidiaries, on a consolidated basis, contemplated as of the Closing Date; (iii) the present fair saleable value of the assets of the Borrower and its Subsidiaries, on a consolidated basis, is not less than the amount that will be required to pay the liabilities of the Borrower and its Subsidiaries, on a consolidated basis, as they become absolute and matured; and (iv) the Borrower and its Subsidiaries, on a consolidated basis, do not intend to incur, or believe that they will incur, debts (including current obligations and contingent liabilities) beyond their ability to pay such debts as they mature in the ordinary course of business. For purposes hereof, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standards No. 5).

Section 3.13.         Capitalization and Subsidiaries. Schedule 3.13 sets forth, in each case as of the Closing Date, (a) a correct and complete list of the name of each Subsidiary of the Borrower and the ownership interest therein held by the Borrower or its applicable Subsidiary, and (b) the type of entity of the Borrower and each of its Subsidiaries.

Section 3.14.         Security Interest in Collateral. Subject to the terms of the last paragraph of Section 4.01, the Legal Reservations, the Perfection Requirements, the provisions, limitations and/or exceptions set forth in this Agreement and the other relevant Loan Documents, the Collateral Documents create legal, valid and enforceable Liens on all of the Collateral in favor of the Administrative Agent, for the benefit of itself and the other Secured Parties, and upon the satisfaction of the applicable Perfection Requirements, such Liens constitute perfected Liens (with the priority that such Liens are expressed to have under the relevant Collateral Documents, unless otherwise permitted hereunder or under any Collateral Document) on the Collateral (to the extent such Liens are required to be perfected under the terms of the Loan Documents) securing the Secured Obligations, in each case as and to the extent set forth therein.

Section 3.15.         Labor Disputes. As of the Closing Date, except as individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect, (a) there are no strikes, lockouts or slowdowns against the Borrower or any Restricted Subsidiary pending or, to the knowledge of the Borrower or any Restricted Subsidiary, threatened and (b) the hours worked by and payments made to employees of the Borrower and the Restricted Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Requirements of Law.

Section 3.16.         Federal Reserve Regulations. No part of the proceeds of any Loan or any Letter of Credit will be used for any purpose that results in a violation of the provisions of Regulation U or X. Each Broker-Dealer Subsidiary that extends purpose credit to customers (as those terms are defined in Regulation T of the Board of Governors) maintains procedures and internal controls reasonably designed to ensure that such Broker-Dealer Subsidiary does not extend or maintain purpose credit to or for its customers other than in accordance with the provisions of Regulation T of the Board of Governors.

Section 3.17.         Senior Indebtedness. The Obligations constitute “Senior Indebtedness” (or any comparable term) under and as defined in the documentation governing any Indebtedness that is subordinated in right of payment to the Obligations.

Section 3.18.         Use of Proceeds. The Borrower will use the proceeds of the Loans consistent with Section 5.10.

Section 3.19.         OFAC; PATRIOT ACT and FCPA.

(a)           (i) Neither the Borrower nor any of its Subsidiaries, nor, to the knowledge of the Borrower, any director, officer, agent, employee or Affiliate of any of the foregoing is currently subject to or the target of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and (ii) the Borrower and its Subsidiaries will not directly or, to the knowledge of the Borrower, indirectly, use the proceeds of the Loans or Letters of Credit, or otherwise make available such proceeds to any Person for the purpose of financing the activities of any Person currently subject to or the target of any U.S. sanctions administered by OFAC, except to the extent licensed or otherwise approved by OFAC.

(b)           To the extent applicable, the Borrower and each of its Subsidiaries is in compliance, in all material respects, with the (i) Trading with the Enemy Act and each of the foreign assets control regulations of the U.S. Treasury Department (31 CFR, Subtitle B, Chapter V) and any other enabling legislation or executive order relating thereto and (ii) “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.

(c)           (i) None of the Borrower, any of its Subsidiaries or, to the knowledge of the Borrower, any director, officer, agent, employee or Affiliate of any of the foregoing, has taken any action, directly or indirectly, that would result in a material violation by any such Person of the U.S. Foreign Corrupt Practices Act of 1977 (the “FCPA”), including making any offer, payment, promise to pay or authorization or approval of the payment of any money, or other property, gift, promise to give or authorization of the giving of anything of value, directly or indirectly, to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in each case in contravention of the FCPA and any applicable anti-corruption Requirement of Law of any Governmental Authority and (ii) no part of the proceeds of any Loan or any Letter of Credit will be used, directly or, to the knowledge of the Borrower, indirectly for any payments to any government official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the FCPA.

The representations and warranties set forth in Section 3.19 above made by or on behalf of any Foreign Subsidiary are subject to and limited by any Requirement of Law applicable to such Foreign Subsidiary; it being understood and agreed that to the extent that any Foreign Subsidiary is unable to make any representation or warranty set forth in Section 3.19 as a result of the application of this sentence, such Foreign Subsidiary shall be deemed to have represented and warranted that it is in compliance in all material respects with any equivalent Requirement of Law relating to anti-terrorism, anti-corruption or anti-money laundering that is applicable to such Foreign Subsidiary in its relevant local jurisdiction of organization.

Section 3.20.         Certain Regulatory Matters.

(a)           Except as set forth on Schedule 3.20, to the extent required pursuant to applicable Requirements of Law, (i) each Broker-Dealer Subsidiary is a member in good standing of FINRA and (ii) each Broker-Dealer Subsidiary is duly registered as a broker-dealer and in good standing with the SEC and/or duly registered as an Introducing Broker with the CFTC, and in each state where the conduct of a material portion of its business requires such registration.

(b)           Except as set forth on Schedule 3.20, to the extent required pursuant to applicable Requirements of Law, each Investment Management Subsidiary is duly registered (i) under the Investment Advisers Act as an investment adviser and is thus not required to be registered as an investment adviser in the various states and (ii) with each other applicable governing body where the conduct of its investment advisory business requires such registration.

(c)           Neither the Borrower nor any Subsidiary other than the Investment Manager Subsidiaries is required to be registered, licensed or qualified as an investment adviser under the laws requiring any such registration, licensing or qualification in any state in which it conducts business, except where the failure to be so registered, licensed or qualified would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary other than the Broker-Dealer Subsidiaries is required to be registered, licensed or qualified as a broker-dealer under the securities laws of any state where it conducts business or is subject to material liability or disability by reason of the failure to be so registered, licensed or qualified except where the failure to be so registered, licensed or qualified would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

ARTICLE 4          CONDITIONS

Section 4.01.         Closing Date. The obligations of (i) each Lender to make Loans and (ii) any Issuing Bank to issue Letters of Credit shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

(a)           Credit Agreement and Loan Documents. The Administrative Agent (or its counsel) shall have received from each Loan Party party thereto (i) a counterpart signed by such Loan Party (or written evidence satisfactory to the Administrative Agent (which may include a copy transmitted by facsimile or other electronic method) that such party has signed a counterpart) of (A) this Agreement, (B) the Security Agreement, (C) the Loan Guaranty and (D) each Promissory Note requested by a Lender at least three Business Days prior to the Closing Date and (ii) a Borrowing Request as required by Section 2.03.

(b)           Legal Opinion. The Administrative Agent shall have received, on behalf of itself and the Lenders on the Closing Date, a customary written opinion of Willkie Farr & Gallagher LLP, in its capacity as special counsel for the Loan Parties.

(c)           Secretary’s Certificate and Good Standing Certificates. The Administrative Agent shall have received (i) a certificate of each Loan Party, dated as of the Closing Date and executed by a secretary, assistant secretary or other Responsible Officer thereof, which shall (A) certify that (x) attached thereto is a true and complete copy of the certificate or articles of incorporation, formation or organization or other comparable organizational document, as applicable, of such Loan Party certified by the relevant authority of its jurisdiction of organization, (y) the certificate or articles of incorporation, formation or organization or other comparable organizational document, as applicable, of such Loan Party attached thereto have not been amended (except as attached thereto) since the date reflected thereon and (z) attached thereto is a true and correct copy of the by-laws or operating, management, partnership or similar agreement of such Loan Party, together with all amendments thereto as of the Closing Date, (B) certify that attached thereto is a true and complete copy of resolutions or written consents of its shareholders of Board of Directors, as the case may be, authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, and that such resolutions or written consents have not been modified, rescinded or amended and are in full force and effect without amendment, modification or rescission, and (C) identify by name and title and bear the signatures of the officers, managers, directors or authorized signatories of such Loan Party who have executed the Loan Documents to which such Loan Party is a party on the Closing Date and (ii) a good standing (or equivalent) certificate as of a recent date for such Loan Party from the relevant authority of its jurisdiction of organization (to the extent such concepts are applicable).

(d)           Fees. All (i) fees required to be paid by the Borrower on the Closing Date pursuant to the Fee Letter, (ii) all fees required to be paid to the Arrangers and the Lenders on the Closing Date and (iii) expenses required to be paid by the Borrower for which invoices have been presented at least three Business Days prior to the Closing Date or such later date to which the Borrower may agree, shall, in each case on or before the Closing Date, have been paid (which amounts may be offset against the proceeds of the Loans).

(e)           Representations and Warranties. The representations and warranties of the Loan Parties set forth in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the Closing Date; provided that to the extent that any representation and warranty specifically refers to an earlier date, it shall be true and correct in all material respects as of such earlier date; provided, further, that representations and warranties that are qualified by “material”, “material adverse effect” or a similar term shall be true and correct in all respects.

(f)            Refinancing. Substantially concurrently with the initial funding of the Loans hereunder, the Refinancing shall have been consummated.

(g)           Closing Certificate. The Administrative Agent shall have received a customary closing certificate, dated as of the Closing Date and signed by a Responsible Officer of the Borrower on behalf of each Loan Party, confirming compliance with the condition precedent set forth in Section 4.01(e).

(h)           Solvency. The Administrative Agent shall have received a certificate in substantially the form of Exhibit M from the chief financial officer (or other officer with reasonably equivalent responsibilities) of the Borrower dated as of the Closing Date and certifying as to the matters set forth therein.

(i)            Perfection Certificate. The Administrative Agent shall have received a completed Perfection Certificate dated as of the Closing Date and signed by a Responsible Officer of each Loan Party on behalf of such Loan Party.

(j)            Pledged Stock and Pledged Notes. The Administrative Agent shall have received (i) the certificates representing any Capital Stock required to be pledged pursuant to the Security Agreement, together with an undated stock power or similar instrument of transfer for each such certificate endorsed in blank by a duly authorized officer of the pledgor thereof, and (ii) any Material Debt Instrument required to be pledged pursuant to the Security Agreement endorsed (without recourse) in blank (or accompanied by an transfer form endorsed in blank) by the pledgor thereof.

(k)           Filings Registrations and Recordings. Each document (including any UCC (or similar) financing statement) required by any Collateral Document or under any applicable Requirement of Law to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a perfected Lien on the Collateral required to be delivered pursuant to such Collateral Document, shall be in proper form for filing, registration or recordation.

(l)            USA PATRIOT Act. No later than three Business Days in advance of the Closing Date, the Administrative Agent shall have received all documentation and other information reasonably requested with respect to any Loan Party in writing by any Lender at least ten Business Days in advance of the Closing Date, which documentation or other information is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.

For purposes of determining whether the conditions specified in this Section 4.01 have been satisfied on the Closing Date, by funding the Loans hereunder, the Administrative Agent and each Lender shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to the Administrative Agent or such Lender, as the case may be.

Section 4.02.         Each Credit Extension. After the Closing Date, the obligation of each Revolving Lender to make any Credit Extension (other than any Letter of Credit Reimbursement Loan) is subject to the satisfaction of the following conditions:

(a)           (i) In the case of any Borrowing, the Administrative Agent shall have received a Borrowing Request as required by Section 2.03 or (ii) in the case of the issuance of any Letter of Credit, the applicable Issuing Bank and the Administrative Agent shall have received a notice requesting the issuance of such Letter of Credit as required by Section 2.05(b).

(b)           The representations and warranties of the Loan Parties set forth in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of any such Credit Extension with the same effect as though such representations and warranties had been made on and as of the date of such Credit Extension; provided that to the extent that any representation and warranty specifically refers to an earlier date, it shall be true and correct in all material respects as of such earlier date; provided, further, that representations and warranties that are qualified by “material”, “material adverse effect” or a similar term shall be true and correct in all respects.

(c)           At the time of and immediately after giving effect to the making of the applicable Credit Extension, no Default or Event of Default has occurred and is continuing.

Each Credit Extension after the Closing Date shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (b) and (c) of this Section 4.02; provided, however, that the conditions set forth in this Section 4.02 shall not apply to any Credit Extension under any Incremental Facility Amendment, Refinancing Amendment or Extension Amendment unless in each case the lenders in respect thereof have required satisfaction of the same in the applicable Incremental Facility Amendment, Refinancing Amendment or Extension Amendment, as applicable.

ARTICLE 5          AFFIRMATIVE COVENANTS

From the Closing Date until the date on which all Revolving Credit Commitments have expired or terminated and the principal of and interest on each Loan and all fees, expenses and other amounts payable under any Loan Document (other than contingent indemnification and expense reimbursement obligations for which no claim or demand has been made) have been paid in full in immediately available funds and all Letters of Credit have expired or have been terminated (or have been collateralized or back-stopped by a letter of credit in an amount equal to 103.0% of the Stated Amount thereof or otherwise in a manner reasonably satisfactory to the relevant Issuing Bank) and all LC Disbursements have been reimbursed (such date, the “Termination Date”), the Borrower hereby covenants and agrees with the Lenders that:

Section 5.01.                          Financial Statements and Other Reports. The Borrower will deliver to the Administrative Agent for delivery to each Lender:

(a)                                 Quarterly Financial Statements. As soon as available, and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, the consolidated balance sheet of the Borrower as at the end of such Fiscal Quarter and the related consolidated statements of income or operations and cash flows of the Borrower for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, and setting forth, in reasonable detail, in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year (to the extent applicable), all in reasonable detail, together with a Responsible Officer Certification (which may be included in the applicable Compliance Certificate) with respect thereto;

(b)                                 Annual Financial Statements. As soon as available, and in any event within 90 days after the end of each Fiscal Year ending after the Closing Date, (i) the consolidated balance sheet of the Borrower as at the end of such Fiscal Year and the related consolidated statements of income or operations and cash flows of the Borrower for such Fiscal Year and, commencing after the completion of the second full Fiscal Year ending after the Closing Date, setting forth, in reasonable detail, in comparative form the corresponding figures for the previous Fiscal Year and (ii) with respect to such consolidated financial statements, a report thereon of an independent certified public accountant of recognized national standing, which report shall not be subject to (x) a “going concern” qualification (except as resulting from (A) the impending maturity of any Indebtedness and/or (B) any breach or anticipated breach of any financial covenant) but may include a “going concern” explanatory paragraph or like statement or (y) a qualification as to the scope of the audit, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of the Borrower as at the dates indicated and its income and cash flows for the periods indicated in conformity with GAAP;

(c)                                  Compliance Certificate. Together with each delivery of financial statements pursuant to Section 5.01(a) and 5.01(b), a duly executed and completed Compliance Certificate (i) certifying that no Default or Event of Default has occurred and is continuing (or if a Default or Event of Default is continuing, describing in reasonable detail such Default or Event of Default and the steps being taken to cure, remedy or waive the same), (ii) in the case of financial statements delivered pursuant to Section 5.01(b), setting forth reasonably detailed calculations of Excess Cash Flow of the Borrower and the Restricted Subsidiaries for each Fiscal Year beginning with the financial statements for the Fiscal Year ended on or about December 31, 2019, (iii) containing information and calculations reasonably necessary for determining, on a consolidated basis, compliance by the Borrower and the Restricted Subsidiaries with the provisions of this Agreement referred to therein, to the extent then applicable, (iv) a description of any new Subsidiary and any change in the name or jurisdiction of organization of any Loan Party since the date of the most recent list delivered (or in the case of the first such list so delivered, since the Closing Date) and (v) listing any newly filed or acquired registrations of or applications for registrations of any material Patents, Trademarks or Copyrights constituting Collateral with the United States Patent and Trademark Office or the United States Copyright Office by any Loan Party (other than any registration that issues with respect to an application that was identified on a list previously delivered pursuant to this Section 5.01(c)(v) or is then subject to an Intellectual Property Security Agreement (or supplement thereto)) since the date of the most recent list delivered (or in the case of the first such list so delivered, since the Closing Date);

(d)                                 Unrestricted Subsidiary Elimination. Together with each delivery of financial statements of the Borrower pursuant to Section 5.01(a) and 5.01(b), if applicable, an internally prepared management summary of pro forma adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements;

(e)                                  Notice of Material Events. Promptly upon any Responsible Officer of the Borrower obtaining knowledge thereof, written notice of the following:

(i)                                     the occurrence of any Default or Event of Default

(ii)                                  the occurrence of any event that has resulted in a Material Adverse Effect;

(iii)                               to the extent permissible by law, the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Subsidiary or the receipt of a notice of an Environmental Liability that could reasonably be expected to result in a Material Adverse Effect;

(iv)                              the occurrence of any ERISA Event that would reasonably be expected to result in material liability to any Loan Party; and

(v)                                 the occurrence of any failure described in clauses (i) or (ii) of Section 7.01(b).

(f)                                   Budget. As soon as available and in any event no later than 90 days after the beginning of each Fiscal Year commencing after the Closing Date, a consolidated budget of the Borrower and the Restricted Subsidiaries consisting of quarterly operating and capital budgets;

(g)                                  Information Regarding Collateral. Prompt written notice of any change (i) in any Loan Party’s legal name, (ii) in any Loan Party’s type of organization, (iii) in any Loan Party’s jurisdiction of organization or (iv) in any Loan Party’s organizational identification number, in each case to the extent such information is necessary to enable the Administrative Agent to perfect or maintain the perfection and priority of its security interest in the Collateral of the relevant Loan Party.

(h)                                 Narrative Report and Management Discussion and Analysis. Concurrently with each delivery of the financial statements described in Sections 5.01(a) and 5.01(b), a customary narrative report and management’s discussion and analysis describing the financial condition and results of operation for such Fiscal Quarter or Fiscal Year, as applicable, and, with regard to quarterly financial statements, the then-elapsed portion of the Fiscal Year, in each case, as compared to amounts for the previous Fiscal Year or corresponding periods of the previous Fiscal Year (in each case, to the extent applicable) and budgeted amounts.

(i)                                     Lender Calls. Within 10 Business Days after each delivery of the financial statements described in Sections 5.01(b) for any Fiscal Year, at the request of the Administrative Agent, the Borrower shall hold a conference call (the reasonable costs of holding such call to be paid by the Borrower) with all Lenders who choose to attend such conference call, during which the Borrower shall review the financial results of such Fiscal Year, the financial condition of the Borrower and its Subsidiaries and the budget for the current Fiscal Year delivered pursuant to clause (f) above.

(j)                                    Other Information. Such other certificates, readily available reports and information (financial or otherwise) as the Administrative Agent may reasonably request from time to time regarding the business, operations and financial condition of the Borrower and the Restricted Subsidiaries and compliance with the terms hereof; provided, however, that neither the Borrower nor any Restricted Subsidiary shall be required to disclose or provide any information (a) that constitutes non-financial trade secrets or non-financial proprietary information of the Borrower or any of its Subsidiaries or any of their respective customers or suppliers, (b) in respect of which disclosure to the Administrative Agent or any

Lender (or any of their respective representatives) is prohibited by applicable Requirements of Law, (c) that is subject to attorney-client or similar privilege or constitutes attorney work product or (d) in respect of which the Borrower or any Restricted Subsidiary owes confidentiality obligations to any third party (to the extent not created in contemplation of such Person’s obligations under this Section 5.01(j)).

Documents required to be delivered pursuant to this Section 5.01 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower (or a representative thereof) posts such documents (or provides a link thereto) at the website address listed on Schedule 9.01; (ii) on which such documents are delivered by the Borrower to the Administrative Agent for posting on behalf of the Borrower on IntraLinks/SyndTrak or another relevant secure website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); (iii) on which such documents are faxed to the Administrative Agent (or electronically mailed to an address provided by the Administrative Agent); or (iv) on which such items have been made available on the SEC website or the website of the relevant analogous governmental or private regulatory authority or securities exchange (including, for the avoidance of doubt, by way of “EDGAR”).

The Borrower and each Lender acknowledge that certain of the Lenders may be Public Lenders and, if documents or notices required to be delivered pursuant to this Section 5.01 or otherwise are being distributed through IntraLinks/IntraAgency, SyndTrak Online or another relevant secure website or other secure electronic information platform (the “Platform”), any document or notice that the Borrower has indicated contains Non-Public Information shall not be posted on that portion of the Platform designated for such Public Lenders. The Borrower agrees, upon the reasonable written request of the Administrative Agent, to clearly designate all information provided to the Administrative Agent by or on behalf of the Borrower which is suitable to make available to Public Lenders. If the Borrower has not indicated whether a document or notice delivered pursuant to this Section 5.01 contains Non-Public Information, the Administrative Agent shall post such document or notice solely on that portion of the Platform designated for Lenders who wish to receive material Non-Public Information with respect to the Borrower and its Subsidiaries and their securities; provided that any financial statements delivered pursuant to Section 5.01(a) and 5.01(b) and any Compliance Certificate shall be deemed suitable to make available to Public Lenders unless, with respect to any such document, the Borrower notifies the Administrative Agent that such document contains Non-Public Information; it being understood and agreed that from and after receipt of such notice, unless otherwise specified therein, such notice shall apply to all documents of the same type for all future periods.

Notwithstanding the foregoing, the obligations in this Section 5.01 may instead be satisfied with respect to any financial statements, budgets and Responsible Officer Certifications of the Borrower by furnishing (A) the applicable financial statements of any Parent Company or (B) Form 10-K or 10-Q, as applicable, of the Borrower or any Parent Company filed with the SEC or any securities exchange, in each case, within the time periods specified in such paragraphs and without any requirement to provide notice of such filing to the Administrative Agent or any Lender; provided that, with respect to each of clauses (A) and (B), (i) to the extent (1) such financial statements relate to any Parent Company and (2) either (x) such Parent Company (or any other Parent Company that is a Subsidiary of such Parent Company) has any material third party Indebtedness and/or material operations (as determined by the Borrower in good faith and other than any operations that are attributable solely to such Parent Company’s direct or indirect ownership of the Borrower and its Subsidiaries) or (y) there are material differences between the financial statements of such Parent Company and its consolidated Subsidiaries, on the one hand, and the Borrower and its consolidated Subsidiaries, on the other hand, such financial statements or Form 10-K or 10-Q, as applicable, shall be accompanied by unaudited consolidating information that summarizes in reasonable detail the differences between the information relating to such Parent Company and its consolidated Subsidiaries, on the one hand, and the information relating to the

Borrower and its consolidated Subsidiaries on a stand-alone basis, on the other hand, which consolidating information shall be certified by a Responsible Officer of the Borrower as having been fairly presented in all material respects and (ii) to the extent such financial statements are in lieu of financial statements required to be provided under Section 5.01(b), such financial statements shall be accompanied by a report and opinion of an independent registered public accounting firm of nationally recognized standing, which report and opinion shall satisfy the applicable requirements set forth in Section 5.01(b) as if the references to the “Borrower” therein were references to such Parent Company.

Section 5.02.                          Existence. Except as otherwise permitted under Section 6.07, the Borrower will, and will cause each of the Restricted Subsidiaries to, at all times preserve and keep in full force and effect its existence and all rights, franchises, licenses and permits material to its business except, other than with respect to the preservation of the existence of the Borrower, to the extent that the failure to do so would not reasonably be expected to result in a Material Adverse Effect; provided that neither the Borrower nor any of the Restricted Subsidiaries shall be required to preserve any such existence (other than with respect to the preservation of existence of the Borrower), right, franchise, license or permit if a Responsible Officer of such Person or such Person’s board of directors (or similar governing body) determines that the preservation thereof is no longer desirable in the conduct of the business of such Person, and that the loss thereof is not disadvantageous in any material respect to such Person or to the Lenders. The Borrower will cause each Broker-Dealer Subsidiary to maintain all Broker-Dealer Licenses and Memberships and Broker-Dealer Registrations.

Section 5.03.                          Payment of Taxes. The Borrower will, and will cause each of the Restricted Subsidiaries to, file all Tax returns and pay all Taxes imposed upon it or any of its properties or assets or in respect of any of its income or businesses or franchises before any penalty or fine accrues thereon; provided, however, that no such Tax need be paid if (a) it is being contested in good faith by appropriate proceedings, so long as adequate reserves or other appropriate provisions, as are required in conformity with GAAP, have been made therefor or (b) failure to pay or discharge the same would not reasonably be expected to result in a Material Adverse Effect and no such filing shall be required if the failure to make such filing would not reasonably be expected to result in a Material Adverse Effect.

Section 5.04.                          Maintenance of Properties. The Borrower will, and will cause each of the Restricted Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear and casualty and condemnation excepted, all property reasonably necessary to the normal conduct of business of the Borrower and the Restricted Subsidiaries and from time to time will make or cause to be made all needed and appropriate repairs, renewals and replacements thereof except as expressly permitted by this Agreement or where the failure to maintain such properties or make such repairs, renewals or replacements could not reasonably be expected to have a Material Adverse Effect.

Section 5.05.                          Insurance. The Borrower will maintain or cause to be maintained, with financially sound and reputable insurers, such material insurance coverage with respect to liabilities, losses or damage in respect of the assets, properties and businesses of the Borrower and the Restricted Subsidiaries as may customarily be carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses in the same geographic regions, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such Persons, including flood insurance with respect to each Flood Hazard Property, in each case in compliance with the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973 (where applicable). Each such policy of insurance (other than, for the avoidance of doubt, representation and warranties insurance policies) shall, as and when required under the terms hereof, to the extent available from the relevant insurance carrier, (i) in the case of liability insurance policies (other than employee benefits, D&O and similar policies) name the

Administrative Agent and the other Secured Parties as an additional insured thereunder as its interests may appear and (ii) in the case of casualty insurance policies (excluding business interruption and similar insurance policies), contain a loss payable clause or endorsement that names the Administrative Agent, on behalf of the Lenders as the loss payee thereunder and (iii) provide for at least 30 days’ prior written notice to the Administrative Agent of any modification or cancellation of such policy (or 10 days’ prior written notice in the case of the failure to pay any premiums thereunder).

Section 5.06.                          Inspections. The Borrower will, and will cause each of the Restricted Subsidiaries to, permit any authorized representative designated by the Administrative Agent to visit and inspect any of the properties of the Borrower and any of the Restricted Subsidiaries at which the principal financial records and executive officers of the applicable Person are located, to inspect and copy its and their respective financial and accounting records, and to discuss its and their respective affairs, finances and accounts with its and their Responsible Officers and independent public accountants (provided that representatives of the Borrower (or any of its Subsidiaries) may, if the Borrower so chooses, be present at or participate in any such discussions), all upon reasonable notice and at reasonable times during normal business hours selected by the Borrower; provided that (a) only the Administrative Agent on behalf of the Lenders may exercise the rights of the Administrative Agent and the Lenders under this Section 5.06 and (b) except as expressly set forth in the proviso below during the continuance of an Event of Default, the Administrative Agent shall not exercise such rights more often than two times during any calendar year (with only one such time at the Borrower’s expense); provided, further, that when an Event of Default exists, the Administrative Agent (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice without limitation; provided, further, that notwithstanding anything to the contrary herein, neither the Borrower nor any Restricted Subsidiary shall be required to disclose, permit the inspection, examination or making of copies of or discuss any document, information, or other matter (A) that constitutes non-financial trade secrets or non-financial proprietary information of the Borrower and its Subsidiaries or any of its customers or suppliers, (B) in respect of which disclosure to the Administrative Agent or any Lender (or any of their respective representatives or contractors) is prohibited by applicable Requirements of Law, (C) that is subject to attorney-client or similar privilege or constitutes attorney work product or (D) in respect of which the Borrower or any Restricted Subsidiary owes confidentiality obligations to any third party (to the extent not created in contemplation of such Person’s obligations in this Section 5.06).

Section 5.07.                          Maintenance of Book and Records. The Borrower will, and will cause the Restricted Subsidiaries to, maintain proper books of record and account containing entries of all material financial transactions and matters involving the assets and business of the Borrower and the Restricted Subsidiaries that are full, true and correct in all material respects and permit the preparation of consolidated financial statements in accordance with GAAP.

Section 5.08.                          Compliance with Laws.

(a)                                 The Borrower will comply, and will cause each of the Restricted Subsidiaries to comply, with the requirements of all applicable Requirements of Law (including ERISA, Advisers Act and Environmental Laws but excluding OFAC (including laws related to Persons subject to any U.S. sanctions administered by OFAC), the USA PATRIOT Act and the FCPA), except to the extent the failure to so comply would not reasonably be expected to have a Material Adverse Effect. The Borrower will cause each Broker-Dealer Subsidiary to comply with the rules and regulations of the SEC, FINRA, CFTC and any other Governmental Authority applicable to it to it (including such rules and regulations dealing with net capital requirements) and, to the extent applicable to any Broker-Dealer Subsidiary (including its sales agents and registered personnel), except where the failure to so comply would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(b)                                 The Borrower will comply, and will cause each of the Restricted Subsidiaries to comply, with the requirements of all applicable OFAC (including laws related to Persons subject to any U.S. sanctions administered by OFAC), “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and the FCPA, in each case, in all material respects.

Section 5.09.                          Designation of Subsidiaries. The Borrower may at any time after the Closing Date designate (or redesignate) any Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) immediately before and after giving effect to such designation, no Default or Event of Default exists (including after giving effect to the reclassification of Investments in, Indebtedness of and Liens on the assets of, the applicable Restricted Subsidiary or Unrestricted Subsidiary), (ii) in the case of a designation of any Restricted Subsidiary as an Unrestricted Subsidiary, the Total Leverage Ratio, calculated on a Pro Forma Basis for the most recently ended Test Period, would not exceed 4.50:1.00, and (iii) after such designation, no Unrestricted Subsidiary shall own any Capital Stock in any Restricted Subsidiary or hold any Indebtedness of or any Lien on any property of the Borrower or the Restricted Subsidiaries that would not then be permitted to be incurred by the Borrower or the Restricted Subsidiaries, as applicable (it being expressly understood and agreed that any such Indebtedness or Lien shall be deemed to have been incurred or granted by the Borrower or the Restricted Subsidiaries, as applicable, on the date of such designation). The designation of any Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Borrower (or its applicable Restricted Subsidiary) therein at the date of designation in an amount equal to the portion of the fair market value of the net assets of such Restricted Subsidiary attributable to the Borrower’s (or its applicable Restricted Subsidiary’s) equity interest therein as reasonably estimated by the Borrower (and such designation shall only be permitted to the extent such Investment is a Permitted Investment or is then permitted under Section 6.04(a)). The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the making, incurrence or granting, as applicable, at the time of designation of any then-existing Investment, Indebtedness or Lien of such Restricted Subsidiary, as applicable; provided that upon any re-designation of any Unrestricted Subsidiary as a Restricted Subsidiary, the Borrower shall be deemed to continue to have an Investment in the resulting Restricted Subsidiary in an amount (if positive) equal to (a) the Borrower’s “Investment” in such Restricted Subsidiary at the time of such re-designation, minus (b) the portion of the fair market value of the net assets of such Restricted Subsidiary attributable to the Borrower’s equity therein at the time of such re-designation. As of the Closing Date, the Subsidiaries listed on Schedule 5.09 have been designated as Unrestricted Subsidiaries.

Section 5.10.                          Use of Proceeds.

(a)                                 The Borrower shall use the proceeds of the Revolving Loans after the Closing Date, to finance the working capital needs and other general corporate purposes of the Borrower and the Restricted Subsidiaries (including for capital expenditures, working capital or purchase price adjustments, the payment of transaction fees and expenses (in each case, including in connection with the Initial IPO), acquisitions and other Investments, Restricted Payments and any other purpose not prohibited by the terms of the Loan Documents). The Borrower shall use proceeds of the Initial Term Loans (a) on the Closing Date, to finance a portion of the Transactions and (b) with respect to any Initial Term Loans which constitute Additional Term Loans, as provided in the applicable Incremental Facility Amendment or Refinancing Amendment. Letters of Credit may be issued (i) on the Closing Date in the ordinary course of business and to replace or provide credit support for any letters of credit, bank guarantees or surety, customs, performance or similar bonds of the Borrower and its Subsidiaries or any of their Affiliate or to replace cash collateral posted by any of the foregoing Persons and (ii) after the Closing Date, for general corporate purposes of the Borrower and its Subsidiaries and any other purpose not prohibited by the terms of the Loan Documents.

(b)                                 The Borrower will not request any Borrowing, and the Borrower shall not use, shall cause the Restricted Subsidiaries not to use and shall cause the directors, officers, employees and agents of the foregoing to not knowingly use the proceeds of any Credit Extension (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of the FCPA, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any person or entity that is subject to any U.S. sanctions administered by OFAC, or (iii) in any manner that would result in the violation of any sanctions applicable to any party hereto (including any Person participating in the transaction, whether as Lender, Agent, Issuing Bank or otherwise).

Section 5.11.                          Covenant to Guarantee Obligations and Give Security.

(a)                                 Upon (i) the formation or acquisition after the Closing Date of any Restricted Subsidiary that is a Domestic Subsidiary, (ii) the designation of any Unrestricted Subsidiary that is a Domestic Subsidiary as a Restricted Subsidiary, (iii) any Restricted Subsidiary that is a Domestic Subsidiary ceasing to be an Immaterial Subsidiary or (iv) any Restricted Subsidiary that was an Excluded Subsidiary ceasing to be an Excluded Subsidiary, on or before the date that is 60 days after the relevant formation, acquisition, designation or cessation occurred (or such longer period as the Administrative Agent may reasonably agree), the Borrower shall (A) cause such Restricted Subsidiary (other than any Excluded Subsidiary) to comply with the requirements set forth in clause (b) of the definition of “Collateral and Guarantee Requirement” and (B) upon the reasonable request of the Administrative Agent, cause the relevant Restricted Subsidiary to deliver to the Administrative Agent a customary opinion of counsel for such Restricted Subsidiary, addressed to the Administrative Agent and the Lenders; provided, however, that notwithstanding the foregoing, no Subsidiary that is an Excluded Subsidiary shall be required to take any action described in this Section 5.11(a).

(b)                                 Within 60 days (or such longer period as the Administrative Agent may reasonably agree (provided that the Administrative Agent will use commercially reasonable efforts to confirm Lenders do not need additional time to complete independent due diligence with respect to any potential Material Real Estate Assets before entering into a new Mortgage)) (1) after the Closing Date, in the case of Material Real Estate Assets (other than any Excluded Asset) owned by Loan Parties on the Closing Date or (2) after the acquisition by any Loan Party of any Material Real Estate Asset (other than any Excluded Asset), in the case of such Material Real Estate Assets acquired after the Closing Date, the Borrower shall cause such Loan Party to comply with the requirements set forth in clause (c) of the definition of “Collateral and Guarantee Requirement” with respect to the relevant Material Real Estate Asset; it being understood and agreed that, with respect to any Material Real Estate Asset owned by any Restricted Subsidiary at the time such Restricted Subsidiary is required to become a Loan Party under Section 5.11(a), such Material Real Estate Asset shall be deemed to have been acquired by such Restricted Subsidiary on the first day on which it becomes a Loan Party under Section 5.11(a).

(c)                                  Notwithstanding anything to the contrary herein or in any other Loan Document, it is understood and agreed that:

(i)                                     the Administrative Agent may grant extensions of time for the creation and perfection of security interests in, or obtaining of title insurance, legal opinions, surveys or other deliverables with respect to, particular assets or the provision of any Loan Guaranty by any Restricted Subsidiary (in connection with assets acquired, or Restricted Subsidiaries formed or acquired, after the Closing Date), and each Lender hereby consents to any such extension of time,

(ii)                                  any Lien required to be granted from time to time pursuant to the definition of “Collateral and Guarantee Requirement” shall be subject to the exceptions and limitations set forth in the Collateral Documents,

(iii)                               perfection by control shall not be required with respect to assets requiring perfection through control agreements or other control arrangements, including deposit accounts, securities accounts and commodities accounts (other than control of Capital Stock or Material Debt Instruments, in each case, to the extent included in the Collateral),

(iv)                              no Loan Party shall be required to seek any landlord waiver, bailee letter, estoppel, warehouseman waiver or other collateral access, lien waiver or similar letter or agreement;

(v)                                 no Loan Party will be required to (A) take any action outside the U.S. to grant or perfect any security interest in any asset located outside of the U.S., (B) execute any foreign law security agreement, pledge agreement, mortgage, deed or charge or (C) make any foreign intellectual property filing, conduct any foreign intellectual property search or prepare any foreign intellectual property schedule;

(vi)                              in no event will the Collateral include any Excluded Asset,

(vii)                           no action shall be required to perfect any Lien with respect to (A) any vehicle or other asset subject to a certificate of title, and any retention of title, extended retention of title rights, or similar rights, (B) Letter-of-Credit Rights, (C) the Capital Stock of any Immaterial Subsidiary or (D) the Capital Stock of any Person that is not a Subsidiary which, if a Subsidiary, would constitute an Immaterial Subsidiary, in each case except to the extent that a security interest therein is perfected by filing a Form UCC-1 financing statement (which, for the avoidance of doubt shall be the only required perfection action),

(viii)                        no Loan Party shall be required to perfect a security interest in any asset to the extent perfection of a security interest in such asset would be prohibited under any applicable Requirement of Law,

(ix)                              any joinder or supplement to any Loan Guaranty, any Collateral Document or any other Loan Document executed by any Restricted Subsidiary that is required to become a Loan Party pursuant to Section 5.11(a) may, with the consent of the Administrative Agent (not to be unreasonably withheld, conditioned or delayed), include such schedules (or updates to schedules) as may be necessary to qualify any representation or warranty with respect to such Restricted Subsidiary set forth in any Loan Document to the extent necessary to ensure that such representation or warranty is true and correct to the extent required thereby or by the terms of any other Loan Document,

(x)                                 the Administrative Agent shall not require the taking of a Lien on, or require the perfection of any Lien granted in, those assets as to which the cost, burden, difficulty or consequence (including any effect on the ability of the relevant Loan Party to conduct its operations and business in the ordinary course of business) of obtaining or perfecting such Lien (including any mortgage, stamp, intangibles or other Tax or expenses relating to such Lien) outweighs the benefit to the Lenders of the security afforded thereby, as reasonably determined by the Borrower and the Administrative Agent, and

(xi)                              no Subsidiary of the Borrower shall be required to provide any guarantee, pledge or asset support agreement that, in the reasonable judgment of the Borrower in consultation with the Administrative Agent, would subject the Borrower or any Subsidiary of the Borrower to any adverse tax consequence as a result of the application of Section 956 of the Code.

Section 5.12.                          Maintenance of Ratings. The Borrower shall use commercially reasonable efforts to maintain (i) a public corporate credit rating for the Borrower from S&P, (ii) a public corporate family rating for the Borrower from Moody’s and (iii) a public rating for the Credit Facilities from each of S&P and Moody’s; provided that, in each case of clauses (i), (ii) and (iii), in no event shall the Borrower be required to maintain any specific rating with any such agency.

Section 5.13.                          Further Assurances. Promptly upon request of the Administrative Agent and subject to the limitations described in Section 5.11:

(a)                                 The Borrower will, and will cause each other Loan Party to, execute any and all further documents, financing statements, agreements, instruments, certificates, notices and acknowledgments and take all such further actions (including the filing and recordation of financing statements, fixture filings, Mortgages or amendments thereto and other documents, subject to the terms of the Collateral and Guarantee Requirement and the limitations set forth in Section 5.11), that may be required under any applicable Requirements of Law and which the Administrative Agent may reasonably request to ensure the perfection and priority of the Liens created or intended to be created under the Collateral Documents, all at the expense of the relevant Loan Parties.

(b)                                 The Borrower will, and will cause each other Loan Party to, (i) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Collateral Document or other document or instrument relating to any Collateral and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts (including notices to third parties), deeds, certificates, assurances and other instruments as the Administrative Agent may reasonably request from time to time in order to ensure the perfection and priority of the Liens created or intended to be created under the Collateral Documents.

ARTICLE 6                              NEGATIVE COVENANTS

From the Closing Date and until the Termination Date, the Borrower covenants and agrees with the Lenders that:

Section 6.01.                          Indebtedness. The Borrower shall not, nor shall it permit any of the Restricted Subsidiaries to, create, incur, assume or otherwise become or remain liable with respect to any Indebtedness, except:

(a)                                 the Secured Obligations (including any Additional Term Loans and any Additional Revolving Loans);

(b)                                 Indebtedness of the Borrower to any Restricted Subsidiary or of any Restricted Subsidiary to the Borrower or any other Restricted Subsidiary; provided that in the case of any Indebtedness of any Restricted Subsidiary that is not a Loan Party owing to any Loan Party, solely to the extent the related Investment shall be a Permitted Investment or permitted under Section 6.04(a); and

provided, further, that any Indebtedness of any Loan Party to any Restricted Subsidiary that is not a Loan Party must be expressly subordinated in right of payment to the Obligations;

(c)                                  [Reserved];

(d)                                 Indebtedness arising from any agreement providing for indemnification, adjustment of purchase price or similar obligations (including earn-out obligations) incurred in connection with any Disposition permitted hereunder, any acquisition permitted hereunder or consummated prior to the Closing Date or any other purchase of assets or Capital Stock, and Indebtedness arising from guaranties, letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments securing the performance of the Borrower or any Restricted Subsidiary pursuant to any such agreement;

(e)                                  Indebtedness of the Borrower or any Restricted Subsidiary (i) pursuant to tenders, statutory obligations, bids, leases, governmental contracts, trade contracts, surety, stay, customs, appeal, performance or return of money bonds or other similar obligations incurred in the ordinary course of business and (ii) in respect of letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments to support any of the foregoing items;

(f)                                   Indebtedness of the Borrower or any Restricted Subsidiary in respect of Banking Services, including Banking Services Obligations and incentive, supplier finance or similar programs;

(g)                                  (i) guaranties by the Borrower or any Restricted Subsidiary of the obligations of suppliers, customers and licensees in the ordinary course of business, (ii) Indebtedness incurred in the ordinary course of business in respect of obligations of the Borrower or any Restricted Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services and (iii) Indebtedness in respect of letters of credit, bankers’ acceptances, bank guaranties or similar instruments supporting trade payables, warehouse receipts or similar facilities entered into in the ordinary course of business;

(h)                                 Guarantees by the Borrower or any Restricted Subsidiary of Indebtedness or other obligations of the Borrower or any Restricted Subsidiary with respect to Indebtedness otherwise permitted to be incurred pursuant to this Section 6.01; provided that in the case of any Guarantee by any Loan Party of the obligations of any non-Loan Party, the related Investment is a Permitted Investment or is permitted under Section 6.04(a);

(i)                                     Indebtedness of the Borrower or any Restricted Subsidiary existing, or pursuant to commitments existing, on the Closing Date and, in the case of any such Indebtedness with an aggregate outstanding principal amount in excess of $1,000,000, described on Schedule 6.01(i);

(j)                                    Indebtedness of Restricted Subsidiaries that are not Loan Parties; provided that the aggregate outstanding principal amount of such Indebtedness shall not exceed (together with any Indebtedness of a non-Loan Party pursuant to Sections 6.01(q) and (w)(ii)) the greater of $55,000,000 and 35.0% of Consolidated Adjusted EBITDA for the most recently ended Test Period;

(k)                                 Indebtedness of the Borrower or any Restricted Subsidiary consisting of obligations owing under incentive, supply, license or similar agreements entered into in the ordinary course of business;

(l)                                     Indebtedness of the Borrower or any Restricted Subsidiary consisting of (i) the financing of insurance premiums, (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business or (iii) obligations to reacquire assets or inventory in connection with customer financing arrangements in the ordinary course of business;

(m)                             Indebtedness of the Borrower or any Restricted Subsidiary with respect to Capital Leases and purchase money Indebtedness in an aggregate outstanding principal amount not to exceed the greater of $27,750,000 and 18.0% of Consolidated Adjusted EBITDA for the most recently ended Test Period;

(n)                                 [Reserved];

(o)                                 Indebtedness consisting of promissory notes issued by the Borrower or any Restricted Subsidiary to any stockholder of any Parent Company or any current or former director, officer, employee, member of management, manager or consultant of any Parent Company, the Borrower or any Subsidiary (or their respective Immediate Family Members) to finance the purchase or redemption of Capital Stock of any Parent Company permitted by Section 6.04(a);

(p)                                 the Borrower and the Restricted Subsidiaries may become and remain liable for any Indebtedness refinancing, refunding or replacing any Indebtedness permitted under clauses (a), (i), (j), (m), (q), (r), (u), (w), (y), and (z) of this Section 6.01 (in any case, including any refinancing Indebtedness incurred in respect thereof, “Refinancing Indebtedness”) and any subsequent Refinancing Indebtedness in respect thereof and such Refinancing Indebtedness shall be deemed permitted and outstanding under such clauses; provided that:

(i)                                     the principal amount of such Refinancing Indebtedness does not exceed the principal amount of the Indebtedness being refinanced, refunded or replaced, except by (A) an amount equal to unpaid accrued interest and premiums (including tender premiums) thereon plus underwriting discounts and other reasonable and customary fees, commissions and expenses (including upfront fees, original issue discount or initial yield payments) incurred in connection with the relevant refinancing, refunding or replacement, (B) an amount equal to any existing commitments unutilized thereunder and (C) additional amounts permitted to be incurred pursuant to this Section 6.01 (provided that (1) any additional Indebtedness referenced in this clause (C) satisfies the other applicable requirements of this Section 6.01(p) (with additional amounts incurred in reliance on this clause (C) constituting a utilization of the relevant basket or exception pursuant to which such additional amount is permitted) and (2) if such additional Indebtedness is secured, the Lien securing such Refinancing Indebtedness is permitted under Section 6.02),

(ii)                                  other than in the case of Refinancing Indebtedness with respect to clauses (i), (m), (q)(i), (q)(ii) or (u), (A) such Refinancing Indebtedness has a final maturity equal to or later than (and, in the case of revolving Indebtedness, does not require mandatory commitment reductions, if any, prior to) the final maturity of the Indebtedness being refinanced, refunded or replaced and (B) other than with respect to revolving Indebtedness, a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being refinanced, refunded or replaced,

(iii)                               the terms of any Refinancing Indebtedness with an original principal amount in excess of the Threshold Amount (excluding pricing, fees, premiums, rate floors, optional prepayment or redemption terms (and, if applicable, subordination terms) and, with respect to Refinancing Indebtedness incurred in respect of Indebtedness permitted under clause (a) above, security), are not, taken as a whole (as reasonably determined by the Borrower), more favorable to the lenders providing such Refinancing Indebtedness than those applicable to the Indebtedness being refinanced, refunded or replaced (other than (A) any covenants or any other provisions applicable only to periods after the Latest Maturity Date as of such date, (B) any covenants or other provisions which constitute then-current market terms for the applicable type of Indebtedness or (C) any covenants or other provisions which are conformed (or added) to the Loan Documents for the benefit of the Lenders or the Administrative Agent, as applicable, pursuant to an amendment to this Agreement effectuated in reliance on Section 9.02(d)(ii)),

(iv)                              [Reserved],

(v)                                 except in the case of Refinancing Credit Facilities Indebtedness, (A) the primary obligor in respect of the applicable Refinancing Indebtedness shall have been the primary obligor in respect of the relevant refinanced Indebtedness, (B) such Refinancing Indebtedness, if secured, is secured only by Permitted Liens at the time of such refinancing, refunding or replacement (it being understood that secured Indebtedness may be refinanced with unsecured Indebtedness), (C) such Refinancing Indebtedness is incurred by the obligor or obligors in respect of the Indebtedness being refinanced, refunded or replaced, except to the extent otherwise permitted pursuant to Section 6.01, (D) if the Indebtedness being refinanced, refunded or replaced was originally contractually subordinated to the Obligations in right of payment (or the Liens securing such Refinancing Indebtedness were originally contractually subordinated to the Liens on the Collateral securing the Secured Obligations), such Refinancing Indebtedness is contractually subordinated to the Obligations in right of payment (or the Liens securing such Refinancing Indebtedness are subordinated to the Liens on the Collateral securing the Secured Obligations) on terms not materially less favorable (as reasonably determined by the Borrower), taken as a whole, to the Lenders than those applicable to the Indebtedness (or Liens, as applicable) being refinanced, refunded or replaced, taken as a whole and (E) as of the date of the incurrence of such Refinancing Indebtedness and after giving effect thereto, no Event of Default exists, and

(vi)                              in the case of Refinancing Credit Facilities Indebtedness, (A) such Refinancing Indebtedness is pari passu or junior in right of payment and secured by the Collateral on a pari passu or junior basis with respect to the remaining Obligations hereunder or is unsecured; provided that any such Refinancing Indebtedness that is pari passu or junior with respect to the Collateral shall be subject to an Acceptable Intercreditor Agreement, (B) if such Refinancing Indebtedness is secured, it is not secured by any assets other than the Collateral, (C) if such Refinancing Indebtedness is Guaranteed, it shall not be Guaranteed by any Person that is not a Loan Party, and (D) such Refinancing Indebtedness is incurred under (and pursuant to) documentation other than this Agreement; provided that any such Refinancing Indebtedness consisting of term loans that are pari passu with the Term Loans hereunder in right of payment and secured by the Collateral on a pari passu basis with Term Loans may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory prepayment in respect of the Initial Term Loans (and any Additional Term Loans then subject to ratable repayment requirements), in each case as the Borrower and the relevant lender may agree;

(q)                                 Indebtedness (i) assumed in connection with any acquisition or other Investment permitted hereunder consummated after the Closing Date, or existing at the target of any such acquisition or Investment at the time it becomes a Subsidiary, provided that any such Indebtedness was not incurred by the target of such acquisition or other Investment in contemplation of such acquisition or other Investment, (ii) existing at the time an Unrestricted Subsidiary becomes a Restricted Subsidiary if such Indebtedness was not incurred in contemplation of such Person becoming a Restricted Subsidiary or (iii) incurred in connection with any acquisition or other Investment permitted hereunder and consummated after the Closing Date; provided that, in each case, (A) at the time such Person becomes a Restricted

Subsidiary or at the time of the execution of the definitive agreement governing such acquisition or other Investment, as the case may be, on a Pro Forma Basis for the most recently ended Test Period, the Total Leverage Ratio would not exceed 4.50:1.00, (B) such Indebtedness incurred in reliance on clause (iii) above by Restricted Subsidiaries that are not Loan Parties (I) shall not exceed (together with any Indebtedness of a non-Loan Party pursuant to Sections 6.01(j) and (w)(ii)) the greater of $55,000,000 and 35.0% of Consolidated Adjusted EBITDA for the most recently ended Test Period, (II) shall not mature or require any scheduled amortization or scheduled payment of principal or require any mandatory redemption, repurchase, repayment or sinking fund obligation (other than payments as part of an “applicable high yield discount obligation” catch-up payment, customary offers to repurchase in connection with any change of control, Disposition or casualty event and customary acceleration rights after an event of default), in each case, prior to the Latest Term Loan Maturity Date, and (III) the Weighted Average Life to Maturity applicable to such Indebtedness shall not be shorter than the Weighted Average Life to Maturity of the then-existing Term Loans, (C) at the time such Person becomes a Restricted Subsidiary or at the time of the execution of the definitive agreement governing such acquisition or other Investment, as the case may be, no Event of Default shall have occurred and be continuing, (D) in the case of any such Indebtedness incurred on or prior to the first anniversary of the Closing Date in the form of term loans that are pari passu with the Initial Term Loans with respect to security, the Effective Yield applicable thereto (as determined on the date of initial incurrence thereof) will not be more than 0.50% per annum higher than the Effective Yield in respect of the Initial Term Loans (as determined on such date) unless the Effective Yield with respect to the Initial Term Loans is adjusted to be equal to such Effective Yield applicable to such Indebtedness, minus, 0.50% per annum;

(r)                                    unsecured Indebtedness of the Borrower or any Restricted Subsidiary in an aggregate outstanding principal amount not to exceed 100.0% of the amount of Net Proceeds received by the Borrower from (i) the issuance or sale of Qualified Capital Stock or (ii) any contribution to its common equity with the Net Proceeds from the issuance and sale by any Parent Company of its Qualified Capital Stock or a contribution to the common equity of any Parent Company, in each case, (A) other than any Net Proceeds received from (I) the Cure Amount or (II) the sale of Capital Stock to, or contributions from, the Borrower or any Restricted Subsidiary and (B) to the extent the relevant Net Proceeds are Not Otherwise Applied;

(s)                                   Indebtedness of the Borrower or any Restricted Subsidiary under any Derivative Transaction not entered into for speculative purposes;

(t)                                    Indebtedness of the Borrower or any Restricted Subsidiary representing (i) deferred compensation to current or former directors, officers, employees, members of management, managers, and consultants of any Parent Company, the Borrower or any Restricted Subsidiary in the ordinary course of business and (ii) deferred compensation or other similar arrangements in connection with the Transactions, any Permitted Acquisition or any other Investment permitted hereby;

(u)                                 Indebtedness of the Borrower or any Restricted Subsidiary in an aggregate outstanding principal amount not to exceed the greater of $40,000,000 and 25.0% of Consolidated Adjusted EBITDA for the most recently ended Test Period;

(v)                                 [Reserved],

(w)                               Indebtedness of the Borrower or any Restricted Subsidiary so long as, immediately after giving effect thereto, (i) the Total Leverage Ratio (which for purposes of this clause (w) only shall be calculated without taking into account any portion of the Unrestricted Cash Amount attributable to the cash proceeds of such Indebtedness with respect to which such Total Leverage Ratio calculation is being made) is no greater than 4.50:1.00, (ii) the aggregate amount of Indebtedness incurred pursuant to this clause (w) by Restricted Subsidiaries that are not Loan Parties shall not exceed (together with any Indebtedness of a non-Loan Party pursuant to Sections 6.01(j) and (q)) the greater of $55,000,000 and 35.0% of Consolidated Adjusted EBITDA for the most recently ended Test Period, (iii) such Indebtedness shall not have a final maturity or require any scheduled amortization or scheduled payment of principal or require any mandatory redemption, repurchase, repayment or sinking fund obligation (other than (A) payments as part of an “applicable high yield discount obligation” catch-up payment, (B) customary offers to repurchase in connection with any change of control, Disposition or casualty event and (C) customary acceleration rights after an event of default) on terms more favorable to the holders of such Indebtedness than those applicable to the Credit Facilities prior to 91 days following the Latest Term Loan Maturity Date as of the date of incurrence of such Indebtedness, (iv) the Weighted Average Life to Maturity applicable to any such Indebtedness consisting of term loans is no shorter than the Weighted Average Life to Maturity of the then-existing Term Loans, (v) no Event of Default under Sections 7.01(a), 7.01(f) or 7.01(g) exists or would exist immediately after giving effect to such Indebtedness, (vi) in the case of any such Indebtedness incurred on or prior to the first anniversary of the Closing Date in the form of term loans that are pari passu with the Initial Term Loans with respect to security, the Effective Yield applicable thereto (as determined on the date of initial incurrence thereof) will not be more than 0.50% per annum higher than the Effective Yield in respect of the Initial Term Loans (as determined on such date) unless the Effective Yield with respect to the Initial Term Loans is adjusted to be equal to such Effective Yield applicable to such Indebtedness, minus, 0.50% per annum, (vii) such Indebtedness shall not be guaranteed by any Persons other than Loan Parties, (viii) such Indebtedness shall not be secured by any assets other than the Collateral and (ix) either (A) the other terms and conditions of such Indebtedness (excluding pricing, interest, fees, rate floors, premiums, optional prepayment or redemption terms, security and maturity, subject to clauses (i) through (viii) of this clause (w)) are substantially identical to, or (taken as a whole) no more favorable (as reasonably determined by the Borrower) to the lenders providing such Indebtedness than those applicable to the Term Facility (other than covenants or other provisions applicable only to periods after the Latest Term Loan Maturity Date (in each case, as of the date of incurrence of such Indebtedness)) or (B) such Indebtedness is provided on then-current market terms (as reasonably determined by the Borrower) for the applicable type of Indebtedness;

(x)                                 Indebtedness to the extent (and so long as) supported by a letter of credit, in a principal amount not to exceed the face amount of such letter of credit; provided that, after giving effect thereto, the aggregate principal amount of Indebtedness that is outstanding at any time in reliance on this clause (x) shall not exceed $5,000,000;

(y)                                 Indebtedness of the Borrower or any Restricted Subsidiary incurred in connection with Sale and Lease-Back Transactions permitted pursuant to Section 6.08;

(z)                                  Incremental Equivalent Debt;

(aa)                          Indebtedness (including obligations in respect of letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments with respect to such Indebtedness) incurred by the Borrower or any Restricted Subsidiary in respect of workers compensation claims, unemployment insurance (including premiums related thereto), other types of social security, pension obligations, vacation pay, health, disability or other employee benefits;

(bb)                          [Reserved],

(cc)                            Indebtedness of the Borrower or any Restricted Subsidiary in respect of any letter of credit or bank guarantee issued in favor of any Issuing Bank to support any Defaulting Lender’s participation in Letters of Credit issued hereunder;

(dd)                          Indebtedness of the Borrower or any Restricted Subsidiary to the extent that such Indebtedness is supported by any Letter of Credit;

(ee)                            unfunded pension fund and other employee benefit plan obligations and liabilities incurred by the Borrower or any Restricted Subsidiary in the ordinary course of business to the extent that the unfunded amounts would not otherwise cause an Event of Default under Section 7.01(i);

(ff)                              customer deposits and advance payments received in the ordinary course of business from customers for goods and services purchased in the ordinary course of business; and

(gg)                            without duplication of any other Indebtedness, all premiums (if any), interest (including post-petition interest and payment in kind interest), accretion or amortization of original issue discount, fees, expenses and charges with respect to Indebtedness of the Borrower or any Restricted Subsidiary permitted hereunder.

Section 6.02.                          Liens. The Borrower shall not, nor shall it permit any of the Restricted Subsidiaries to, create, incur, assume or permit or suffer to exist any Lien on or with respect to any property or asset of any kind owned by it, whether now owned or hereafter acquired, except:

(a)                                 Liens securing the Secured Obligations created pursuant to the Loan Documents;

(b)                                 Liens for Taxes (i) for amounts not yet overdue due and payable, (ii) that are being contested in good faith by appropriate proceedings, so long as any reserves or other appropriate provisions required by GAAP have been made for any such contested amounts or (iii) with respect to which the failure to make payment would not reasonably be expected to have a Material Adverse Effect;

(c)                                  statutory Liens (and rights of set-off) of landlords, banks, carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by applicable Requirements of Law, in each case (i) for amounts not yet overdue by more than 60 days, (ii) for amounts that are overdue by more than 60 days and that are being contested in good faith by appropriate proceedings, so long as any reserves or other appropriate provisions required by GAAP have been made for any such contested amounts or (iii) with respect to which the failure to make payment would not reasonably be expected to have a Material Adverse Effect;

(d)                                 Liens incurred (i) in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security laws and regulations, (ii) in the ordinary course of business to secure the performance of tenders, statutory obligations, surety, stay, customs and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money), (iii) pursuant to pledges and deposits of Cash or Cash Equivalents in the ordinary course of business securing (x) liabilities to insurance carriers providing property, casualty, liability or other insurance to the Borrower and its Subsidiaries or (y) leases or licenses of property otherwise permitted by this Agreement and (iv) to secure obligations in respect of letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments posted with respect to the items described in clauses (i) through (iii) above;

(e)                                  Liens consisting of easements, rights-of-way, restrictions, encroachments, servitudes for railways, sewers, drains, gas and oil and other pipelines, gas and water mains, electric light and power and telecommunication, telephone or telegraph or cable television conduits, poles, wires and cables and other minor defects or irregularities in title, in each case which do not, in the aggregate, materially interfere with the ordinary conduct of the business of the Borrower or the Restricted Subsidiaries, taken as a whole, or the use of the affected property for its intended purpose;

(f)                                   Liens consisting of any (i) interest or title of a lessor or sub-lessor under any lease of real estate permitted hereunder, (ii) landlord lien permitted by the terms of any lease, (iii) restriction or encumbrance to which the interest or title of such lessor or sub-lessor may be subject or (iv) subordination of the interest of the lessee or sub-lessee under such lease to any restriction or encumbrance referred to in the preceding clause (iii);

(g)                                  Liens (i) solely on any Cash earnest money deposits (including as part of any escrow arrangement) made by the Borrower or any Restricted Subsidiary in connection with any letter of intent or purchase agreement with respect to any Investment permitted hereunder and (ii) consisting of (A) an agreement to Dispose of any property in a Disposition permitted under Section 6.07 or (B) the pledge of Cash as part of an escrow arrangement required in any Disposition permitted under Section 6.07;

(h)                                 precautionary or purported Liens evidenced by the filing of UCC financing statements or similar financing statements under applicable Requirements of Law relating solely to (i) operating leases or consignment or bailee arrangements entered into in the ordinary course of business or (ii) the sale of accounts receivable in the ordinary course of business for which a UCC financing statement or similar financing statement is required;

(i)                                     Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(j)                                    Liens in connection with any zoning, building or similar Requirement of Law or right reserved to or vested in any Governmental Authority to control or regulate the use of any dimensions of real property or the structure thereon, including Liens in connection with any condemnation or eminent domain proceeding or compulsory purchase order;

(k)                                 Liens securing Refinancing Indebtedness permitted pursuant to Section 6.01(p); provided that (i) no such Lien extends to any asset not covered by the Lien securing the Indebtedness that is being refinanced and (ii) if the Indebtedness being refinanced was subject to intercreditor arrangements, then (A) any refinancing Indebtedness in respect thereof (other than Refinancing Credit Facilities Indebtedness) shall be subject to intercreditor arrangements that are not materially less favorable to the relevant Secured Parties, taken as a whole, than the intercreditor arrangements governing the Indebtedness that is refinanced or (B) the intercreditor arrangements governing the relevant refinancing Indebtedness shall be set forth in an Acceptable Intercreditor Agreement;

(l)                                     Liens existing on the Closing Date and, in the case of any such Lien securing Indebtedness or other obligations with an aggregate outstanding principal amount in excess of $1,000,000, described on Schedule 6.02(l) and any modification, replacement, refinancing, renewal or extension thereof; provided that (i) no such Lien extends to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 6.01 and (B) proceeds and products thereof, replacements, accessions or additions thereto and improvements thereon (it being understood that individual financings of the type permitted under Section 6.01(m) provided by any lender may be cross-collateralized to other financings of such type provided by such lender or its affiliates) and (ii) any such modification, replacement, refinancing, renewal or extension of the obligations secured or benefited by such Liens, if constituting Indebtedness, is permitted by Section 6.01;

(m)                             Liens arising out of Sale and Lease-Back Transactions permitted under Section 6.08;

(n)                                 Liens securing Indebtedness permitted pursuant to Section 6.01(m); provided that any such Lien shall encumber only the asset acquired with the proceeds of such Indebtedness and proceeds and products thereof, replacements, accessions or additions thereto and improvements thereon (it being understood that individual financings of the type permitted under Section 6.01(m) provided by any lender may be cross-collateralized to other financings of such type provided by such lender or its affiliates);

(o)                                 Liens securing Indebtedness permitted pursuant to Section 6.01(q)(i) on the relevant acquired assets or on the Capital Stock or assets of the relevant Restricted Subsidiary; provided that such Lien (x) shall not extend to or cover any other assets (other than the proceeds or products thereof, accessions or additions thereto and improvements thereon) and (y) was not created in contemplation of the applicable acquisition of assets or Capital Stock;

(p)                                 (i) Liens that are contractual rights of setoff or netting relating to (A) the establishment of depositary relations with banks not granted in connection with the issuance of Indebtedness, (B) pooled deposit or sweep accounts of the Borrower or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower or any Restricted Subsidiary, (C) purchase orders and other agreements entered into with customers of the Borrower or any Restricted Subsidiary in the ordinary course of business and (D) commodity trading or other brokerage accounts incurred in the ordinary course of business, (ii) Liens encumbering reasonable customary initial deposits and margin deposits, (iii) bankers Liens and rights and remedies as to Deposit Accounts, (iv) Liens of a collection bank arising under Section 4-208 of the UCC on items in the ordinary course of business, (v) Liens in favor of banking or other financial institutions arising as a matter of law or under customary general terms and conditions encumbering deposits or other funds maintained with a financial institution and that are within the general parameters customary in the banking industry or arising pursuant to such banking institution’s general terms and conditions and (vi) Liens on the proceeds of any Indebtedness incurred in connection with any transaction permitted hereunder, which proceeds have been deposited into an escrow account on customary terms to secure such Indebtedness pending the application of such proceeds to finance such transaction;

(q)                                 Liens on assets and Capital Stock of Restricted Subsidiaries that are not Loan Parties (including Capital Stock owned by such Persons) securing Indebtedness or other obligations of Restricted Subsidiaries that are not Loan Parties permitted pursuant to Section 6.01;

(r)                                    Liens securing obligations (other than obligations representing Indebtedness for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of the Borrower or the Restricted Subsidiaries;

(s)                                   (i) Liens on Cash, Cash Equivalents and securities (and proceeds thereof) of any Broker-Dealer Subsidiary that is subject to securities trades incurred in the ordinary course of business and (ii) Liens on assets of any Broker-Dealer Subsidiary securing broker-dealer financing incurred in the ordinary course of business;

(t)                                    Liens on Collateral securing Indebtedness incurred pursuant to Sections 6.01(x) and (z), subject to an Acceptable Intercreditor Agreement;

(u)                                 other Liens on assets securing Indebtedness or other obligations in an aggregate principal amount at any time outstanding not to exceed the greater of $40,000,000 and 25.0% of Consolidated Adjusted EBITDA for the most recently ended Test Period; provided that any such Lien on the Collateral that is pari passu with or junior to the Lien securing the Secured Obligations shall be subject to an Acceptable Intercreditor Agreement;

(v)                                 (i) Liens on assets securing judgments, awards, attachments or decrees and notices of lis pendens and associated rights relating to litigation being contested in good faith not constituting an Event of Default under Section 7.01(h) and (ii) any pledge or deposit securing any settlement of litigation;

(w)                               leases, licenses, subleases or sublicenses granted to others in the ordinary course of business which do not secure any Indebtedness and which do not materially interfere with the ordinary conduct of the business of the Borrower and the Restricted Subsidiaries, taken as a whole;

(x)                                 Liens on Securities that are the subject of repurchase agreements constituting Investments permitted under Section 6.04(a) arising out of such repurchase transaction;

(y)                                 Liens securing obligations in respect letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments permitted under Sections 6.01(d), (e), (g), (aa) and (cc);

(z)                                  Liens arising (i) out of conditional sale, title retention, consignment or similar arrangements for the sale of any asset in the ordinary course of business and permitted by this Agreement or (ii) by operation of law under Article 2 of the UCC (or similar Requirement of Law under any jurisdiction);

(aa)                          Liens (i) in favor of any Loan Party or (ii) granted by any non-Loan Party in favor of any Restricted Subsidiary that is not a Loan Party, in the case of each of clauses (i) and (ii), securing intercompany Indebtedness permitted under Section 6.01;

(bb)                          Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(cc)                            Liens on specific items of inventory or other goods and the proceeds thereof securing the relevant Person’s obligations in respect of documentary letters of credit or banker’s acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods;

(dd)                          Liens securing (i) obligations under Hedge Agreements in connection with any Derivative Transaction of the type described in Section 6.01(s) or (ii) obligations of the type described in Section 6.01(f);

(ee)                            (i) Liens on Capital Stock of joint ventures or Unrestricted Subsidiaries securing capital contributions to, or obligations of, such Persons and (ii) customary rights of first refusal and tag, drag and similar rights in joint venture agreements and agreements with respect to non-Wholly-Owned Subsidiaries;

(ff)                              Liens on cash or Cash Equivalents arising in connection with the defeasance, discharge or redemption of Indebtedness otherwise permitted hereunder;

(gg)                            Liens consisting of the prior rights of consignees and their lenders under consignment arrangements entered into in the ordinary course of business;

(hh)                          Liens disclosed in any Mortgage Policy delivered pursuant to Section 5.11 with respect to any Material Real Estate Asset and any replacement, extension or renewal thereof; provided that no such replacement, extension or renewal Lien shall cover any property other than the property that was subject to such Lien prior to such replacement, extension or renewal (and additions thereto, improvements thereon and the proceeds thereof); and

(ii)                                  Liens on Collateral that are pari passu with or junior to the Liens securing the Secured Obligations, so long as (A) if such Liens are pari passu with the Liens securing the Secured Obligations, the First Lien Leverage Ratio would not exceed 2.25:1.00 calculated on a Pro Forma Basis for the most recently ended Test Period or (B) if such Liens are junior to the Liens securing the Secured Obligations, the Total Leverage Ratio would not exceed 4.50:1.00 calculated on a Pro Forma Basis for the most recently ended Test Period (it being understood and agreed that any such Liens shall be subject to an Acceptable Intercreditor Agreement).

Section 6.03.                          [Reserved].

Section 6.04.                          Restricted Payments; Restricted Debt Payments.

(a)                                 The Borrower and the Restricted Subsidiaries shall not pay or make, directly or indirectly, any Restricted Payment, except:

(i)                                     Restricted Payments to the extent necessary to permit any Parent Company:

(A)                               to pay general administrative costs and expenses (including corporate overhead, legal or similar expenses and customary salary, bonus and other benefits payable to directors, officers, employees, members of management, managers or consultants of any Parent Company) and franchise fees and Taxes and similar fees, Taxes and expenses required to maintain the organizational existence of such Parent Company, in each case, which are reasonable and customary and incurred in the ordinary course of business, plus any reasonable and customary indemnification claims made by directors, officers, members of management, managers, employees or consultants of any Parent Company, in each case, to the extent attributable to the ownership or operations of any Parent Company or its Subsidiaries (but excluding, for the avoidance of doubt, the portion of any such amount, if any, that is attributable to the ownership or operations of any Subsidiary of any Parent Company other than the Borrower and its Subsidiaries);

(B)                               for any taxable period for which the Borrower (x) is treated as a partnership or disregarded entity for U.S. federal or applicable state or local income tax purposes or (y) is a member of a consolidated, combined or similar income tax group for U.S. federal or applicable state or local income tax purposes of which a direct or indirect parent of the Borrower is the common parent (a “Tax Group”), to pay the portion of any U.S. federal, state or local income Taxes of the Borrower’s direct or indirect owners or of such Tax Group, as applicable, for such taxable period that are attributable to the income of the Borrower and/or its Subsidiaries; provided that (1) the amount of such Restricted Payments for any taxable period shall not exceed the amount of such Taxes that the Borrower and/or such Subsidiaries, as applicable, would have paid had Company and/or such Subsidiaries, as applicable, been a stand-alone taxpayer (or a stand-alone group), less any refunds received by the Borrower in respect of the Borrower Tax Refund Receivable and (2) Restricted Payments in respect of any Taxes attributable to the income of an Unrestricted Subsidiary shall be permitted only to the extent that such Unrestricted Subsidiary has made cash payments for such purpose to the Borrower or any Restricted Subsidiary;

(C)                               to pay audit and other accounting and reporting expenses of such Parent Company to the extent attributable to any Parent Company or its Subsidiaries (but excluding, for the avoidance of doubt, the portion of any such expenses, if any, attributable to the ownership or operations of any Subsidiary of any Parent Company other than the Borrower and its Subsidiaries);

(D)                               for the payment of insurance premiums to the extent attributable to any Parent Company or its Subsidiaries (but excluding, for the avoidance of doubt, the portion of any such premiums, if any, attributable to the ownership or operations of any Subsidiary of any Parent Company other than the Borrower and its Subsidiaries);

(E)                                to pay (x) fees and expenses related to debt or equity offerings, Investments or acquisitions (whether or not consummated) and (y) Public Company Costs;

(F)                                 to finance any Permitted Investment or any other Investment otherwise permitted under this Section 6.04(a) (provided that (x) any Restricted Payment under this clause (a)(i)(F) shall be made substantially concurrently with the closing of such Investment and (y) the relevant Parent Company shall, promptly following the closing thereof, cause (I) all property acquired to be contributed to the Borrower or one or more of the Restricted Subsidiaries, or (II) the merger, consolidation or amalgamation of the Person formed or acquired into the Borrower or one or more of the Restricted Subsidiaries, in order to consummate such Investment as a Permitted Investment or in compliance with the applicable requirements of the applicable provisions of this Section 6.04(a) as if undertaken as a direct Investment by the Borrower or a Restricted Subsidiary); and

(G)                               to pay customary salary, bonus, severance and other benefits payable to current or former directors, officers, members of management, managers, employees or consultants of any Parent Company (or any Immediate Family Member of any of the foregoing) to the extent such salary, bonuses, severance and other benefits are attributable and reasonably allocated to the operations of the Borrower and its Subsidiaries, in each case, so long as such Parent Company applies the amount of any such Restricted Payment for such purpose;

(ii)                                  Restricted Payments (or making Restricted Payments to allow any Parent Company) to repurchase, redeem, retire or otherwise acquire or retire for value the Capital Stock of any Parent Company, the Borrower or any Subsidiary held by any future, present or former employee, director, member of management, officer, manager or consultant (or any Affiliate or Immediate Family Member thereof) of any Parent Company, the Borrower or any Subsidiary:

(A)                               in accordance with the terms of promissory notes issued pursuant to Section 6.01(o), so long as the aggregate amount of all Cash payments made in respect of such promissory notes, together with the aggregate amount of Restricted Payments made pursuant to sub-clause (D) of this clause (ii), in any Fiscal Year does not exceed the greater of $20,000,000 (with unused amounts in any Fiscal Year being carried over to any subsequent Fiscal Year) and 12.5% of Consolidated Adjusted EBITDA for such Fiscal Year; provided that such amount in any Fiscal Year shall be increased by an amount not to exceed the cash proceeds of key man life insurance policies received by the Borrower or the Restricted Subsidiaries (or by any Parent Company and contributed to the

Borrower or any Restricted Subsidiary) after the Closing Date and not previously utilized under this sub-clause (A) of this clause (ii) or sub-clauses (C) or (D) of this clause (ii);

(B)                               with the proceeds of any sale or issuance of the Capital Stock of the Borrower or any Parent Company (to the extent such proceeds are contributed in respect of Qualified Capital Stock to the Borrower or any Restricted Subsidiary);

(C)                               with the net proceeds of any key-man life insurance policies; or

(D)                               with Cash and Cash Equivalents so long as the aggregate amount of Restricted Payments made pursuant to this sub-clause (D) of this clause (ii), together with the aggregate amount of all Cash payments made pursuant to sub-clause (A) of this clause (ii) in respect of promissory notes issued pursuant to Section 6.01(o), in any Fiscal Year does not exceed the greater of $20,000,000 (with unused amounts in any Fiscal Year being carried over to any subsequent Fiscal Year) and 12.5% of Consolidated Adjusted EBITDA for such Fiscal Year; provided that such amount in any Fiscal Year shall be increased by an amount not to exceed the cash proceeds of key man life insurance policies received by the Borrower or the Restricted Subsidiaries (or by any Parent Company and contributed to the Borrower or any Restricted Subsidiary) after the Closing Date and not previously utilized under this sub-clause (D) of this clause (ii) or sub-clauses (A) or (C) of this clause (ii);

(iii)                               so long as, (x) immediately prior to and immediately after giving effect thereto, no Event of Default has occurred and is continuing and (y) the Total Leverage Ratio calculated on a Pro Forma Basis for the most recently ended Test Period, would not exceed 4.50:1.00, additional Restricted Payments in an amount not to exceed the portion, if any, of the Available Amount on such date that the Borrower and the Restricted Subsidiaries elect to apply to this clause (iii);

(iv)                              Restricted Payments (i) to any Parent Company to enable such Parent Company to make Cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of such Parent Company and (ii) consisting of (A) payments made or expected to be made in respect of withholding or similar Taxes payable by any future, present or former officers, directors, employees, members of management, managers or consultants of the Borrower, any Restricted Subsidiary or any Parent Company or any of their respective Immediate Family Members (to the extent attributable to any transaction involving Capital Stock of the Borrower, any Restricted Subsidiary or any Parent Company or attributable to the operations of the Borrower and its Subsidiaries) or (B) repurchases of Capital Stock in consideration of the payments described in sub-clause (A) above, including demand repurchases in connection with the exercise of stock options;

(v)                                 Restricted Payments to repurchase (or making Restricted Payments to any Parent Company to enable it to repurchase) Capital Stock upon the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock if such Capital Stock represents all or a portion of the exercise price of such warrants, options or other securities convertible into or exchangeable for Capital Stock as part of a “cashless” exercise;

(vi)                              [Reserved];

(vii)                           so long as, immediately prior to and immediately after giving effect thereto, no Event of Default has occurred and is continuing, following the consummation of a Qualifying IPO (including the Initial IPO), making Restricted Payments (or making Restricted Payments to any Parent Company to enable it to make corresponding payments) with respect to Capital Stock in an amount not to exceed the greater of (A) 6.0% per annum of the Net Proceeds received by or contributed to the Borrower from any Qualifying IPO and (B) 5.0% per annum of market capitalization;

(viii)                        Restricted Payments to (A) redeem, repurchase, retire or otherwise acquire any (x) Capital Stock (“Treasury Capital Stock”) of the Borrower or any Restricted Subsidiary or (y) Capital Stock of any Parent Company, in the case of each of subclauses (x) and (y), in exchange for, or out of the proceeds of the substantially concurrent sale (other than to the Borrower or any Restricted Subsidiary) of, Qualified Capital Stock of the Borrower or any Parent Company to the extent any such proceeds are contributed to the capital of the Borrower or any Restricted Subsidiary in respect of Qualified Capital Stock (“Refunding Capital Stock”) and (B) declare and pay dividends on any Treasury Capital Stock out of the proceeds of the substantially concurrent sale (other than to the Borrower or a Restricted Subsidiary) of any Refunding Capital Stock;

(ix)                              to the extent constituting Restricted Payments, transactions permitted by Section 6.07 (other than Section 6.07(g)) and Section 6.09 (other than Section 6.09(d));

(x)                                 to the extent that immediately prior to and immediately after giving effect thereto, no Event of Default has occurred and is continuing, additional Restricted Payments in an aggregate amount not to exceed the greater of $15,500,000 and 10.0% of Consolidated Adjusted EBITDA for the most recently ended Test Period, minus the amount of Restricted Debt Payments made by the Borrower or any Restricted Subsidiary in reliance on Section 6.04(b)(iv);

(xi)                              [Reserved];

(xii)                           Restricted Subsidiaries may pay dividends and other distributions and Restricted Payments (other than Restricted Payments of the type described in clause (c) of the definition thereof) to their equity holders generally, so long as the Borrower or any Restricted Subsidiary that owns the equity interest in the Restricted Subsidiary paying such dividends and other distributions and Restricted Payments (other than Restricted Payments of the type described in clause (c) of the definition thereof) receives at least its pro rata share thereof based on the respective ownership of such Restricted Subsidiary;

(xiii)                        [Reserved]; and

(xiv)                       additional Restricted Payments so long as (A) immediately prior to and immediately after giving effect thereto, no Event of Default has occurred and is continuing and (B) the First Lien Leverage Ratio, calculated on a Pro Forma Basis for the most recently ended Test Period, would not exceed 2.25:1.00.

(b)                                 The Borrower shall not, nor shall it permit any Restricted Subsidiary to, make any payment in Cash on account of the purchase, redemption, retirement, acquisition, cancellation or termination of principal of or interest on any Restricted Debt (including any by making any sinking fund or similar deposit), in each case, more than 30 days prior to the scheduled maturity date thereof (collectively, “Restricted Debt Payments”), except:

(i)                                     with respect to any purchase, defeasance, redemption, repurchase, repayment or other acquisition or retirement thereof made by exchange for, or out of the proceeds of, Refinancing Indebtedness permitted by Section 6.01 or refinancing Indebtedness permitted by Section 6.01(x);

(ii)                                  as part of an applicable high yield discount obligation catch-up payment;

(iii)                               payments of regularly scheduled interest and payments of fees, expenses and indemnification obligations as and when due (other than payments with respect to Junior Indebtedness that are prohibited by the subordination provisions thereof);

(iv)                              so long as, immediately prior to and immediately after giving effect thereto, no Event of Default has occurred and is continuing, additional Restricted Debt Payments in an aggregate amount not to exceed the greater of $15,500,000 and 10.0% of Consolidated Adjusted EBITDA for the most recently ended Test Period, minus the amount of Restricted Payments made by the Borrower or any Restricted Subsidiary in reliance on Section 6.04(a)(x);

(v)                                 Restricted Debt Payments made with proceeds of any issuance of, Qualified Capital Stock of the Borrower or any Restricted Subsidiary or any capital contribution in respect of Qualified Capital Stock of the Borrower or any Restricted Subsidiary;

(vi)                              so long as, (x) immediately prior to and immediately after giving effect thereto, no Event of Default has occurred and is continuing and (y) the Total Leverage Ratio, calculated on a Pro Forma Basis for the most recently ended Test Period, would not exceed 4.50:1.00, Restricted Debt Payments in an aggregate amount not to exceed the portion, if any, of the Available Amount on such date that the Borrower elects to apply to this clause (vi); and

(vii)                           additional Restricted Debt Payments; provided that (A) immediately prior to and immediately after giving effect thereto, no Default or Event of Default has occurred and is continuing and (B) the First Lien Leverage Ratio, calculated on a Pro Forma Basis for the most recently ended Test Period, would not exceed 2.50:1.00.

Section 6.05.                          Burdensome Agreements. The Borrower shall not, nor shall it permit any of the Restricted Subsidiaries to, enter into or cause to exist any agreement restricting the ability of (x) any Restricted Subsidiary to pay dividends or other distributions to the Borrower or any other Loan Party, (y) any Restricted Subsidiary to make cash loans or advances to the Borrower or any other Loan Party or (z) any Loan Party to create, permit or grant a Lien on any of its properties or assets to secure the Secured Obligations, except restrictions:

(a)                                 contained (i) herein or in any other Loan Document or (ii) in any document with respect to any Incremental Equivalent Debt, so long as, in the case of this subclause (ii), such restrictions in the documentation evidencing such Indebtedness are no more restrictive, when taken as a whole, than those in effect prior to the relevant incurrence of such Indebtedness;

(b)                                 set forth in any agreement evidencing (i) Indebtedness of a Restricted Subsidiary that is not a Loan Party permitted by Section 6.01, (ii) Indebtedness permitted by Section 6.01 that is secured by a Permitted Lien if the relevant restriction applies only to the Person obligated under such Indebtedness and the Restricted Subsidiaries or the assets intended to secure such Indebtedness and (iii) Indebtedness permitted pursuant to clauses (m), (p) (as it relates to Indebtedness in respect of clauses (a), (m), (q), (r), (u), (w) or (z) of Section 6.01), (q), (r), (u), (w) or (z) of Section 6.01, so long as, in the case of this subclause (iii), such restrictions in the documentation evidencing such Indebtedness are no more restrictive, when taken as a whole, than those in effect prior to the relevant incurrence of such Indebtedness;

(c)                                  arising under customary provisions contained in leases, subleases, licenses, sublicenses, joint venture agreements and other agreements entered into in the ordinary course of business;

(d)                                 that are or were created by virtue of any Lien granted upon, transfer of, agreement to transfer or grant of, any option or right with respect to any assets or Capital Stock not otherwise prohibited under this Agreement;

(e)                                  that are assumed in connection with any acquisition of property or the Capital Stock of any Person, so long as the relevant encumbrance or restriction relates solely to the Person and its Subsidiaries (including the Capital Stock of the relevant Person or Persons) or property so acquired and was not created in connection with or in anticipation of such acquisition;

(f)                                   set forth in any agreement for any Disposition of any Restricted Subsidiary (or all or substantially all of the assets thereof) that restricts the payment of dividends or other distributions or the making of cash loans or advances by such Restricted Subsidiary pending such Disposition;

(g)                                  set forth in provisions in agreements or instruments which prohibit the payment of dividends or the making of other distributions with respect to any class of Capital Stock of a Person other than on a pro rata basis;

(h)                                 imposed by customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements that prohibit or restrict the pledge or transfer of ownership interests in the relevant partnership, limited liability company, joint venture or similar Person;

(i)                                     on Cash, other deposits or net worth or similar restrictions imposed by any Person under any contract entered into in the ordinary course of business or for whose benefit such Cash, other deposits or net worth or similar restrictions exist;

(j)                                    set forth in documents which exist on the Closing Date and were not created in contemplation thereof;

(k)                                 arising pursuant to an agreement or instrument relating to any Indebtedness permitted to be incurred after the Closing Date if the relevant restrictions, taken as a whole, are not materially less favorable to the Lenders than the restrictions contained in this Agreement, taken as a whole (as determined in good faith by the Borrower);

(l)                                     arising under or as a result of applicable Requirements of Law or the terms of any license, authorization, concession or permit provided by a Governmental Authority;

(m)                             arising in any Hedge Agreement or any agreement relating to any Banking Services Obligation;

(n)                                 relating to any asset (or all of the assets) of or the Capital Stock of the Borrower or any Restricted Subsidiary which is imposed pursuant to an agreement entered into in connection with any Disposition of such asset (or assets) or all or a portion of the Capital Stock of the relevant Person that is permitted or not restricted by this Agreement;

(o)                                 set forth in any agreement relating to any Permitted Lien that limits the right of the Borrower or any Restricted Subsidiary to Dispose of or encumber the assets subject thereto so long as no such agreement prohibits any Loan Party from creating or granting a Lien on any of its properties or assets to secure the Secured Obligations; and

(p)                                 imposed by any amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing of any contract, instrument or obligation referred to in clauses (a) through (o) above; provided that no such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing is, in the good faith judgment of the Borrower, more restrictive with respect to such restrictions, taken as a whole, than those in existence prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Section 6.06.                          [Reserved].

Section 6.07.                          Fundamental Changes; Disposition of Assets. The Borrower shall not, nor shall it permit any of the Restricted Subsidiaries to, enter into any transaction of merger, consolidation or amalgamation, or liquidate, wind up or dissolve themselves (or suffer any liquidation or dissolution), or make any Disposition of any assets having a fair market value (as determined in good faith by the Borrower) in excess of $5,000,000, in a single transaction or in a series of related transactions, except:

(a)                                 any Restricted Subsidiary may be merged, consolidated or amalgamated with or into the Borrower or any other Restricted Subsidiary; provided that (i) in the case of any such merger, consolidation or amalgamation with or into the Borrower, (A) the Borrower shall be the continuing or surviving Person or (B) if the Person formed by or surviving any such merger, consolidation or amalgamation is not the Borrower (any such Person, the “Successor Borrower”), (x) the Successor Borrower shall be an entity organized or existing under the law of the U.S., any state thereof or the District of Columbia, (y) the Successor Borrower shall (x) expressly assume all of the Secured Obligations of the Borrower under each of the Loan Documents pursuant to documents and in a manner reasonably satisfactory to the Administrative Agent (and the Successor Borrower shall have provided customary certificates, board resolutions, customary legal opinions and other customary documents with respect to such assumption, if and to the extent reasonably requested by, and reasonably satisfactory to the Administrative Agent), and (y) such Successor Borrower shall become a “Borrower” and the “Company” hereunder and (z) except as the Administrative Agent may otherwise agree, each other Borrower and each Loan Guarantor, unless it is the other party to such merger, consolidation or amalgamation, shall have executed and delivered a reaffirmation agreement with respect to its obligations under this Agreement, if applicable, the Loan Guaranty and the other Loan Documents; it being understood and agreed that if the foregoing conditions under clauses (x) through (z) are satisfied, the Successor Borrower will succeed to, and be substituted for, the Borrower under this Agreement and the other Loan Documents, and (ii) in the case of any such merger, consolidation or amalgamation with or into any Loan Guarantor or the Borrower (other than any such transaction involving the Borrower, which shall be subject to the terms of clause (i) above), either (x) a Loan Guarantor or the Borrower shall be the continuing or surviving Person or the continuing or surviving Person shall expressly assume the obligations of the relevant Loan Guarantor or Borrower in a manner reasonably satisfactory to the Administrative Agent or (y) the relevant transaction shall be treated as an Investment and shall comply with Section 6.04;

(b)                                 Dispositions (including of Capital Stock) among the Borrower or any Restricted Subsidiary (upon voluntary liquidation or otherwise); provided that any such Disposition made by any Loan Party to any Person that is not a Loan Party shall be (i) for fair market value (as determined in good faith by such Person) with at least 75.0% of the consideration for such Disposition consisting of Cash or Cash Equivalents at the time of such Disposition and no Event of Default shall then exist or immediately result therefrom or (ii) treated as an Investment and otherwise constitute a Permitted Investment (other than a Permitted Investment of the type described in clause (j) of the definition thereof) or be made in compliance with Section 6.04(a);

(c)                                  (i) the liquidation or dissolution of any Restricted Subsidiary if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower or a Restricted Subsidiary receives any assets of the relevant dissolved or liquidated Restricted Subsidiary; provided that in the case of any liquidation or dissolution of any Loan Party that results in a distribution of assets to any Restricted Subsidiary that is not a Loan Party, such distribution shall be treated as an Investment and shall either be a Permitted Investment (other than a Permitted Investment of the type described in clause (j) of the definition thereof) or be made in compliance with Section 6.04(a); (ii) any merger, amalgamation, dissolution, liquidation or consolidation, the purpose of which is to effect (A) any Disposition otherwise permitted under this Section 6.07 (other than clause (a), clause (b) or this clause (c)) or (B) any Investment constituting a Permitted Investment or made in compliance with Section 6.04(a); and (iii) the conversion of the Borrower or any Restricted Subsidiary into another form of entity, so long as such conversion does not adversely affect the value of the Loan Guaranty or Collateral;

(d)                                 (x) Dispositions of inventory, equipment, raw or scrap materials or immaterial assets in the ordinary course of business (including on an intercompany basis) and (y) the leasing or subleasing of real property in the ordinary course of business;

(e)                                  Dispositions of surplus, obsolete, used or worn out property, in the ordinary course of business, or other property that, in the good faith determination of the Borrower, is (A) no longer useful in its business (or in the business of the Borrower or any Restricted Subsidiary) or (B) otherwise economically impracticable to maintain;

(f)                                   Dispositions of Cash or Cash Equivalents or other assets that were Cash Equivalents when the relevant original Investment was made;

(g)                                  (i) Dispositions, mergers, amalgamations, consolidations or conveyances that constitute Permitted Investments (other than a Permitted Investment of the type described in clause (j) of the definition thereof), Permitted Liens, Restricted Payments permitted by Section 6.04(a) (other than Section 6.04(a)(ix)) and (ii) Sale and Lease-Back Transactions permitted by Section 6.08;

(h)                                 Dispositions for fair market value (as determined in good faith by the Borrower); provided that with respect to any such Disposition with a purchase price in excess of the greater of $12,500,000 and 8.0% of Consolidated Adjusted EBITDA for the most recently ended Test Period, at least 75.0% of the consideration for such Disposition shall consist of Cash or Cash Equivalents; provided that, for purposes of the 75.0% Cash consideration requirement, (w) the amount of any Indebtedness or other liabilities (other than Indebtedness or other liabilities that are subordinated to the Obligations or that are owed to the Borrower or any Restricted Subsidiary) of the Borrower or any Restricted Subsidiary (as shown on such Person’s most recent balance sheet or statement of financial position (or in the notes thereto) that are assumed by the transferee of any such assets and for which the Borrower or its applicable Restricted Subsidiary have been validly released by all relevant creditors in writing, (x) the amount of any trade-in value applied to the purchase price of any replacement assets acquired in connection with such Disposition, (y) any Securities received by the Borrower or any Restricted Subsidiary from such transferee that are converted by such Person into Cash or Cash Equivalents (to the extent of the Cash or Cash Equivalents so received) within 180 days following the closing of the applicable Disposition and (z) any Designated Non-Cash Consideration received in respect of such Disposition having an aggregate fair market value (as determined in good faith by the Borrower), taken together with all other Designated Non-Cash Consideration received pursuant to this clause (z) that is at that time outstanding, not in excess of the greater of $12,500,000 and 8.0% of Consolidated Adjusted EBITDA for the most recently ended Test Period, in each case, shall be deemed to be Cash); provided, further, that no Event of Default has occurred and is continuing on the date on which the agreement governing the relevant Disposition is executed;

(i)                                     to the extent that (i) the relevant property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of the relevant Disposition are promptly applied to the purchase price of such replacement property;

(j)                                    Dispositions of Investments in joint ventures to the extent required by, or made pursuant to, buy/sell arrangements between joint venture or similar parties set forth in the relevant joint venture arrangements or similar binding arrangements;

(k)                                 Dispositions of notes receivable or accounts receivable in the ordinary course of business (including to insurers which have provided insurance as to the collection thereof and any discount or forgiveness thereof) or in connection with the collection or compromise thereof;

(l)                                     Dispositions or terminations of leases, subleases, licenses or sublicenses (including the provision of software under any open source license), (i) the Disposition or termination of which will not materially interfere with the ordinary conduct of the business of the Borrower and the Restricted Subsidiaries, taken as a whole, or (ii) which relate to closed facilities or the discontinuation of any product line;

(m)                             (i) any termination of any lease in the ordinary course of business, (ii) any expiration of any option agreement in respect of real or personal property and (iii) any surrender or waiver of contractual rights or the settlement, release or surrender of contractual rights or litigation claims (including in tort) in the ordinary course of business;

(n)                                 Dispositions of property subject to foreclosure, casualty, eminent domain or condemnation proceedings (including in lieu thereof or any similar proceeding);

(o)                                 Dispositions or consignments of equipment, inventory or other assets (including leasehold interests in real property) with respect to facilities that are temporarily not in use, held for sale or closed;

(p)                                 to the extent constituting Dispositions, the Transactions;

(q)                                 Dispositions of non-core assets and sales of Real Estate Assets, in each case acquired in any acquisition permitted hereunder which, within 90 days of the date of such acquisition, are designated in writing to the Administrative Agent as being held for sale and not for the continued operation of the Borrower or any of the Restricted Subsidiaries or any of their respective businesses; provided that no Event of Default has occurred and is continuing on the date on which the definitive agreement governing the relevant Disposition is executed;

(r)                                    exchanges or swaps, including transactions covered by Section 1031 of the Code (or any comparable provision of any foreign jurisdiction), of assets so long as any such exchange or swap is made for fair value (as determined by the Borrower in good faith) for like assets; provided that upon the consummation of any such exchange or swap by any Loan Party, to the extent the assets received do not constitute Excluded Assets, the Administrative Agent has a perfected Lien with the same priority as the Lien held on the assets so exchanged or swapped;

(s)            Dispositions of assets that do not constitute Collateral having an aggregate fair market value as determined in good faith by the Borrower of up to the greater of $11,000,000 and 7.0% of Consolidated Adjusted EBITDA for the most recently ended Test Period; provided that no Event of Default has occurred and is continuing on the date on which the definitive agreement governing the relevant Disposition is executed;

(t)            (i) licensing, sublicensing and cross-licensing arrangements involving any technology, intellectual property or IP Rights of the Borrower or any Restricted Subsidiary in the ordinary course of business and (ii) Dispositions, abandonments, cancellations or lapses of any technology, intellectual property or IP Rights, or issuances or registrations, or applications for issuances or registrations, of any intellectual property or IP Rights, which, in the good faith determination of the Borrower, are no longer material to the conduct of the business of the Borrower and the Restricted Subsidiaries, taken as a whole, or are no longer economical to maintain in light of their use;

(u)           terminations or unwinds of Derivative Transactions;

(v)           Dispositions of Capital Stock of, or sales of Indebtedness or other Securities of, Unrestricted Subsidiaries;

(w)          Dispositions of Real Estate Assets and related assets in the ordinary course of business in connection with relocation activities for directors, officers, employees, members of management, managers or consultants of any Parent Company, the Borrower or any Restricted Subsidiary;

(x)           Dispositions made to comply with any order of any Governmental Authority or any applicable Requirement of Law;

(y)           any merger, consolidation, Disposition or conveyance the sole purpose of which is to reincorporate or reorganize (i) any Domestic Subsidiary in another jurisdiction in the U.S. or (ii) any Foreign Subsidiary in the U.S. or any other jurisdiction;

(z)           any sale of motor vehicles and information technology equipment purchased at the end of an operating lease and resold thereafter;

(aa)         other Dispositions in any Fiscal Year involving assets having an aggregate fair market value (as determined in good faith by the Borrower at the time of the relevant Disposition) of not more than the greater of $15,500,000 and 10.0% of Consolidated Adjusted EBITDA for the most recently ended Test Period in such Fiscal Year; and

(bb)         Dispositions contemplated on the Closing Date and described on Schedule 6.07(bb).

To the extent that any Collateral is Disposed of as permitted by this Section 6.07 to any Person other than a Loan Party, such Collateral shall be sold free and clear of the Liens created by the Loan Documents, which Liens shall be automatically released upon the consummation of such Disposition; it being understood and agreed that the Administrative Agent shall be authorized to take, and shall take, any actions it deems appropriate in order to effect the foregoing.

Section 6.08.         Sale and Lease-Back Transactions. The Borrower shall not, nor shall it permit any of the Restricted Subsidiaries to, become or remain liable as lessee under any lease of property (whether real, personal or mixed) that the Borrower or the relevant Restricted Subsidiary (a) sold or otherwise transferred to the lessor under such lease (unless such lessor is a Company or a Restricted

Subsidiary) and (b) intends to use for substantially the same purpose in connection with such lease (such a transaction, a “Sale and Lease-Back Transaction”), except for any Sale and Lease-Back Transactions to the extent that the aggregate fair market value (as determined in good faith by the Borrower) of the assets sold subject to all Sale and Lease-Back Transactions under this clause (b) shall not exceed the greater of $15,500,000 and 10.0% of Consolidated Adjusted EBITDA for the most recently ended Test Period.

Section 6.09.         Transactions with Affiliates. The Borrower shall not, nor shall it permit any of the Restricted Subsidiaries to, enter into any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) involving payment in excess of $2,000,000, in each case, with any of their respective Affiliates (excluding for this purpose each Investment Vehicle) on terms that are less favorable to the Borrower or such Restricted Subsidiary, as the case may be (as determined in good faith by the Borrower), than those that might be obtained at the time in a comparable arm’s-length transaction from a Person who is not an Affiliate; provided that the foregoing restriction shall not apply to:

(a)           any transaction between or among the Borrower or one or more Restricted Subsidiaries (or any entity that becomes a Restricted Subsidiary as a result of such transaction) to the extent permitted by this Agreement;

(b)           any issuance, sale or grant of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of employment arrangements, stock options and stock ownership plans approved by the board of directors (or equivalent governing body) of any Parent Company, the Borrower or any Restricted Subsidiary;

(c)           (i) any collective bargaining, employment or severance agreement or compensatory (including profit sharing) arrangement entered into by the Borrower or any Restricted Subsidiary with their respective current or former officers, directors, members of management, managers, employees, consultants or independent contractors or those of any Parent Company, (ii) any subscription agreement or similar agreement pertaining to the repurchase of Capital Stock pursuant to put/call rights or similar rights with current or former officers, directors, members of management, managers, employees, consultants or independent contractors and (iii) transactions pursuant to any employee compensation, benefit plan, stock option plan or arrangement, any health, disability or similar insurance plan which covers current or former officers, directors, members of management, managers, employees, consultants or independent contractors or any employment contract or arrangement;

(d)           (i) transactions permitted by Sections 6.01(b), (d), (h), (o), (p) (solely in respect of Refinancing Indebtedness in respect of Indebtedness permitted under clause (i) thereof) and (gg) (solely in respect of Indebtedness permitted by the other provisions of Section 6.01 referred to in this clause (d)), 6.02 (solely to the extent such Liens relate to Indebtedness permitted by the provisions of Section 6.01 referred to in this clause (d)) and clauses (h), (m), (o), (v), (y), (z) and (aa) of the definition of Permitted Investments and (ii) issuances of Capital Stock not restricted by this Agreement;

(e)           transactions in existence on the Closing Date and set forth on Schedule 6.09(e) and any amendment, modification or extension thereof to the extent such amendment, modification or extension, taken as a whole, is not (i) materially adverse to the Lenders or (ii) more disadvantageous to the Lenders than the relevant transaction in existence on the Closing Date;

(f)            (i) the payment of management, monitoring, consulting, advisory and similar fees to any Investor in an aggregate amount in any Fiscal Year not to exceed 2.0% of Consolidated Adjusted EBITDA for such Fiscal Year, which amount, if not used in any Fiscal Year, may be carried forward to any subsequent Fiscal Year; provided that no amount may be paid pursuant to this clause (i) if an Event of

Default under Sections 7.01(a), 7.01(f) or 7.01(g) has occurred and is continuing (it being understood and agreed that during any such Events of Default, such fees shall continue to accrue and shall become payable upon the waiver or termination of the relevant Event of Default) and (ii) the payment of all indemnification obligations and expenses owed to any Investor and any of their respective directors, officers, members of management, managers, employees and consultants, in each case of clauses (i) and (ii) whether currently due or paid in respect of accruals from prior periods; the Transactions, including the payment of Transaction Costs;

(g)           customary compensation to Affiliates in connection with financial advisory, financing, underwriting or placement services or in respect of other investment banking activities and other transaction fees, which payments are approved by the majority of the members of the board of directors (or similar governing body) or a majority of the disinterested members of the board of directors (or similar governing body) of the Borrower in good faith;

(h)           Guarantees permitted by Section 6.01(b) or that constitute Permitted Investments or Investments made in compliance with Section 6.04(a);

(i)            any transaction in respect of which the Borrower delivers to the Administrative Agent a letter addressed to the board of directors (or equivalent governing body) of the Borrower from an accounting, appraisal or investment banking firm of nationally recognized standing stating that such transaction is on terms that are no less favorable to the Borrower or the applicable Restricted Subsidiary than might be obtained at the time in a comparable arm’s length transaction from a Person who is not an Affiliate;

(j)            leases, licenses, subleases or sublicenses granted to others in the ordinary course of business which do not secure any Indebtedness and which do not materially interfere with the ordinary conduct of the business of the Borrower and the Restricted Subsidiaries, taken as a whole;

(k)           the payment of customary fees and reasonable out-of-pocket costs to, and indemnities provided on behalf of, members of the board of directors (or similar governing body), officers, employees, members of management, managers, consultants and independent contractors of the Borrower or any Restricted Subsidiary in the ordinary course of business and, in the case of payments to such Person in such capacity on behalf of any Parent Company, to the extent attributable to the operations of the Borrower and its Subsidiaries;

(l)            transactions with customers, clients, suppliers, joint ventures, purchasers or sellers of goods or services or providers of employees or other labor entered into in the ordinary course of business, which are fair to the Borrower or any applicable Restricted Subsidiary in the good faith determination of the Borrower;

(m)          the payment of reasonable out-of-pocket costs and expenses related to registration rights and customary indemnities provided to shareholders under any shareholder agreement; and

(n)           any purchase by the Borrower of the Capital Stock of (or contribution to the equity capital of) the Borrower.

Section 6.10.         Lines of Business. From and after the Closing Date, the Borrower shall not, nor shall it permit any of the Restricted Subsidiaries to, engage in any material line of business other than (a) the businesses engaged in by the Borrower or any Restricted Subsidiary on the Closing Date and similar, incidental, complementary, ancillary or related businesses as determined in good faith by the Borrower and (b) such other lines of business to which the Administrative Agent may consent.

Section 6.11.         Amendments or Waivers of Organizational Documents. The Borrower shall not, nor shall it permit any of the Restricted Subsidiaries to, amend or modify their respective Organizational Documents, in each case in a manner that is materially adverse to the interests of the Lenders (in their capacities as such) without obtaining the prior written consent of the Administrative Agent; provided that, for purposes of clarity, it is understood and agreed that the Borrower or any Restricted Subsidiary may effect a change to its organizational form or consummate any other transaction that is permitted under Section 6.07.

Section 6.12.         Amendments of or Waivers with Respect to Restricted Debt. The Borrower shall not, nor shall it permit any of the Restricted Subsidiaries to, amend or otherwise modify the terms of any Restricted Debt (or the documentation governing any Restricted Debt) (a) if the effect of such amendment or modification, together with all other amendments or modifications made, is materially adverse to the interests of the Lenders (in their capacities as such), or (b) in violation of any Acceptable Intercreditor Agreement or the subordination terms set forth in the definitive documentation governing any Restricted Debt; provided that, for purposes of clarity, it is understood and agreed that the foregoing limitation shall not otherwise prohibit any Refinancing Indebtedness or any other replacement, refinancing, amendment, supplement, modification, extension, renewal, restatement or refunding of any Restricted Debt, in each case, that is permitted under this Agreement in respect thereof.

Section 6.13.         Fiscal Year. The Borrower shall not change its Fiscal Year-end to a date other than December 31; provided that the Borrower may, upon written notice to the Administrative Agent, change the Fiscal Year-end of the Borrower to another date, in which case the Borrower and the Administrative Agent will, and are hereby authorized to, make any adjustments to this Agreement that are necessary to reflect such change in Fiscal Year.

Section 6.14.         Financial Covenant.

(a)           First Lien Leverage Ratio. On each Compliance Date, the Borrower shall not permit the First Lien Leverage Ratio as of such Compliance Date to be greater than 4.00:1.00.

(b)           Financial Cure. Notwithstanding anything to the contrary in this Agreement (including Article 7), in the event of the Borrower’s failure to comply with Section 6.14(a) for any Fiscal Quarter, the Borrower shall have the right (the “Cure Right”) (at any time during such Fiscal Quarter or thereafter until the date that is ten Business Days after the date on which financial statements for such Fiscal Quarter are required to be delivered pursuant to Section 5.01(a) or (b), as applicable) to issue Qualified Capital Stock or other equity (such other equity to be on terms reasonably acceptable to the Administrative Agent) for Cash or otherwise receive Cash contributions in respect of its Qualified Capital Stock (the “Cure Amount”), and thereupon the Borrower’s compliance with Section 6.14(a) shall be recalculated giving effect to a pro forma increase in the amount of Consolidated Adjusted EBITDA by an amount equal to the Cure Amount (notwithstanding the absence of a related addback in the definition of “Consolidated Adjusted EBITDA”) solely for the purpose of determining compliance with Section 6.14(a) as of the end of such Fiscal Quarter and for applicable subsequent periods that include such Fiscal Quarter. If, after giving effect to the foregoing recalculation (but not, for the avoidance of doubt, taking into account any immediate repayment of Indebtedness in connection therewith), the requirements of Section 6.14(a) would be satisfied, then the requirements of Section 6.14(a) shall be deemed satisfied as of the end of the relevant Fiscal Quarter with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of Section 6.14(a) that had occurred (or would have occurred) shall be deemed cured for the purposes of this Agreement. Notwithstanding anything herein to the contrary, (i) in each four consecutive Fiscal Quarter period there shall be at least two Fiscal Quarters in which the Cure Right is not exercised (it being expressly understood and agreed that the Cure Right may be exercised in consecutive Fiscal Quarters), (ii) during the term of this Agreement, the Cure Right shall not be exercised more than five times, (iii) the Cure Amount shall be no greater than the amount required for the purpose of complying with Section 6.14(a), (iv) from the date of the Administrative Agent’s receipt of a written notice from the Borrower that the Borrower intends to exercise the Cure Right (a “Notice of Intent to Cure”) through the 10th Business Day following the date on which financial statements for the Fiscal Quarter to which such Notice of Intent to Cure relates are required to be delivered pursuant to Section 5.01(a) or (b), as applicable (such period, the “Cure Period”), neither the Administrative Agent (nor any sub-agent therefor) nor any Lender shall have any right to accelerate the Loans or terminate the Revolving Credit Commitments, and none of the Administrative Agent (nor any sub-agent therefor) nor any Lender or Secured Party shall have any right to foreclose on or take possession of the Collateral or any other right or remedy under the Loan Documents that would be available on the basis of an Event of Default resulting from the failure to comply with Section 6.14(a), (v) there shall be no pro forma or other reduction of the amount of Indebtedness by the amount of any Cure Amount for purposes of determining compliance with Section 6.14(a) for the Fiscal Quarter in respect of which the Cure Right was exercised (other than, with respect to any future period, to the extent of any portion of such Cure Amount that is actually applied to repay Indebtedness), (vi) during any Test Period in which any Cure Amount is included in the calculation of Consolidated Adjusted EBITDA as a result of any exercise of the Cure Right, such Cure Amount shall be disregarded for purposes of determining whether any financial ratio-based condition to the availability of any carve-out set forth in Article 6 of this Agreement has been satisfied, (vii) if the Borrower has failed to comply with Section 6.14(a), no Revolving Lender or Issuing Bank shall be required to make any Revolving Loan or issue any Letter of Credit hereunder during the Cure Period unless and until the Cure Amount is actually received and (viii) the proceeds of such Cure Amount shall be applied to (A) first, prepay any outstanding Revolving Loans (without a permanent reduction of the Revolving Credit Commitments), (B) second, with respect to any LC Exposure, deposit Cash in a Cash collateral account established for the benefit of the relevant Issuing Bank in amount equal to 103.0% of the Stated Amount of any outstanding Letters of Credit as of such date (minus the amount then on deposit in the LC Collateral Account), and any remaining Cure Amount after the application thereof pursuant to clauses (A) and (B) may be retained by the Borrower for any working capital and other general corporate purposes and any other use not prohibited by this Agreement.

ARTICLE 7          EVENTS OF DEFAULT

Section 7.01.         Events of Default. If any of the following events (each, an “Event of Default”) shall occur:

(a)           Failure To Make Payments When Due. Failure by the Borrower to pay (i) any installment of principal of any Loan when due, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; or (ii) any interest on any Loan or any premium, any fee or any other amount due hereunder within three Business Days after the date due; or

(b)           Default in Other Agreements. (i) Failure by any Loan Party or any of the Restricted Subsidiaries to pay when due any principal of or interest on or premium on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in clause (a) above) with an aggregate outstanding principal amount exceeding the Threshold Amount, in each case beyond the grace period, if any, provided therefor; or (ii) breach or default by any Loan Party or any of the Restricted Subsidiaries with respect to any other term of (A) one or more items of Indebtedness with an aggregate outstanding principal amount exceeding the Threshold Amount or (B) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness (other than, for the avoidance of doubt, with respect to Indebtedness consisting of Hedging Obligations, termination events or equivalent events pursuant to the terms of the relevant Hedge Agreement which are not the result of any default thereunder by any Loan Party or any Restricted Subsidiary), in each case beyond the grace period, if any, provided therefor, if the effect of such breach or default is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become or be declared due and payable (or redeemable) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; provided that clause (ii) of this paragraph (b) shall not apply to secured Indebtedness that becomes due as a result of the voluntary Disposition of, or a casualty or condemnation event in respect of, the property securing such Indebtedness if such Disposition or casualty or condemnation event is permitted hereunder; provided, further, that any failure described under clauses (i) or (ii) above is unremedied and is not waived by the holders of such Indebtedness prior to any termination of all of the outstanding Commitments and acceleration of all of the outstanding Loans pursuant to this Article 7; or

(c)           Breach of Certain Covenants. Failure of any Loan Party, as required by the relevant provision, to perform or comply with any term or condition contained in Section 5.01(e)(i) (provided that any Event of Default arising from the failure to timely deliver any notice of Default or Event of Default shall automatically be deemed to have been cured (and no longer continuing) immediately upon the earlier to occur of (x) the delivery of notice of the relevant Default or Event of Default and (y) the cessation of the existence of the underlying Default or Event of Default), Section 5.02 (as it applies to the preservation of the existence of the Borrower), Section 5.10 or Article 6, which default has not been remedied or waived within five days after receipt by the Borrower of written notice thereof from the Administrative Agent; provided that, notwithstanding this clause (c), no breach or default by any Loan Party under Section 6.14(a) will constitute a Default or an Event of Default with respect to any Term Loans and the Term Lenders will not be entitled to exercise any remedies with respect to such breach or default unless and until the Required Revolving Lenders have accelerated the Revolving Loans and any Additional Revolving Loans, terminated the commitments under any Revolving Facility and demanded repayment of, or otherwise accelerated, the Indebtedness or other obligations under the Revolving Facility (and such demand or acceleration has not been rescinded prior to the commencement of the exercise of remedies by any Term Lender); it being understood and agreed that any breach of Section 6.14(a) is subject to the Cure Right, and, to the extent that the Borrower has the right to receive the Cure Amount in respect of such breach and has delivered a Notice of Intent to Cure, no Event of Default may arise as a result of a breach or default under Section 6.14(a) until the 10th Business Day after the day on which financial statements are required to be delivered for the relevant Fiscal Quarter under Sections 5.01(a) or (b), as applicable, and then only to the extent the Cure Amount has not been received on or prior to such 10th Business Day; or

(d)           Breach of Representations, Etc. Any representation, warranty or certification made or deemed made by any Loan Party in any Loan Document or in any certificate required to be delivered in connection herewith or therewith (including, for the avoidance of doubt, any Perfection Certificate or any Perfection Certificate Supplement) being untrue or incorrect in any material respect (or untrue or incorrect in any respect with respect to any representation, warranty or certification that is already qualified by “materiality”, “Material Adverse Effect” or similar language) as of the date made or deemed made; or

(e)           Other Defaults Under Loan Documents. Default by any Loan Party in the performance of or compliance with any term contained herein or any of the other Loan Documents, other than any such term referred to in any other Section of this Article 7, which default has not been remedied or waived within thirty days after receipt by the Borrower of written notice thereof from the Administrative Agent; or

(f)            Involuntary Bankruptcy; Appointment of Receiver, Etc. (i) The entry by a court of competent jurisdiction of a decree or order for relief in respect of the Borrower or any Restricted Subsidiary (other than any Immaterial Subsidiary) in an involuntary case under any Debtor Relief Law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal, state or local Requirements of Law; or (ii) the commencement of an involuntary case against the Borrower or any Restricted Subsidiary (other than any Immaterial Subsidiary) under any Debtor Relief Law, the entry by a court having jurisdiction in the premises of a decree or order for the appointment of a receiver, receiver and manager, (preliminary) insolvency receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Borrower or any Restricted Subsidiary (other than any Immaterial Subsidiary), or over all or a substantial part of its property, or the involuntary appointment of an interim receiver, trustee or other custodian of the Borrower or any Restricted Subsidiary (other than any Immaterial Subsidiary) for all or a substantial part of its property, which, in the case of each of (i) and (ii), remains undismissed, unvacated, unbounded or unstayed pending appeal for sixty consecutive days; or

(g)           Voluntary Bankruptcy; Appointment of Receiver, Etc. (i) The entry against the Borrower or any Restricted Subsidiary (other than any Immaterial Subsidiary) of an order for relief, the commencement by the Borrower or any Restricted Subsidiary (other than any Immaterial Subsidiary) of a voluntary case under any Debtor Relief Law, or the consent by the Borrower or any Restricted Subsidiary (other than any Immaterial Subsidiary) to the entry of an order for relief in an involuntary case or to the conversion of an involuntary case to a voluntary case, under any Debtor Relief Law, or the consent by the Borrower or any Restricted Subsidiary (other than any Immaterial Subsidiary) to the appointment of or taking possession by a receiver, receiver and manager, trustee or other custodian for all or substantially all of its property; (ii) the making by the Borrower or any Restricted Subsidiary (other than any Immaterial Subsidiary) of a general assignment for the benefit of creditors; or (iii) the admission by the Borrower or any Restricted Subsidiary (other than any Immaterial Subsidiary) in writing of their inability to pay their respective debts as such debts become due; or

(h)           Judgments and Attachments. The entry or filing of one or more final money judgments, writs or warrants of attachment or similar process against any Loan Party or any of the Restricted Subsidiaries or any of their respective assets involving in the aggregate at any time an amount in excess of the Threshold Amount (in either case to the extent not adequately covered by self-insurance (if applicable) or by insurance as to which the relevant third party insurance company has been notified and not denied coverage), which judgment, writ, warrant or similar process remains unpaid, undischarged, unvacated, unbonded or unstayed pending appeal for a period of sixty days from the entry or filing thereof; or

(i)            Employee Benefit Plans. The occurrence of one or more ERISA Events or Foreign Benefit Events, which individually or in the aggregate result in liability of any Loan Party or any ERISA Affiliate of a Loan Party in an aggregate amount which would reasonably be expected to result in a Material Adverse Effect; or

(j)            Change of Control. The occurrence of a Change of Control; or

(k)           Guaranties, Collateral Documents and Other Loan Documents. At any time after the execution and delivery thereof (in each case subject to the Legal Reservations), (i) any material Loan Guaranty for any reason, other than the occurrence of the Termination Date, shall cease to be in full force and effect (other than in accordance with its terms or in accordance with the terms hereof) or shall be declared to be null and void or any Loan Guarantor shall repudiate in writing its obligations thereunder (other than as a result of the discharge of such Loan Guarantor in accordance with the terms hereof or thereof), (ii) this Agreement, any Acceptable Intercreditor Agreement or any material Collateral Document ceases to be in full force and effect or shall be declared null and void or any Lien on Collateral created under any Collateral Document ceases to be perfected with respect to a material portion of the Collateral (other than by reason of (x) any affirmative action of the Administrative Agent, the failure of the Administrative Agent to maintain possession of any Collateral actually delivered to it or the failure of the Administrative Agent to file UCC continuation statements, (y) a release of Collateral in accordance with the terms hereof or thereof or (z) the occurrence of the Termination Date or any other termination of such Collateral Document in accordance with the terms thereof), (iii) other than in any bona fide, good faith dispute as to the scope of Collateral or whether any Lien has been, or is required to be released, any Loan Party shall contest in writing, the validity or enforceability of any material provision of this Agreement, any Acceptable Intercreditor Agreement or any material Collateral Document (or any Lien purported to be created by the Collateral Documents or any Loan Guaranty) or deny in writing that it has any further liability (other than by reason of the occurrence of the Termination Date), including with respect to future advances by the Lenders, under this Agreement, any Acceptable Intercreditor Agreement or any material Collateral Document to which it is a party (it being understood and agreed that the failure of the Administrative Agent to maintain possession of any Collateral actually delivered to it or file any UCC continuation statement shall not result in an Event of Default under this clause (k) or any other provision of any Loan Document) or (iv) the Obligations shall cease to constitute senior indebtedness under the subordination provisions of any documents or instruments evidencing any permitted Junior Indebtedness in an aggregate amount in excess of the Threshold Amount or such subordination provision shall be invalidated or otherwise cease, for any reason, to be valid, binding and enforceable obligations of the parties thereto, or any Loan Party shall contest in writing, the validity or enforceability of any material provision of any such subordination provision;

then, (1) and in every such event (other than any breach or default under Section 6.14(a) as described in clause (c) of this Section 7.01 that does not then constitute an Event of Default with respect to the Term Loans in accordance with clause (c) of this Section 7.01 or an event with respect to the Borrower described in clause (f) or (g) of this Section 7.01), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the written request of the Required Lenders shall, by notice to the Borrower, take any of the following actions, at the same or different times: (i) terminate the Revolving Credit Commitments, and thereupon such Revolving Credit Commitments shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower and (iii) require that the Borrower deposit in the LC Collateral Account an additional amount in Cash as reasonably requested by the Issuing Banks (not to exceed 103.0% of the relevant Stated Amount) of the then outstanding LC Exposure (minus the amount then on deposit in the LC Collateral Account); provided that upon the occurrence of an event with respect to the Borrower described in clauses (f) or (g) of this Section 7.01, any such Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, and the obligation of the Borrower to Cash collateralize the outstanding Letters of Credit as aforesaid shall automatically become effective, in each case without further action of the Administrative Agent or any Lender and (2) upon the occurrence and during the continuance of an Event of Default pursuant to clause (c) of this Section 7.01 resulting from a breach or default under Section 6.14(a), at the written request of the Required Revolving Lenders the Administrative Agent shall, by notice to the Borrower, take any of the following actions, at the same or different times: (x) terminate the Revolving Credit Commitments, and thereupon such Revolving Credit Commitment shall terminate immediately, (y) declare the Revolving Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Revolving Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower to the Revolving Lenders accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower and (z) require that the Borrower deposit in the LC Collateral Account an additional amount in Cash as reasonably requested by the Issuing Banks (not to exceed 103.0% of the relevant Stated Amount) of the then outstanding LC Exposure (minus the amount then on deposit in the LC Collateral Account). Upon the occurrence and during the continuance of an Event of Default (other than an Event of Default resulting from a breach or default under Section 6.14(a) that does not then constitute an Event of Default with respect to the Term Loans in accordance with clause (c) of this Section 7.01), the Administrative Agent may, and at the request of the Required Lenders shall, exercise any rights and remedies provided to the Administrative Agent under the Loan Documents or at law or equity, including all remedies provided under the UCC. Upon the occurrence and during the continuance of an Event of Default pursuant to clause (c) of this Section 7.01 resulting from a breach or default under Section 6.14(a) that does not then constitute an Event of Default with respect to the Term Loans in accordance with clause (c) of this Section 7.01, at the written request of the Required Revolving Lenders the Administrative Agent shall exercise any rights and remedies provided to the Administrative Agent under the Loan Documents or at law or equity, including all remedies provided under the UCC (provided that any such exercise shall be solely for the benefit of the Revolving Lenders until such time as an Event of Default with respect to the Term Loans has occurred and is continuing).

ARTICLE 8          THE ADMINISTRATIVE AGENT

Section 8.01.         General Agency Provisions.

Each of the Lenders and the Issuing Banks hereby irrevocably appoints Royal Bank (or any successor appointed pursuant hereto) to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf, including execution of the other Loan Documents, and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Banks (except as expressly set forth in this Article 8 with respect to consultation rights in connection with the appointment of a successor Administrative Agent), and neither the Borrower nor any other Loan Party shall have rights as a third-party beneficiary of any of such provisions.

Any Person serving as Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, unless the context otherwise requires or unless such Person is in fact not a Lender or an Issuing Bank, include each Person serving as Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Loan Party or any Subsidiary of any Loan Party or other Affiliate thereof as if it were not the Administrative Agent hereunder. The Lenders acknowledge that, pursuant to such activities, the Administrative Agent or its Affiliates may receive information regarding any Loan Party or any of its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Administrative Agent shall not be under any obligation to provide such information to them. The Lenders acknowledge that, pursuant to such activities, the Administrative Agent or its Affiliates may receive information regarding any Loan Party or any of its Affiliates

(including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Administrative Agent shall not be under any obligation to provide such information to them.

The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default exists, and the use of the term “agent” herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Requirements of Law; it being understood that such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary power, except discretionary rights and powers that are expressly contemplated by the Loan Documents and which the Administrative Agent is required to exercise as directed in writing by the Required Lenders or Required Revolving Lenders (or such other number or percentage of the Lenders as shall be necessary under the relevant circumstances as provided in Section 9.02); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Requirements of Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law, and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders or Required Revolving Lenders (or such other number or percentage of the Lenders as is necessary, or as the Administrative Agent believes in good faith shall be necessary, under the relevant circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct, as determined by the final and non-appealable judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein. The Administrative Agent shall not be deemed to have knowledge of any Default or Event of Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or any Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection with any Loan Document, (iii) the performance or observance of any covenant, agreement or other term or condition set forth in any Loan Document or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the creation, perfection or priority of any Lien on the Collateral or the existence, value or sufficiency of the Collateral, (vi) the satisfaction of any condition set forth in Article 4 or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent, (vii) any property, book or record of any Loan Party or any Affiliate thereof or (viii) the compliance or non-compliance by Affiliated Lenders with the terms hereof related to Affiliated Lenders.

If any Lender obtains knowledge of a Default or Event of Default, such Lender shall promptly notify the Administrative Agent and the other Lenders thereof in writing. Each Lender agrees that, except with the written consent of the Administrative Agent, it will not take any enforcement action hereunder or under any other Loan Document, accelerate the Obligations under any Loan Document, or exercise any right that it might otherwise have under applicable Requirements of Law or otherwise to credit bid at any foreclosure sale, UCC sale, any sale under Section 363 of the Bankruptcy Code or any other similar Disposition of Collateral. Notwithstanding the foregoing, a Lender may take action to preserve or enforce its rights against a Loan Party where a deadline or limitation period is applicable that would, absent such action, bar enforcement of the Obligations held by such Lender, including the filing of a proof of claim in a case under the Bankruptcy Code.

Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, the Borrower (on behalf of itself and the Restricted Subsidiaries), the Administrative Agent and each Secured Party agree that (i) no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Loan Guaranty; it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by the Administrative Agent on behalf of the Secured Parties in accordance with the terms hereof, and all powers, rights and remedies under the other Loan Documents may be exercised solely by the Administrative Agent, and (ii) in the event of a foreclosure by the Administrative Agent on any of the Collateral pursuant to a public or private sale or in the event of any other Disposition (including pursuant to Section 363 of the Bankruptcy Code), (A) the Administrative Agent, as agent for and representative of the Secured Parties, shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale, to use and apply all or any portion of the Obligations as a credit on account of the purchase price for any Collateral payable by the Administrative Agent at such Disposition and (B) the Administrative Agent or any Lender may be the purchaser or licensor of all or any portion of such Collateral at any such Disposition.

No holder of any Secured Hedging Obligation or Banking Services Obligation in its respective capacity as such shall have any rights in connection with the management or release of any Collateral or of the obligations of any Loan Party under this Agreement.

Each of the Lenders hereby irrevocably authorizes (and by entering into a Hedge Agreement with respect to any Secured Hedging Obligation or by entering into documentation in connection with any Banking Services Obligation, each of the other Secured Parties hereby authorizes and shall be deemed to authorize) the Administrative Agent, on behalf of all Secured Parties to take any of the following actions upon the instruction of the Required Lenders:

(a)           consent to the Disposition of all or any portion of the Collateral free and clear of the Liens securing the Secured Obligations in connection with any Disposition pursuant to the applicable provisions of the Bankruptcy Code, including Section 363 thereof;

(b)           credit bid all or any portion of the Secured Obligations, or purchase all or any portion of the Collateral (in each case, either directly or through one or more acquisition vehicles), in connection with any Disposition of all or any portion of the Collateral pursuant to the applicable provisions of the Bankruptcy Code, including under Section 363 thereof;

(c)           credit bid all or any portion of the Secured Obligations, or purchase all or any portion of the Collateral (in each case, either directly or through one or more acquisition vehicles), in connection with any Disposition of all or any portion of the Collateral pursuant to the applicable provisions of the UCC, including pursuant to Sections 9-610 or 9-620 of the UCC;

(d)           credit bid all or any portion of the Secured Obligations, or purchase all or any portion of the Collateral (in each case, either directly or through one or more acquisition vehicles), in connection with any foreclosure or other Disposition conducted in accordance with applicable Requirements of Law following the occurrence of an Event of Default, including by power of sale, judicial action or otherwise; or

(e)                                  estimate the amount of any contingent or unliquidated Secured Obligations of such Lender or other Secured Party;

it being understood that no Lender shall be required to fund any amount in connection with any purchase of all or any portion of the Collateral by the Administrative Agent pursuant to the foregoing clauses (b), (c) or (d) without its prior written consent.

Each Secured Party agrees that the Administrative Agent is under no obligation to credit bid any part of the Secured Obligations or to purchase or retain or acquire any portion of the Collateral; provided that, in connection with any credit bid or purchase described under clauses (b), (c) or (d) of the preceding paragraph, the Secured Obligations owed to all of the Secured Parties (other than with respect to contingent or unliquidated liabilities as set forth in the next succeeding paragraph) may be, and shall be, credit bid by the Administrative Agent on a ratable basis.

With respect to any contingent or unliquidated claim that is a Secured Obligation, the Administrative Agent is hereby authorized, but is not required, to estimate the amount thereof for purposes of any credit bid or purchase described in the second preceding paragraph. In the event that the Administrative Agent, in its sole and absolute discretion, elects not to estimate any such contingent or unliquidated claim or any such claim cannot be estimated without unduly delaying the ability of the Administrative Agent to consummate any credit bid or purchase in accordance with the second preceding paragraph, then any contingent or unliquidated claims not so estimated shall be disregarded, shall not be credit bid, and shall not be entitled to any interest in the portion or the entirety of the Collateral purchased by means of such credit bid.

Each Secured Party whose Secured Obligations are credit bid under clauses (b), (c) or (d) of the third preceding paragraph is entitled to receive interests in the Collateral or any other asset acquired in connection with such credit bid (or in the Capital Stock of the acquisition vehicle or vehicles that are used to consummate such acquisition) on a ratable basis in accordance with the percentage obtained by dividing (x) the amount of the Secured Obligations of such Secured Party that were credit bid in such credit bid or other Disposition, by (y) the aggregate amount of all Secured Obligations that were credit bid in such credit bid or other Disposition.

In addition, in case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, each Secured Party agrees that the Administrative Agent (irrespective of whether the principal of any Loan or LC Disbursement is then due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent has made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(i)                                     to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans or LC Disbursements and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Banks and the Administrative Agent and their respective agents and counsel and all other amounts to the extent due to the Lenders and the Administrative Agent under Sections 2.12 and 9.03) allowed in such judicial proceeding; and

(ii)                                  to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same.

Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each Issuing Bank to make such payments to the Administrative Agent and, in the event that the Administrative Agent consents to the making of such payments directly to the Lenders and the Issuing Banks, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amount due to the Administrative Agent under Sections 2.12 and 9.03.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or any Issuing Bank or to authorize the Administrative Agent to vote in respect of the claim of any Lender or any Issuing Bank in any such proceeding.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) that it believes to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the applicable Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or Issuing Bank unless the Administrative Agent has received notice to the contrary from such Lender or Issuing Bank prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent may perform any and all of its duties and exercise its rights and powers under any Loan Document by or through any one or more sub-agents appointed by it. The Administrative Agent and any such sub-agent may perform any and all of their respective duties and exercise their respective rights and powers through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

The Administrative Agent may resign at any time by giving ten days’ written notice to the Lenders, the Issuing Banks and the Borrower. If the Administrative Agent is a Defaulting Lender (by reason of its insolvency) or an Affiliate of a Defaulting Lender (by reason of such Defaulting Lender’s insolvency), either the Required Lenders or the Borrower may, upon ten days’ notice, remove the Administrative Agent. Upon receipt of any such notice of resignation or delivery of any such notice of removal, the Required Lenders shall have the right, with the consent of the Borrower (not to be unreasonably withheld, conditioned or delayed), to appoint a successor Administrative Agent which shall be a commercial bank or trust company with offices in the U.S. having combined capital and surplus in excess of $1,000,000,000; provided that during the existence and continuation of an Event of Default under Section 7.01(a), Section 7.01(f) or Section 7.01(g), no consent of the Borrower shall be required. If no successor has been appointed as provided above and accepted such appointment within ten days after the retiring Administrative Agent gives notice of its resignation or the Administrative Agent receives notice of removal, then (a) in the case of a retirement, the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent meeting the qualifications set forth above (including, for the avoidance of doubt, the consent of the Borrower, if applicable) or (b) in the case of a removal, the Borrower may, after consulting with the Required Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that (x) in the case of a retirement, if the Administrative Agent notifies the Borrower, the Lenders and the Issuing Banks that no qualifying Person has accepted such appointment or (y) in the case of a removal, the Borrower notifies the Required Lenders that no qualifying Person has accepted such appointment, then, in each case, such resignation or removal shall nonetheless become effective in accordance with such notice and (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent in its capacity as collateral agent for the Secured Parties for purposes of maintaining the perfection of the Lien on the Collateral securing the Secured Obligations, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) all payments, communications and determinations required to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each Issuing Bank directly (and each Lender and each Issuing Bank will cooperate with the Borrower to enable the Borrower to take such actions), until such time as the Required Lenders or the Borrower, as applicable, appoint a successor Administrative Agent, as provided above in this Article 8. Upon the acceptance of its appointment as Administrative Agent hereunder as a successor Administrative Agent, the successor Administrative Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than any rights to indemnity payments owed to the retiring or removed Administrative Agent), and the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder (other than its obligations under Section 9.13 hereof). The fees payable by the Borrower to any successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor Administrative Agent; for the avoidance of doubt, the Borrower shall have no obligation to pay any fee to any successor Administrative Agent that is greater than or in addition to the fees payable to the Administrative Agent on the Closing Date. After the Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any action taken or omitted to be taken by any of them while the relevant Person was acting as Administrative Agent (including for this purpose holding any collateral security following the retirement or removal of the Administrative Agent). Notwithstanding anything to the contrary herein, no Disqualified Institution (nor any Affiliate thereof) may be appointed as a successor Administrative Agent.

Any resignation by Royal Bank as Administrative Agent pursuant to the immediately preceding paragraph of this Section 8.01 shall also constitute its resignation as an Issuing Bank, unless it remains a Lender; provided that, if Royal Bank does not remain a Lender (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of Royal Bank as retiring Issuing Bank and (ii) Royal Bank shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents as an Issuing Bank except with respect to Letters of Credit previously issued by it.

Each Lender and each Issuing Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and each Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their respective Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder. Except for notices, reports and other documents expressly required to be furnished to the Lenders and the Issuing Banks by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender or any Issuing Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of the Administrative Agent or any of its Related Parties.

Notwithstanding anything to the contrary herein, none of the Arrangers or the Syndication Agent shall have any right, power, obligation, liability, responsibility or duty under this Agreement, except in their respective capacities as the Administrative Agent, an Issuing Bank or a Lender hereunder, as applicable.

Each Secured Party irrevocably authorizes and instructs the Administrative Agent to, and the Administrative Agent shall:

(a)                                 release any Lien on any property granted to or held by Administrative Agent under any Loan Document (i) upon the occurrence of the Termination Date, (ii) that is sold or to be sold or transferred as part of or in connection with any Disposition permitted under the Loan Documents to a Person that is not a Loan Party, (iii) that does not constitute (or ceases to constitute) Collateral as a result of a transaction permitted under the Loan Documents, (iv) if the property subject to such Lien is owned by a Loan Guarantor, upon the release of such Loan Guarantor from its Loan Guaranty otherwise in accordance with the Loan Documents, (v) as required under clause (d) below or (vi) if approved, authorized or ratified in writing by the Required Lenders in accordance with Section 9.02;

(b)                                 subject to Section 9.21, release any Loan Guarantor from its obligations under the Loan Guaranty if such Person ceases to be a Restricted Subsidiary (or becomes an Excluded Subsidiary), in each case, as a result of a single transaction or series of related transactions permitted hereunder;

(c)                                  subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Sections 6.02(d), 6.02(e), 6.02(g), 6.02(l), 6.02(m), 6.02(n), 6.02(o), 6.02(q), 6.02(r), 6.02(x), 6.02(y), 6.02(z)(i), 6.02(bb), 6.02(cc), 6.02(dd), 6.02(ee), 6.02(ff), 6.02(gg) and 6.02(hh) (and any Refinancing Indebtedness in respect of any thereof to the extent such Refinancing Indebtedness is permitted to be secured under Section 6.02(k)); and

(d)                                 enter into subordination, intercreditor or similar agreements with respect to Indebtedness that is (i) required or permitted to be subordinated hereunder or (ii) secured by Liens, and with respect to which Indebtedness, this Agreement contemplates an intercreditor, subordination, collateral trust agreement or similar agreement.

Upon the request of the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Loan Party from its obligations under the Loan Guaranty or its Lien on any Collateral pursuant to this Article 8. In each case as specified in this Article 8, the Administrative Agent will (and each Lender, and each Issuing Bank hereby authorizes the Administrative Agent to), at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest therein, or to release such Loan Party from its obligations under the Loan Guaranty, in each case in accordance with the terms of the Loan Documents and this Article 8. In connection with any such release or subordination of the Liens, the Borrower shall deliver a certificate of a Responsible Officer to the Administrative Agent requesting such release and/or subordination and certifying that such release and/or subordination, and any Liens incurred in connection therewith, and the Administrative Agent may rely exclusively upon such certificate as to whether such release and/or subordination and any such other Liens are permitted.

The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

The Administrative Agent is authorized to enter into any intercreditor, subordination, collateral trust or similar agreement (including any Acceptable Intercreditor Agreement) contemplated hereby with respect to any Indebtedness (a) that is (i) required or permitted to be subordinated hereunder or (ii) secured by Liens and (b) which contemplates an intercreditor, subordination or collateral trust agreement (any such other intercreditor, subordination, collateral trust or similar agreement, an “Additional Agreement”), and the Secured Parties party hereto acknowledge that any Additional Agreement is binding upon them. Each Secured Party party hereto hereby (a) agrees that they will be bound by, and will not take any action contrary to, the provisions of any Additional Agreement and (b) authorizes and instructs the Administrative Agent to enter into each Additional Agreement and to subject the Liens on the Collateral securing the Secured Obligations to the provisions thereof. The foregoing provisions are intended as an inducement to the Secured Parties to extend credit to the Borrower, and the Secured Parties are intended third-party beneficiaries of such provisions and the provisions of each Additional Agreement.

To the extent that the Administrative Agent (or any Affiliate thereof) is not reimbursed and indemnified by the Borrower, the Lenders will reimburse and indemnify the Administrative Agent (and any Affiliate thereof) in proportion to their respective Applicable Percentages (determined as if there were no Defaulting Lenders) for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Administrative Agent (or any Affiliate thereof) in performing its duties hereunder or under any other Loan Document or in any way relating to or arising out of this Agreement or any other Loan Document; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s (or such affiliate’s) gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

Section 8.02.                          Certain ERISA Matters.

(a)         Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agents, the lead arrangers with respect to any Additional Term Loans or Additional Revolving Credit Commitments and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i)                                                       such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitment,

(ii)                                                    the transaction exemption set forth in one or more PTEs, such as PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii)                                                 (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitment and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitment and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitment and this Agreement, or

(iv)                                                such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)         In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agents, the lead arrangers with respect to any Additional Term Loans or Additional Revolving Credit Commitments and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that:

(i)                                                       none of the Agents, the lead arrangers with respect to any Additional Term Loans or Additional Revolving Credit Commitments or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto),

(ii)                                                    the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitment and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50,000,000, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E),

(iii)                                                 the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitment and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Obligations),

(iv)                                                the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitment and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Letters of Credit, the Commitment and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and

(v)                                                   no fee or other compensation is being paid directly to the Agents, the lead arrangers with respect to any Additional Term Loans or Additional Revolving Credit Commitments or any their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Letters of Credit, the Commitment or this Agreement.

The Agents, the lead arrangers with respect to any Additional Term Loans or Additional Revolving Credit Commitments and their respective Affiliates each hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitment and this Agreement, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitment for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitment by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

ARTICLE 9                              MISCELLANEOUS

Section 9.01.                          Notices.

(a)                                 Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or email, as follows:

(i)                                     if to any Loan Party, to such Loan Party in the care of the Borrower at:

Victory Capital Holdings, Inc.
4900 Tiedeman Road 4th Floor

Brooklyn, OH 44144

Attention:  Terence Sullivan
Email:  tsullivan@vcm.com

Telephone:  (212) 903-1256
Facsimile:  (216) 898-2595

(ii)                                  if to the Administrative Agent, at:

Royal Bank of Canada

Royal Bank Plaza, 200 Bay Street,

12th Floor South Tower

Toronto, Ontario M5J 2W7

Canada

Attention: Manager, Agency Services Group

Facsimile: (416) 842-4023

(iii)                               if to Royal Bank, as Issuing Bank, at:

Royal Bank of Canada

200 Vesey Street

New York, New York 10281

Attention:  Credit Administration

Facsimile:  (212) 428-3015

or

such address as may be specified in the documentation pursuant to which the relevant Issuing Bank is appointed in its capacity as such; or

(iv)                              if to any Lender, to it at its address or facsimile number set forth in its Administrative Questionnaire.

All such notices and other communications (A) sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof or three Business Days after dispatch if sent by certified or registered mail, in each case, delivered, sent or mailed (properly addressed) to the relevant party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.01 or (B) sent by facsimile shall be deemed to have been given when sent and when receipt has been confirmed by telephone; provided that notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, such notices or other communications shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in clause (b) below shall be effective as provided in such clause (b).

(b)                                 Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications (including e-mail and Internet or Intranet websites) pursuant to procedures set forth herein or otherwise approved by the Administrative Agent. The Administrative Agent or the Borrower (on behalf of itself and/or any other Loan Party) may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures set forth herein or otherwise approved by it; provided that approval of such procedures may be limited to particular notices or communications. All such notices and other communications (i) sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement) and (ii) posted to an Internet or Intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (b)(i) of notification that such notice or communication is available and identifying the website address therefor; provided that any such notice or communication described in clause (i) or (ii) not given during the normal business hours of the recipient shall be deemed to have been given at the opening of business on the next Business Day for the recipient.

(c)                                  Any party hereto may change its address or facsimile number or other notice information hereunder by notice to the other parties hereto; it being understood and agreed that the Borrower may provide any such notice to the Administrative Agent as recipient on behalf of itself, each Issuing Bank and each Lender.

(d)                                 The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make the Communications (as defined below) available to the Issuing Banks and the other Lenders by posting the Communications on the Platform. The Borrower acknowledges and agrees that the list of Disqualified Institutions shall be deemed suitable for posting and may be posted by the Administrative Agent on the Platform, including the portion of the Platform that is designated for “public side” Lenders. The Platform is provided “as is” and “as available.” None of the Administrative Agent or any of its Related Parties warrants the adequacy of the Platform and each of them expressly disclaims liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by the Administrative Agent or any of its Related Parties in connection with the Communications or the Platform. In no event shall the Administrative Agent or any of its Related Parties have any liability to the Borrower or the other Loan Parties, any Lender or any other Person or entity for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s, any other Loan Party’s or the Administrative Agent’s transmission of communications through the Platform. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed to the Administrative Agent, any Lender or any Issuing Bank by means of electronic communications pursuant to this Section 9.01, including through the Platform.

Section 9.02.                          Waivers; Amendments.

(a)                                 No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under any other Loan Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any party hereto therefrom shall in any event be effective unless the same is permitted by paragraph (b) of this Section 9.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, to the extent permitted by applicable Requirements of Law, neither the making of any

Loan nor the issuance of any Letter of Credit shall be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default or Event of Default at the time.

(b)           Subject to clauses (A) through (E) of this Section 9.02(b) and Sections 9.02(c) and (d) below, neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified, except (i) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders (or the Administrative Agent with the consent of the Required Lenders) or (ii) in the case of any other Loan Document (other than any waiver, amendment or modification to effectuate any modification thereto expressly contemplated by the terms of such other Loan Document), pursuant to an agreement or agreements in writing entered into by the Administrative Agent (with the consent of the Required Lenders) and each Loan Party that is party thereto; provided that, notwithstanding the foregoing:

(A)          the consent of each Lender directly and adversely affected thereby (but not the consent of the Required Lenders) shall be required for any waiver, amendment or modification that:

(1)           increases the Commitment of such Lender (other than with respect to any Incremental Facility pursuant to Section 2.22 in respect of which such Lender has agreed to be an Additional Lender); it being understood that no amendment, modification or waiver of, or consent to departure from, any condition precedent, representation, warranty, covenant, Default, Event of Default, mandatory prepayment or mandatory reduction of the Commitments shall constitute an increase of any Commitment of such Lender;

(2)           reduces or forgives the principal amount of any Loan owed to such Lender or any amount due to such Lender on any Loan Installment Date;

(3)           (x) extends the scheduled final maturity of any Loan or (y) postpones any Loan Installment Date or any Interest Payment Date with respect to any Loan held by such Lender or the date of any scheduled payment of any fee or premium payable to such Lender hereunder;

(4)           reduces the rate of interest (other than to (x) waive any Default or Event of Default or obligation of the Borrower to pay interest to such Lender at the default rate of interest under Section 2.13(c) or (y) extend the time for delivery of financials and/or any compliance certificate under Section 5.01, which, in each case, shall only require the consent of the Required Lenders) or the amount of any fee or premium owed to such Lender;

(5)           extends the expiry date of such Lender’s Commitment; it being understood that no amendment, modification or waiver of, or consent to departure from, any condition precedent, representation, warranty, covenant, Default, Event of Default, mandatory prepayment or mandatory reduction of any Commitment shall constitute an extension of any Commitment of any Lender; and

(6)           waives, amends or modifies the provisions of Sections 2.18(b) or 2.18(c) of this Agreement in a manner that would by its terms alter the pro rata sharing of payments required thereby (except in connection with any transaction permitted under Sections 2.22, 2.23, 9.02(c) or 9.05(g) or as otherwise provided in this Agreement);

(B)          no such agreement shall:

(1)           change (x) any of the provisions of Section 9.02(a) or Section 9.02(b) or the definition of “Required Lenders” to reduce any voting percentage required to waive, amend or modify any right thereunder or make any determination or grant any consent thereunder, without the prior written consent of each Lender or (y) the definition of “Required Revolving Lenders” without the prior written consent of each Revolving Lender (it being understood that neither the consent of the Required Lenders nor the consent of any other Lender shall be required in connection with any change to the definition of “Required Revolving Lenders”);

(2)           release all or substantially all of the Collateral from the Lien granted pursuant to the Loan Documents (except as otherwise permitted herein or in the other Loan Documents, including pursuant to Article 8 or Section 9.21 hereof), without the prior written consent of each Lender; or

(3)           release all or substantially all of the value of the Guarantees under the Loan Guaranty (except as otherwise permitted herein or in the other Loan Documents, including pursuant to Section 9.21 hereof), without the prior written consent of each Lender;

(C)          solely with the consent of the Required Revolving Lenders (but without the consent of the Required Lenders or any other Lender), any such agreement may (x) waive, amend or modify Section 6.14 (or the definition of “First Lien Leverage Ratio” or any component definition thereof, in each case, as any such definition is used solely for purposes of Section 6.14), (y) waive any Default or Event of Default resulting from a breach of Section 6.14 or (z) waive, amend or modify any condition precedent set forth in Section 4.02 hereof as it pertains to any Revolving Loan or Additional Revolving Loan;

(D)          solely with the consent of the relevant Issuing Banks and, in the case of clause (x), the Administrative Agent, any such agreement may (x) increase or decrease the Letter of Credit Sublimit or (y) waive, amend or modify any condition precedent set forth in Section 4.02 hereof as it pertains to the issuance of any Letter of Credit; and

(E)           no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or any Issuing Bank hereunder, in each case in a manner directly and adversely affecting such Person, without the prior written consent of the Administrative Agent or such Issuing Bank, as the case may be.

(c)           Subject to clause (E) of Section 9.02(b) but notwithstanding any other provision of this Agreement, this Agreement may be amended:

(i)            with the written consent of the Borrower and the Lenders providing the relevant Replacement Term Loans to permit the refinancing or replacement of all or any portion of the outstanding Term Loans under the applicable Class (any such loans being refinanced or replaced, the “Replaced Term Loans”) with one or more replacement term loans hereunder (“Replacement Term Loans”) pursuant to a Refinancing Amendment; provided that

(A)          the aggregate principal amount of any Replacement Term Loans shall not exceed the aggregate principal amount of the Replaced Term Loans (plus (1) any additional amounts permitted to be incurred under Section 6.01 and, to the extent any such additional amounts are secured, the related Liens are permitted under Section 6.02 and plus (2) the amount of accrued interest and premium (including tender premium) thereon and underwriting discounts, fees (including upfront fees and original issue discount), commissions and expenses associated therewith),

(B)          any Replacement Term Loans must have a final maturity date that is equal to or later than the final maturity date of, and have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Replaced Term Loans at the time of the relevant refinancing,

(C)          any Replacement Term Loans may be pari passu with or junior to any then-existing Term Loans right of payment and pari passu with or junior to such Term Loans with respect to the Collateral (provided that any Replacement Term Loans that are pari passu with or junior to any then-existing Term Loans shall be subject to an Acceptable Intercreditor Agreement and may be, at the option of the Administrative Agent and the Borrower, documented in a separate agreement or agreements), or be unsecured,

(D)          any Replacement Term Loans that are secured may not be secured by any assets other than the Collateral,

(E)           any Replacement Term Loans that are guaranteed may not be guaranteed by any Person other than one or more Loan Parties,

(F)           (i) any Replacement Term Loans that are pari passu with the Initial Term Loans in right of payment and security may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory repayment or prepayment in respect of the Initial Term Loans (and any Additional Term Loans then subject to ratable repayment requirements), in each case as agreed by the Borrower and the Lenders providing the relevant Replacement Term Loans, and any Replacement Term Loans that are junior to the Term Loans shall not be entitled to participate in any such voluntary or mandatory prepayment or repayment,

(G)          any Replacement Term Loans may have pricing (including interest, fees and premiums) and, subject to preceding clause (F), optional prepayment and redemption terms as the Borrower and the lenders providing such Replacement Term Loans may agree,

(H)          either (i) the other terms and conditions of any Replacement Term Loans (excluding pricing, interest, fees, rate floors, premiums, optional prepayment or redemption terms, security and maturity, subject to preceding clauses (B) through (G)) are substantially identical to, or (taken as a whole) no more favorable (as reasonably determined by the Borrower) to the lenders providing such Replacement Term Loans than those applicable to the Replaced Term Loans (other than covenants or other provisions applicable only to periods after the Latest Term Loan Maturity Date (in each case, as of the date of incurrence of such Replacement Term Loans)) or (ii) such Replacement Term Loans are provided on then-current market terms (as reasonably determined by the Borrower) for the applicable type of Indebtedness, and

(I)            the Borrower shall have prepaid the Term Loans in accordance with Section 2.11(b)(iii), and

(ii)           with the written consent of the Borrower and the Lenders providing the relevant Replacement Revolving Facility to permit the refinancing or replacement of all or any portion of any Revolving Credit Commitment under the applicable Class (any such Revolving Credit Commitment being refinanced or replaced, a “Replaced Revolving Facility”) with a replacement revolving facility hereunder (a “Replacement Revolving Facility”) pursuant to a Refinancing Amendment; provided that:

(A)          the aggregate principal amount of any Replacement Revolving Facility shall not exceed the aggregate principal amount of the Replaced Revolving Facility (plus (x) any additional amounts permitted to be incurred under Section 6.01 and, to the extent any such additional amounts are secured, the related Liens are permitted under Section 6.02 and plus (y) the amount of accrued interest and premium thereon, any committed but undrawn amounts and underwriting discounts, fees (including upfront fees and original issue discount), commissions and expenses associated therewith),

(B)          no Replacement Revolving Facility may have a final maturity date (or have scheduled commitment reductions) prior to the final maturity date of the relevant Replaced Revolving Facility at the time of such refinancing,

(C)          any Replacement Revolving Facility may be pari passu with or junior to any then-existing Revolving Credit Commitment in right of payment and pari passu with or junior to any then-existing Revolving Credit Commitment with respect to the Collateral (provided that any Replacement Revolving Facility that is pari passu with or junior to the Revolving Credit Commitment shall be subject to an Acceptable Intercreditor Agreement (which may consist of a payment waterfall) and may be, at the option of the Administrative Agent and the Borrower, documented in a separate agreement or agreements) or may be unsecured,

(D)          any Replacement Revolving Facility that is secured may not be secured by any assets other than the Collateral,

(E)           any Replacement Revolving Facility that is guaranteed may not be guaranteed by any Person other than one or more Loan Parties,

(F)           any Replacement Revolving Facility shall be subject to the “ratability” provisions applicable to Extended Revolving Credit Commitments and Extended Revolving Loans set forth in the proviso to clause (i) of Section 2.23(a), mutatis mutandis, to the same extent as if fully set forth in this Section 9.02(c)(ii),

(G)          any Replacement Revolving Facility may have pricing (including interest, fees and premiums) and, subject to preceding clause (F), optional prepayment and redemption terms as the Borrower and the lenders providing such Replacement Revolving Facility may agree, and

(H)          either (i) the other terms and conditions of any Replacement Revolving Facility (excluding pricing, interest, fees, rate floors, premiums, optional prepayment or redemption terms, security and maturity, subject to preceding clauses (B) through (G)) are substantially identical to, or (taken as a whole) no more favorable (as reasonably determined by the Borrower) to the lenders providing such Replacement Revolving Facility than those applicable to the Replaced Revolving Facility (other than covenants or other provisions applicable only to periods after the Latest Revolving Credit Maturity Date (in each case, as of the date of incurrence of the relevant Replacement Revolving Facility)) or (ii) such Replacement Revolving Facility are provided on then-current market terms (as reasonably determined by the Borrower) for the applicable type of Indebtedness, and

(I)            the commitments in respect of the relevant Replaced Revolving Facility shall be terminated, and all loans outstanding thereunder and all fees then due and payable in connection therewith shall be paid in full, in each case on the date any Replacement Revolving Facility is implemented;

provided, further, that, in respect of each of sub-clauses (i) and (ii) of this clause (c), any Non-Debt Fund Affiliate and Debt Fund Affiliate shall (x) be permitted without the consent of the Administrative Agent to provide any Replacement Term Loans, it being understood that in connection therewith, the relevant Non-Debt Fund Affiliate or Debt Fund Affiliate, as applicable, shall be subject to the restrictions applicable to such Person under Section 9.05 as if such Replacement Term Loans were term loans acquired by assignment and (y) any Debt Fund Affiliate (but not any Non-Debt Fund Affiliate) may provide any Replacement Revolving Facility.

Each party hereto hereby agrees that this Agreement may be amended by each of the Borrower, the Administrative Agent and the lenders providing the relevant Replacement Term Loans or the Replacement Revolving Facility, as applicable, to the extent (but only to the extent) necessary to reflect the existence and terms of such Replacement Term Loans or Replacement Revolving Facility, as applicable, incurred or implemented pursuant thereto (including any amendment necessary to treat the loans and commitments subject thereto as a separate “tranche” and “Class” of Loans or commitments hereunder). It is understood that any Lender approached to provide all or a portion of any Replacement Term Loans or any Replacement Revolving Facility may elect or decline, in its sole discretion, to provide such Replacement Term Loans or Replacement Revolving Facility.

(d)           Notwithstanding anything to the contrary contained in this Section 9.02 or any other provision of this Agreement or any provision of any other Loan Document:

(i)            the Borrower and the Administrative Agent may, without the input or consent of any Lender, amend, supplement or waive any guaranty, collateral security agreement, pledge agreement or related document (if any) executed in connection with this Agreement to (A) comply with any Requirement of Law or the advice of counsel or (B) cause any such guaranty, collateral security agreement, pledge agreement or other document to be consistent with this Agreement or the relevant other Loan Documents,

(ii)           the Borrower and the Administrative Agent may, without the input or consent of any other Lender (other than the relevant Lenders (including Additional Lenders) providing Loans under such Sections), effect amendments to this Agreement and the other Loan Documents as may be necessary in the reasonable opinion of the Borrower and the Administrative Agent to (1) effect the provisions of Sections 2.22, 2.23, 5.11, 6.13 or 9.02(c), or any other provision specifying that any waiver, amendment or modification may be made with the consent or approval of the Administrative Agent or (2) to add terms (including representations and warranties, conditions, prepayments, covenants or events of default), in connection with the addition of any Loan or Commitment hereunder, that are favorable to the then-existing Lenders, as reasonably determined by the Administrative Agent,

(iii)          if the Administrative Agent and the Borrower have jointly identified any ambiguity, mistake, defect, inconsistency, obvious error or any error or omission of a technical nature or any necessary or desirable technical change, in each case, in any provision of any Loan Document, then the Administrative Agent and the Borrower shall be permitted to amend such provision solely to address such matter as reasonably determined by them acting jointly,

(iv)          the Administrative Agent and, to the extent contemplated by such agreement, the Borrower may amend, restate, amend and restate or otherwise modify any Acceptable Intercreditor Agreement to give effect thereto or to carry out the purposes thereof without the consent of any Lender so long as such amendment, supplement, waiver or modification is not materially adverse to the Lenders,

(v)           [Reserved],

(vi)          no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment and any Additional Commitment of any Defaulting Lender may not be increased without the consent of such Defaulting Lender (it being understood that any Commitment or Loan held or deemed held by any Defaulting Lender shall be excluded from any vote hereunder that requires the consent of any Lender, except as expressly provided in Section 2.21(b)), and

(vii)         this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (i) to add one or more additional credit facilities to this Agreement and to permit any extension of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the relevant benefits of this Agreement and the other Loan Documents and (ii) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders on substantially the same basis as the Lenders prior to such inclusion.

Section 9.03.         Expenses; Indemnity.

(a)           The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by each Agent and their respective Affiliates (but limited, in the case of legal fees and expenses, to the actual reasonable and documented out-of-pocket fees, disbursements and other charges of one firm of outside counsel to all such Persons taken as a whole and, if reasonably necessary, of one local counsel in any relevant jurisdiction to all such Persons, taken as a whole) in connection with the syndication and distribution (including via the Internet or through a service such as Intralinks) of the Credit Facilities, the preparation, execution, delivery and administration of the Loan Documents and any related documentation, including in connection with any amendment, modification or waiver of any provision of any Loan Document (whether or not the transactions contemplated thereby are consummated, but only to the extent the preparation of any such amendment, modification or waiver was requested by the Borrower or any other Loan Party and except as otherwise provided in a separate writing between the Borrower or the relevant Agent), (ii) all reasonable and documented out-of-pocket expenses incurred by each Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable and documented out-of-pocket expenses incurred by the Agents, the Issuing Banks or the Lenders or any of their respective Affiliates (but limited, in the case of legal fees and expenses, (x) to one firm of outside counsel to all such Persons taken as a whole and, solely in the case of an actual or potential conflict of interest, one additional counsel to each similarly situated group of Persons, and (y) if reasonably necessary, of one local counsel in any relevant jurisdiction to all such Persons, taken as a whole and, solely in the case of an actual or potential conflict of interest, one additional local counsel to each similarly situated group of Persons, in each such relevant jurisdiction) in connection with the enforcement, collection or protection of their respective rights in connection with the Loan Documents, including their respective rights under this Section 9.03, or in connection with the Loans made or Letters of Credit issued hereunder. Except to the extent required to be paid on the Closing Date, all amounts due under this paragraph (a) shall be payable by the Borrower within thirty days of receipt by the Borrower of an invoice setting forth such expenses in reasonable detail, together with reasonably detailed backup documentation supporting the relevant reimbursement request.

(b)           The Borrower shall indemnify each Agent, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages and liabilities (but limited, in the case of legal fees and expenses, to one counsel to all Indemnitees taken as a whole and, if reasonably necessary, one local counsel in any relevant jurisdiction to all Indemnitees, taken as a whole and solely in the case of an actual or perceived conflict of interest, (x) one additional counsel to each similarly situated group of affected Indemnitees, taken as a whole, and (y) one additional local counsel to each similarly situated group of affected Indemnitees, taken as a whole), incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of the Loan Documents or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby or thereby, (ii) the use of the proceeds of the Loans or any Letter of Credit, (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto (and regardless of whether such matter is initiated by a third party or by the Borrower, any other Loan Party or any of their respective Affiliates) or (iv) any actual or alleged presence or Release of Hazardous Materials at, on, under or from any property or facility currently or formerly owned, leased or operated by any Loan Party or the Restricted Subsidiaries, or any Environmental Liability of any Loan Party or the Restricted Subsidiaries; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that any such loss, claim, damage, or liability (i) is determined by a final and non-appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or, to the extent a final and non-appealable judgment finds that any such loss, claim, damage, or liability has resulted from such Person’s material breach of the Loan Documents or (ii) arises out of any claim, litigation, investigation or proceeding brought by such Indemnitee solely against another Indemnitee (other than any claim, litigation, investigation or proceeding that is brought by or against any Agent, acting in its capacity as such) that does not involve any act or omission of the Sponsors, the Borrower or any of their respective affiliates or Subsidiaries. Each Indemnitee shall be obligated to refund or return any and all amounts paid by the Borrower pursuant to this Section 9.03(b) to such Indemnitee for any fees, expenses, or damages to the extent such Indemnitee is not entitled to payment thereof in accordance with the terms hereof, as determined by a final non-appealable judgment of a court of competent jurisdiction. All amounts due under this clause (b) shall be payable by the Borrower within 30 days (x) after receipt by the Borrower of a written demand therefor, in the case of any indemnification obligations and (y) in the case of reimbursement of costs and expenses, after receipt by the Borrower of an invoice setting forth such costs and expenses in reasonable detail, together with reasonably detailed backup documentation supporting the relevant reimbursement request. This clause (b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c)           The Borrower shall not be liable for any settlement of any proceeding effected without the written consent of the Borrower (which consent shall not be unreasonably withheld,

conditioned or delayed), but if any proceeding is settled with the written consent of the Borrower, or if there is a final judgment against any Indemnitee in any such proceeding, the Borrower agree to indemnify and hold harmless each Indemnitee to the extent and in the manner set forth above. The Borrower shall not, without the prior written consent of the affected Indemnitee (which consent shall not be unreasonably withheld, conditioned or delayed), effect any settlement of any pending or threatened proceeding in respect of which indemnity could have been sought hereunder by such Indemnitee unless (i) such settlement includes an unconditional release of such Indemnitee from all liability or claims that are the subject matter of such proceeding and (ii) such settlement does not include any statement as to any admission of fault or culpability.

Section 9.04.         Waiver of Claim. To the extent permitted by applicable Requirements of Law, no party to this Agreement shall assert, and each hereby waives, any claim against any other party hereto, any Loan Party or any Related Party of any thereof, (a) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or any Letter of Credit or the use of the proceeds thereof, except, in the case of any claim by any Indemnitee against the Borrower, to the extent such damages would otherwise be subject to indemnification pursuant to the terms of Section 9.03; provided that nothing in this sentence shall limit the Borrower’s indemnity or reimbursement obligations under Section 9.03 to the extent such special, indirect, consequential or punitive damages are included in any third party claim in connection with which such Indemnitee is entitled to indemnification hereunder and (b) in respect of any damages arising from the use by others of information or other materials obtained through electronic, telecommunications or other information transmission systems, including SyndTrak, IntraLinks, the internet, email or similar electronic transmission systems, except, in each case under this clause (b) to the extent any such damages are found in a final and non-appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence, bad faith or willful misconduct of, or material breach of this Agreement or any other Loan Document by, such Person or Indemnitee, in each case under this Section 9.04.

Section 9.05.         Successors and Assigns.

(a)           The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided that (i) except as provided under Section 6.07, the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with the terms of this Section 9.05 (any attempted assignment or transfer not complying with the terms of this Section 9.05 shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and permitted assigns, to the extent provided in paragraph (e) of this Section 9.05, Participants and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)           (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of any Loan or Additional Commitment added pursuant to Sections 2.22, 2.23 or 9.02(c) at the time owing to it) with the prior written consent of:

(A)          the Borrower (such consent not to be unreasonably withheld, conditioned or delayed); provided, that (I) consent of the Borrower shall not be required during the primary syndication of the Term Loans (other than assignments to Disqualified Institutions), (II) (x) the Borrower shall be deemed to have consented to any assignment of Term Loans or Term Commitments unless it has objected thereto by written notice to the Administrative Agent within ten Business Days after receipt of written notice thereof and (y) the consent of the Borrower shall not be required for any assignment of Term Loans or Term Commitments (1) to any Term Lender or any Affiliate of any Term Lender or an Approved Fund or (2) at any time when an Event of Default under Sections 7.01(a), 7.01(f) or 7.01(g) exists and (III) (x) the Borrower shall be deemed to have consented to any assignment of Revolving Loans or Revolving Credit Commitments unless it has objected thereto by written notice to the Administrative Agent within ten Business Days after receipt of written notice thereof, and (y) the consent of the Borrower shall not be required for any assignment of Revolving Loans or Revolving Credit Commitments (1) by any Revolving Lender to an Affiliate of such Revolving Lender, another Revolving Lender or an Approved Fund or (2) at any time when an Event of Default under Sections 7.01(a), 7.01(f) or 7.01(g) exists;

(B)          the Administrative Agent (not to be unreasonably withheld, conditioned or delayed); and

(C)          in the case of any Revolving Facility, each Issuing Bank (not to be unreasonably withheld, conditioned or delayed).

(ii)           Assignments shall be subject to the following additional conditions:

(A)          except in the case of any assignment to another Lender, any Affiliate of any Lender or any Approved Fund or any assignment of the entire remaining amount of the relevant assigning Lender’s Loans or Commitments of any Class, the principal amount of Loans or Commitments of the assigning Lender subject to the relevant assignment (determined as of the date on which the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent and determined on an aggregate basis in the event of concurrent assignments to Related Funds or by Related Funds) shall not be less than (x) $1,000,000, in the case of Term Loans and Term Commitments and (y) $5,000,000 in the case of Revolving Loans and Revolving Credit Commitments, unless the Borrower and the Administrative Agent otherwise consent;

(B)          any partial assignment shall be made as an assignment of a proportionate part of all the relevant assigning Lender’s rights and obligations under this Agreement;

(C)          the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption via an electronic settlement system acceptable to the Administrative Agent (or, if previously agreed with the Administrative Agent, manually), and shall pay to the Administrative Agent a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent); and

(D)          the relevant Eligible Assignee, if it is not a Lender, shall deliver on or prior to the effective date of such assignment, to the Administrative Agent (1) an Administrative Questionnaire and (2) any Internal Revenue Service form required under Section 2.17.

(iii)                               Subject to the acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section 9.05, from and after the effective date specified in any Assignment and Assumption, the Eligible Assignee thereunder shall be a party hereto and, to the extent of the interest assigned pursuant to such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be (A) entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03 with respect to facts and circumstances occurring on or prior to the effective date of such assignment and (B) subject to its obligations thereunder and under Section 9.13). If any assignment by any Lender holding any Promissory Note is made after the issuance of such Promissory Note, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender such Promissory Note to the Administrative Agent for cancellation, and, following such cancellation, if requested by either the assignee or the assigning Lender, the Borrower shall issue and deliver a new Promissory Note to such assignee or to such assigning Lender, with appropriate insertions, to reflect the new commitments or outstanding Loans of the assignee or the assigning Lender.

(iv)                              The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders and their respective successors and assigns, and the commitment of, and principal amount of and interest on the Loans and LC Disbursements owing to, each Lender or Issuing Bank pursuant to the terms hereof from time to time (the “Register”). Failure to make any such recordation, or any error in such recordation, shall not affect the Borrower’s obligations in respect of such Loans and LC Disbursements. The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Administrative Agent, the Issuing Banks and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, each Issuing Bank and each Lender (but only as to its own holdings), at any reasonable time and from time to time upon reasonable prior notice.

(v)                                 Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Eligible Assignee, the Eligible Assignee’s completed Administrative Questionnaire and any tax certification required by Section 9.05(b)(ii)(D)(2) (unless the assignee is already a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section 9.05, if applicable, and any written consent to the relevant assignment required by paragraph (b) of this Section 9.05, the Administrative Agent shall promptly accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(vi)                              By executing and delivering an Assignment and Assumption, the assigning Lender and the Eligible Assignee thereunder shall be deemed to confirm and agree with each other and the other parties hereto as follows: (A) the assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that the amount of its commitments, and the outstanding balances of its Loans, in each case without giving effect to any assignment thereof which has not become effective, are as set forth in such Assignment and Assumption, (B) except as set forth in clause (A) above, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statement, warranty or representation made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrower or any Restricted Subsidiary or the performance or observance by the Borrower or any Restricted Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (C) the assignee represents and warrants that it is an Eligible Assignee, legally authorized to enter into such Assignment and Assumption (and the Administrative Agent shall be entitled to conclusively rely on such representation without any further investigation); (D) the assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption; (E) the assignee will independently and without reliance upon the Administrative Agent, the assigning Lender or any other Lender and based on such documents and information as it deems appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (F) the assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent, by the terms hereof, together with such powers as are reasonably incidental thereto; and (G) the assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(c)                                  (i) Any Lender may, without the consent of the Borrower, the Administrative Agent, any Issuing Bank or any other Lender, sell participations to any bank or other entity (other than to any Disqualified Institution, any natural Person or, other than with respect to any participation to any Debt Fund Affiliate (any such participations to a Debt Fund Affiliate being subject to the limitation set forth in the first proviso of the penultimate paragraph set forth in Section 9.05(g), as if the limitation applied to such participations), the Borrower or any of its Affiliates) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and/or the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which any Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the relevant Participant, agree to any amendment, modification or waiver described in (x) clause (A) of the first proviso to Section 9.02(b) that directly and adversely affects the Loans or commitments in which such Participant has an interest and (y) clauses (B)(1), (2) or (3) of the first proviso to Section 9.02(b). Subject to paragraph (c)(ii) of this Section 9.05, the Borrower agree that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 9.05 (it being understood that the documentation required under Section 2.17(f) shall be delivered to the participating Lender and the Administrative Agent, and if additional amounts are required to be paid pursuant to Section 2.17(a) or Section 2.17(c) in respect of such participation, to the Borrower). To the extent permitted by applicable Requirements of Law, each Participant also shall be entitled to the benefits of Section 9.09 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.18(c) as though it were a Lender.

(ii)                                  Notwithstanding the foregoing, no Participant shall be entitled to receive any greater payment under Section 2.15, 2.16 or 2.17 than the participating Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent expressly acknowledging such Participant may receive a greater benefit and such Participant agrees to comply with Section 2.19 as if it was a Lender. Each Participant will comply with Section 2.17(f) as though it were a Lender and to deliver the tax forms required to claim an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document and then only to the extent of any amount to which such Lender would be entitled in the absence of any such participation (it being understood that the documentation required under Section 2.17(f) shall be delivered to the participating Lender and the Administrative Agent).

Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and their respective successors and assigns, and the principal amounts and stated interest of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to any Participant’s interest in any Commitment, Loan, Letter of Credit or any other obligation under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the U.S. Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and each Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d)                                 Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (other than to any Disqualified Institution or any natural person) to secure obligations of such Lender, including any pledge or assignment to secure obligations to any Federal Reserve Bank or other central bank having jurisdiction over such Lender, and this Section 9.05 (other than this clause (d)) shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release any Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e)                                  Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of any Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement (including its obligations under Section 2.15, 2.16 or 2.17) and no SPC shall be entitled to any greater amount under Section 2.13, 2.14 or 2.15 or any other provision of this Agreement or any other Loan Document that the Granting Lender would have been entitled to receive, (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender) and (iii) the Granting Lender shall for all purposes including approval of any amendment, waiver or other modification of any provision of the Loan Documents, remain the Lender of record hereunder. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the Requirements of Law of the U.S. or any State thereof; provided that (i) such SPC’s Granting Lender is in compliance in all material respects with its obligations to the Borrower hereunder and (ii) each Lender designating any SPC hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such SPC during such period of forbearance. In addition, notwithstanding anything to the contrary contained in this Section 9.05, any SPC may (i) with notice to, but without the prior written consent of, the Borrower or the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guaranty or credit or liquidity enhancement to such SPC.

(f)                                   (i) Upon the request of any Lender, the Borrower shall make available to such Lender the list of Disqualified Institutions provided to the Arrangers prior to the Closing Date, if any, along with any additions, deletions or modifications to such list as provided to the Administrative Agent after the Closing Date pursuant to the definition of the term Disqualified Institution. Notwithstanding anything else in this Section 9.05 or any other provision of any Loan Document to the contrary, with respect to any assignment, participation or pledge or assignment of a security interest by a Lender without the Borrower’s consent (such consent not to be unreasonably withheld, delayed or conditioned) or the Borrower’s deemed consent to any Disqualified Institution or any Affiliate thereof, the Borrower may, at its sole expense and effort, upon notice to the applicable Disqualified Institution and the Administrative Agent (x) terminate any Revolving Credit Commitment of such Disqualified Institution and repay any applicable outstanding Loans and other obligations of the Borrower owing to such Disqualified Institution in connection with such Revolving Credit Commitment, (y) in the case of outstanding Term Loans held by such Disqualified Institution, purchase or prepay such Term Loans at a price equal to the lesser of par and the amount such person paid to acquire such Loans, in each case, plus accrued interest, accrued fees and all other amounts (other than principal amounts payable to it hereunder), and/or (z) require such Disqualified Institution to assign, without recourse (in accordance with and subject to the restrictions contained in Section 9.05 other than payment of the processing and recordation fee specified in paragraph (b)(ii)(C) above), all of its interests, rights and obligations under this Agreement to one or more Eligible Assignees at the price indicated above; provided that upon inquiry by any Lender, Participant, bona fide potential assignee or bona fide prospective participant to the Administrative Agent, the Administrative Agent shall have the right, and the Borrower hereby expressly authorizes the Administrative Agent, to provide the list of Disqualified Institutions made in accordance with the definition of Disqualified Institutions (as updated thereto from time to time) to such Person or to disclose to such Person whether such Person or a specific potential assignee or prospective participant is a Disqualified Institution; provided, further, that the Administrative Agent shall not be under any obligation to notify any such Person of updates after the date such Person requests such information; provided that, without prejudicing any right or remedy that the Borrower may otherwise have at law or equity, to the extent such Disqualified Institution has assigned its Loans to an Eligible Assignee (which is not an Affiliate of such Person), at the Borrower’s written election, the assignment to such Eligible Assignee shall be deemed effective for all purposes of the Loan Documents irrespective of such Disqualified Institution having previously held the applicable Loan. Notwithstanding anything to the contrary contained herein, the Administrative Agent shall not have any responsibility or liability for monitoring the list of Disqualified Institutions or enforcing the Borrower’s or any Lender’s compliance with the terms of any of the provisions set forth herein with respect to Disqualified Institutions or otherwise have any liability in connection with the foregoing, except to the extent arising from the Administrative Agent’s gross negligence or willful misconduct as determined in a final non-appealable judgment of a court of competent jurisdiction.

(ii) If any assignment or participation under this Section 9.05 is made to any Affiliate of any Disqualified Institution without the Borrower’s prior written consent (any such person, a “Disqualified Person”), then the Borrower may, at its sole expense and effort, upon notice to the applicable Disqualified Person and the Administrative Agent, require such Disqualified Person to assign, without recourse (in accordance with and subject to the restrictions contained in this Section 9.05), all of its interests, rights and obligations under this Agreement to one or more Eligible Assignees; provided that (I) the relevant assignment shall otherwise comply with this Section 9.05 (except that (x) no registration and processing fee required under this Section 9.05 shall be required with any assignment pursuant to this paragraph and (y) any Term Loan acquired by any Affiliated Lender pursuant to this paragraph will not be included in calculating compliance with the Affiliated Lender Cap for a period of ninety days following such transfer) and (II) to the extent such Disqualified Institution has assigned its Loans to an Eligible Assignee (which is not an Affiliate of such Person) with the written consent of the Borrower (if applicable), the assignment to such Eligible Assignee shall be deemed effective for all purposes of the Loan Documents and no new assignment shall be required irrespective of such Disqualified Institution having previously held the applicable Loan. Nothing in this Section 9.05(f) shall be deemed to prejudice any right or remedy that the Borrower may otherwise have under this Agreement or at law or equity.

(g)                                  Notwithstanding anything to the contrary contained herein, any Lender may, at any time, assign all or a portion of its rights and obligations under this Agreement in respect of its Term Loans to any Affiliated Lender on a non-pro rata basis (A) through Dutch Auctions open to all Lenders holding the relevant Term Loans on a pro rata basis or (B) through open market purchases, in each case with respect to clauses (A) and (B), without the consent of the Administrative Agent; provided that:

(i)                                     any Term Loans acquired by the Borrower or any of the Restricted Subsidiaries shall be retired and cancelled immediately upon the acquisition thereof; provided that upon any such retirement and cancellation, the aggregate outstanding principal amount of the Term Loans shall be deemed reduced by the full par value of the aggregate principal amount of the Term Loans so retired and cancelled, and each principal repayment installment with respect to the Term Loans pursuant to Section 2.10(a) shall be reduced on a pro rata basis by the full par value of the aggregate principal amount of Term Loans so cancelled;

(ii)                                  any Term Loans acquired by any Non-Debt Fund Affiliate may (but shall not be required to) be contributed to the Borrower or any of its Subsidiaries (it being understood that any such Term Loans shall be retired and cancelled promptly upon such contribution); provided that upon any such cancellation, the aggregate outstanding principal amount of the Term Loans shall be deemed reduced, as of the date of such contribution, by the full par value of the aggregate principal amount of the Term Loans so contributed and cancelled, and each principal repayment installment with respect to the Term Loans pursuant to Section 2.10(a) shall be reduced pro rata by the full par value of the aggregate principal amount of Initial Term Loans so contributed and cancelled;

(iii)                               the relevant Affiliated Lender and assigning Lender shall have executed an Affiliated Lender Assignment and Assumption;

(iv)                              after giving effect to the relevant assignment and to all other assignments to all Affiliated Lenders, the aggregate principal amount of all Term Loans then held by all Affiliated Lenders shall not exceed 25.0% of the aggregate principal amount of the Term Loans then outstanding (after giving effect to any substantially simultaneous cancellations thereof) (the “Affiliated Lender Cap”); provided that each party hereto acknowledges and agrees that the Administrative Agent shall not be liable for any losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever incurred or suffered by any Person in connection with any compliance or non-compliance with this clause (g)(iv) or any purported assignment exceeding the Affiliated Lender Cap; provided, further, that to the extent that any assignment to any Affiliated Lender would result in the aggregate principal amount of Term Loans held by Affiliated Lenders exceeding the Affiliated Lender Cap (after giving effect to any substantially simultaneous cancellations thereof), the assignment of the relevant excess amount shall be null and void;

(v)                                 in connection with any assignment of rights and obligations under this Agreement in respect of Term Loans effected pursuant to a Dutch Auction or open market purchase conducted by the Borrower or any of the Restricted Subsidiaries, (A) the relevant Person may not use the proceeds of any Revolving Loans to fund such assignment and (B) no Default or Event of Default may exist at the time of acceptance of bids for the Dutch Auction or the confirmation of such open market purchase, as applicable; and

(vi)                              by its acquisition of Term Loans, each relevant Affiliated Lender shall be deemed to have acknowledged and agreed that:

(A)                               the Term Loans held by such Affiliated Lender shall be disregarded in both the numerator and denominator in the calculation of any Required Lender or other Lender vote (and the Term Loans held by such Affiliated Lender shall be deemed to be voted pro rata along with the other Lenders that are not Affiliated Lenders); provided that (x) such Affiliated Lender shall have the right to vote (and the Term Loans held by such Affiliated Lender shall not be so disregarded) with respect to any amendment, modification, waiver, consent or other action that requires the vote of all Lenders or all Lenders directly and adversely affected thereby, as the case may be, and (y) no amendment, modification, waiver, consent or other action shall (1) disproportionately affect such Affiliated Lender in its capacity as a Lender as compared to other Lenders of the same Class that are not Affiliated Lenders or (2) deprive any Affiliated Lender of its share of any payments which the Lenders are entitled to share on a pro rata basis hereunder, in each case without the consent of such Affiliated Lender; and

(B)                               such Affiliated Lender, solely in its capacity as an Affiliated Lender, will not be entitled to (i) attend (including by telephone) or participate in any meeting or discussion (or portion thereof) among the Administrative Agent or any Lender or among Lenders to which the Loan Parties or their representatives are not invited or (ii) receive any information or material prepared by the Administrative Agent or any Lender or any communication by or among the Administrative Agent and one or more Lenders, except to the extent such information or materials have been made available by the Administrative Agent or any Lender to any Loan Party or its representatives (and in any case, other than the right to receive notices of Borrowings, prepayments and other administrative notices in respect of its Term Loans required to be delivered to Lenders pursuant to Article 2);

(vii)                           no Affiliated Lender shall be required to represent or warrant that it is not in possession of material non-public information with respect to the Borrower or any Subsidiary thereof or their respective securities in connection with any assignment permitted by this Section 9.05(g); and

(viii)                        in any bankruptcy or similar proceeding, no Affiliated Lender shall have any right to vote its interest in respect of any Term Loan (it being understood that its interest will be deemed to be voted in the same proportion as the vote of non-Affiliated Lenders on the relevant matter), except that to the extent that any plan of reorganization or other arrangement with respect to which the relevant vote is sought proposes to treat the interest of the relevant Affiliated Lender in such Term Loan in a manner that is less favorable to such Affiliated Lender than the proposed treatment of Term Loans held by other Lenders.

Notwithstanding anything to the contrary contained herein, any Lender may, at any time, assign all or a portion of its rights and obligations under this Agreement in respect of its Term Loans to any Debt Fund Affiliate, and any Debt Fund Affiliate may, from time to time, purchase Term Loans (x) on a non-pro rata basis through Dutch Auctions open to all applicable Lenders or (y) on a non-pro rata basis through open market purchases without the consent of the Administrative Agent, in each case, notwithstanding the requirements set forth in subclauses (i) through (vii) of this clause (g); provided that the Loans and Commitments held by all Debt Fund Affiliates shall not account for more than 30.0% of the amounts included in determining whether the Required Lenders have (A) consented to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document or any departure by any Loan Party therefrom, (B) otherwise acted on any matter related to any Loan Document or (C) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document (it being understood and agreed that any Term Loans held by Debt Fund Affiliates in excess of such 30.0% of such amounts will be deemed to be voted pro rata along with the votes of the Lenders eligible to vote under the relevant class of Lenders that are not Debt Fund Affiliates). Any Loans acquired by any Debt Fund Affiliate may (but shall not be required to) be contributed to the Borrower or any of its Subsidiaries for purposes of cancelling such Indebtedness (it being understood that any Loans so contributed shall be retired and cancelled immediately upon thereof); provided that upon any such cancellation, the aggregate outstanding principal amount of the relevant Class of Loans shall be deemed reduced, as of the date of such contribution, by the full par value of the aggregate principal amount of the Loans so contributed and cancelled, and each principal repayment installment with respect to the Term Loans pursuant to Section 2.10(a) shall be reduced pro rata by the full par value of the aggregate principal amount of any applicable Term Loans so contributed and cancelled.

Section 9.06.                          Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loan and issuance of any Letter of Credit regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect until the Termination Date. The provisions of Sections 2.15, 2.16, 2.17, 9.03 and 9.13 and Article 8 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Revolving Credit Commitment, the occurrence of the Termination Date or the termination of this Agreement or any provision hereof but in each case, subject to the limitations set forth in this Agreement.

Section 9.07.                          Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and the Fee Letter constitute the entire agreement among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective when it has been executed by the Borrower and the Administrative Agent and when the Administrative Agent has received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or by email as a “.pdf” or “.tif” attachment shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 9.08.                          Severability. To the extent permitted by applicable Requirements of Law, any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 9.09.                          Right of Setoff. At any time when an Event of Default exists, upon the written consent of the Administrative Agent and each Issuing Bank and each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Requirements of Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations (in any currency) at any time owing by the Administrative Agent, such Issuing Bank or such Lender to or for the credit or the account of any Loan Party against any of and all the Secured Obligations held by the Administrative Agent, such Issuing Bank or such Lender, irrespective of whether or not the Administrative Agent, such Issuing Bank or such Lender shall have made any demand under the Loan Documents and although such obligations may be contingent or unmatured or are owed to a branch or office of such Lender or Issuing Bank different than the branch or office holding such deposit or obligation on such Indebtedness. Any applicable Lender or Issuing Bank shall promptly notify the Borrower and the Administrative Agent of such set-off or application; provided that any failure to give or any delay in giving such notice shall not affect the validity of any such set-off or application under this Section 9.09. The rights of each Lender, each Issuing Bank and the Administrative Agent under this Section 9.09 are in addition to other rights and remedies (including other rights of setoff) which such Lender, such Issuing Bank or the Administrative Agent may have.

Section 9.10.                          Governing Law; Jurisdiction; Consent to Service of Process.

(a)                                 THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN ANY OTHER LOAN DOCUMENT) AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN ANY OTHER LOAN DOCUMENT), WHETHER IN TORT, CONTRACT (AT LAW OR IN EQUITY) OR OTHERWISE, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(b)                                 EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF ANY U.S. FEDERAL OR NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK (OR ANY APPELLATE COURT

THEREFROM) OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING SHALL (EXCEPT AS PERMITTED BELOW) BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, FEDERAL COURT. EACH PARTY HERETO AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY REGISTERED MAIL ADDRESSED TO SUCH PERSON SHALL BE EFFECTIVE SERVICE OF PROCESS AGAINST SUCH PERSON FOR ANY SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT. EACH PARTY HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY APPLICABLE REQUIREMENTS OF LAW. EACH PARTY HERETO AGREES THAT THE ADMINISTRATIVE AGENT RETAINS THE RIGHT TO BRING PROCEEDINGS AGAINST ANY LOAN PARTY IN THE COURTS OF ANY OTHER JURISDICTION SOLELY IN CONNECTION WITH THE EXERCISE OF ITS RIGHTS UNDER ANY COLLATERAL DOCUMENT.

(c)                                  EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION 9.10. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, ANY CLAIM OR DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION, SUIT OR PROCEEDING IN ANY SUCH COURT.

(d)                                 TO THE EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL) DIRECTED TO IT AT ITS ADDRESS FOR NOTICES AS PROVIDED FOR IN SECTION 9.01. EACH PARTY HERETO HEREBY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY LOAN DOCUMENT THAT SERVICE OF PROCESS WAS INVALID AND INEFFECTIVE. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE REQUIREMENTS OF LAW.

Section 9.11.                          Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY,

AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

Section 9.12.                          Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 9.13.                          Confidentiality. Each Agent, each Lender and each Issuing Bank agrees (and each Lender agrees to cause its SPC, if any) to maintain the confidentiality of the Confidential Information (as defined below), except that Confidential Information may be disclosed (a) to its and its Affiliates’ directors, officers, managers, employees, independent auditors, agents, or other experts and advisors, including accountants, legal counsel and other advisors (collectively, the “Representatives”) on a “need to know” basis solely in connection with the transactions contemplated hereby and who are informed of the confidential nature of the Confidential Information and are or have been advised of their obligation to keep the Confidential Information of this type confidential; provided that such Person shall be responsible for its Affiliates’ and their Representatives’ compliance with this paragraph; provided, further, that unless the Borrower otherwise consents, no such disclosure shall be made by any Agent, any Issuing Bank, any Lender or any Affiliate or Representative thereof to any Affiliate or Representative of any Agent, any Issuing Bank or any Lender that is a Disqualified Institution, (b) to the extent compelled by legal process in, or reasonably necessary to, the defense of such legal, judicial or administrative proceeding, in any legal, judicial or administrative proceeding or otherwise as required by applicable Requirements of Law (in which case such Person shall (i) to the extent permitted by applicable Requirements of Law, inform the Borrower promptly in advance thereof and (ii) use commercially reasonable efforts to ensure that any such information so disclosed is accorded confidential treatment), (c) upon the demand or request of any regulatory or governmental authority (including any self-regulatory body) purporting to have jurisdiction over such Person or its Affiliates (in which case such Person shall, except with respect to any audit or examination conducted by bank accountants or any Governmental Authority or regulatory or self-regulatory authority exercising examination or regulatory authority, to the extent permitted by applicable Requirements of Law, (i) inform the Borrower promptly in advance thereof and (ii) use commercially reasonable efforts to ensure that any information so disclosed is accorded confidential treatment), (d) to any other party to this Agreement, (e) subject to an acknowledgment and agreement by the relevant recipient that the Confidential Information is being disseminated on a confidential basis (on substantially the terms set forth in this paragraph or as otherwise reasonably acceptable to the Borrower and the Administrative Agent, including as set forth in the Information Materials) in accordance with the standard syndication process of the Arrangers or market standards for dissemination of the relevant type of information, which shall in any event require “click through” or other affirmative action on the part of the recipient to access the Confidential Information and acknowledge its confidentiality obligations in respect thereof, to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or prospective Participant in, any of its rights or obligations under this Agreement, including any SPC (in each case other than a Disqualified Institution), (ii) any pledgee referred to in Section 9.05, (iii) any actual or prospective, direct or indirect contractual counterparty (or its advisors) to any Derivative Transaction (including any credit default swap) or similar derivative product to which any Loan Party is a party and (iv) subject to the Borrower’s prior approval of the information to be disclosed, to Moody’s or S&P on a confidential basis in connection with obtaining or maintaining ratings as required under Section 5.12, (f) with the prior written consent of the Borrower (not to be unreasonably withheld or delayed) and (g) to the extent such Confidential Information is (x) publicly available other than as a result of a breach of this Section 9.13 by such Person, its Affiliates or their respective Representatives or (y) becomes available to such Person, its Affiliates or their respective Representatives on a non-confidential basis from a source other than any Loan Party or any Subsidiary or any of their respective Affiliates or any of their respective directors, officers, employees, direct or indirect equity holders or agents, including accountants, legal counsel and other advisors as to which source such

Person, its Affiliates or their respective Representatives has no actual knowledge of a breach thereby of its obligation to keep such information confidential. In addition, the Borrower and the Administrative Agent may provide generic information regarding the Credit Facilities to service providers providing administrative and ministerial services solely in connection with the syndication and administration of the Credit Facilities (which generic information shall be limited to the identities of parties, maturity dates and interest rates) on a confidential basis. For purposes of this Section 9.13, “Confidential Information” means all information relating to the Borrower or any of its Subsidiaries and their respective businesses or the Transactions (including any information obtained by any Agent, any Issuing Bank or any Lender or any of their respective Affiliates or Representatives, based on a review of any books and records relating to the Borrower or any of its Subsidiaries and their respective Affiliates from time to time, including prior to the date hereof) other than any such information that is publicly available to any Agent, Issuing Bank or Lender on a non-confidential basis prior to disclosure by the Borrower or any of its Subsidiaries. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Administrative Agent and the Lenders in connection with the numbering, administration, settlement and management of this Agreement, the other Loan Documents, the Commitments, and the Credit Extensions. Notwithstanding any of the foregoing, in no event shall any disclosure of any Confidential Information be made to Person that is a Disqualified Institution at the time of disclosure.

Section 9.14.                          No Fiduciary Duty. Each Agent, each Lender, each Issuing Bank and their respective Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Loan Parties, their stockholders or their respective affiliates. Each Loan Party agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and such Loan Party, its respective stockholders or its respective affiliates, on the other. Each Loan Party acknowledges and agrees that: (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Loan Parties, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender, in its capacity as such, has assumed an advisory or fiduciary responsibility in favor of any Loan Party, its respective stockholders or its respective affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise any Loan Party, its respective stockholders or its respective Affiliates on other matters) or any other obligation to any Loan Party except the obligations expressly set forth in the Loan Documents and (y) each Lender, in its capacity as such, is acting solely as principal and not as the agent or fiduciary of such Loan Party, its respective management, stockholders, creditors or any other Person. Each Loan Party acknowledges and agrees that such Loan Party has consulted its own legal, tax and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto.

Section 9.15.                          Several Obligations. The respective obligations of the Lenders hereunder are several and not joint and the failure of any Lender to make any Loan, issue any Letter of Credit or perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder.

Section 9.16.                          USA PATRIOT Act. Each Lender that is subject to the requirements of the USA PATRIOT Act hereby notifies the Loan Parties that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender to identify such Loan Party in accordance with the USA PATRIOT Act.

Section 9.17.                          Disclosure of Agent Conflicts. Each Loan Party, each Issuing Bank and each Lender hereby acknowledge and agree that the Administrative Agent or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with any of the Loan Parties and their respective Affiliates.

Section 9.18.                          Appointment for Perfection. Each Lender hereby appoints each other Lender and each Issuing Bank as its agent for the purpose of perfecting Liens for the benefit of the Administrative Agent, the Issuing Banks and the Lenders, in assets which, in accordance with Article 9 of the UCC or any other applicable Requirement of Law can be perfected only by possession. If any Lender or Issuing Bank (other than the Administrative Agent) obtains possession of any Collateral, such Lender, Issuing Bank shall notify the Administrative Agent thereof and, promptly upon the Administrative Agent’s request therefor, shall deliver such Collateral to the Administrative Agent or otherwise deal with such Collateral in accordance with the Administrative Agent’s instructions.

Section 9.19.                          Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan or Letter of Credit, together with all fees, charges and other amounts which are treated as interest on such Loan or Letter of Credit under applicable Requirements of Law (collectively the “Charged Amounts”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender or Issuing Bank holding such Loan or Letter of Credit in accordance with applicable Requirements of Law, the rate of interest payable in respect of such Loan or Letter of Credit hereunder, together with all Charged Amounts payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charged Amounts that would have been payable in respect of such Loan or Letter of Credit but were not payable as a result of the operation of this Section 9.19 shall be cumulated and the interest and Charged Amounts payable to such Lender or Issuing Bank in respect of other Loans or Letters of Credit or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, have been received by such Lender or Issuing Bank.

Section 9.20.                          Conflicts. Notwithstanding anything to the contrary contained herein or in any other Loan Document, in the event of any conflict or inconsistency between this Agreement and any other Loan Document, the terms of this Agreement shall govern and control.

Section 9.21.                          Release of Loan Guarantors. Notwithstanding anything in Section 9.02(b) to the contrary, (a) any Loan Guarantor shall automatically be released from its obligations hereunder (and its Loan Guaranty shall be automatically released) (i) upon the consummation of any permitted transaction or series of related transactions if as a result thereof such Loan Guarantor ceases to be a Restricted Subsidiary (or becomes an Excluded Subsidiary as a result of a single transaction or series of related transactions permitted hereunder) or (ii) upon the occurrence of the Termination Date; provided that (i) no such release under clause (a) hereof shall occur solely because a Loan Guarantor has become an Excluded Subsidiary unless the Borrower so elects and (ii) to the extent any Restricted Subsidiary becomes an Excluded Subsidiary and is released from its guarantee hereunder, any such release under clause (a) hereof shall constitute an Investment as of the date of such release. In connection with any such release, the Administrative Agent shall promptly execute and deliver to the relevant Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence termination or release. Any execution and delivery of any document pursuant to the preceding sentence of this Section 9.21 shall be without recourse to or warranty by the Administrative Agent (other than as to the Administrative Agent’s authority to execute and deliver such documents).

Section 9.22.                          Judgment Currency. If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document from one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from the Borrower in the Agreement Currency, the Borrower agree to the extent permitted under applicable law, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to the Borrower (or to any other Person who may be entitled thereto under applicable Requirements of Law).

Section 9.23.                          Acknowledgement and Consent to Bail-In of EEA Financial Institution. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)                                 the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)                                 the effects of any Bail-in Action on any such liability, including, if applicable:

(i)             a reduction in full or in part or cancellation of any such liability;

(ii)          a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)       the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

VICTORY CAPITAL HOLDINGS, INC.,
as the Borrower

By:	/s/ Terence F. Sullivan
	Name:	Terence F. Sullivan
	Title:	Chief Financial Officer and Treasuruer

Signature Page to Victory Credit Agreement

ROYAL BANK OF CANADA,
as Administrative Agent

By:	/s/ Susan Khokher
	Name:	Susan Khokher
	Title:	Manager, Agency

Signature Page to Victory Credit Agreement

ROYAL BANK OF CANADA,
as Issuing Bank and a Lender

By:	/s/ Alex Figueroa
	Name:	Alex Figueroa
	Title:	Authorized Signatory

Signature Page to Victory Credit Agreement

JPMorgan Chase Bank, N.A.,
as a Lender

By:	/s/ Kenise Henry Larmond
Name:	Kenise Henry Larmond
Title:	Vice President

Signature Page to Victory Credit Agreement

MORGAN STANLEY SENIOR FUNDING, INC.,
as a Lender

By:	/s/ Michael King
Name:	Michael King
Title:	Vice President

Signature Page to Victory Credit Agreement

BANK OF AMERICA, N.A.
as a Lender

By:	/s/ Rodney Beeks
Name:	Rodney Beeks
Title:	Associate

Signature Page to Victory Credit Agreement

KEYBANK NATIONAL ASSOCIATION
as a Lender

By:	/s/ Shane M. Leary
Name:	Shane M. Leary
Title:	Vice President

Signature Page to Victory Credit Agreement

EXHIBIT A-1

[FORM OF]
ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex I attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit included in such facilities) and (ii) to the extent permitted to be assigned under applicable Requirements of Law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). In the case where the Assigned Interest covers all of the Assignor’s rights and obligations under the Credit Agreement, the Assignor shall cease to be a party thereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03 of the Credit Agreement with respect to facts and circumstances occurring on or prior to the Effective Date and subject to its obligations hereunder and under Section 9.13 of the Credit Agreement.  Such sale and assignment is (i) subject to acceptance and recording thereof in the Register by the Administrative Agent pursuant to Section 9.05(b)(v) of the Credit Agreement, (ii) without recourse to the Assignor and (iii) except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.             Assignor:  [•]

2.             Assignee:  [•] [and is an Affiliate/Approved Fund of [identify Lender](1)]

3.             Borrower:  Victory Capital Holdings, Inc.

4.             Administrative Agent:  Royal Bank of Canada

5.             Credit Agreement:  That certain Credit Agreement dated as of February 12, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect on the date hereof, the “Credit Agreement”), by and among, inter alios, the Borrower, the lenders from time to time party thereto and the Administrative Agent.

(1)  Select as applicable.

A-1-1

6.             Assigned Interest:

Facility and Class of Loans Assigned(2)	Aggregate Amount of Commitment/Loans under Such Facility/Class	Amount of Commitment/Loans Assigned(3)	Percentage Assigned of Commitment/Loans under Relevant Class(4)		CUSIP Number
$		$		%
$		$		%
$		$		%

7.             THE PARTIES HERETO ACKNOWLEDGE THAT ANY ASSIGNMENT WITHOUT THE BORROWER’S CONSENT (TO THE EXTENT SUCH CONSENT IS REQUIRED UNDER SECTION 9.05 OF THE CREDIT AGREEMENT) SHALL ENTITLE THE BORROWER TO PURSUE THE REMEDIES DESCRIBED IN SECTION 9.05(f) OF THE CREDIT AGREEMENT.

Effective Date:  [•] [•], 20[•] [TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR].

[Signature Page Follows]

(2)  Select the appropriate Class being assigned hereunder: [Term Loan] [Term Loan Commitment] [Incremental Term Loan] [Incremental Term Loan Commitment] [Extended Term Loan] [Extended Term Loan Commitment] [Revolving Loan] [Revolving Credit Commitment] [Incremental Revolving Loan] [Incremental Revolving Credit Commitment] [Extended Revolving Loan] [Extended Revolving Loan Commitment].

(3)  Except in the case of an assignment to another Lender, any Affiliate of any Lender or any Approved Fund or any assignment of the entire remaining amount of the relevant Lender’s Loans or Commitments of any Class, not to be less than (x) $1,000,000 in the case of Term Loans and Term Commitments and (y) $5,000,000 in the case of Revolving Loans and Revolving Credit Commitments unless the Borrower and the Administrative Agent otherwise consent.

(4)  Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

A-1-2

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Name:
Title:

A-1-3

•                  ASSIGNEE HAS EXAMINED THE LIST OF DISQUALIFIED INSTITUTIONS AND (I) REPRESENTS AND WARRANTS THAT (A) IT IS NOT IDENTIFIED ON SUCH LIST AND (B) IT IS NOT AN AFFILIATE OF ANY INSTITUTION IDENTIFIED ON SUCH LIST (OTHER THAN, IN THE CASE OF THIS CLAUSE (B), SUCH AN AFFILIATE EXCLUDED FROM THE DEFINITION OF “DISQUALIFIED INSTITUTION” BY THE TERMS THEREOF) AND (II) ACKNOWLEDGES THAT ANY ASSIGNMENT MADE TO AN AFFILIATE OF A DISQUALIFIED INSTITUTION (OTHER THAN SUCH AN AFFILIATE EXCLUDED FROM THE DEFINITION OF “DISQUALIFIED INSTITUTION” BY THE TERMS THEREOF) SHALL BE SUBJECT TO SECTION 9.05(f) OF THE CREDIT AGREEMENT.(5)

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Name:
Title:

(5)  To be completed by Assignee.

A-1-4

Consented to and Accepted:

ROYAL BANK OF CANADA,
as Administrative Agent

By:
Name:
Title:

A-1-5

[[•],
as Issuing Bank

By:
Name:
Title:](6)

(6)  To be added only with respect to an assignment under the Revolving Facility.

A-1-6

[Consented to:](7)

[VICTORY CAPITAL HOLDINGS, INC.,
as Borrower

By:
Name:
Title:]

(7)  To be added only if the consent of the Borrower is required by Section 9.05(b)(i)(A) of the Credit Agreement.

A-1-7

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.             Representations and Warranties.

1.1          Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) its Commitment, and the outstanding balances of its Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth herein and (iv) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) makes no representation or warranty and assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto (other than this Assignment and Assumption) or any collateral thereunder, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of the Restricted Subsidiaries, any of their respective Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of the Restricted Subsidiaries, any of their respective Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2          Assignee.  The Assignee (a) represents and warrants that (i) it is an Eligible Assignee and has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement and the other Loan Documents as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements provided to prospective lenders prior to the Closing Date in connection with the Form S-1 filing dated February 5, 2018 and/or the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, (vi) it has examined the list of Disqualified Institutions and it is not (A) a Disqualified Institution or (B) an Affiliate of a Disqualified Institution (other than, in the case of this Clause (B), such an affiliate excluded from the definition of “Disqualified Institution” by the terms thereof) and (vii) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to Section 2.17 of the Credit Agreement, duly completed and executed by the Assignee and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it deems appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (ii) it appoints and authorizes the Administrative Agent to take such action on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto, and (iii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

A-1-8

2.             Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date; provided that, for the avoidance of doubt, such payments shall be without duplication of amounts paid to the Assignor in connection with an assignment pursuant to Section 2.19(b) of the Credit Agreement.

3.             General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by facsimile or by email as a “.pdf” or “.tif” attachment shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption and any claim, controversy or dispute arising under or related to this Assignment and Assumption, whether in tort, contract (at law or in equity) or otherwise, shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

A-1-9

EXHIBIT A-2

[FORM OF]
AFFILIATED LENDER
ASSIGNMENT AND ASSUMPTION

This Affiliated Lender Assignment and Assumption (the “Affiliated Lender Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Affiliated Lender] (the “Assignee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex I attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Affiliated Lender Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (i) all of the Assignor’s rights and obligations in its capacity as a Term Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable Requirements of Law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Term Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”).  In the case where the Assigned Interest covers all of the Assignor’s rights and obligations under the Credit Agreement, the Assignor shall cease to be a party thereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03 of the Credit Agreement with respect to facts and circumstances occurring on or prior to the Effective Date and subject to its obligations hereunder and under Section 9.13 of the Credit Agreement.  Such sale and assignment is (i) subject to acceptance and recording thereof in the Register by the Administrative Agent pursuant to Section 9.05(b)(v) of the Credit Agreement, (ii) without recourse to the Assignor and (iii) except as expressly provided in this Affiliated Lender Assignment and Assumption, without representation or warranty by the Assignor.

1.             Assignor:  [•]

2.             Assignee:  [•] and is an Affiliated Lender [that is a Non-Debt Fund Affiliate / the Borrower or a Subsidiary thereof].

3.             Company:  Victory Capital Holdings, Inc.

4.             Administrative Agent:  Royal Bank of Canada

5.             Credit Agreement:  That certain Credit Agreement dated as of February 12, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect on the date hereof, the

A-2-1

“Credit Agreement”), by and among, inter alios, the Borrower, the lenders from time to time party thereto and the Administrative Agent.

6.             Assigned Interest:

Class of Term Loans Assigned	Aggregate Amount of Term Commitment/ Term Loans under Such Class	Amount of Term Commitment/Term Loans Assigned(8)	Percentage Assigned of Term Commitment/ Term Loans under Relevant Class(9)		CUSIP Number
$		$		%
$		$		%
$		$		%

7.             THE PARTIES HERETO ACKNOWLEDGE THAT ANY ASSIGNMENT TO AN AFFILIATED LENDER WHICH RESULTS IN THE AGGREGATE PRINCIPAL AMOUNT OF TERM LOANS THEN HELD BY ALL AFFILIATED LENDERS EXCEEDING THE AFFILIATED LENDER CAP (AFTER GIVING EFFECT TO ANY SUBSTANTIALLY SIMULTANEOUS CANCELLATION OF TERM LOANS) SHALL BE NULL AND VOID WITH RESPECT TO THE AMOUNT IN EXCESS OF THE AFFILIATED LENDER CAP (SUBJECT TO SECTION 9.05(f)(ii)(y) OF THE CREDIT AGREEMENT).

Effective Date:  [•] [•], 20[•] [TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR].

[Signature Page Follows]

(8)  Except in the case of an assignment to another Lender, any Affiliate of any Lender or any Approved Fund or any assignment of the entire remaining amount of the relevant Lender’s Term Loans or Term Commitments of any class, not to be less than $1,000,000 unless the Company and the Administrative Agent otherwise consent.

(9)  Set forth, to at least 9 decimals, as a percentage of the Term Commitment/Term Loans of all Lenders thereunder.

A-2-2

The terms set forth in this Affiliated Lender Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Name:
Title:

A-2-3

Consented to and Accepted:

ROYAL BANK OF CANADA,
as Administrative Agent

By:
Name:
Title:

A-2-4

[[•],
as Issuing Bank

By:
Name:
Title:](10)

(10)  To be added only with respect to an assignment under the Revolving Facility.

A-2-5

[Consented to:](11)

[VICTORY CAPITAL HOLDINGS, INC.,
as Borrower

By:
Name:
Title:

(11)  To be added only if the consent of the Borrower is required by Section 9.05(b)(i)(A) of the Credit Agreement.

A-2-6

STANDARD TERMS AND CONDITIONS FOR
AFFILIATED LENDER ASSIGNMENT AND ASSUMPTION

1.                                      Representations and Warranties.

1.1                               Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) its Commitment in respect of Term Loans, and the outstanding balances of its Term Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth herein, and (iv) it has full power and authority, and has taken all action necessary, to execute and deliver this Affiliated Lender Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) makes no representation or warranty and assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto (other than this Affiliated Lender Assignment and Assumption) or any collateral thereunder, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of the Restricted Subsidiaries, any of their respective Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of the Restricted Subsidiaries, any of their respective Affiliates or any other Person of any of their respective obligations under any Loan Document.  In connection with any Dutch Auction, the Assignor acknowledges and agrees that in connection with this Affiliated Lender Assignment and Assumption, (1) the applicable Affiliated Lender or its Affiliates may have, and later may come into possession of, material non-public information with respect to the Borrower or any subsidiary thereof or their respective securities (“MNPI”), (2) the Assignor has independently, without reliance on the applicable Affiliated Lender, the Sponsors, the Borrower, any of their respective subsidiaries, the Administrative Agent, the Arrangers, the Lenders or any of their respective Affiliates, made its own analysis and determination to participate in such assignment notwithstanding the Assignor’s lack of knowledge of the MNPI, (3) none of the applicable Affiliated Lenders, the Sponsors, the Borrower, any of their respective subsidiaries, the Administrative Agent, the Arrangers, the Lenders or any of their respective Affiliates shall have any liability to the Assignor, and the Assignor hereby waives and releases, to the extent permitted by applicable Requirements of Law, any claims it may have against the applicable Affiliated Lender, the Sponsors, the Borrower, each of their respective subsidiaries, the Administrative Agent, the Arrangers, the Lenders and their respective Affiliates, under applicable Requirements of Law or otherwise, with respect to the nondisclosure of the MNPI and (4) the MNPI may not be available to the Administrative Agent, the Arrangers or the other Lenders.

1.2                               Assignee.  The Assignee (a) represents and warrants that (i) it is an Affiliated Lender and has full power and authority, and has taken all action necessary, to execute and deliver this Affiliated Lender Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement and the other Loan Documents as a Lender (including as an Affiliated Lender) thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender (including as an Affiliated Lender) thereunder, (iv)  it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements provided to prospective lenders prior to the Closing Date in connection with the Form S-1 filing dated February 5, 2018 and/or the most recent financial statements delivered pursuant to Section 5.01 thereof,

Annex I to Exhibit A-2-1

as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Affiliated Lender Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, (v) if it is a Foreign Lender, attached to the Affiliated Lender Assignment and Assumption is any documentation required to be delivered by it pursuant to Section 2.17 of the Credit Agreement, duly completed and executed by the Assignee, (vi) after giving effect to this Affiliated Lender Assignment and Assumption and subject to the provisions of Section 9.05(g)(ii) of the Credit Agreement, the aggregate principal amount of all Term Loans then held by all Affiliated Lenders does not exceed the Affiliated Lender Cap (after giving effect to any substantially simultaneous cancellations thereof) and (vii) in the case of Holdings, the Borrower or any of their Restricted Subsidiaries, (1) no Indebtedness incurred under the Revolving Facility has been utilized to fund the purchase of the Assigned Interest, (2) no Default or Event of Default exists at the time of acceptance of bids for any Dutch Auction or the confirmation of any open market purchase and (3) the Term Loans in respect of such Assigned Interest shall, to the extent permitted by applicable Requirement of Law, be retired and cancelled immediately after the Effective Date; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (ii) it appoints and authorizes the Administrative Agent to take such action on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent, by the terms thereof, together with such powers as are reasonably incidental thereto, and (iii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.  The Assignee agrees that it will be subject to the voting limitations set forth in Section 9.05(g)(vi)(a) of the Credit Agreement.  The Assignee further agrees that, solely in its capacity as an Affiliated Lender, it will not be entitled to (a) attend (including by telephone) or participate in any meeting or discussions (or portion thereof) among the Administrative Agent or any Lender or among Lenders to which the Loan Parties or their representatives are not invited or (b) receive any information or material prepared by the Administrative Agent or any Lender or any communication by or among the Administrative Agent and one or more Lenders, except to the extent such information or materials have been made available by the Administrative Agent or any Lender to any Loan Party or its representatives (and in any case, other than the right to receive notices of Borrowings, prepayments and other administrative notices in respect of its Term Loans required to be delivered to Lenders pursuant to Article 2 of the Credit Agreement).

2.                                      Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts (if any) which have accrued from and after the Effective Date.

3.                                      General Provisions.  This Affiliated Lender Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns.  This Affiliated Lender Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Affiliated Lender Assignment and Assumption by facsimile or by email as a “.pdf” or “.tif” attachment shall be effective as delivery of a manually executed counterpart of this Affiliated Lender Assignment and Assumption.  This Affiliated Lender Assignment and Assumption and any claim, controversy or dispute arising under or related to this Assignment and Assumption, whether in tort, contract (at law or in equity) or otherwise, shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

Annex I to Exhibit A-2-2

1.

Annex I to Exhibit A-2-3

EXHIBIT B

[FORM OF]
BORROWING REQUEST

Royal Bank of Canada,
as Administrative Agent

Royal Bank Plaza, 200 Bay Street,

12th Floor South Tower

Toronto, Ontario M5J 2W7

Canada

Attention: Manager, Agency Services Group

Facsimile No.: (416) 842-4023

[•] [•], 20[•](12)

Ladies and Gentlemen:

Reference is hereby made to that certain Credit Agreement dated as of February 12, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time and in effect on the date hereof, the “Credit Agreement”; capitalized terms used but not defined herein shall have the respective meanings given to them in the Credit Agreement) by and among, inter alios, Victory Capital Holdings, Inc., a Delaware corporation (the “Borrower”), the lenders from time to time party thereto and Royal Bank of Canada, in its capacities as administrative agent and collateral agent for the Secured Parties (in its capacities as administrative agent and collateral agent, together with its successors in such capacities, the “Administrative Agent”).

The undersigned hereby gives you notice pursuant to Section 2.03 of the Credit Agreement that it requests the Borrowings under the Credit Agreement to be made on [•] [•], 20[•], and in that connection sets forth below the terms on which the Borrowings are requested to be made as required by Section 2.03 of the Credit Agreement:

(A)	Class of Borrowing	[•]

(12)  The Administrative Agent must be notified in the form of a written Borrowing Request, appropriately completed and signed by a Responsible Officer of the Borrower or by telephone (and promptly confirmed by delivery of a written Borrowing Request, appropriately completed and signed by a Responsible Officer of the Borrower) and must be received by the Administrative Agent (by hand delivery, fax or other electronic transmission (including “.pdf” or “.tif”)) not later than (i) 12:00 p.m. three Business Days prior to the requested day of any Borrowing, conversion or continuation of LIBO Rate Loans (or one Business Day in the case of any Borrowing of LIBO Rate Loans to be made on the Closing Date) and (ii) 12:00 p.m. on the Business Day of the requested date of any Borrowing of ABR Loans (or, in each case, such later time as is acceptable to the Administrative Agent) (provided that with respect to any notice requesting a Revolving Borrowing pursuant to this clause (ii) that is not received prior to 12:00 p.m. on the Business Day prior to the requested date of such Revolving Borrowing, the aggregate principal amount of such Revolving Borrowing shall not exceed $10,000,000); provided, however, that if the Borrower wishes to request LIBO Rate Loans having an Interest Period of other than one, two, three or six months in duration as provided in the definition of “Interest Period,” (A) the applicable notice from the Borrower must be received by the Administrative Agent not later than 12:00 p.m. four Business Days prior to the requested date of the relevant Borrowing, conversion or continuation, whereupon the Administrative Agent shall give prompt notice to the appropriate Lenders of such request and determine whether the requested Interest Period is available to them and (B) not later than 12:00 p.m. three Business Days before the requested date of the relevant Borrowing, conversion or continuation, the Administrative Agent shall notify the Borrower whether or not the requested Interest Period is available to the appropriate Lenders.

(B)	Aggregate Amount of Borrowing(13)	[•]

(C)	Date of Borrowing (which shall be a Business Day)	[•] [•], 20[•]

(D)	Type of Borrowing(14)	[•]

(E)	Interest Period(15) (in the case of a LIBO Rate Borrowing)	[•]

(F)	Amount, Account Number and Location

Wire Transfer Instructions:
Amount	$ [•]
Bank:	[•]
ABA No.:	[•]
Account No.:	[•]
Account Name:	[•]

[To induce the Lenders to accept this request for such Borrowing (the “Specified Borrowing”), the Borrower hereby agrees, for the benefit of the Lenders, that if the Borrower fails to borrow the Specified Borrowing on the Date of Borrowing specified above, the Borrower shall, on written demand by any Lender (with a copy of such demand to be delivered by such Lender to the Administrative Agent), pay to the Administrative Agent, for the account of such Lender, any amounts required to compensate such Lender for any customary breakage costs or expenses that such Lender may incur as a result of such failure to borrow the Specified Borrowing as set forth in Section 2.16 of the Credit Agreement (as if Section 2.16 of the Credit Agreement and any defined terms used therein were presently effective and applicable to the Specified Borrowing).  A certificate of any Lender setting forth the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to the Borrower through the Administrative Agent.](16)

[The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Borrowing:

(1)                                 The representations and warranties of the Loan Parties set forth in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of the Borrowing with the same effect as though such representations and warranties had been made on and as of the date of the Borrowing; provided that to the extent that any representation and warranty specifically refers to an earlier date, it is true and correct in all material respects as of

(13)  Subject to Section 2.02(c) of Credit Agreement.

(14)  State whether a LIBO Rate Borrowing or ABR Borrowing. If no Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing.

(15)  Must be a period contemplated by the definition of “Interest Period”.  If no Interest Period is specified with respect to any LIBO Rate Borrowing, then the Interest Period shall be of one month’s duration.

(16)  Include bracketed language only for Borrowings on Closing Date.

such earlier date; provided, further, that representations that are qualified by “material’, “material adverse effect” or a similar term are true and correct in all respects.

(2)                                 At the time of and immediately after giving effect to the Borrowing, no Default or Event of Default has occurred and is continuing.](17)

[Signature Page Follows]

(17)  Include bracketed language only for Borrowings after Closing Date other than any Credit Extension under any Incremental Facility Amendment, Refinancing Amendment or Extension Amendment unless in each case the lenders in respect thereof have required satisfaction of such conditions in the applicable Incremental Amendment, Refinancing Amendment or Extension Amendment, as applicable.

VICTORY CAPITAL HOLDINGS, INC.,
as Borrower

By:
Name:
Title:

EXHIBIT C

[FORM OF]
COMPLIANCE CERTIFICATE

[•] [•], 20[•]

To:                             The Administrative Agent and each of the Lenders parties to the
                                                Credit Agreement described below

This Compliance Certificate is furnished pursuant to Section 5.01(c) of that certain Credit Agreement dated as of February 12, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time and in effect on the date hereof, the “Credit Agreement”; capitalized terms used but not defined herein shall have the respective meanings given to them in the Credit Agreement) by and among, inter alios, Victory Capital Holdings, Inc., a Delaware corporation (the “Borrower”), the lenders from time to time party thereto and Royal Bank of Canada, in its capacities as administrative agent and collateral agent for the Secured Parties (in its capacities as administrative agent and collateral agent, together with its successors in such capacities, the “Administrative Agent”).

THE UNDERSIGNED HEREBY CERTIFIES, AS A RESPONSIBLE OFFICER OF THE BORROWER, IN SUCH CAPACITY AND NOT IN AN INDIVIDUAL CAPACITY, THAT:

1.                                      I am the duly elected [•] of the Borrower and a Responsible Officer of the Borrower.

2.                                      I have reviewed the terms of the Credit Agreement, and I have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and conditions of the Borrower and its Restricted Subsidiaries, on a consolidated basis, during the [Fiscal Quarter][Fiscal Year] covered by the attached financial statements.

3.                                      The attached financial statements fairly present, in all material respects, in accordance with GAAP, the consolidated financial condition of the Borrower as at the dates indicated and its income and cash flows for the periods indicated[, subject to the absence of footnotes and changes resulting from audit and normal year-end adjustments].(18)

4.                                      [Except as described in the disclosure set forth below, no][No] Default or Event of Default has occurred and is continuing as of the date of this Compliance Certificate [and the disclosure set forth below specifies, in reasonable detail, the nature of any such condition or event and any action taken or proposed to be taken to cure, remedy or waive the same].

5.                                      [Attached as Schedule 1 hereto is a reasonably detailed calculation of Excess Cash Flow for such Fiscal Year.](19)

6.                                      [Attached as Schedule [2] hereto is a description of any new Subsidiaries and any changes in the name or jurisdiction of organization of any Loan Party.] [There are no new Subsidiaries or changes in the name or jurisdiction of organization of any Loan Party since the later of the Closing Date and the date of the last Compliance Certificate].

(18)  Include to the extent the relevant Compliance Certificate is delivered in connection with unaudited quarterly financials.

(19)  Only required to the extent the relevant Compliance Certificate is delivered in connection with audited annual financial statements (commencing with the Fiscal Year ending December 31, 2019).

C-1

7.                                      Attached as Schedule [3] is a list of any newly filed or acquired registrations of or applications for registrations of any material Patents, Trademarks or Copyrights constituting Collateral with the United States Patent and Trademark Office or the United States Copyright Office by any Loan Party (other than any registration that issues with respect to an application that identified on a list previously delivered pursuant to Section 5.01(c)(v) of the Credit Agreement or is then subject to an Intellectual Property Security Agreement (or supplement thereto)) since the later of the Closing Date and the date of the last Compliance Certificate.

8.                                      [Attached as Schedule [4] hereto are a summary of the pro forma adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries from the attached financial statements.](20)

9.                                      [Attached as Schedule [5] hereto is a reasonably detailed calculation of the First Lien Leverage Ratio as of the last day of such [Fiscal Quarter] [Fiscal Year].  The Borrower [is] [is not] in compliance with the covenant set forth in Section 6.14(a) of the Credit Agreement.](21)

10.                               [Attached as Schedule [6] hereto is consolidating financial information summarizing in reasonable detail the information regarding the Parent Company and its Subsidiaries to which the attached financial statements relate, on the one hand, and the information relating to the Borrower and its Subsidiaries, on the other hand.](22)

[Signature Page Follows]

(20)  Only required if a subsidiary of the Company is or has been designated as an Unrestricted Subsidiary at the time of delivery of the applicable Compliance Certificate.

(21)  Only required to the extent the last day of the relevant Test Period is a Compliance Date.

(22)  Only required if the attached financial statements are prepared at the level of a Parent Company.

C-2

The foregoing certifications, together with the information set forth in the schedules hereto and the financial statements delivered with this Compliance Certificate in support hereof, are made and delivered as of the date first written above.

VICTORY CAPITAL HOLDINGS, INC.,
as Borrower

By:
Name:
Title:

Signature Page to Compliance Certificate

[Calculation of Excess Cash Flow]

Schedule [1] to Compliance Certificate

[New Subsidiaries and Changes in Name or Jurisdiction]

Schedule [2] to Compliance Certificate

Certain Newly Filed or Acquired Registrations of or Applications for Registrations of any Patents, Trademarks or Copyrights Constituting Collateral with the United States Patent and Trademark Office or the United States Copyright Office by any Loan Party

Schedule [3] to Compliance Certificate

[Unrestricted Subsidiary Elimination]

Schedule [4] to Compliance Certificate

First Lien Leverage Ratio

FOR THE FISCAL QUARTER/FISCAL YEAR ENDING [ ], 20[ ]

1. CONSOLIDATED ADJUSTED EBITDA
(a) Consolidated Net Income:

with respect to any period and as determined for any Person (the “Subject Person”) on a consolidated basis an amount equal to the net income (loss) of such Subject Person and its Subsidiaries, determined in accordance with GAAP

	$	[ , , ]
but excluding, without duplication:

(1) (i) the income of any Person (other than a Restricted Subsidiary of the Subject Person) in which any other Person (other than the Subject Person or any of the Restricted Subsidiaries) has a joint interest, except to the extent of the amount of dividends or distributions or other payments (including any ordinary course dividend, distribution or other payment) paid in cash (or to the extent converted into cash) to the Subject Person or any of the Restricted Subsidiaries by such Person during such period, (ii) the loss of any Person (other than a Restricted Subsidiary of the Subject Person) in which any other Person (other than the Subject Person or any of the Restricted Subsidiaries) has a joint interest, other than to the extent that the Subject Person or any of the Restricted Subsidiaries has contributed cash or Cash Equivalents to such Person in respect of such loss during such period or (iii) the income or loss of any Unrestricted Subsidiary:

	$	[ , , ]
(2) any gain or Charge as a result of, or in connection with, any asset Disposition or abandonment outside the ordinary course of business (including asset retirement costs):	$	[ , , ]

(3) (i) any gain or Charge from (A) any extraordinary item or (B) any non-recurring or unusual items or (ii) any Charge associated with or payment of any actual or prospective legal settlement, fine, judgment or order:

	$	[ , , ]

(4) any net gain or Charge with respect to (i) any disposed, abandoned, divested and/or discontinued asset, property or operation (other than, at the option of such Subject Person, any asset, property or operation pending the disposal, abandonment, divestiture and/or termination thereof), (ii) any disposal, abandonment, divestiture and/or discontinuation of any asset, property or operation (other than, at the option of such Subject Person, relating to assets or properties held for sale or pending the divestiture or termination thereof) or (iii) any facility that has been closed during such period:

	$	[ , , ]

(5) any net loss (less all fees and expenses or charges related thereto) attributable to the early extinguishment of Indebtedness (and the termination of any associated Hedge Agreement or other derivative instruments):

	$	[ , , ]

Schedule [5] to Compliance Certificate

(6) (i) any Charge incurred as a result of, in connection with or pursuant to any management equity plan, profits interest or stock option plan or any other management or employee benefit plan or agreement, pension plan, any stock subscription or shareholder agreement or any distributor equity plan or agreement (including any Charge resulting from a deferred compensation arrangement or contingent transaction payment), (ii) any Charge for such period relating to payments made to option holders of any direct or indirect parent entity in connection with, or as a result of, any distributions being made to its equityholders or its direct or indirect parent entities, which payments are being made to compensate such option holders as though they were equityholders as of the date of, and entitled to share in, such distribution and (iii) any Charge incurred in connection with the rollover, acceleration or payout of Capital Stock held by management of any direct or indirect parent entity of the Subject Person, the Subject Person or any Restricted Subsidiary of the Subject Person, in the case of clause (ii) or this clause (iii), to the extent that any such cash Charge is funded with net cash proceeds contributed to the Subject Person as a capital contribution or as a result of the sale or issuance of Qualified Capital Stock of the Subject Person that are Not Otherwise Applied:

	$	[ , , ]

(7) any Charge that is established, adjusted or incurred, as applicable, (i) within 12 months after the Closing Date that is required to be established, adjusted or incurred, as applicable, as a result of the Transactions in accordance with GAAP or (ii) as a result of the adoption or modification of accounting principles or policies, in accordance with GAAP, on a cumulative basis:

	$	[ , , ]

(8) (A) the effects of adjustments (including the effects of such adjustments pushed down to the Borrower or a Restricted Subsidiary) in the consolidated financial statements of the Borrower pursuant to GAAP (including in the inventory, property and equipment, leases, rights, fee arrangements, software, goodwill, intangible assets, in-process research and development, deferred revenue, advanced billings and debt line items thereof), resulting from the application of recapitalization accounting or the acquisition method of accounting, as the case may be, in relation to the Transactions or any consummated acquisition or other Investment or the amortization or write-off of any amounts thereof, net of Taxes, and (B) the cumulative effect of changes in accounting principles or policies made in such period in accordance with GAAP which affect Consolidated Net Income:

	$	[ , , ]
(9) any write-off or amortization made in such period of any deferred financing cost or premium paid or other Charge incurred directly in connection with any early extinguishment of Indebtedness:	$	[ , , ]

Schedule [5] to Compliance Certificate

(10)  solely for purposes of calculating Excess Cash Flow, the income or loss of (i) any Person accrued prior to the date on which such Person becomes a Restricted Subsidiary or is merged into or consolidated with the Borrower or any Restricted Subsidiary or the date that such other Person’s assets are acquired by the Borrower or any Restricted Subsidiary and (ii) any of such Person’s Restricted Subsidiaries (other than Loan Parties) to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiaries of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary:

	$	[ , , ]

(11) (i) any realized or unrealized net gain or loss in respect of (x) any obligation under any Hedge Agreement as determined in accordance with GAAP or (y) any other derivative instrument pursuant to, in the case of this clause (y), Financial Accounting Standards Board’s Accounting Standards Codification No. 815-Derivatives and Hedging and (ii) any realized or unrealized net foreign currency translation or transaction gain or loss impacting net income (including any currency re-measurement of Indebtedness and any net gain or loss resulting from Hedge Agreements for currency exchange risk associated with the above or any other currency related risk):

	$	[ , , ]
(12) any income or Charge from Investments recorded using the equity method:	$	[ , , ]
Consolidated Net Income for such period:(23)	$	[ , , ]

(b)         to the extent not otherwise included in the determination of Consolidated Net Income for such period, the amount of any proceeds of any business interruption insurance policy in an amount representing the earnings for such period that such proceeds are intended to replace (whether or not then received so long as such Person in good faith expects to receive such proceeds within the next four Fiscal Quarters (it being understood that to the extent such proceeds are not actually received within such period, to the extent previously added back to Consolidated Net Income in determining Consolidated Adjusted EBITDA for a prior Fiscal Quarter such reimbursement amounts so added back but not so received shall be deducted in calculating Consolidated Adjusted EBITDA for the Fiscal Quarter immediately following such four Fiscal Quarter period)):

	$	[ , , ]

(23)       There shall be included in Consolidated Net Income, without duplication, the amount of any cash tax benefits related to the tax amortization of intangible assets in the applicable period.

Schedule [5] to Compliance Certificate

(c)          without duplication, those amounts which, in the determination of Consolidated Net Income for such period, have been deducted for

(i)             Consolidated Interest Expense:

with respect to any Person for any period, the sum of:

(1) consolidated total interest expense of such Person and the Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including (and without duplication), amortization of any debt issuance cost or original issue discount, any premium paid to obtain payment, financial assurance or similar bonds, any interest capitalized during construction, any non-cash interest payment, the interest component of any deferred payment obligation, the interest component of any payment under any Capital Lease (regardless of whether accounted for as interest expense under GAAP), any commission, discount or other fee or charge owed with respect to any letter of credit or bankers’ acceptance, any fee or expense paid to the Administrative Agent in connection with its services hereunder, any other bank, administrative agency (or trustee) or financing fee and any cost associated with any surety bond in connection with financing activities (whether amortized or immediately expensed)):

	$	[ , , ]
(2) any cash dividend paid or payable in respect of Disqualified Capital Stock during such period other than to such Person or any Loan Party:	$	[ , , ]

(3) any gains, losses or obligations arising from any Hedge Agreement or other derivative financial instrument issued by such Person for the benefit of such Person or its Subsidiaries, in each case determined on a consolidated basis for such period. For purposes of this definition, interest in respect of any Capital Lease shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capital Lease in accordance with GAAP:

	$	[ , , ]
Consolidated Interest Expense (i)(1) + (i)(2) + (i)(3):	$	[ , , ]

(ii)          Taxes paid and any provision for Taxes, including income, capital, U.S. federal, state, local, foreign, franchise and similar Taxes, property Taxes, foreign withholding Taxes and foreign unreimbursed value added Taxes (including penalties and interest related to any such Tax or arising from any Tax examination, and including pursuant to any Tax sharing arrangement) for such period and, without duplication, the amount of any Restricted Payments made by such Person to any direct or indirect parent entity that is a consolidated tax filer with such Person and the Restricted Subsidiaries made for the purpose of funding the payment of any such Taxes of such parent entity to the extent attributable to such Person and the Restricted Subsidiaries paid or declared in respect of such period:

	$	[ , , ]

(iii)       to the extent deducted in the calculation of consolidated net income, any earn-out obligation expense incurred in connection with any Permitted Investment, any Restricted Payment made in compliance with Section 6.04(a) or any Investment consummated prior to the Closing Date, which is paid or accrued during such period:

	$	[ , , ]

Schedule [5] to Compliance Certificate

(iv)      (A) depreciation, (B) amortization (including amortization of goodwill, software and other intangible assets), (C) impairment Charges (including any bad debt expense) relating to goodwill and other assets and (D) any asset write-off or write-down:

$	[ , , ]

(v)         any non-cash Charge, including any Charge from Investments recorded using the equity method and, if applicable, the excess of rent expense over actual cash rent paid during such period due to the use of straight line rent for GAAP purposes (provided that to the extent that any such non-cash Charge represents an accrual of or reserve for any potential cash item in any future period, (A) such Person may elect not to add back such non-cash Charge in the current period and (B) to the extent such Person elects to add back such non-cash Charge, the cash payment in respect thereof in such future period shall be subtracted from Consolidated Adjusted EBITDA to such extent):

$	[ , , ]

(vi)      any non-cash compensation Charge and/or any other non-cash Charge arising from the granting of any stock option or similar arrangement (including any profits interest), the granting of any stock appreciation right and/or similar arrangement (including any repricing, amendment, modification, substitution or change of any such stock option, stock appreciation right, profits interest or similar arrangement):

$	[ , , ]

(vii)   (A) Transaction Costs, (B) Charges incurred in connection with the consummation of any issuance or offering of Capital Stock (including any Qualifying IPO), any Investment, any Disposition, any recapitalization, any merger, consolidation or amalgamation, any option buyout or any incurrence, repayment, refinancing, amendment or modification of Indebtedness (including any amortization or write-off of debt issuance or deferred financing costs, premiums and prepayment penalties), any non-compete agreement or any transaction similar to any of the foregoing (in each case, including any transaction proposed and not consummated), whether or not permitted under this Agreement, (C) the amount of any Charge that is reimbursed or reimbursable by third party pursuant to indemnification or expense reimbursement provisions or similar agreements or insurance; provided that in respect of any Charge that is added back in reliance on clause (C) above, the relevant Person in good faith expects to receive reimbursement for such Charge within the next four Fiscal Quarters (it being understood that to the extent any reimbursement amount is not actually received within such Fiscal Quarters, to the extent previously added back to Consolidated Net Income in determining Consolidated Adjusted EBITDA for a prior Fiscal Quarter, such reimbursement amount so added back but not so received shall be deducted in calculating Consolidated Adjusted EBITDA for the Fiscal Quarter immediately following such four Fiscal Quarter period pursuant to clause (i)(i) of the definition of “Consolidated Adjusted EBITDA”) or (D) Public Company Costs:

$	[ , , ]

Schedule [5] to Compliance Certificate

(viii) without duplication of any amount referred to in clause (b) of the definition of “Consolidated Adjusted EBITDA”, the amount of (A) any Charge to the extent that a corresponding amount is received in cash by such Person from a Person other than such Person or any Restricted Subsidiary of such Person under any agreement providing for reimbursement of such Charge or (B) any Charge with respect to any liability or casualty event, business interruption or any product recall, (i) so long as such Person has submitted in good faith, and reasonably expects to receive payment in connection with, a claim for reimbursement of such amounts under its relevant insurance policy (with a deduction pursuant to clause (i)(ii) of the definition of “Consolidated Adjusted EBITDA” in the applicable future period for any amount so added back to the extent not so reimbursed within the next four Fiscal Quarters) or (ii) without duplication of amounts included in a prior period under clause (B)(i) of the definition of “Consolidated Adjusted EBITDA”, to the extent such Charge is covered by insurance proceeds received in cash during such period (it being understood that if the amount received in cash under any such agreement in any period exceeds the amount of Charge paid during such period such excess amounts received may be carried forward and applied against any Charge in any future period):

$	[ , , ]

(ix)      the amount of any management, monitoring, consulting, transaction and advisory fees and expenses and indemnification payments under any management, monitoring, consulting, transaction, advisory or similar agreement, in each case, to the extent permitted under this Agreement:

$	[ , , ]

(x)         any Charge attributable to the undertaking or implementation of restructurings (including any Tax restructurings), new initiatives, business optimization activities, cost savings initiatives, cost rationalization programs, operating expense reductions or synergies or similar initiatives or programs (including in connection with any integration or transition, any curtailment, any reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternative uses, any facility opening or pre-opening, any facility realignment, any inventory optimization program or any curtailment), any business optimization Charge (including lean and 5S implementation), any Charge relating to the closure or consolidation of any facility (including but not limited to severance, rent termination costs, moving costs and legal costs), any systems implementation Charge, any severance Charge, any Charge relating to entry into a new market, any Charge relating to any strategic initiative, any consulting Charge, any signing Charge, any retention or completion bonus, any expansion or relocation Charge, any Charge associated with any modification to any pension and post-retirement employee benefit plan, any software development Charge, any Charge associated with new systems design, any implementation Charge, any project startup Charge, any Charge in connection with new operations, any Charge relating to a new contract, any consulting Charge or any corporate development Charge:

$	[ , , ]

Schedule [5] to Compliance Certificate

(xi)      the amount of any Charge incurred or accrued in connection with any single or one-time event, including (A) in connection with the Transactions or any acquisition consummated after the Closing Date (including legal, accounting and other professional fees and expenses incurred in connection with acquisitions and other similar Investments made prior to the Closing Date), (B) in connection with the closing, consolidation or reconfiguration of any facility during such period and (C) one-time consulting costs:

(d) the amount of any Charge or deduction associated with the Borrower or any Restricted Subsidiary that is attributable to any non-controlling interest or minority interest of any third party:	$	[ , , ]

(e)          to the extent not included in Consolidated Net Income for such period, cash actually received (or any netting arrangement resulting in reduced cash expenditures) during such period in respect of a previous non-cash gain so long as the non-cash gain relating to the relevant cash receipt or netting arrangement was deducted in the calculation of Consolidated Adjusted EBITDA pursuant to clause (f) of the definition of “Consolidated Adjusted EBITDA” for any previous period and not added back or was realized in a period prior to the Closing Date:

	$	[ , , ]

(f)           without duplication of any Charges added back pursuant to clause (c) of the definition of “Consolidated Adjusted EBITDA”, the amount of (i) pro forma “run rate” cost savings, operating expense reductions, operational improvements and synergies (net of actual amounts realized) related to the Transactions that are reasonably identifiable, factually supportable and projected by such Person in good faith to result from actions that have been taken or with respect to which substantial steps have been taken or are expected to be taken (in the good faith determination of such Person) and realized within 24 months after the Closing Date and (ii) pro forma “run rate” cost savings, operating expense reductions, operational improvements and synergies (net of actual amounts realized) related to acquisitions and other Investments, Dispositions and other specified transactions (including, for the avoidance of doubt, acquisitions occurring prior to the Closing Date), restructurings, cost savings initiatives and other similar initiatives that are reasonably identifiable, factually supportable and projected by such Person in good faith to result from actions that have been taken or with respect to which substantial steps have been taken or are expected to be taken (in the good faith determination of such Person) and realized within 24 months after such acquisition or other Investment, Disposition or other specified transaction, restructuring, cost savings initiative or other initiative:

	$	[ , , ]

(g)          any amount of any non-cash income or non-cash gain that has been included in the determination of Consolidated Net Income for such period, all as determined in accordance with GAAP (provided that if any such non-cash income or non-cash gain represents an accrual or deferred income in respect of potential cash items in any future period, such Person may determine not to deduct the relevant non-cash gain or income in the then-current period):

	$	[ , , ]

Schedule [5] to Compliance Certificate

(h)  the amount of any cash payment made during such period in respect of any non-cash accrual, reserve or other non-cash Charge that is accounted for in a prior period which was added to Consolidated Net Income to determine Consolidated Adjusted EBITDA for such prior period and which does not otherwise reduce Consolidated Net Income for the current period:

	$	[ , , ]

(i)  to the extent such amounts increase Consolidated Net Income: (i)  the amount added back to Consolidated Adjusted EBITDA pursuant to clause (c)(vii)(C) of the definition of “Consolidated Adjusted EBITDA” (as described in such clause) to the extent such reimbursement amounts were not received within the time period required by such clause; and

(ii) the amount added back to Consolidated Adjusted EBITDA pursuant to clause (c)(viii)(B) of the definition of “Consolidated Adjusted EBITDA” (as described in such clause) to the extent such business interruption insurance proceeds were not received within the time period required by such clause:

	$	[ , , ]
Consolidated Adjusted EBITDA (c)(i) + (c)(ii) + (c)(iii) + (c)(iv) + (c)(v) + (c)(vi) + (c)(vii) + (c)(viii) + (c)(ix) + (c)(x) + (c)(xi) + (d) + (e) + (f) – (g) – (h) – (i):	$	[ , , ]

Schedule [5] to Compliance Certificate

2. CONSOLIDATED FIRST LIEN DEBT

Consolidated Total Debt:

(i)

the aggregate principal amount of all third party debt for borrowed money and the outstanding principal balance of all Indebtedness of such Person represented by notes, bonds, debentures and similar instruments, Capital Leases and purchase money Indebtedness (but excluding for the avoidance of doubt, undrawn letters of credit):

	$	[ , , ]
(ii) (x) Unrestricted Cash Amount (to the extent the Unrestricted Cash Amount is greater than zero):	$	[ , , ]

(iii)

(y) any obligation, liability or indebtedness of such Person if, upon or prior to the maturity thereof, such Person has irrevocably deposited with the proper Person in trust or escrow the necessary funds (or evidences of indebtedness) for the payment, redemption or satisfaction of such obligation, liability or indebtedness, and thereafter such funds and evidences of such obligation, liability or indebtedness or other security so deposited are not included in the calculation of the Unrestricted Cash Amount:

	$	[ , , ]
Consolidated Total Debt (i) – (ii) – (iii)	$	[ , , ]
Consolidated First Lien Debt(24)	$	[ , , ]

3. FIRST LIEN LEVERAGE RATIO
Consolidated First Lien Debt	$	[ , , ]
divided by
Consolidated Adjusted EBITDA	$	[ , , ]
Equals
First Lien Leverage Ratio		[ ] to 1.00

(24)  Consolidated First Lien Debt is Consolidated Total Debt that is secured by a first priority Lien on the Collateral.

Schedule [5] to Compliance Certificate

[Financial Information of Parent Company/the Borrower]

Schedule [6] to Compliance Certificate

EXHIBIT D

[FORM OF]
INTEREST ELECTION REQUEST

Royal Bank of Canada,
as Administrative Agent

Royal Bank Plaza, 200 Bay Street,

12th Floor South Tower

Toronto, Ontario M5J 2W7

Canada

Attention: Manager, Agency Services Group

Facsimile No.: (416) 842-4023

[•] [•], 20[•](25)

Ladies and Gentlemen:

Reference is hereby made to that certain Credit Agreement dated as of February 12, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time and in effect on the date hereof, the “Credit Agreement”; capitalized terms used but not defined herein shall have the respective meanings given to them in the Credit Agreement) by and among, inter alios, Victory Capital Holdings, Inc., a Delaware corporation (the “Borrower”), the lenders from time to time party thereto and Royal Bank of Canada, in its capacities as administrative agent and collateral agent for the Secured Parties (in its capacities as administrative agent and collateral agent, together with its successors in such capacities, the “Administrative Agent”).

The undersigned hereby gives you notice pursuant to Section 2.08 of the Credit Agreement of an interest rate election, and in that connection sets forth below the terms thereof:

(25)  The Administrative Agent must be notified in the form of a written Borrowing Request, appropriately completed and signed by a Responsible Officer of the Borrower or by telephone (and promptly confirmed by delivery of a written Borrowing Request, appropriately completed and signed by a Responsible Officer of the Borrower) and must be received by the Administrative Agent (by hand delivery, fax or other electronic transmission (including “.pdf” or “.tif”)) not later than (i) 12:00 p.m. three Business Days prior to the requested day of any Borrowing, conversion or continuation of LIBO Rate Loans (or one Business Day in the case of any Borrowing of LIBO Rate Loans to be made on the Closing Date) and (ii) 12:00 p.m. on the Business Day of the requested date of any Borrowing of ABR Loans (or, in each case, such later time as is acceptable to the Administrative Agent) (provided that with respect to any notice requesting a Revolving Borrowing pursuant to this clause (ii) that is not received prior to 12:00 p.m. on the Business Day prior to the requested date of such Revolving Borrowing, the aggregate principal amount of such Revolving Borrowing shall not exceed $10,000,000); provided, however, that if the Borrower wishes to request LIBO Rate Loans having an Interest Period of other than one, two, three or six months in duration as provided in the definition of “Interest Period,” (A) the applicable notice from the Borrower must be received by the Administrative Agent not later than 12:00 p.m. four Business Days prior to the requested date of the relevant Borrowing, conversion or continuation, whereupon the Administrative Agent shall give prompt notice to the appropriate Lenders of such request and determine whether the requested Interest Period is available to them and (B) not later than 12:00 p.m. three Business Days before the requested date of the relevant Borrowing, conversion or continuation, the Administrative Agent shall notify the Borrower whether or not the requested Interest Period is available to the appropriate Lenders.  If the Borrower fails to deliver a timely Interest Election Request with respect to a LIBO Rate Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided in the Credit Agreement, such Borrowing shall be converted at the end of such Interest Period to an ABR Borrowing, subject to Section 2.08(e).

(A)          [on [insert applicable date] (which is a Business Day), the undersigned will convert $[•](26) of the aggregate outstanding principal amount of the [Term][Revolving] Loans, bearing interest at the [ABR][LIBO] Rate, into a [LIBO Rate][ABR] Loan [and, in the case of a LIBO Rate Loan, having an Interest Period of [•] month(s)](27)[; and][.]]

(B)          [on [insert applicable date] (which is a Business Day), the undersigned will continue $[•] of the aggregate outstanding principal amount of the [Term][Revolving] Loans bearing interest at the LIBO Rate, as LIBO Rate Loans having an Interest Period of [•] month(s)(28).]

[Signature Page Follows]

(26)  Subject to Section 2.02(c) of the Credit Agreement.

(27)  Must be a period contemplated by the definition of “Interest Period”.

(28)  Must be a period contemplated by the definition of “Interest Period”.

VICTORY CAPITAL HOLDINGS, INC.,
as Borrower

By:
Name:
Title:

EXHIBIT E

[FORM OF]
PERFECTION CERTIFICATE

February 12, 2018

Reference is hereby made to (i) that certain Credit Agreement (together with the exhibits and schedules annexed thereto, the “Credit Agreement”) dated as of the date hereof, by and among Victory Capital Holdings, Inc., a Delaware corporation (the “Borrower”), the Lenders (as defined in the Credit Agreement) from time to time party hereto, Royal Bank of Canada (“RBC”), in its capacities as administrative agent and collateral agent for the Secured Parties (in its capacities as administrative agent and collateral agent, together with its successors in such capacities, the “Administrative Agent”), and RBC, as Issuing Bank and (ii) that certain Pledge and Security Agreement, dated as of the date hereof (the “Security Agreement”), by and among the Borrower, VCH Holdings, LLC, a Delaware limited liability company (“VCH Holdings”), Victory Capital Operating, LLC, a Delaware limited liability company (“VCO”), Victory Capital Management Inc., a New York corporation (“VCM”, and together with the Borrower, VCH Holdings and VCO, collectively, the “Grantors” and each individually, a “Grantor”) and the Administrative Agent. Capitalized terms used but not defined herein have the meanings assigned in the Credit Agreement or the Security Agreement, as applicable.

As used herein, the terms “Company” or “Companies” means the Borrower and each other Grantor, as applicable.

The undersigned, on behalf of each Company and as of the date hereof, hereby certify to the Administrative Agent as follows:

1.                                      Names.

(a)                                 The exact legal name of each Company, as such name appears in its respective certificate of incorporation or formation, as applicable, on file with the appropriate Governmental Authority in such Company’s jurisdiction of organization or formation, as applicable, is set forth in Schedule 1 (a).  Each Company is (i) the type of entity disclosed next to its name in Schedule 1(a) and (ii) an organization organized solely under the laws of such Company’s jurisdiction of organization or formation, as applicable, except to the extent disclosed in Schedule 1(a).  Also set forth in Schedule 1(a) is the organizational identification number, if any, of each Company, the Federal Taxpayer Identification Number (Employer Identification Number), if any, of each Company and the jurisdiction of organization or formation, as applicable, of each Company.

(b)                                 Except as set forth in Schedule 1(b), no Company has had any other corporate or organizational names in the five years ending on the date hereof or used any other names on any filings with the Internal Revenue Service in the past five years.

(c)                                  Except as set forth in Schedule 1(c), no Company has become the successor of any other business or organization by merger, consolidation, acquisition or otherwise, at any time in the past five years.  Except as set forth in Schedule 1(c), no Company has changed its corporate or organizational form or jurisdiction of organization at any time during the past four months.

(d)                                 Set forth in Schedule 1(d) is a list of each subsidiary of the Borrower.

2.                                      Current Locations.  The chief executive office of each Company is located at the address set forth in Schedule 2 hereto.

3.                                      Extraordinary Transactions.  Except as set forth in Schedule 3, within the last five years prior to the date hereof, except for those purchases, acquisitions and other transactions or series of transactions involving the acquisition of assets valued under $500,000, all of the Collateral has been acquired or created by each Company in the ordinary course of business.

4.                                      File Search Reports.  Attached hereto as Schedule 4(a) are complete file search reports from the Uniform Commercial Code filing offices in each jurisdiction applicable to each Company identified in Section 1(a) and in each jurisdiction described in Schedule 1(c).  Attached hereto as Schedule 4(b) are bankruptcy, federal and state tax lien, judgment and intellectual property searches for each of the entities listed in Schedule 1(d).

5.                                      UCC Filings.  Financing statements (duly authorized by each Company constituting the debtor therein), including the indications of the collateral therein, attached as Schedule 5 are in the appropriate form for filing in the proper Uniform Commercial Code filing offices in the jurisdictions identified in Schedule I of the Security Agreement.

6.                                      Real Property.  No Company owns any Real Estate Assets with a value in excess of $4,000,000 except as set forth in Schedule 6.

7.                                      Termination Statements.  Attached hereto as Schedule 7(a) are the duly authorized termination statements in the appropriate form for filing in each applicable jurisdiction identified in Schedule 7(b) hereto with respect to each Lien described therein.

8.                                      Stock Ownership and Other Equity Interests.  Attached hereto as Schedule 8 is a true and correct list of all of the issued and outstanding stock, partnership interests, limited liability company membership interests or other equity interest of the Borrower and its subsidiaries and the record and beneficial owners of such stock, partnership interests, membership interests or other equity interests.

9.                                      Instruments.  Except as set forth in Schedule 9, no Company holds any promissory notes, instruments or other evidence of indebtedness in excess of $3,000,000.

10.                               Intellectual Property.  Attached hereto as Schedule 10(a) is a schedule setting forth all of each Company’s issued Patents, registered Trademarks and Domain Names (each as defined in the Security Agreement), and all of each Company’s applications therefor (excluding intent-to-use trademark applications to the extent excluded under clause (g) of the definition of Excluded Assets), including in each case the name of the registered owner and the patent or registration number of each Patent and  registered Trademark and the application number of each Patent application and Trademark application owned by each Company.  Attached hereto as Schedule 10(b) is a schedule setting forth all of each Company’s registered Copyrights, and all of each Company’s applications therefor, including the name of the registered owner or application and the registration number of each registered Copyright and Copyright application owned by each Company, and each exclusive Copyright License for which any Company is the licensee.

11.                               Commercial Tort Claims.  Except as set forth in Schedule 11, no complaint or counterclaim has been prepared or filed by or on behalf of a Company in respect of any Commercial Tort Claim seeking damages in an amount reasonably estimated to exceed $2,000,000.

12.                               Letter-of-Credit Rights.  Attached hereto as Schedule 12 is a true and correct list of all letters of credit issued in favor of each Company, as beneficiary thereunder, for an amount in excess of $2,000,000, stating if letter-of-credit rights with respect to such Letters of Credit are required to be subject to a control arrangement pursuant to the Security Agreement.

13.                               Other Collateral.  Attached hereto as Schedule 13 is a true and correct list of all of the following types of collateral, if any, owned or held by each Company: (a) all agreements and contracts with any Governmental Authority for which payments to such Company exceed $500,000 in any fiscal year and (b) all FCC licenses.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, we have hereunto signed this Perfection Certificate as of the date first listed above.

VICTORY CAPITAL HOLDINGS, INC.,
as a Grantor

By:
Name:	Terence F. Sullivan
Title:	Chief Financial Officer and Treasurer

VCH HOLDINGS, LLC,
as a Grantor

By:
Name:	Terence F. Sullivan
Title:	Chief Financial Officer and Treasurer

VICTORY CAPITAL OPERATING, LLC,
as a Grantor

By:
Name:	Terence F. Sullivan
Title:	Chief Financial Officer and Treasurer

VICTORY CAPITAL MANAGEMENT INC.,
as a Grantor

By:
Name:	Terence F. Sullivan
Title:	Chief Financial Officer and Treasurer

[TO LIST ANY GRANTORS]

[Signature Page to Perfection Certificate]

Schedule 1(a)

Legal Name of Each Company and Type of Organization

Company	Type of Organization	Jurisdiction of Organization	Organizational ID	Federal Taxpayer ID
[•]	[•]	[•]	[•]	[•]

Schedule 1(b)

Other Names

Company	Former Name
[•]	[•]

Schedule 1(c)

Changes in Identity, Corporate Structure or Jurisdiction

Schedule 1(d)

List of subsidiaries

Schedule 2

Chief Executive Offices

Company	Address	County	State
[•]	[•]	[•]	[•]

Schedule 3

Transactions Other Than in the Ordinary Course of Business

Company	Description of Transaction Including Parties Thereto	Date of Transaction
[•]	[•]	[•]

Schedule 4(a)

UCC File Search Reports

See attached.

Schedule 4(b)

Bankruptcy, Federal and State Tax Lien, Judgment and Intellectual Property Search Reports

See attached.

Schedule 5

Copy of Financing Statements to be Filed

See attached.

Schedule 6

Real Property

Schedule 7(a)

Termination Statements

See attached.

Schedule 7(b)

Jurisdictions for Termination Statements

Debtor	Jurisdiction	Secured Party	Filing Number	Date of Filing
[•]	[•]	[•]	[•]	[•]

Schedule 8

Stock Ownership and Other Equity Interests

Current Legal Entities Owned	Record Owner	Certificate No.	No. Shares/Interest	Percent Pledged
[•]	[•]	[•]	[•]	[•]

Schedule 9

Debt Instruments

1.                                      Promissory Notes:

2.                                      Chattel Paper:

Schedule 10(a)

PATENTS, TRADEMARKS AND DOMAIN NAMES

1.              Patents and Patent Applications

Title	Patent Application No.; Filing Date	Patent No.; Date of Issuance/Registration	Owner
[•]	[•]	[•]	[•]

2.              Trademark Registrations and Applications for Trademark Registration

	Mark	Application Serial Number	Application Date	Registration Number	Registration Date	Record Owner
1	[•]	[•]	[•]	[•]	[•]	[•]

3.              Domain Names

Domain Name	Record Owner
[•]	[•]

Schedule 10(b)

Copyrights

1.              Copyright Registration and Application for Copyright Registration

Schedule 11

Commercial Tort Claims

Schedule 12

Letter of Credit Rights

Schedule 13

Other Collateral

EXHIBIT F

[FORM OF]

PERFECTION CERTIFICATE SUPPLEMENT

[•] [•], 20[•]

Reference is hereby made to (i) that certain Credit Agreement (together with the exhibits and schedules annexed thereto, the “Credit Agreement”) dated as of the date hereof, by and among Victory Capital Holdings, Inc., a Delaware corporation (the “Borrower”), the Lenders (as defined in the Credit Agreement) from time to time party hereto, Royal Bank of Canada (“RBC”), in its capacities as administrative agent and collateral agent for the Secured Parties (in its capacities as administrative agent and collateral agent, together with its successors in such capacities, the “Administrative Agent”), and RBC, as Issuing Bank and (ii) that certain Pledge and Security Agreement, dated as of the date hereof (the “Security Agreement”), by and among the Borrower, VCH Holdings, LLC, a Delaware limited liability company (“VCH Holdings”), Victory Capital Operating, LLC, a Delaware limited liability company (“VCO”), Victory Capital Management Inc., a New York corporation (“VCM”, and together with the Borrower, VCH Holdings and VCO, collectively, the “Grantors” and each individually, a “Grantor”) and the Administrative Agent. Capitalized terms used but not defined herein have the meanings assigned in the Credit Agreement or the Security Agreement, as applicable.

As used herein, the terms “Company” or “Companies” means the Borrower and each other Grantor, as applicable.

The undersigned, on behalf of each Company and as of the date hereof, hereby certify to the Administrative Agent as follows:

1.                                      Names.

(a)                                 The exact legal name of each Company, as such name appears in its respective certificate of incorporation or formation, as applicable, on file with the appropriate Governmental Authority in such Company’s jurisdiction of organization or formation, as applicable, is set forth in Schedule 1 (a).  Each Company is (i) the type of entity disclosed next to its name in Schedule 1(a) and (ii) an organization organized solely under the laws of such Company’s jurisdiction of organization or formation, as applicable, except to the extent disclosed in Schedule 1(a).  Also set forth in Schedule 1(a) is the organizational identification number, if any, of each Company, the Federal Taxpayer Identification Number (Employer Identification Number), if any, of each Company and the jurisdiction of organization or formation, as applicable, of each Company.

(b)                                 Except as set forth in Schedule 1(b), no Company has had any other corporate or organizational names in the five years ending on the date hereof or used any other names on any filings with the Internal Revenue Service in the past five years.

(c)                                  Except as set forth in Schedule 1(c), no Company has become the successor of any other business or organization by merger, consolidation, acquisition or otherwise, at any time in the past five years.  Except as set forth in Schedule 1(c), no Company has changed its corporate or organizational form or jurisdiction of organization at any time during the past four months.

(d)                                 Set forth in Schedule 1(d) is a list of each subsidiary of the Borrower.

2.                                      Current Locations.  The chief executive office of each Company is located at the address set forth in Schedule 2 hereto.

3.                                      Extraordinary Transactions.  Except as set forth in Schedule 3, within the last five years prior to the date hereof, except for those purchases, acquisitions and other transactions or series of transactions involving the acquisition of assets valued under $500,000, all of the Collateral has been acquired or created by each Company in the ordinary course of business.

4.                                      File Search Reports.  Attached hereto as Schedule 4(a) are complete file search reports from the Uniform Commercial Code filing offices in each jurisdiction applicable to each Company identified in Section 1(a) and in each jurisdiction described in Schedule 1(c).  Attached hereto as Schedule 4(b) are bankruptcy, federal and state tax lien, judgment and intellectual property searches for each of the entities listed in Schedule 1(d).

5.                                      UCC Filings.  Financing statements (duly authorized by each Company constituting the debtor therein), including the indications of the collateral therein, attached as Schedule 5 are in the appropriate form for filing in the proper Uniform Commercial Code filing offices in the jurisdictions identified in Schedule I of the Security Agreement.

6.                                      Real Property.  No Company owns any Real Estate Assets with a value in excess of $4,000,000 except as set forth in Schedule 6.

7.                                      Termination Statements.  Attached hereto as Schedule 7(a) are the duly authorized termination statements in the appropriate form for filing in each applicable jurisdiction identified in Schedule 7(b) hereto with respect to each Lien described therein.

8.                                      Stock Ownership and Other Equity Interests.  Attached hereto as Schedule 8 is a true and correct list of all of the issued and outstanding stock, partnership interests, limited liability company membership interests or other equity interest of the Borrower and its subsidiaries and the record and beneficial owners of such stock, partnership interests, membership interests or other equity interests.

9.                                      Instruments.  Except as set forth in Schedule 9, no Company holds any promissory notes, instruments or other evidence of indebtedness in excess of $3,000,000.

10.                               Intellectual Property.  Attached hereto as Schedule 10(a) is a schedule setting forth all of each Company’s issued Patents, registered Trademarks and Domain Names (each as defined in the Security Agreement), and all of each Company’s applications therefor (excluding intent-to-use trademark applications to the extent excluded under clause (g) of the definition of Excluded Assets), including in each case the name of the registered owner and the patent or registration number of each Patent and registered Trademark and the application number of each Patent application and Trademark application owned by each Company.  Attached hereto as Schedule 10(b) is a schedule setting forth all of each Company’s registered Copyrights, and all of each Company’s applications therefor, including the name of the registered owner or application and the registration number of each registered Copyright and Copyright application owned by each Company, and each exclusive Copyright License for which any Company is the licensee.

11.                               Commercial Tort Claims.  Except as set forth in Schedule 11, no complaint or counterclaim has been prepared or filed by or on behalf of a Company in respect of any Commercial Tort Claim seeking damages in an amount reasonably estimated to exceed $2,000,000.

12.                               Letter-of-Credit Rights.  Attached hereto as Schedule 12 is a true and correct list of all letters of credit issued in favor of each Company, as beneficiary thereunder, for an amount in excess of $2,000,000, stating if letter-of-credit rights with respect to such Letters of Credit are required to be subject to a control arrangement pursuant to the Security Agreement.

13.                               Other Collateral.  Attached hereto as Schedule 13 is a true and correct list of all of the following types of collateral, if any, owned or held by each Company: (a) all agreements and contracts with any Governmental Authority for which payments to such Company exceed $500,000 in any fiscal year and (b) all FCC licenses.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, we have hereunto signed this Perfection Certificate as of the date first listed above.

[•]
as a Grantor

By:
Name:
Title:

[TO LIST ANY GRANTORS]

[Signature Page to Perfection Certificate]

Schedule 1(a)

Legal Name of Each Company and Type of Organization

Company	Type of Organization	Jurisdiction of Organization	Organizational ID	Federal Taxpayer ID
[•]	[•]	[•]	[•]	[•]

Schedule 1(b)

Other Names

Company	Former Name
[•]	[•]

Schedule 1(c)

Changes in Identity, Corporate Structure or Jurisdiction

Schedule 1(d)

List of subsidiaries

Schedule 2

Chief Executive Offices

Company	Address	County	State
[•]	[•]	[•]	[•]

Schedule 3

Transactions Other Than in the Ordinary Course of Business

Company	Description of Transaction Including Parties Thereto	Date of Transaction
[•]	[•]	[•]

Schedule 4(a)

UCC File Search Reports

See attached.

Schedule 4(b)

Bankruptcy, Federal and State Tax Lien, Judgment and Intellectual Property Search Reports

See attached.

Schedule 5

Copy of Financing Statements to be Filed

See attached.

Schedule 6

Real Property

Schedule 7(a)

Termination Statements

See attached.

Schedule 7(b)

Jurisdictions for Termination Statements

Debtor	Jurisdiction	Secured Party	Filing Number	Date of Filing
[•]	[•]	[•]	[•]	[•]

Schedule 8

Stock Ownership and Other Equity Interests

Current Legal Entities Owned	Record Owner	Certificate No.	No. Shares/Interest	Percent Pledged
[•]	[•]	[•]	[•]	[•]

Schedule 9

Debt Instruments

1.                                      Promissory Notes:

2.                                      Chattel Paper:

Schedule 10(a)

PATENTS, TRADEMARKS AND DOMAIN NAMES

1.              Patents and Patent Applications

Title	Patent Application No.; Filing Date	Patent No.; Date of Issuance/Registration	Owner
[•]	[•]	[•]	[•]

2.              Trademark Registrations and Applications for Trademark Registration

	Mark	Application Serial Number	Application Date	Registration Number	Registration Date	Record Owner
1	[•]	[•]	[•]	[•]	[•]	[•]

3.              Domain Names

Domain Name	Record Owner
[•]	[•]

Schedule 10(b)

Copyrights

1.              Copyright Registration and Application for Copyright Registration

Schedule 11

Commercial Tort Claims

Schedule 12

Letter of Credit Rights

Schedule 13

Other Collateral

EXHIBIT G

[FORM OF]
PROMISSORY NOTE

$[AMOUNT]	New York, New York
[•] [•], 20[•]

FOR VALUE RECEIVED, the Borrower (as defined below), hereby promises to pay on demand to [•] (the “Lender”) or its registered permitted assign, at the office of Royal Bank of Canada at [•], [Term] [Revolving] Loans, in lawful money of the United States of America in immediately available funds in the principal amount of $[•] or such lesser principal amount as is outstanding from time to time, on the dates and in the amounts set forth in the Credit Agreement dated as of February 12, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time and in effect on the date hereof, the “Credit Agreement”; capitalized terms used but not defined herein shall have the respective meanings given to them in the Credit Agreement) by and among, inter alios, Victory Capital Holdings, Inc., a Delaware corporation (the “Borrower”), the lenders from time to time party thereto and Royal Bank of Canada, in its capacities as administrative agent and collateral agent for the Secured Parties (in its capacities as administrative agent and collateral agent, together with its successors in such capacities, the “Administrative Agent”).  The Borrower also promises to pay interest from the date of such Loans on the principal amount thereof from time to time outstanding, in lawful money of the United States of America in immediately available funds, at such office, in each case, in the manner and at the rate or rates per annum and payable on the dates provided in the Credit Agreement.

The Borrower further promises to pay interest on any overdue principal and, to the extent permitted by applicable Requirements of Law, overdue interest from the relevant due dates, in each case, in the manner, at the rate or rates and under the circumstances provided in the Credit Agreement.

The Borrower hereby waives diligence, presentment, demand, protest and notice of any kind to the extent possible under any applicable Requirements of Law.  The non-exercise by the holder hereof of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

All Borrowings evidenced by this promissory note (the “Promissory Note”) and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedules attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such notation shall not affect the obligations of the Borrower under this Note.

This Promissory Note is one of the Promissory Notes referred to in the Credit Agreement that, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified.  This Promissory Note is entitled to the benefit of the Credit Agreement, and the obligations hereunder are guaranteed and secured as provided therein and in the other Loan Documents referred to in the Credit Agreement.

Upon the occurrence of any Default or Event of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Promissory Note may become, or may be declared to be, immediately due and payable as provided therein.

G-1

THE ASSIGNMENT OF THIS PROMISSORY NOTE AND ANY RIGHTS WITH RESPECT THERETO ARE SUBJECT TO THE PROVISIONS OF THE CREDIT AGREEMENT, INCLUDING THE PROVISIONS GOVERNING THE REGISTER AND THE PARTICIPANT REGISTER.

THIS PROMISSORY NOTE AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS PROMISSORY NOTE, WHETHER IN TORT, CONTRACT (AT LAW OR IN EQUITY) OR OTHERWISE, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[Remainder of Page Intentionally Left Blank]

VICTORY CAPITAL HOLDINGS, INC.,
as Borrower

By:
Name:
Title:

Signature Page to Promissory Note

LOANS, CONVERSIONS AND REPAYMENTS OF ABR LOANS

Date	Amount of ABR Loans	Amount Converted to ABR Loans	Amount of Principal of ABR Loans Repaid	Amount of ABR Loans Converted to LIBO Rate Loans	Unpaid Principal Balance of ABR Loans	Notation Made By

LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF LIBO RATE LOANS

Date	Amount of LIBO Rate Loans	Amount Converted to LIBO Rate Loans	Interest Period and LIBO Rate with Respect Thereto	Amount of Principal of LIBO Rate Loans Repaid	Amount of LIBO Rate Loans Converted to ABR Loans	Unpaid Principal Balance of LIBO Rate Loans	Notation Made By

EXHIBIT H

[FORM OF]
PLEDGE AND SECURITY AGREEMENT

THIS PLEDGE AND SECURITY AGREEMENT (as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Security Agreement”) is entered into as of February 12, 2018 by and among Victory Capital Holdings, Inc., a Delaware corporation (the “Borrower”), the other Grantors (as defined below) from time to time party hereto and Royal Bank of Canada (“Royal Bank”), in its capacities as administrative agent and collateral agent for the Secured Parties (as defined in the Credit Agreement) (in such capacities, together with its successors in such capacities, the “Agent”).

PRELIMINARY STATEMENT

The Borrower, the Lenders, the Agent and others are entering into that certain Credit Agreement dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). The Grantors are entering into this Security Agreement in order to induce the Lenders to enter into and extend credit to the Borrower under the Credit Agreement and to secure the Secured Obligations, including their obligations under the Credit Agreement, the Loan Guaranty, each Hedge Agreement the obligations under which constitute Secured Hedging Obligations and each agreement relating to Banking Services the obligations under which constitute Banking Services Obligations.

ACCORDINGLY, the parties hereto agree as follows:

ARTICLE 1
DEFINITIONS

Section 1.01.         Terms Defined in Credit Agreement.  All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement and the rules of construction set forth in Section 1.03 of the Credit Agreement apply as if set forth fully herein.

Section 1.02.         Terms Defined in UCC.  Terms defined in the UCC that are not otherwise defined in this Security Agreement or the Credit Agreement are used herein as defined in Articles 8 or 9 of the UCC, as the context may require (including without limitation, as if such terms were capitalized in Article 8 or 9 of the UCC, as the context may require, the following terms: “Account”, “Account Debtor”, “Chattel Paper”, “Commercial Tort Claim”, “Commodities Account”, “Deposit Accounts”, “Document”, “Electronic Chattel Paper”, “Equipment”, “Fixture”, “General Intangible”, “Goods”, “Instruments”, “Inventory”, “Investment Property”, “Letter-of-Credit Right”, “Securities Account”, “Securities Entitlement”, “Supporting Obligation” and “Tangible Chattel Paper”).

Section 1.03.         Definitions of Certain Terms Used Herein.  As used in this Security Agreement, in addition to the terms defined in the preamble and Preliminary Statement above, the following terms shall have the following meanings:

“Agent” has the meaning set forth in the preamble.

“Article” means a numbered article of this Security Agreement, unless another document is specifically referenced.

“Borrower” has the meaning set forth in the preamble.

“Collateral” has the meaning set forth in Article 2.

“Contract Rights” means all rights of any Grantor under any Contract, including, without limitation, (i) any and all rights to receive and demand payments under such Contract, (ii) any and all rights to receive and compel performance under such Contract and (iii) any and all other rights, interests and claims now existing or in the future arising in connection with such Contract.

“Contracts” means all contracts between any Grantor and one or more additional parties (including, without limitation, any Hedge Agreement, licensing agreement and any partnership agreement, joint venture agreement and/or limited liability company agreement).

“Control” has the meaning set forth in Article 8 of the UCC or, if applicable, in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the UCC.

“Credit Agreement” has the meaning set forth in the preliminary statement.

“Cumulative Perfection Certificate” means the Perfection Certificate delivered pursuant to Section 4.01(i) of the Credit Agreement, together with any Perfection Certificate Supplement delivered pursuant to Section 5.11(a) of the Credit Agreement and any supplements delivered pursuant to this Agreement.

“Domain Names” means all Internet domain names and associated URL addresses in or to which any Grantor now or hereafter has any right, title or interest.

“Grantors” means (a) VCH Holdings, LLC, (b) Victory Capital Operating, LLC, (c) Victory Capital Management Inc. (d) the Borrower and (e) each other Restricted Subsidiary that becomes a party to this Security Agreement after the date hereof, in accordance with Section 7.10 of this Security Agreement and Section 5.11(a) of the Credit Agreement.

“Intellectual Property” means, collectively, all Copyrights, Patents, Trademarks, Trade Secrets and Software.

“Intellectual Property Collateral” means all Intellectual Property in or to which any Grantor now or hereafter has any right, title or interest, other than, in each case, Excluded Assets.

“Intellectual Property Security Agreement Supplement” means an Intellectual Property Security Agreement Supplement substantially in the form of Exhibit A to the Intellectual Property Security Agreement.

“Licenses” means, with respect to any Grantor, all of such Grantor’s right, title, and interest in and to (a) any and all licensing agreements or similar arrangements, whether as licensor or licensee, in (1) Patents, (2) Copyrights, (3) Trademarks, (4) Trade Secrets or (5) Software, and (b) all rights corresponding to any of the foregoing.

“Money” has the meaning set forth in Article 1 of the UCC.

“Permits” means all licenses, permits, rights, orders, variances, franchises or authorizations of or from any Governmental Authority or agency.

“Pledged Collateral” means all Pledged Stock, including all stock certificates, options or rights of any nature whatsoever in respect of the Pledged Stock that may be issued or granted to, or held by, any

Grantor, all Pledged Debt, all Instruments, Securities and other Investment Property owned by any Grantor, whether or not physically delivered to the Agent pursuant to this Security Agreement, whether now owned or hereafter acquired by such Grantor, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds thereof, other than, in each case, Excluded Assets.

“Pledged Debt” means (i) the debt securities or Indebtedness (including intercompany Indebtedness) issued to or held by a Grantor on the date hereof (including all such debt securities listed on Schedule 9 of the Cumulative Perfection Certificate) or Indebtedness represented by an instrument or other transferable document, (ii) any debt securities or Indebtedness in the future issued to or held by such Grantor and (iii) the promissory notes and any other instruments evidencing such debt securities or Indebtedness.

“Pledged Stock” means, with respect to any Grantor, the certificated and uncertificated shares of Capital Stock owned by such Grantor, including without limitation, shares of such Capital Stock listed on Schedule 8 of the Cumulative Perfection Certificate as held by such Grantor, together with any other shares of certificated or uncertificated Capital Stock as are hereafter acquired by such Grantor, other than, in each case, Excluded Assets.

“Proceeds” has the meaning assigned in Article 9 of the UCC and, in any event, shall also include but not be limited to (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Agent or any Grantor from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to any Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of governmental authority), (iii) any and all Stock Rights and (iv) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral, other than, in each case, Excluded Assets.

“Receivables” means any Account, Chattel Paper, Document, Investment Property, Instrument and/or any General Intangible, in each case, that is a right or claim to receive money (whether or not earned by performance).

“Regulatory Supervising Organization” means, as applicable, FINRA, the SEC or any governmental or self-regulatory organization, exchange, clearing house or financial regulatory authority of which a Broker-Dealer Subsidiary is a member or to whose rules it is subject.

“Royal Bank” has the meaning set forth in the preamble.

“Section” means a numbered section of this Security Agreement, unless another document is specifically referenced.

“Security Agreement” has the meaning set forth in the preamble.

“Software” means computer programs, source code, object code and supporting documentation including “software” as such term is defined in Article 9 of the UCC, as well as computer programs that may be construed as included in the definition of Goods.

“Stock Rights” means all dividends, options, warrants, instruments or other distributions and any other right or property which any Grantor shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any Capital Stock constituting

Collateral, any right to receive any Capital Stock constituting Collateral and any right to receive earnings, in which such Grantor now has or hereafter acquires any right, issued by an issuer of such Capital Stock, other than, in each case, Excluded Assets.

“Trade Secrets” means, with respect to any Grantor, all of such Grantor’s right, title and interest in and to the following: (a) confidential and proprietary information that constitutes a “trade secret” under applicable law, including to the extent such information constitutes a “trade secret” under applicable law, unpatented inventions, invention disclosures, engineering or other data, information, production procedures, knowhow, financial data, customer lists, supplier lists, business and marketing plans, processes, schematics, algorithms, techniques, analyses, proposals, source code, data, databases and data collections; and (b) all rights corresponding to any of the foregoing.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

ARTICLE 2
GRANT OF SECURITY INTEREST

Section 2.01.         Grant of Security Interest.  (a) As security for the prompt and complete payment or performance when due (whether at stated maturity, by acceleration or otherwise), as the case may be, in full of the Secured Obligations, each Grantor hereby pledges, collaterally assigns, mortgages, transfers and grants to the Agent, its successors and permitted assigns, on behalf of and for the ratable benefit of the Secured Parties, a Lien on and security interest in, all of its right and title to and interest in all of the following personal property and other assets, whether now owned by or owing to, or hereafter acquired by or arising in favor of such Grantor, and regardless of where located (all of which are collectively referred to as the “Collateral”):

(i)            all Accounts;

(ii)           all Chattel Paper (including, without limitation, all Tangible Chattel Paper and all Electronic Chattel Paper);

(iii)          all Intellectual Property Collateral and all income, royalties, damages, and payments now or hereafter due or payable with respect thereto, including, without limitation, damages, claims and payments for past, present and future misappropriations or infringements thereof, and all rights to sue for past, present and future infringements of the foregoing, including the right to settle suits involving claims and demands for royalties owing;

(iv)          all Documents;

(v)           all Equipment;

(vi)          all Fixtures;

(vii)         all General Intangibles;

(viii)        all Goods;

(ix)          all Instruments;

(x)           all Inventory;

(xi)          all Investment Property, Pledged Stock, Pledged Debt and other Pledged Collateral;

(xii)         all Money, cash and cash equivalents;

(xiii)        all letters of credit and Letter-of-Credit Rights;

(xiv)        all Deposit Accounts, Securities Accounts and Commodities Accounts and all monies, securities, instruments, and other assets at any time deposited in any of the foregoing or otherwise held for the credit thereof;

(xv)         all Securities Entitlements in any or all of the foregoing;

(xvi)        all Commercial Tort Claims listed on Schedule 11 of the Cumulative Perfection Certificate (including any supplements to such Schedule 11 delivered pursuant to Section 4.04);

(xvii)       all Permits;

(xviii)      all Software and all recorded data of any kind or nature, regardless of the medium of recording;

(xix)        all Contracts, together with all Contract Rights arising thereunder;

(xx)         all Licenses and all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past, present and future breaches thereof, and all rights to sue for past, present, and future breaches thereof;

(xxi)        all Domain Names;

(xxii)       all other personal property not otherwise described in clauses (i) through (xxi) above;

(xxiii)      all Supporting Obligations; and

(xxiv)     all accessions to, substitutions and replacements for and Proceeds and products of the foregoing, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto and any General Intangibles at any time evidencing or relating to any of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.

(b)           Notwithstanding the foregoing, the term “Collateral” (and any component definition thereof) shall not include any Excluded Asset.  Notwithstanding anything to the contrary contained herein, immediately upon the ineffectiveness, lapse or termination of any restriction or condition set forth in the definition of “Excluded Assets” in the Credit Agreement that prevented the grant of a security interest in any right, interest or other asset that would have, but for such restriction or condition, constituted Collateral, the Collateral shall include, and the relevant Grantor shall be deemed to have automatically granted to the Agent, for the ratable benefit of the Secured Parties, a Lien on and security interest in such previously restricted or conditioned right, interest or other asset, as the case may be, as if such restriction or condition had never been in effect.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES

The Grantors, jointly and severally, represent and warrant to the Agent as of the date hereof and as and when required under the Credit Agreement, for the benefit of the Secured Parties, that:

Section 3.01.         Title, Perfection and Priority.  Subject to the Legal Reservations and Section 5.11(c) of the Credit Agreement, (a) this Security Agreement is effective to create a legal, valid and enforceable Lien on and security interest in the Collateral in favor of the Agent for the benefit of the Secured Parties and (b) subject to satisfaction of the Perfection Requirements, the Agent will have a fully perfected First Priority Lien on such Collateral securing the Secured Obligations to the extent required hereby.  Each Grantor has good and valid rights in the Collateral that is material to the conduct of its business with respect to which it has purported to grant a security interest hereunder and has full power and authority to grant to the Agent, for the ratable benefit of the Secured Parties, a Lien on and security interest in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Security Agreement, without the consent or approval of any other person other than any consent or approval that has been obtained.

Section 3.02.         Intellectual Property.

(a)           Upon filing and recordation of appropriate financing statements with the Secretary of State (or equivalent office) of the state of organization of such Grantor and the filing of the Intellectual Property Security Agreement with the United States Copyright Office or the United States Patent and Trademark Office, as applicable, (to the extent that a security interest may be perfected by such filing), the Agent shall have a fully perfected First Priority Lien on the Collateral constituting United States issuances of, registrations for, or applications for registration of Patents, Trademarks and Copyrights under the UCC and the laws of the United States for the ratable benefit of the Secured Parties, and such perfected security interests shall be enforceable as such as against any and all creditors of and purchasers from the Grantors, subject to the Legal Reservations.

(b)           Schedules 10(a) and 10(b) of the Cumulative Perfection Certificate set forth a true and accurate list of all (i) United States issuances of, registrations for, or applications for registration of Patents, Trademarks and Copyrights owned by a Grantor and (ii) material Licenses pursuant to which a Grantor is granted an exclusive license of any registered or applied for Copyright.

(c)           The Grantors are the sole and exclusive owners of the entire right, title, and interest in and to the Intellectual Property set forth in Schedules 10(a) and 10(b) of the Cumulative Perfection Certificate, and own or have the valid right to use all other Intellectual Property used in or necessary to conduct their businesses, other than, in each case, to the extent any such failure to own or have the right to use would not reasonably be expected to have a Material Adverse Effect.

(d)           The conduct of such Grantor’s business does not infringe upon or otherwise violate any Intellectual Property owned or controlled by a third party, other than to the extent such infringement or violation would not reasonably be expected to have a Material Adverse Effect, and no claim thereof is pending or, to such Grantor’s knowledge, threatened.

(e)           As of the date hereof, and to the knowledge of the Grantors, no Grantor, is aware of any third-party claim (i) that any of its owned Intellectual Property is invalid or unenforceable, or (ii) challenging such Grantor’s rights to such owned Intellectual Property, other than, in each case, to the extent any such third-party claim would not reasonably be expected to have a Material Adverse Effect, and, to the knowledge of the Grantors, no Grantor is aware of any infringement by any third party on any

Intellectual Property Collateral necessary to conduct its businesses as presently conducted, except for any infringement that would not reasonably be expected to have a Material Adverse Effect.

Section 3.03.         Pledged Collateral.

(a)           As of the date hereof (or, in the case of any Grantor that becomes a party to this Security Agreement after the date hereof, as of the date of delivery by such Grantor of a Perfection Certificate Supplement to the Agent), (i) all Pledged Stock and all Pledged Debt has been duly authorized and validly issued (to the extent such concepts are relevant with respect to such Pledged Collateral) by the issuer thereof and, in the case of Pledged Stock, is fully paid and non-assessable, (ii) each Grantor is the direct owner, beneficially and of record, of the Pledged Stock described in Schedule 8 of the Cumulative Perfection Certificate as held by such Grantor, (iii) each Grantor holds the Pledged Stock and Pledged Debt described in Schedules 8 and 9 of the Cumulative Perfection Certificate as held by such Grantor free and clear of all Liens (other than Permitted Liens) and (iv) each Grantor has delivered all Pledged Collateral (to the extent represented or evidenced by a certificate, instrument or other transferable document) issued to or held by such Grantor on the Closing Date to the Agent, accompanied by undated instruments of transfer or assignment duly executed in blank (or in the case of uncertificated Pledged Stock, a control agreement), in each case, in form and substance reasonably acceptable to the Agent.

(b)           As of the Closing Date, except as described in Schedule 8 of the Perfection Certificate, there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any Pledged Stock.

Section 3.04.         Perfection Certificate.  The Cumulative Perfection Certificate has been duly prepared, completed and executed and the certifications set forth therein are true and correct in all material respects as of the date thereof.

Section 3.05.         Credit Agreement Representations and Warranties.  Each Grantor represents and warrants that the representations and warranties set forth in Article 3 of the Credit Agreement as they relate to such Grantor, each of which is incorporated herein by reference, are true and correct, and the Agent shall be entitled to rely on each of such representations and warranties as if they were fully set forth herein; provided that each such reference in each such representation and warranty to the Borrower’s knowledge shall, for the purposes of this Section 3.05, be deemed to be a reference to such Grantor’s knowledge.

Section 3.06.         Information.  Each Grantor hereby represents and warrants that (i) it has obtained adequate information pertaining to the business, condition (financial or otherwise), operations, performance, properties and prospects of each other Grantor to evaluate its decision to enter into this Security Agreement, (ii) neither the Agent nor any other Secured Party has any fiduciary relationship with or duty to any Grantor hereunder or any other Loan Document and the relationship between any Grantor, on the one hand, and the Agent or any other Secured Party, on the other hand, in connection herewith is solely that of debtor and creditor and (iii) no joint venture is created by this Security Agreement.

ARTICLE 4
COVENANTS

From the date hereof, and thereafter until the Termination Date:

Section 4.01.         General.

(a)           Authorization to File Financing Statements; Ratification.  (a) Each Grantor hereby (i) authorizes the Agent at any time and from time to time to file (A) all financing statements (including fixture filings) and amendments thereof or continuation statements with respect thereto with respect to the Collateral naming such Grantor as debtor and the Agent as secured party and (B)  the applicable Intellectual Property Security Agreements with the United States Patent and Trademark Office and the United States Copyright Office for the purpose of perfecting, enforcing, maintaining or protecting the Lien of the Agent in United States issuances of, registrations for, or applications for registration of Patents, Trademarks and Copyrights (in each case, to the extent constituting Collateral) and naming such Grantor as debtor and the Agent as secured party, (ii) subject to the terms of the Loan Documents, agrees to take such other actions at its expense as may from time to time be necessary, advisable or otherwise reasonably requested by the Agent (and authorizes the Agent to take any such other actions, which the Agent has no obligation to take) in order to establish and maintain a First Priority, valid, enforceable (subject to the Legal Reservations) and perfected security interest in and Lien on the Collateral.  The Grantors shall pay any applicable filing fees, recordation fees and related expenses relating to the foregoing in accordance with and subject to the limitations under Section 9.03(a) of the Credit Agreement. Any financing statement filed by the Agent may be filed in any filing office in any applicable UCC jurisdiction and may (i) indicate the Collateral (A) as “all assets”, “all assets, whether now owned or hereafter acquired and wherever located” or words of similar effect, (B) as being equal or lesser in scope or with greater detail or (C) by any other description which reasonably approximates the description contained in this Security Agreement and (ii) contain any other information required by part 5 of Article 9 of the UCC of such jurisdiction for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including in each case to the extent applicable, whether the Grantor is an organization, the type of organization and any organization identification number issued to the Grantor.

(b)           Further Assurances.  Each Grantor shall at its own expense take any and all actions reasonably necessary to defend title to the Collateral against all Persons (other than Persons holding Permitted Liens on such Collateral that have priority over the Agent’s Lien) and to defend the Lien of and security interest of the Agent in the Collateral and the priority thereof against any Lien that is not a Permitted Lien.

(c)           Change of Name, Etc.  Each Grantor shall promptly, but at any event within 60 days (or such longer period as the Agent may agree in its reasonable discretion), without any requirement to obtain Secured Party consent, notify the Agent in writing of any change in (i) the legal name of any Grantor, (ii) the identity or type of organization or corporate structure of any Grantor, (iii) the jurisdiction of organization of any Grantor or (iv) the chief executive office of any Grantor, and shall at its own expense make all filings (or, if requested by the Agent, promptly provide any information reasonably requested by the Agent to assist the Agent in preparing and making all such filings at such Grantor’s expense) under the UCC of the applicable jurisdiction or other applicable law and take all other actions, in each case reasonably requested by the Agent and deemed by the Agent to be necessary or reasonable and appropriate to ensure that the Agent shall continue at all times following such change to have a valid, legal, enforceable (subject to the Legal Reservations) and perfected First Priority Lien in such Collateral for its benefit and the benefit of the other Secured Parties.

Section 4.02.         Pledged Collateral.

(a)           Delivery of Certificated Securities and Instruments.  Each Grantor will, with respect to any Pledged Collateral not delivered to the Agent on the Closing Date, hold in trust for the Agent upon receipt and (x) if the event giving rise to the obligation under this Section 4.02(a) occurs during the first three Fiscal Quarters of any Fiscal Year, on or before the date on which financial statements are required to be delivered pursuant to Section 5.01(a) of the Credit Agreement for the Fiscal Quarter in which the relevant event occurred, or (y) if the event giving rise to the obligation under this Section 4.02(a) occurs during the fourth Fiscal Quarter of any Fiscal Year, on or before the date that is 60 days after the end of such Fiscal Quarter (or in each case such longer period as the Agent may reasonably agree), deliver to the Agent for the benefit of the Secured Parties any (1) certificated securities representing or evidencing Pledged Collateral and (2) Instruments (other than any Instrument under which the only relevant obligors are Loan Parties) (A) in each case under this clause (2), having an outstanding balance in excess of $3,000,000 and (B) in each case under clauses (1) and (2), constituting Collateral received after the date hereof, accompanied by undated instruments of transfer or assignment duly executed in blank.  Notwithstanding anything to the contrary in this Agreement or any other Loan Document, no Grantor shall be required to deliver any Tangible Chattel Paper or Document to the Agent or for the benefit of any Secured Party.

(b)           Uncertificated Securities and Pledged Collateral.  With respect to any partnership interest or limited liability company interest owned by any Grantor which is required to be pledged to the Agent pursuant to the terms hereof (other than a partnership interest or limited liability company interest held by a clearing corporation, securities intermediary or other financial intermediary of any kind) but which is not represented by a certificate and which is not a Security for purposes of the UCC, such Grantor shall not permit any issuer of such partnership interest or limited liability company interest to (i) enter into any agreement with any Person, other than the Agent or any holder of a Permitted Lien, whereby such issuer effectively gives “control” of such partnership interest or limited liability company interest (as applicable) under the UCC to such Person, or (ii) allow such partnership interest or limited liability company interest (as applicable) to become a Security unless such Grantor complies with the procedures set forth in Section 4.02(a) within the time period prescribed therein.  Each Grantor which is an issuer of any uncertificated Pledged Collateral described in this Section 4.02(b) hereby agrees to comply with all instructions from the Agent without such Grantor’s further consent, in each case subject to the notice requirements set forth in Section 5.01(a)(iv) hereof.

(c)           Registration in Nominee Name; Denominations.  The Agent, on behalf of the Secured Parties, shall hold certificated Pledged Collateral required to be delivered to the Agent under clause (a) above in the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Agent, but at any time when an Event of Default has occurred and is continuing, upon at least three Business Days’ prior notice to the Borrower, the Agent shall have the right (in its sole and absolute discretion) to hold the certificated or uncertificated Pledged Collateral in its own name as pledgee, or in the name of its nominee (as pledgee or as sub-agent).  At any time when an Event of Default has occurred and is continuing, the Agent shall have the right to exchange the certificates representing Pledged Collateral for certificates of smaller or larger denominations for any purpose consistent with this Security Agreement.

(d)           Exercise of Rights in Pledged Collateral.  It is agreed that:

(i)            without in any way limiting the foregoing and subject to clause (ii) below, each Grantor shall have the right to exercise all voting rights or other rights relating to the Pledged Collateral for any purpose that does not violate this Security Agreement, the Credit Agreement or any other Loan Document;

(ii)           each Grantor will permit the Agent or its nominee at any time when an Event of Default has occurred and is continuing to exercise the rights and remedies provided under Section 5.01(a)(iv) (subject to the notice requirements set forth therein); and

(iii)          subject to Section 5.01(a)(iv) (including the notice requirements set forth therein), each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Collateral; provided that any non-cash dividends or other distributions that would constitute Pledged Collateral, whether resulting from a subdivision, combination or reclassification of the outstanding Capital Stock of the issuer of any Pledged Collateral or received in exchange for Pledged Collateral or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall, to the extent constituting Collateral, be and become part of the Pledged Collateral, and, if received by any Grantor, shall be held in trust for the Agent, segregated from the property of such Grantor and delivered to the Agent as and to the extent required by clause (a) above.

(a)           Return of Pledged Collateral.  So long as no Event of Default has occurred and is continuing, in accordance with Article 8 of the Credit Agreement, the Agent shall promptly deliver to the applicable Grantor at such Grantor’s expense (without recourse and without any representation or warranty) any Pledged Collateral in its possession if requested to be delivered to the issuer or holder thereof in connection with any action or transaction that is permitted or not restricted by the Credit Agreement; provided that the Lien and security interest granted to the Agent hereunder shall not be released except in accordance with Section 7.12.

Section 4.03.         Intellectual Property.  (a) At any time when an Event of Default has occurred and is continuing, promptly upon the written request of the Agent, each Grantor will (i) use its commercially reasonable efforts to obtain all consents and approvals necessary or appropriate for the assignment to or for the benefit of the Agent of any material License included in the Collateral held by such Grantor in the U.S. to enable the Agent to enforce the Lien and security interests granted hereunder and (ii) to the extent required pursuant to any material License included in the Collateral in the U.S. under which such Grantor is the licensee, deliver to the licensor thereunder any notice of the grant of the Lien and security interest hereunder or such other notices required to be delivered thereunder in order to permit the Lien or security interest created or permitted to be created hereunder pursuant to the terms of such License.

(b)           Each Grantor shall notify the Agent reasonably promptly if it knows that any application for or registration of any Patent, Trademark or Copyright (now or hereafter existing) constituting Collateral owned by a Grantor will become abandoned or dedicated to the public, (other than expirations of registrations at the end of their statutory term), or of any final determination in any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court abandoning such Grantor’s ownership of any such Patent, Trademark or Copyright constituting Collateral, or adversely affecting its right to register the same or to keep and maintain the same, except, in each case, to the extent the same is permitted or not restricted by the Credit Agreement or where the same, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

(c)           In the event that any Grantor files an application for the registration of any Patent, Trademark or Copyright constituting Collateral with the United States Patent and Trademark Office or the United States Copyright Office or acquires any such application or registration constituting Collateral by purchase or assignment, in each case, after the Closing Date (and other than as a result of an application that is then subject to an Intellectual Property Security Agreement or Intellectual Property Security

Agreement Supplement becoming registered), it shall, on or before the date on which financial statements are required to be delivered pursuant to Section 5.01(b) of the Credit Agreement for the Fiscal Quarter in which the relevant event occurred, notify the Agent thereof and, reasonably promptly following the Agent’s request, execute and deliver to the Agent, at such Grantor’s sole cost and expense, any Intellectual Property Security Agreement or Intellectual Property Security Agreement Supplement, as applicable, or other instrument as the Agent may reasonably request and require to evidence the Agent’s security interest in such registered Patent, Trademark or Copyright (or application therefor), and the General Intangibles of such Grantor relating thereto or represented thereby.

(d)           Each Grantor shall take all actions necessary or reasonably requested by the Agent (except, in each case, as its reasonable business judgment dictates otherwise) to (i) maintain and pursue each application and to obtain and maintain the registration of each material Patent, Trademark and Copyright included in the Collateral (now or hereafter existing) owned by a Grantor, including by filing applications for renewal, affidavits of use, affidavits of noncontestability and, if consistent with good business judgment, by initiating opposition and interference and cancellation proceedings against third parties, (ii) maintain and protect the secrecy or confidentiality of its material Trade Secrets, (iii) and maintain the current level or quality and standards of any products or services offered by it under such Intellectual Property Collateral, and (iv) otherwise protect and preserve such Grantor’s rights in, and the validity or enforceability of, its Intellectual Property Collateral, in each case of the foregoing, except where failure to do so (A) would not reasonably be expected to result in a Material Adverse Effect, or (B) is otherwise permitted under the Credit Agreement.

(e)           Each Grantor (i) shall promptly notify the Agent of any infringement of such Grantor’s Patents, Trademarks, Copyrights or Trade Secrets constituting Collateral of which it becomes aware and (ii) shall take such actions as its reasonable business judgment dictates to protect such Patent, Trademark, Copyright or Trade Secret, in each case of (i) and (ii), except where such infringement or failure to take such actions would not reasonably be expected to cause a Material Adverse Effect.

Section 4.04.         Commercial Tort Claims.  After the Closing Date, (x) if the event giving rise to the obligation under this Section 4.04 occurs during the first three Fiscal Quarters of any Fiscal Year, on or before the date on which financial statements are required to be delivered pursuant to Section 5.01(a) of the Credit Agreement for the Fiscal Quarter in which the relevant event occurred, or (y) if the event giving rise to the obligation under this Section 4.04 occurs during the fourth Fiscal Quarter of any Fiscal Year, on or before the date that is 60 days after the end of such Fiscal Quarter (or in each case such longer period as the Agent may reasonably agree), each relevant Grantor shall notify the Agent of any Commercial Tort Claim (to the extent that such claim has been asserted in judicial proceedings or a Grantor otherwise has knowledge of such claim) with an individual value (as reasonably estimated by the Borrower) in excess of $2,000,000 acquired by it, together with an update to Schedule 11 of the Cumulative Perfection Certificate containing a summary description thereof, and such Commercial Tort Claim (and the Proceeds thereof) shall automatically constitute Collateral, all upon the terms of this Security Agreement.

Section 4.05.         Insurance.  Subject to any Acceptable Intercreditor Agreement then in effect, except to the extent otherwise permitted to be retained by any Grantor or applied by any Grantor pursuant to the terms of the Loan Documents, the Agent shall, at the time any proceeds of any insurance are distributed to the Secured Parties, apply such proceeds in accordance with Section 5.04 hereof.

Section 4.06.         Grantors Remain Liable.  (a) Each Grantor (rather than the Agent or any Secured Party) shall remain liable (as between itself and any relevant counterparty) to observe and perform all the conditions and obligations to be observed and performed by it under any Contract constituting or relating to the Collateral, all in accordance with the terms and conditions thereof.  Neither the Agent nor any other

Secured Party shall have any obligation or liability under any Contract by reason of or arising out of this Security Agreement or the other Loan Documents or the receipt by the Agent or any other Secured Party of any payment relating to such Contract pursuant hereto or thereto, nor shall the Agent or any other Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Contract, to make any payment, to make any inquiry as to the nature or sufficiency of any performance or to collect the payment of any amounts which may have been assigned to them or to which they may be entitled at any time or times.

(b)           Each Grantor assumes all liability and responsibility in connection with the Collateral now owned or hereafter acquired by it, and the liability of such Grantor to pay the Secured Obligations shall in no way be affected or diminished by reason of the fact that such Collateral may be lost, destroyed, stolen, damaged or for any reason whatsoever unavailable to such Grantor.

(c)           Notwithstanding anything herein to the contrary, each Grantor (rather than the Agent or any Secured Party) shall remain liable under each of the Accounts to observe and perform all of the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to such Accounts.  Neither the Agent nor any other Secured Party shall have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Security Agreement or the other Loan Documents or the receipt by the Agent or any other Secured Party of any payment relating to such Account pursuant hereto or thereto, nor shall the Agent or any other Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by them or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to them or to which they may be entitled at any time or times.

ARTICLE 5
REMEDIES

Section 5.01.         Remedies.  (a) Each Grantor agrees that, at any time when an Event of Default has occurred and is continuing, the Agent may exercise any or all of the following rights and remedies at the same or different times and from time to time (in addition to the rights and remedies existing under applicable Requirements of Law):

(i)            the rights and remedies provided in this Security Agreement, the Credit Agreement, or any other Loan Document; provided that this Section 5.01(a) shall not be understood to limit any rights available to the Agent and to the other Secured Parties prior to an Event of Default;

(ii)           the rights and remedies available to a secured party under the UCC (whether or not the UCC applies to the affected Collateral) or under any other applicable Requirements of Law (including, without limitation, any law governing the exercise of a bank’s right of setoff or bankers’ Lien) when a debtor is in default under a security agreement;

(iii)          with or without the consent of, notice (except as specifically provided in Section 7.01 or elsewhere herein), demand or advertisement of any kind to any Grantor or any other Person, but, subject to the terms of any applicable lease agreements, personally, or by agents or attorneys, enter the premises of any Grantor where any Collateral is located (through self-help and without judicial process) to collect, receive, assemble, process, appropriate, sell, lease, assign, grant an option or options to purchase or otherwise dispose of, deliver, or realize upon, the

Collateral or any part thereof in one or more parcels at one or more public or private sales (which sales may be adjourned or continued from time to time with or without notice and may take place at such Grantor’s premises or elsewhere), for cash, on credit or for future delivery without assumption of any credit risk, and upon such other terms as the Agent may deem commercially reasonable;

(iv)          upon at least three Business Days’ prior written notice to the Borrower and in accordance with applicable law (including but not limited to the FINRA regulations related to broker-dealers), (1) transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, (2) exercise the voting and all other rights as a holder with respect to the Pledged Collateral (whereupon the voting and other rights of such Grantor described in Section 4.02(d)(i) above shall immediately cease such that the Agent shall have the sole right to exercise such voting and other rights while the relevant Event of Default has occurred and is continuing), (3) collect and receive cash dividends, interest, principal and other distributions made on the Pledged Collateral (it being understood that all Stock Rights received by any Grantor after receipt of such notice while the relevant Event of Default has occurred and is continuing shall be received in trust for the benefit of the Agent, segregated from the property of such Grantor and forthwith paid over to the Agent in the same form as so received (with any necessary endorsements) and (4) otherwise act with respect to the Pledged Collateral as though the Agent was the outright owner thereof; and

(v)           to take possession of the Collateral or any part thereof, by directing such Grantor in writing to deliver the same to the Agent at any reasonable place or places designated by the Agent, in which event such Grantor shall at its own expense:

(1)           forthwith cause the same to be moved to the place or places so designated by the Agent and there delivered to the Agent;

(2)           store and keep any Collateral so delivered to the Agent at such place or places pending further action by the Agent; and

(3)           while the Collateral shall be so stored and kept, provide such security and maintenance services as shall be reasonably necessary to protect the same and to preserve and maintain it in good condition.

(b)           Each Grantor acknowledges and agrees that compliance by the Agent, on behalf of the Secured Parties, with any applicable state or federal Requirements of Law in connection with a disposition of the Collateral will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(c)           The Agent shall have the right in any public sale and, to the extent permitted by applicable Requirements of Law, in any private sale, to purchase for the benefit of the Agent and the Secured Parties, all or any part of the Collateral so sold, free of any right of equity redemption, which right of equity redemption each Grantor hereby expressly waives and releases. For purposes of bidding and making settlement or payment of the purchase price for all or a portion of the Collateral sold at any such sale made in accordance with the UCC or other applicable laws, including, without limitation, the Bankruptcy Code, the Agent, as agent for and representative of the Secured Parties, shall be entitled to credit bid and use and apply the Secured Obligations (or any portion thereof) as a credit on account of the purchase price for any Collateral payable by the Agent at such sale, such amount to be apportioned ratably to the Secured Obligations of the Secured Parties in accordance with the respective pro rata shares of such Secured Obligations in accordance with the Credit Agreement.

(d)           Until the Agent is able to effect a sale, lease, transfer or other disposition of any particular Collateral under this Section 5.01, the Agent shall have the right to hold or use such Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving such Collateral or the value of such Collateral, or for any other purpose deemed reasonably appropriate by the Agent.  At any time when an Event of Default has occurred and is continuing, the Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of any Collateral and to enforce any of the Agent’s remedies (for the benefit of the Agent and Secured Parties), with respect to such appointment without prior notice or hearing as to such appointment.

(e)           Notwithstanding the foregoing except as otherwise required by applicable Requirements of Law that cannot be waived, the Agent shall not be required to (i) make any demand upon, or pursue or exhaust any of its rights or remedies against, the Grantors, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Secured Obligations or to pursue or exhaust any of its rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof, (ii) marshal the Collateral or any guarantee of the Secured Obligations or to resort to the Collateral or any such guarantee in any particular order, or (iii) effect a public sale of any Collateral.

(f)            Each Grantor recognizes that the Agent may be unable to effect a public sale of any or all the Pledged Collateral and may be compelled to resort to one or more private sales thereof.  Each Grantor also acknowledges that any private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that no such private sale shall be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private.  The Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit any Grantor or the issuer of any Pledged Collateral to register such securities for public sale under the Securities Act of 1933, as amended, or under applicable state securities Requirements of Law, even if any Grantor and the issuer would agree or has requested to do so.

(g)           Notwithstanding any other provision in this Security Agreement or any other Loan Document to the contrary, the Agent and each Secured Party (by its acceptance of the benefits of this Security Agreement) acknowledge and agree that the exercise of rights or remedies with respect to certain Collateral and the enforcement of any security interests therein may be limited or restricted by, or require one or more consents, authorizations, approvals or licenses under, any Requirement of Law (including but not limited to FINRA regulations related to broker-dealers).  In furtherance of the foregoing, the Agent, on behalf of the Secured Parties, acknowledges that, to the extent required by any Regulatory Supervisory Organization, the direct or indirect ownership of any Broker-Dealer Subsidiary (the “Affected Pledged Stock”), together with the voting rights in such Affected Pledged Stock, shall each remain with the Grantors even if an Event of Default has occurred and is continuing, (i) unless such Regulatory Supervising Organization shall have given its prior consent to the change in ownership of such Affected Pledged Stock by transfer to an acquirer whether by purchase at a public or private sale of such Affected Pledged Stock or by merger or other transfer effecting a change in ownership in such Affected Pledged Stock, or to the exercise of such rights to effect a change in ownership of such Affected Pledged Stock by the Agent, a receiver, trustee, conservator or other agent duly appointed in accordance with applicable law or (ii) until the earlier of (A) the date that the transferee of such Affected Pledged Stock is approved as the owner of such Affected Pledged Stock pursuant to all applicable rules and regulations of such Regulatory Supervising Organization or (B) such earlier date that such change in ownership or other transfer of such Affected Pledged Stock is permitted pursuant to all applicable rules and regulations of such Regulatory Supervising Organization. The Grantors shall, upon the occurrence and during the continuance of an Event of Default, at the Agent’s request, promptly file or cause to be filed such applications for approval and shall take such other actions reasonably required by the Agent to obtain such Regulatory Supervising Organization approvals or consents as the Agent determines are necessary or advisable to transfer ownership and control to the Agent, on behalf of the Secured Parties, or their successors, assigns or designees of the Affected Pledged Stock held by the Grantors. To enforce the provisions of this subsection, the Agent is empowered to request the appointment of a receiver from any court of competent jurisdiction.  To the extent permitted by FINRA regulations, such receiver shall be instructed to seek from each Regulatory Supervising Organization a transfer of any such Affected Pledged Stock for the purpose of seeking a purchaser or other transferee to whom it will ultimately be transferred. Upon the occurrence and during the continuance of an Event of Default, at the Agent’s request, the Grantors shall further use their commercially reasonable efforts to assist in obtaining approval of each Regulatory Supervising Organization, if required, for any action or transactions contemplated hereby, including, without limitation, the preparation, execution and filing with such Regulatory Supervising Organization of the assignor’s or transferor’s portion of any application for consent to the transfer of the Affected Pledged Stock necessary or appropriate under such Regulatory Supervising Organization’s rules and regulations for approval of the transfer or assignment of any portion of the Affected Pledged Stock.

(h)           Notwithstanding the foregoing, any rights and remedies provided in this Section 5.01 shall be subject to any Acceptable Intercreditor Agreement then in effect.

Section 5.02.         Grantors’ Obligations upon Default.  Upon the request of the Agent at any time and from time to time when an Event of Default has occurred and is continuing, each Grantor will:

(a)           at its own cost and expense assemble and make available to the Agent, the Collateral and all books and records relating thereto at any place or places reasonably specified by the Agent, whether at such Grantor’s premises or elsewhere; and

(b)           subject to the terms of any applicable lease agreements, permit the Agent and/or its representatives and/or agents, upon reasonable prior notice, to enter, occupy and use any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral or the books and records relating thereto, or both, to remove all or any part of the Collateral or the books and records relating thereto, or both, and to conduct sales of the Collateral, without any obligation to pay any Grantor for such use and occupancy.

Section 5.03.         Intellectual Property License.  Solely during the continuance of an Eent of Default, each Grantor hereby grants to the Agent an irrevocable (until the Termination Date), nonexclusive, royalty-free, worldwide license to use, license or sublicense any Intellectual Property Collateral and Licenses now owned or hereafter acquired by such Grantor, wherever the same may be located, and including in such license reasonable access to all media in which any of such licensed Intellectual Property Collateral and Licenses may be recorded or stored and (in each case, to the extent not prohibited by any applicable License) to all computer software and programs used for compilation or printout thereof, to the extent such Grantor has the right to grant any such license; provided that (a) such license granted to the Agent may be exercised only when an Event of Default has occurred and is continuing and solely for the purpose of enabling the Agent to exercise its rights and remedies hereunder and under Requirements of Law with respect to the Collateral; (b) in the case of Trademarks, such license shall be subject to sufficient rights of quality control and inspection in favor of the applicable Grantor to avoid the invalidation of such Trademarks; and (c) such license shall be subject to, and not violate, any Licenses or agreements between Grantor and a third party applicable to the licensed Intellectual Property; provided, however, that any license or sublicense entered into by the Agent in accordance herewith shall survive in accordance with its terms and run with and be binding upon such licensed or sublicensed Intellectual Property notwithstanding any subsequent waiver or cure of an Event of Default or the termination of this Agreement.

Section 5.04.         Application of Proceeds.  (a) Subject to any Acceptable Intercreditor Agreement then in effect, the Agent shall apply the proceeds of any collection, sale, foreclosure or other realization of any Collateral, as well as any Collateral consisting of Cash, as set forth in Section 2.18(b) of the Credit Agreement.

(b)           Except as otherwise provided herein or in any other Loan Document, the Agent shall have absolute discretion as to the time of application of any such proceeds, money or balance in accordance with this Security Agreement.  Upon any sale of Collateral by the Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), a receipt by the Agent or of the officer making the sale of such proceeds, moneys or balances shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Agent or such officer or be answerable in any way for the misapplication thereof.  It is understood that the Grantors shall remain jointly and severally liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the aggregate amount of the Secured Obligations.

ARTICLE 6
ACCOUNT VERIFICATION; ATTORNEY IN FACT; PROXY

Section 6.01.         Account Verification.  The Agent may at any time and from time to time when an Event of Default has occurred and is continuing and upon at least three Business Days’ prior written notice to the relevant Grantor, in the Agent’s own name, in the name of a nominee of the Agent, or in the name of any Grantor, communicate (by mail, telephone, facsimile, email or otherwise) with the Account Debtors of such Grantor, parties to Contracts with such Grantor and obligors in respect of Instruments of such Grantor to verify with such Persons, to the Agent’s reasonable satisfaction, the existence, amount, terms of, and any other matter relating to, Accounts, Contracts, Instruments, Chattel Paper, payment intangibles and/or other Receivables that constitute Collateral.

Section 6.02.         Authorization for the Agent to Take Certain Action.  (a) Each Grantor hereby irrevocably authorizes the Agent and appoints the Agent (and all officers, employees or agents designated by the Agent) as its true and lawful attorney in fact for the purpose of carrying out the provisions of this Agreement, including: (i) at any time and from time to time in its sole discretion, if an Event of Default has occurred and is continuing, to contact and enter into one or more agreements with the issuers of uncertificated securities that constitute Pledged Collateral or with securities intermediaries holding Pledged Collateral as may be necessary or advisable to give the Agent Control over such Pledged Collateral in accordance with the terms hereof; (ii) at any time when an Event of Default has occurred and is continuing, in the sole discretion of the Agent (in the name of such Grantor or otherwise), (A) to endorse and collect any cash proceeds of the Collateral and to apply the proceeds of any Collateral received by the Agent to the Secured Obligations as provided herein or in the Credit Agreement or any other Loan Document, subject to the terms of any Acceptable Intercreditor Agreement then in effect, (B) to demand payment or enforce payment of any Receivable in the name of the Agent or such Grantor and to endorse any check, draft and/or any other instrument for the payment of money relating to any such Receivable, (C) to sign such Grantor’s name on any invoice or bill of lading relating to any Receivable, any draft against any Account Debtor of such Grantor, and/or any assignment and/or verification of any Receivable, (D) to exercise all of any Grantor’s rights and remedies with respect to the collection of any Receivable and any other Collateral, (E) to settle, adjust, compromise, extend or renew any Receivable, (F) to settle, adjust or compromise any legal proceedings brought to collect any Receivable, (G) to prepare, file and sign such Grantor’s name on a proof of claim in bankruptcy or similar document against any Account Debtor of such Grantor, (H) to prepare, file and sign such Grantor’s name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with any Receivable, (I) to change the address for delivery of mail addressed to such Grantor to such address as the Agent may designate and to receive, open and dispose of all mail addressed to such Grantor (provided copies of such mail are provided to such Grantor), (J) to discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except for Permitted Liens), (K) to make, settle and adjust claims in respect of Collateral under policies of insurance and endorse the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and (L) to obtain or maintain the policies of insurance of the types referred to in Section 5.05 of the Credit Agreement or to pay any premium in whole or in part relating thereto; and (iii) to do all other acts and things or institute any proceedings which the Agent may reasonably deem to be necessary or advisable (pursuant to this Security Agreement and the other Loan Documents and in accordance with applicable law) to carry out the terms of this Security Agreement and to protect the interests of the Secured Parties; and, when and to the extent required pursuant to Section 9.03(a) of the Credit Agreement, such Grantor agrees to reimburse the Agent for any payment made in connection with this paragraph or any expense (including reasonable and documented out-of-pocket attorneys’ fees, court costs and expenses) and other charges related thereto incurred by the Agent in connection with any of the foregoing (it being understood that any such sums shall constitute additional Secured Obligations); provided that, this authorization shall not relieve such Grantor of any of its obligations under this Security Agreement or under the Credit Agreement; provided, however, that nothing herein contained shall be construed as requiring or obligating the Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby.

(b)           All acts of such attorney or designee are hereby ratified and approved by the Grantors.

Section 6.03.         PROXY.  SUBJECT TO THE LAST SENTENCE OF THIS SECTION 6.03, EACH GRANTOR HEREBY IRREVOCABLY (UNTIL THE TERMINATION DATE) CONSTITUTES AND APPOINTS THE AGENT AS ITS PROXY AND ATTORNEY-IN-FACT (SUCH APPOINTMENT IS IRREVOCABLE AND COUPLED WITH AN INTEREST AND IS AS FURTHER SET FORTH IN SECTION 6.02 ABOVE) WITH RESPECT TO THE PLEDGED COLLATERAL, INCLUDING THE RIGHT TO VOTE SUCH PLEDGED COLLATERAL (IN ACCORDANCE WITH THE TERMS HEREOF), WITH FULL POWER OF SUBSTITUTION TO DO SO.  IN ADDITION TO THE RIGHT TO VOTE ANY SUCH PLEDGED COLLATERAL, THE APPOINTMENT OF THE AGENT AS PROXY AND ATTORNEY-IN-FACT SHALL INCLUDE THE RIGHT TO EXERCISE (IN ACCORDANCE WITH THE TERMS HEREOF) ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF SUCH PLEDGED COLLATERAL WOULD BE ENTITLED (INCLUDING GIVING OR WITHHOLDING WRITTEN CONSENTS OF SHAREHOLDERS, CALLING SPECIAL MEETINGS OF SHAREHOLDERS AND VOTING AT SUCH MEETINGS).  SUCH PROXY SHALL BE EFFECTIVE, AUTOMATICALLY AND WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF ANY SUCH PLEDGED COLLATERAL ON THE RECORD BOOKS OF THE ISSUER THEREOF) BY ANY PERSON (INCLUDING THE ISSUER OF SUCH PLEDGED COLLATERAL OR ANY OFFICER OR AGENT THEREOF), IN EACH CASE, ONLY WHEN AN EVENT OF DEFAULT HAS OCCURRED AND IS CONTINUING, UPON THREE BUSINESS DAYS’ PRIOR WRITTEN NOTICE TO THE BORROWER.

Section 6.04.         NATURE OF APPOINTMENT; LIMITATION OF DUTY.  THE APPOINTMENT OF THE AGENT AS PROXY AND ATTORNEY-IN-FACT IN THIS ARTICLE 6 IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL THE TERMINATION DATE OR, AS TO ANY GRANTOR, IF EARLIER, THE DATE SUCH GRANTOR IS RELEASED FROM ITS OBLIGATIONS HEREUNDER PURSUANT TO SECTION 7.12 HEREOF.  NOTWITHSTANDING ANYTHING CONTAINED HEREIN, NEITHER THE AGENT, NOR ANY OTHER SECURED PARTY, NOR ANY OF THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL HAVE ANY DUTY TO EXERCISE ANY RIGHT OR POWER GRANTED HEREUNDER OR OTHERWISE OR TO

PRESERVE THE SAME AND SHALL NOT BE LIABLE FOR ANY FAILURE TO DO SO OR FOR ANY DELAY IN DOING SO, EXCEPT TO THE EXTENT SUCH DAMAGES ARE ATTRIBUTABLE TO THE GROSS NEGLIGENCE, BAD FAITH OR WILLFUL MISCONDUCT OF SUCH PERSON AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION IN A FINAL AND NON-APPEALABLE DECISION BUT, IN ANY EVENT, SUBJECT TO SECTION 7.19 HEREOF; PROVIDED, THAT THE FOREGOING EXCEPTION SHALL NOT BE CONSTRUED TO OBLIGATE THE AGENT TO TAKE OR REFRAIN FROM TAKING ANY ACTION WITH RESPECT TO THE COLLATERAL.

ARTICLE 7
GENERAL PROVISIONS

Section 7.01.         Waivers.  To the maximum extent permitted by applicable Requirements of Law, each Grantor hereby waives notice of the time and place of any judicial hearing in connection with the Agent’s taking possession of the Collateral or of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made, including without limitation, any and all prior notice and hearing for any prejudgment remedy or remedies.  To the extent such notice may not be waived under applicable Requirements of Law, any notice made shall be deemed reasonable (and each Grantor agrees that such notice is reasonable notice within the meaning of Section 9-611 of the UCC or its equivalent in any other applicable jurisdictions) if sent to any Grantor, addressed as set forth in Article 8, at least 10 days prior to (a) the date of any such public sale or (b) the time after which any such private disposition may be made.  To the maximum extent permitted by applicable Requirements of Law, each Grantor waives all claims, damages, and demands against the Agent arising out of the repossession, retention or sale of the Collateral, except those arising out of the gross negligence, bad faith or willful misconduct of the Agent as determined by a court of competent jurisdiction in a final and non-appealable judgment.  To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Agent, any valuation, stay (other than an automatic stay under any applicable Debtor Relief Law), appraisal, extension, moratorium, redemption or similar law and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Security Agreement, or otherwise.  Except as otherwise specifically provided herein, each Grantor hereby waives presentment, demand, protest, any notice (to the maximum extent permitted by applicable Requirements of Law) of any kind or all other requirements as to the time, place and terms of sale in connection with this Security Agreement or any Collateral.

Section 7.02.         Limitation on Agent’s Duty with Respect to the Collateral.  The Agent shall use reasonable care with respect to the Collateral in its possession; provided that the Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to which it accords its own property.  The Agent shall not have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of the Agent, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.  To the extent that applicable Requirements of Law impose duties on the Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it would be commercially reasonable for the Agent (a) to elect not to incur expenses to prepare Collateral for disposition or otherwise to transform raw material or work in process into finished goods or other finished products for disposition, (b) to elect not to obtain third party consents for access to Collateral to be disposed of (unless required under any applicable lease agreement), or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to elect not to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (d) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other Persons, whether or not in the same business as any Grantor, for expressions of interest in acquiring all or any portion of such Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (h) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (k) to purchase insurance or credit enhancements to insure the Agent against risks of loss in connection with any collection or disposition of Collateral or to provide to the Agent a guaranteed return from the collection or disposition of Collateral or (l) to the extent deemed appropriate by the Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Agent in the collection or disposition of any of the Collateral.  Each Grantor acknowledges that the purpose of this Section 7.02 is to provide non-exhaustive indications of what actions or omissions by the Agent would be commercially reasonable in the Agent’s exercise of remedies with respect to the Collateral and that other actions or omissions by the Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 7.02.  Without limitation upon the foregoing, nothing contained in this Section 7.02 shall be construed to grant any rights to any Grantor or to impose any duties on the Agent that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this Section 7.02.

Section 7.03.         Compromises and Collection of Collateral.  Each Grantor and the Agent recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Receivables, that certain of the Receivables may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Receivable may exceed the amount that reasonably may be expected to be recovered with respect to any Receivable.  In view of the foregoing, each Grantor agrees that the Agent may at any time and from time to time, if an Event of Default has occurred and is continuing, upon at least three Business Days’ prior written notice to the relevant Grantor, compromise with the obligor on any Receivable, accept in full payment of any Receivable such amount as the Agent in its sole discretion shall determine or abandon any Receivable, and any such action by the Agent shall be commercially reasonable so long as the Agent acts in good faith based on information known to it at the time it takes any such action.

Section 7.04.         Agent Performance of Debtor Obligations.  Without having any obligation to do so, the Agent may, at any time and from time to time when an Event of Default has occurred and is continuing and upon prior written notice to the Borrower, perform or pay any obligation which any Grantor has agreed to perform or pay under this Security Agreement and which obligation is due and unpaid and not being contested by such Grantor in good faith, and such Grantor shall reimburse the Agent for any amounts paid by the Agent pursuant to this Section 7.04 as a Secured Obligation payable in accordance with Section 9.03(a) of the Credit Agreement.

Section 7.05.         No Waiver; Amendments; Cumulative Remedies.  No delay or omission of the Agent or any other Secured Party (subject to the provisions of Article 8 of the Credit Agreement) to exercise any right, remedy, power or privilege granted under this Security Agreement or any other Loan Document shall impair such right, remedy, power or privilege or preclude any further exercise thereof or be construed to be a waiver of any Default or an acquiescence therein, and no single or partial exercise of any such right, remedy, power or privilege shall preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  No waiver, amendment or other variation of the terms, conditions or provisions of this Security Agreement whatsoever shall be valid unless in writing signed by the Borrower and the Agent with the concurrence or at the direction of the Lenders to the extent required under Section 9.02 of the Credit Agreement and then only to the extent in such writing specifically set forth.  All rights and remedies contained in this Security Agreement or afforded by law shall be cumulative and all shall be available to the Agent until the Termination Date.

Section 7.06.         Limitation by Law; Severability of Provisions.  All rights, remedies and powers provided in this Security Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable Requirements of Law, and all of the provisions of this Security Agreement are intended to be subject to all applicable Requirements of Law that may be controlling and to be limited to the extent necessary so that such provisions do not render this Security Agreement invalid, unenforceable or not entitled to be recorded or registered, in whole or in part.  To the extent permitted by applicable Requirements of Law, any provision of this Security Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions of this Security Agreement; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 7.07.         Security Interest Absolute.  All rights of the Agent hereunder, the security interests granted hereunder and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument relating to the foregoing, (c) any exchange, release or nonperfection of any Lien on any Collateral, or any release or amendment or waiver of or consent under or departure from any guaranty, securing or guaranteeing all or any of the Secured Obligations, (d) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any Grantor, (e) any exercise or non-exercise, or any waiver of, any right, remedy, power or privilege under or in respect of this Security Agreement or any other Loan Document or (f) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Secured Obligations or this Security Agreement (other than any termination or release contemplated by Section 7.12 or the occurrence of the Termination Date).

Section 7.08.         Benefit of Security Agreement.  The terms and provisions of this Security Agreement shall be binding upon and inure to the benefit of each Grantor, the Agent and the Secured Parties and their respective successors and permitted assigns (including all Persons who become bound as a debtor to this Security Agreement).  No sale of participations, assignments, transfers, or other dispositions of any agreement governing the Secured Obligations or any portion thereof or interest therein shall in any manner impair the Lien granted to the Agent hereunder for the benefit of the Agent and the Secured Parties.

Section 7.09.         Survival of Representations.  All representations and warranties of each Grantor contained in this Security Agreement shall survive the execution and delivery of this Security Agreement until the Termination Date or, as to any Grantor, if earlier, the date such Grantor is released from its obligations hereunder pursuant to Section 7.12 hereof.

Section 7.10.         Additional Subsidiaries.  Upon the execution and delivery by any Restricted Subsidiary of an instrument in the form of Exhibit A in accordance with Section 5.11(a) of the Credit Agreement, such Restricted Subsidiary shall become a Grantor hereunder with the same force and effect as if such Restricted Subsidiary was originally named as a Grantor herein.  The execution and delivery of any such instrument shall not require the consent of any other Grantor or any other Person.  The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Security Agreement.

Section 7.11.         Headings.  The titles of and section headings in this Security Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Security Agreement.

Section 7.12.         Termination or Release.  (a) This Security Agreement shall continue in effect until the Termination Date, and the Liens granted by each relevant Grantor hereunder shall be automatically released and each relevant Grantor shall automatically be released from its obligations hereunder in the circumstances described in Article 8 and Section 9.21 of the Credit Agreement at that time.  Prior to the Termination Date, a Grantor shall only be released from its obligations hereunder to the extent such release is permitted by Article 8 and Section 9.21 of the Credit Agreement; provided that, upon the request of the Agent, the Borrower delivers to the Agent a certificate of a Responsible Officer certifying that such release is permitted pursuant to Article 8 and Section 9.21 of the Credit Agreement (it being understood that the Agent shall be entitled to rely on such certificate in releasing such Grantor).

(b)           In connection with any termination or release pursuant to paragraph (a) above, the Agent shall promptly execute (if applicable) and deliver to any Grantor, at such Grantor’s expense, (i) all UCC termination statements and similar documents that such Grantor shall reasonably request to evidence and/or effectuate such termination or release and (ii) all Pledged Collateral.  Any execution and delivery of documents pursuant to this Section 7.12 shall be without recourse to or representation or warranty by the Agent or any Secured Party.  The Borrower shall reimburse the Agent for all reasonable and documented out-of-pocket costs and expenses, including any fees and expenses of counsel, incurred by it in connection with any action contemplated by this Section 7.12 pursuant to and to the extent required by Section 9.03(a) of the Credit Agreement.

(c)           The Agent shall have no liability whatsoever to any other Secured Party as the result of any release of Collateral by it in accordance with (or which the Agent in good faith believes to be in accordance with) the terms of this Section 7.12.

Section 7.13.         Entire Agreement.  This Security Agreement, together with the other Loan Documents and any Acceptable Intercreditor Agreement then in effect, embodies the entire agreement and understanding between each Grantor and the Agent relating to the Collateral and supersedes all prior agreements and understandings between any Grantor and the Agent relating to the Collateral.

Section 7.14.         CHOICE OF LAW.  THIS SECURITY AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS SECURITY AGREEMENT, WHETHER IN TORT, CONTRACT (AT LAW OR IN EQUITY) OR OTHERWISE, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 7.15.         CONSENT TO JURISDICTION; CONSENT TO SERVICE OF PROCESS.

(a)           EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF ANY U.S. FEDERAL OR NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK (OR ANY APPELLATE COURT THEREFROM) OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR

PROCEEDING SHALL (EXCEPT AS PERMITTED BELOW) BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, FEDERAL COURT.  EACH PARTY HERETO AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY REGISTERED MAIL ADDRESSED TO SUCH PERSON SHALL BE EFFECTIVE SERVICE OF PROCESS AGAINST SUCH PERSON FOR ANY SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT.  EACH PARTY HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY APPLICABLE REQUIREMENTS OF LAW.  EACH PARTY HERETO AGREES THAT THE AGENT RETAINS THE RIGHT TO BRING PROCEEDINGS AGAINST ANY GRANTOR IN THE COURTS OF ANY OTHER JURISDICTION SOLELY TO THE EXTENT NECESSARY TO ENFORCE AGENT’S RIGHTS UNDER THIS SECURITY AGREEMENT.  EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT IN ANY SUCH COURT.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, ANY CLAIM OR DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION, SUIT OR PROCEEDING IN ANY SUCH COURT.

(b)           TO THE EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL) DIRECTED TO IT AT ITS ADDRESS FOR NOTICES AS PROVIDED FOR IN SECTION 9.01 OF THE CREDIT AGREEMENT.  EACH PARTY HERETO HEREBY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER LOAN DOCUMENT THAT SERVICE OF PROCESS WAS INVALID AND INEFFECTIVE.  NOTHING IN THIS SECURITY AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE REQUIREMENTS OF LAW.

Section 7.16.         WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS SECURITY AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 7.17.         Indemnity.  Each Grantor hereby agrees to indemnify the Indemnitees, as, and to the extent, set forth in Section 9.03(b) of the Credit Agreement.

Section 7.18.         Counterparts.  This Security Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Security Agreement by facsimile or by email as a “.pdf” or “.tif” attachment or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Security Agreement.

Section 7.19.         EFFECT OF INTERCREDITOR AGREEMENT.  NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE LIENS AND SECURITY INTERESTS GRANTED TO THE AGENT FOR THE BENEFIT OF THE SECURED PARTIES PURSUANT TO THIS SECURITY AGREEMENT AND THE EXERCISE OF ANY RIGHT OR REMEDY BY THE AGENT WITH RESPECT TO ANY COLLATERAL HEREUNDER ARE SUBJECT TO THE PROVISIONS OF ANY ACCEPTABLE INTERCREDITOR AGREEMENT IN EFFECT.  IN THE EVENT OF ANY CONFLICT BETWEEN THE PROVISIONS OF ANY ACCEPTABLE INTERCREDITOR AGREEMENT IN EFFECT AND THIS SECURITY AGREEMENT, THE PROVISIONS OF SUCH INTERCREDITOR AGREEMENT IN EFFECT SHALL GOVERN AND CONTROL.

Section 7.20.         Waiver of Consequential Damages, Etc.  To the extent permitted by applicable law, none of the Grantors or Secured Parties shall assert, and each hereby waives, any claim against each other or any Related Party thereof, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Security Agreement or any agreement or instrument contemplated hereby, except, in the case of any claim by any Indemnitee against any of the Grantors, to the extent such damages would otherwise be subject to indemnification pursuant to the terms of Section 7.17; provided that nothing in this sentence shall limit the Grantors’ indemnity or reimbursement obligations under Section 7.17 to the extent such special, indirect, consequential or punitive damages are included in any third party claim in connection with which such Indemnitee is entitled to indemnification hereunder.

Section 7.21.         Mortgages.  In the case of a conflict between this Security Agreement and any Mortgage with respect to any Material Real Estate Asset that is also subject to a valid and enforceable Lien under the terms of such Mortgage (including Fixtures), the terms of this Security Agreement shall govern.

Section 7.22.         Successors and Assigns.  Whenever in this Security Agreement any party hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Agent in this Security Agreement shall bind and inure to the benefit of their respective successors and permitted assigns. Except in a transaction expressly permitted under the Credit Agreement, no Grantor may assign any of its rights or obligations hereunder without the written consent of the Agent and any such assignment without such consent shall be null and void.

Section 7.23.         Survival of Agreement.  Without limiting any provision of the Credit Agreement or Section 7.17 hereof, all covenants, agreements, indemnities, representations and warranties made by the Grantors in this Security Agreement and the other Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Security Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the execution and delivery of the Loan Documents and the making of any Loans and shall continue in full force and effect until the Termination Date or, as to any Grantor, if earlier, the date such Grantor is released from its obligations hereunder pursuant to Section 7.12 hereof.

ARTICLE 8
NOTICES

Section 8.01.                          Sending Notices.  Any notice required or permitted to be given under this Security Agreement shall be delivered in accordance with Section 9.01 of the Credit Agreement (it being understood and agreed that references in such Section to “herein”, “hereunder” and other similar terms shall be deemed to be references to this Security Agreement).

ARTICLE 9
THE AGENT

RBC has been appointed Agent for the Lenders hereunder pursuant to Article 8 of the Credit Agreement.  It is expressly understood and agreed by the parties to this Security Agreement that any authority conferred upon the Agent hereunder is subject to the terms of the delegation of authority made by the Lenders to the Agent pursuant to the Credit Agreement, and that the Agent has agreed to act (and any successor Agent shall act) as such hereunder only on the express conditions contained in such Article 8.  Any successor Agent appointed pursuant to Article 8 of the Credit Agreement shall be entitled to all the rights, interests and benefits of the Agent hereunder.

By accepting the benefits of this Security Agreement and any other Loan Document, each Secured Party expressly acknowledges and agrees that this Security Agreement and each other Loan Document may be enforced only by the action of the Agent, and that such Secured Party shall not have any right individually to seek to enforce or to enforce this Security Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Agent for the benefit of the Secured Parties upon the terms of this Security Agreement and the other Loan Documents.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each Grantor and the Agent have executed this Security Agreement as of the date first above written.

VICTORY CAPITAL HOLDINGS, INC.,
as a Grantor

By:
Name:
Title:

VICTORY HOLDINGS, LLC,
as a Grantor

By:
Name:
Title:

VICTORY CAPITAL OPERATING, LLC,
as a Grantor

By:
Name:
Title:

VICTORY CAPITAL MANAGEMENT INC.,
as a Grantor

By:
Name:
Title:

Signature Page to Victory Pledge and Security Agreement

ROYAL BANK OF CANADA,
as Agent

By:
Name:
Title:

Signature Page to Victory Pledge and Security Agreement

EXHIBIT A

[FORM OF] SECURITY AGREEMENT JOINDER

A.            SUPPLEMENT NO. [•] dated as of [•] (this “Supplement”) to the Pledge and Security Agreement dated as of February 12, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”) by and among Victory Capital Holdings, Inc., a Delaware corporation (the “Borrower”), the other Grantors (as defined therein) from time to time party thereto and Royal Bank of Canada (“RBC”), in its capacities as administrative agent and collateral agent for the Secured Parties (as defined in the Credit Agreement referred to below) (in such capacities as administrative agent and collateral agent, together with its successors in such capacities, the “Agent”).

B.            Reference is made to the Credit Agreement dated as of February 12, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among, inter alios, the Borrower, the lenders from time to time party thereto and the Agent.

C.            Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement or the Security Agreement, as applicable.

D.            The Grantors have entered into the Security Agreement in order to induce the Lenders to make Loans.  Section 7.10 of the Security Agreement and Section 5.11(a) of the Credit Agreement provide that additional Restricted Subsidiaries may become Grantors under the Security Agreement by executing and delivering an instrument in the form of this Supplement.  [The] [Each] undersigned Restricted Subsidiary ([the] [each a] “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Security Agreement and the Credit Agreement to become a Grantor under the Security Agreement in order to induce the Lenders to make additional Loans and as consideration for Loans previously made and to secure the Secured Obligations.

Accordingly, the Agent and [the] [each] New Subsidiary agree as follows:

SECTION 1.                            In accordance with Section 7.10 of the Security Agreement, [the] [each] New Subsidiary by its signature below becomes a Grantor under the Security Agreement with the same force and effect as if originally named therein as a Grantor, and [the] [each] New Subsidiary hereby (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Grantor thereunder and (b) makes the representations and warranties applicable to it as a Grantor under the Security Agreement on and as of the date hereof; it being understood and agreed that any representation or warranty that expressly relates to an earlier date shall be deemed to refer to the date hereof.  In furtherance of the foregoing, [the] [each] New Subsidiary, as security for the prompt and complete payment or performance, as the case may be, in full of the Secured Obligations, does hereby grant and pledge to the Agent, its successors and permitted assigns, on behalf of and for the ratable benefit of the Secured Parties, a Lien on and security interest in all of [the] [each] New Subsidiary’s right, title and interest in and to the Collateral, whether now owned by or owing to, or hereafter acquired by or arising in favor of [the] [each] New Subsidiary, and regardless of where located.  Each reference to a “Grantor” in the Security Agreement shall be deemed to include [the] [each] New Subsidiary.

SECTION 2.                            [The] [Each] New Subsidiary represents and warrants to the Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to the Legal Reservations.

SECTION 3.                            This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Supplement shall become effective when the Agent shall have received a counterpart of this Supplement that bears the signature of [the] [each] New Subsidiary and the Agent has executed a counterpart hereof.  Delivery of an executed signature page to this Supplement by facsimile transmission or by email as a “.pdf” or “.tif” attachment shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4.                            [The] [Each] New Subsidiary hereby (i) authorizes the Agent at any time and from time to time to file (A) all financing statements (including fixture filings) and amendments thereof or continuation statements with respect thereto with respect to the Collateral naming such New Subsidiary as debtor and the Agent as secured party and (B) filings with the United States Patent and Trademark Office and the United States Copyright Office (including any Intellectual Property Security Agreement) for the purpose of perfecting, enforcing, maintaining or protecting the Lien of the Agent in United States issuances of, registrations for, or applications for registration of Patents, Trademarks and Copyrights (in each case, to the extent constituting Collateral) and naming such New Subsidiary as debtor and the Agent as secured party, (ii) subject to the terms of the Loan Documents, agrees to take such other actions at its expense as may from time to time be necessary, advisable or otherwise reasonably requested by the Agent (and authorizes the Agent to take any such other actions, which the Agent has no obligation to take) in order to establish and maintain a First Priority, valid, enforceable (subject to the Legal Reservations) and perfected security interest in and Lien on the Collateral.  [The] [Each] New Subsidiary shall pay any applicable filing fees, recordation fees and related expenses relating to the foregoing in accordance with and subject to the limitations under Section 9.03(a) of the Credit Agreement.  Any financing statement filed by the Agent may be filed in any filing office in any applicable UCC jurisdiction and may (i) indicate the Collateral (A) as “all assets”, “all assets, whether now owned or hereafter acquired and wherever located” or words of similar effect, (B) as being equal or lesser in scope or with greater detail or (C) by any other description which reasonably approximates the description contained in this Security Agreement and (ii) contain any other information required by part 5 of Article 9 of the UCC of such jurisdiction for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including in each case to the extent applicable, whether the New Subsidiary is an organization, the type of organization and any organization identification number issued to the New Subsidiary.

SECTION 5.                            Attached hereto is a duly prepared, completed and executed Perfection Certificate Supplement with respect to [the] [each] New Subsidiary, and [the] [each] New Subsidiary hereby represents and warrants that the information set forth therein is correct and complete in all material respects as of the date hereof.

SECTION 6.                            Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

SECTION 7.                            THIS SUPPLEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS SUPPLEMENT, WHETHER IN TORT, CONTRACT (AT LAW OR IN EQUITY) OR OTHERWISE, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 8.                            To the extent permitted by applicable Requirements of Law, any provision of this Supplement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions of this Supplement; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.                            All communications and notices hereunder shall be in writing and given as provided in Section 8.01 of the Security Agreement.

SECTION 10.                     Sections 7.11 and 7.13 through 7.16 of the Security Agreement are incorporated herein by reference, mutatis mutandis.

SECTION 11.                     This Supplement shall constitute a Loan Document, under and as defined in, the Credit Agreement.

[Signature pages follow]

IN WITNESS WHEREOF, [each] [the] New Subsidiary has duly executed this Supplement to the Security Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY],
as a Grantor

By:
Name:
Title:

Acknowledged and agreed:

ROYAL BANK OF CANADA,
as Agent

By:
Name:
Title:

EXHIBIT I

[FORM OF]
LOAN GUARANTY

THIS LOAN GUARANTY (as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Loan Agreement”) is entered into as of February 12, 2018 by and among the Loan Guarantors (as defined below) from time to time party hereto and Royal Bank of Canada (“Royal Bank”), in its capacities as administrative agent and collateral agent for the Secured Parties (as defined in the Credit Agreement referred to below) (in such capacities, together with its successors in such capacities, the “Administrative Agent”).

PRELIMINARY STATEMENT

Reference is hereby made to that certain Credit Agreement dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among, inter alios, Victory Capital Holdings, Inc., a Delaware corporation (the “Borrower”), the lenders from time to time party thereto (the “Lenders”) and the Administrative Agent.

The Loan Guarantors are entering into this Loan Guaranty in order to induce the Lenders to enter into and extend credit to the Borrower under the Credit Agreement and to guarantee the Secured Obligations including their obligations under the Credit Agreement, the Security Agreement, each Hedge Agreement the obligations under which constitute Secured Hedging Obligations and each agreement relating to Banking Services the obligations under which constitute Banking Services Obligations.

Each Loan Guarantor will obtain substantial direct and indirect benefits from the incurrence of Loans by the Borrower and the issuance of, and participation in, Letters of Credit for the account of the Borrower and the Restricted Subsidiaries and the incurrence by the Loan Parties of the other Secured Obligations.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1
DEFINITIONS

Section 1.01.                          Definitions of Certain Terms Used Herein.  As used in this Loan Guaranty, in addition to the terms defined in the preamble and Preliminary Statement above, the following terms shall have the following meanings:

“Accommodation Payment” has the meaning assigned to such term in Section 2.09(a).

“Administrative Agent” has the meaning assigned to such term in the preamble.

“Article” means a numbered article of this Loan Guaranty, unless another document is specifically referenced.

“Borrower” has the meaning assigned to such term in the preliminary statement.

“Credit Agreement” has the meaning assigned to such term in the preliminary statement.

“Guaranteed Obligations” has the meaning assigned to such term in Section 2.01.

“Guarantor Percentage” has the meaning assigned to such term in Section 2.09(a).

“Guaranty Supplement” has the meaning assigned to such term in Section 3.04.

“Loan Guarantors” means (a) VCH Holdings, LLC, (b) Victory Capital Operating, LLC, (c) Victory Capital Management Inc., (d) each other Restricted Subsidiary that becomes a party to this Loan Guaranty after the date hereof, in accordance with Section 3.04 of this Loan Guaranty and Section 5.11(a) of the Credit Agreement and (e) solely with respect to Banking Services Obligations and Secured Hedging Obligations, in each case, incurred by a Restricted Subsidiary, the Borrower. For the avoidance of doubt, no Person shall be a Loan Guarantor with respect to the Guaranteed Obligations of such Person.

“Loan Guaranty” has the meaning assigned to such term in the preamble.

“Maximum Liability” has the meaning assigned to such term in Section 2.09(a).

“Non-ECP Guarantor” means each Loan Guarantor other than a Qualified ECP Guarantor.

“Non-Paying Guarantor” has the meaning assigned to such term in Section 2.09(a).

“Obligated Party” has the meaning assigned to such term in Section 2.02.

“Paying Guarantor” has the meaning assigned to such term in Section 2.09(a).

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Loan Guarantor that has total assets exceeding $10,000,000 at the time the relevant Loan Guaranty or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Section” means a numbered section of this Loan Guaranty, unless another document is specifically referenced.

“UFCA” has the meaning assigned to such term in Section 2.09(a).

“UFTA” has the meaning assigned to such term in Section 2.09(a).

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.  Any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns.  Capitalized terms used in this Loan Guaranty and not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

ARTICLE 2
LOAN GUARANTY

Section 2.01.                          Guaranty.  Each Loan Guarantor hereby agrees that it is jointly and severally liable for, and, as primary obligor and not merely as surety, absolutely and unconditionally and irrevocably guarantees to the Administrative Agent (for itself and acting as agent for the Secured Parties, pursuant to Article 8 of the Credit Agreement) for the ratable benefit of the Secured Parties and each of their respective successors, transferees and assigns, the full and prompt payment, when and as the same become due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of the Secured Obligations, including amounts that would become due but for the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. §362(a) (excluding, for the avoidance of doubt, any Excluded Swap Obligation), together with any and all expenses which may be incurred by the Administrative Agent and the other Secured Parties in collecting any of the Secured Obligations that are reimbursable in accordance with Section 9.03 of the Credit Agreement (collectively the “Guaranteed Obligations”).  Each Loan Guarantor further agrees that the Guaranteed Obligations may be increased, extended, renewed, amended or modified, in whole or in part without notice to or further assent from it, and that it remains bound upon its guarantee notwithstanding any such increase, extension, renewal, amendment or modification.  In addition, if any or all of the Guaranteed Obligations become due and payable hereunder, each Loan Guarantor, unconditionally and irrevocably, promises to promptly pay the full amount of such Guaranteed Obligations to the Administrative Agent for the benefit of the Secured Parties, on demand.  Each Loan Guarantor unconditionally and irrevocably guarantees the full payment of any and all of the Guaranteed Obligations to the Secured Parties whether or not due or payable by the Borrower upon the occurrence of any of the Events of Default specified in Sections 7.01(f) or 7.01(g) of the Credit Agreement.  This Loan Guaranty is a continuing one and shall remain in full force and effect until the Termination Date.  All liabilities to which this Loan Guaranty applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon.

Section 2.02.                          Guaranty of Payment.  This Loan Guaranty is a guaranty of payment (whether or not any proceeding under any Debtor Relief Law shall have stayed the accrual of collection of any of the Guaranteed Obligations or operated as a discharge thereof) and not of collection.  Each Loan Guarantor waives any right to require the Administrative Agent or any other Secured Party to sue the Borrower, any Loan Guarantor, any other guarantor, or any other Person obligated for all or any part of the Guaranteed Obligations (the Borrower, each Loan Guarantor, each other guarantor or such other Person, an “Obligated Party”), or otherwise to enforce its rights in respect of any Collateral securing all or any part of the Guaranteed Obligations.  The Administrative Agent may enforce this Loan Guaranty at any time and from time to time when an Event of Default exists.

Section 2.03.                          No Discharge or Diminishment of Loan Guaranty.

(a)                                 Except for the termination or release of a Loan Guarantor’s obligations hereunder as expressly permitted by Section 3.14, the obligations of each Loan Guarantor hereunder are unconditional, irrevocable and absolute and not subject to any reduction, limitation, impairment or termination for any reason, including, without limitation: (i) any claim of waiver, release, extension, renewal, settlement, surrender, alteration, or compromise of any of the Guaranteed Obligations, by operation of law or otherwise; (ii) any change in the corporate or other organizational existence, structure or ownership of any Obligated Party or the lack of legal existence of the Borrower or any other Obligated Party; (iii) any insolvency, bankruptcy, reorganization or other similar proceeding affecting any other Obligated Party, or its assets or any resulting release or discharge of any obligation of any Obligated Party; (iv) the existence of any claim, setoff or other right which any Loan Guarantor may have at any time against any Obligated Party, the Administrative Agent, any other Secured Party or any other Person, whether in connection herewith or in any unrelated transactions; (v) any direction as to application of payments by the Borrower or by any other party; (vi) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Guaranteed Obligations; (vii) any payment on or in reduction of any such other guaranty or undertaking; (viii) any dissolution, termination or increase, decrease or change in personnel by the Borrower; (ix) any payment made to any Secured Party on the Guaranteed Obligations which any such Secured Party repays to the Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each Loan Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding; (x) any increase at any time or from time to time of the Guaranteed Obligations that exceeds the Maximum Liability of any Loan Guarantor hereunder (provided that nothing in this clause shall be construed to increase any Loan Guarantor’s obligations hereunder beyond its Maximum Liability); (xi) the release under Section 3.14 or joinder under Section 3.04 of any other Loan Guarantor; (xii) any action or failure to act by the Borrower, any other Loan Guarantor or any other Person which may adversely affect such Loan Guarantor’s rights of contribution or subrogation (if any) against the Borrower to recover payments made under this Loan Guaranty, or this Loan Guaranty or the Credit Agreement having been determined (on whatsoever grounds) to be invalid, non-binding or unenforceable against any Loan Guarantor ab initio or at any time after the date hereof; or (xiii) any other circumstance (including statute of limitations), act or omission whatsoever which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower or any other Loan Guarantor for the Guaranteed Obligations, or of such Loan Guarantor under the guarantee contained in this Article 2 (other than the payment in full in cash of all the Guaranteed Obligations).  Each Loan Guarantor expressly authorizes the applicable Secured Parties, as set forth in the Loan Documents, to take and hold security for the payment and performance of the Guaranteed Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in their sole discretion or to release or substitute any one or more other guarantors or obligors upon or in respect of the Guaranteed Obligations all without affecting the obligations of any Loan Guarantor hereunder.

(b)                                 Except for termination of a Loan Guarantor’s obligations hereunder as expressly permitted by Section 3.14, the obligations of each Loan Guarantor hereunder are not subject to (i) any defense or setoff, counterclaim, recoupment, or termination whatsoever by reason of the invalidity, illegality, or unenforceability of any of the Guaranteed Obligations or otherwise or (ii) any Requirements of Law purporting to prohibit payment by any Obligated Party of the Guaranteed Obligations or any part thereof.

(c)                                  Further, the obligations of any Loan Guarantor hereunder are not discharged or impaired or otherwise affected by: (i) the election not to or failure of the Administrative Agent or any Secured Party to assert any claim or demand or to enforce any remedy with respect to all or any part of the Guaranteed Obligations; (ii) any waiver or modification of or supplement to any provision of any agreement relating to the Guaranteed Obligations; (iii) any release, non-perfection, or invalidity of any indirect or direct security for the obligations of the Borrower for all or any part of the Guaranteed Obligations or any obligations of any other guarantor of or other Person liable for any of the Guaranteed Obligations; (iv) any action or failure to act by the Administrative Agent or any Secured Party with respect to any Collateral securing any part of the Guaranteed Obligations; or (v) any default, failure or delay, willful or otherwise, in the payment or performance of any of the Guaranteed Obligations, or any other circumstance, act, omission or delay that might in any manner or to any extent vary the risk of such Loan Guarantor or that would otherwise operate as a discharge of any Loan Guarantor as a matter of law or equity, in each case other than as set forth in Section 3.14.

Section 2.04.                          Defenses Waived.  To the fullest extent permitted by applicable Requirements of Law, and except for termination of a Loan Guarantor’s obligations hereunder as expressly permitted by Section 3.14, each Loan Guarantor hereby waives any defense based on or arising out of any defense of the Borrower or any other Loan Guarantor or arising out of the disability of the Borrower or any other Loan Guarantor or any other party or the unenforceability of all or any part of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower or any other Loan Guarantor. Without limiting the generality of the foregoing, each Loan Guarantor irrevocably waives acceptance hereof, diligence, presentment, demand, protest, marshaling and, to the fullest extent permitted by applicable Requirements of Law, any notice not provided for herein or in any other Loan Document, including any notice of non-payment, nonperformance, or default, notice of protest, notice of dishonor, notice of acceptance of this Loan Guaranty, and any notice of the existence, creation, amendment of, or incurring of new or additional Guaranteed Obligations, as well as any requirement that at any time any action be taken by any Person against any Obligated Party, or any other Person, including any right (except as may be required by applicable Requirements of Law and to the extent the relevant requirement cannot be waived) to require the Administrative Agent or any other Secured Party to (i) proceed against the Borrower, any other guarantor or any other party, (ii) proceed against or exhaust any Collateral held from the Borrower, any other Loan Guarantor or any other Person or (iii) pursue any other remedy in the Administrative Agent’s or any other Secured Party’s power whatsoever. The Administrative Agent may, at its election and in accordance with the terms of the applicable Loan Documents, foreclose on any Collateral held by it by one or more judicial or nonjudicial sales, accept an assignment of any such Collateral in lieu of foreclosure or otherwise act or fail to act with respect to any Collateral securing all or a part of the Guaranteed Obligations, and the Administrative Agent may, at its election, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with any Obligated Party or exercise any other right or remedy available to it against any Obligated Party, or any security, without affecting or impairing in any way the liability of such Loan Guarantor under this Loan Guaranty, except to the extent a Loan Guarantor is released as expressly provided in Section 3.14.  To the fullest extent permitted by applicable Requirements of Law, each Loan Guarantor waives any defense arising out of any such election even though such election may operate, pursuant to applicable Requirements of Law, to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Loan Guarantor against any Obligated Party or any security.

Section 2.05.                          Authorization. The Loan Guarantors authorize the Administrative Agent without notice or demand (except as may be required by applicable Requirements of Law and to the extent the applicable requirement cannot be waived), and without affecting or impairing its liability hereunder, from time to time, subject to any Acceptable Intercreditor Agreement then in effect and the terms of any applicable Loan Documents, to:

ARTICLE 1(a)  change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Guaranteed Obligations (including any increase or decrease in the principal amount thereof or the rate of interest or fees thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and this Loan Guaranty shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

ARTICLE 2(b)  take and hold security for the payment of the Guaranteed Obligations and sell, exchange, release, impair, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset there against;

ARTICLE 3(c)  exercise or refrain from exercising any rights against the Borrower, any other Loan Party or others or otherwise act or refrain from acting with respect to the Guaranteed Obligations;

ARTICLE 4(d)  release or substitute any endorser, any guarantor, the Borrower, any other Loan Party or any other obligor with respect to the Guaranteed Obligations;

ARTICLE 5(e)  settle, compromise or discharge any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower to its creditors other than the Secured Parties;

ARTICLE 6(f)  apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrower to the Secured Parties regardless of what liability or liabilities of any Borrower remain unpaid;

ARTICLE 7(g)  consent to or waive any breach of, or any act, omission or default under, this Loan Guaranty, the Credit Agreement, any other Loan Document, any Hedge Agreement with respect to any Secured Hedging Obligations, any instrument or agreement relating to Banking Services Obligations or any of the instruments or agreements referred to herein or therein, or otherwise amend, modify or supplement this Loan Guaranty, the Credit Agreement, any other Loan Document, any Hedge Agreement with respect to any Secured Hedging Obligations, any instrument or agreement relating to Banking Services Obligations or any of such other instruments or agreements; and/or

ARTICLE 8(h)  take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of the Loan Guarantors from their respective liabilities under this Loan Guaranty.

Section 2.06.                          Rights of Subrogation.  No Loan Guarantor will assert any right, claim or cause of action, including any claim of subrogation, contribution or indemnification that it has against any Loan Party in respect of this Loan Guaranty until the occurrence of the Termination Date; provided that if any amount is paid to such Loan Guarantor on account of such subrogation rights at any time prior to the Termination Date, then unless such Loan Guarantor has already satisfied its liabilities by indefeasible payment in full in immediately available funds under this Loan Guaranty in an amount equal to such Loan Guarantor’s Maximum Liability as of such date, such amount shall be held by the recipient Loan Guarantor, segregated from the other funds of such recipient Loan Guarantor, in trust for the benefit of the Secured Parties and shall forthwith be paid by the recipient Loan Guarantor to the Administrative Agent (for the benefit of the Secured Parties) to be credited and applied to the Guaranteed Obligations, whether matured or unmatured, in accordance with Section 2.18(b) of the Credit Agreement.

Section 2.07.                          Reinstatement.  Notwithstanding anything to the contrary in this Loan Guaranty, if, at any time any payment of any portion of the Guaranteed Obligations is rescinded or must otherwise be restored or returned, upon the insolvency, bankruptcy, or reorganization (or any analogous proceeding in any jurisdiction) of the Borrower or any other Loan Guarantor, or otherwise, each Loan Guarantor’s obligations under this Loan Guaranty with respect to such payment shall be reinstated at such time as though the payment had not been made.  The provisions of this Section 2.07 shall survive the termination of this Loan Guaranty.

Section 2.08.                          Guarantors Familiar with the Borrower’s Affairs, etc.  Each Loan Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s and each other Loan Guarantor’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that such Loan Guarantor assumes and incurs under this Loan Guaranty, and agrees that none of the Administrative Agent or any other Secured Party shall have any duty to advise on an initial or continuing basis any Loan Guarantor of information known to it regarding those circumstances or risks.

Section 2.09.                          Contribution; Subordination; Maximum Liability.

(a)                                 In the event that any Loan Guarantor (a “Paying Guarantor”) makes any payment or payments under this Loan Guaranty or suffers any loss as a result of any realization upon any Collateral granted by it to secure its obligations under this Loan Guaranty (each such payment or loss, an “Accommodation Payment”), each other Loan Guarantor (each a “Non-Paying Guarantor”) shall contribute to such Paying Guarantor an amount equal to such Non-Paying Guarantor’s “Guarantor Percentage” of such Accommodation Payment by such Paying Guarantor, which amount shall be determined as of the date on which such Accommodation Payment was made.  As of any date of determination, each Non-Paying Guarantor’s “Guarantor Percentage” shall be equal to the ratio of (a) such Non-Paying Guarantor’s Maximum Liability (as defined below) as of such date to (b) the aggregate Maximum Liability of all Loan Guarantors hereunder (including such Paying Guarantor) as of such date.  As of any date of determination, the “Maximum Liability” of each Loan Guarantor shall be equal to the maximum amount of liability which could be asserted against such Loan Guarantor hereunder and under the Credit Agreement without (i) rendering such Loan Guarantor “insolvent” within the meaning of Section 101(32) of the Bankruptcy Code, Section 2 of the Uniform Fraudulent Transfer Act (“UFTA”) or Section 2 of the Uniform Fraud Conveyance Act (“UFCA”), (ii) leaving such Loan Guarantor with unreasonably small capital or assets, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA or Section 5 of the UFCA, or (iii) leaving such Loan Guarantor unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA or Section 5 of the UFCA. Nothing in this provision shall affect any Loan Guarantor’s several liability for the entire amount of the Guaranteed Obligations (up to such Loan Guarantor’s Maximum Liability).  Each of the Loan Guarantors covenants and agrees that its right to receive any contribution under this Loan Guaranty from a Non-Paying Guarantor shall be subordinate and junior in right of payment to the Secured Obligations until the Termination Date. If, prior to the Termination Date, any such contribution payment is received by a Paying Guarantor at any time when an Event of Default exists, such contribution payment shall be collected, and segregated from the funds of the Paying Guarantor, enforced and received by such Loan Guarantor as trustee for the Secured Parties and be paid over to the Administrative Agent on account of the Secured Obligations, but without affecting or impairing in any manner the liability of such Loan Guarantor under the other provisions of this Loan Guaranty. This provision is for the benefit of the Administrative Agent and the other Secured Parties and may, subject to any Acceptable Intercreditor Agreement and the Loan Documents, be enforced by any one, or more, or all of them in accordance with the terms hereof and thereof.  The provisions hereof shall in no respect limit the obligations and liabilities of any Loan Guarantor to the Administrative Agent or any other Secured Party and each Loan Guarantor shall remain liable to the Administrative Agent and each Secured Party for the full amount of the Guaranteed Obligations.

(b)                                 It is the desire and intent of the Loan Guarantors and the Secured Parties that this Loan Guaranty shall be enforced against the Loan Guarantors to the fullest extent permissible under the Requirements of Law and public policies applied in each jurisdiction in which enforcement is sought.  The provisions of this Loan Guaranty are severable, and in any action or proceeding involving any state corporate law, or any state, Federal or foreign bankruptcy, insolvency, reorganization or other Requirements of Law affecting the rights of creditors generally, if the obligations of any Loan Guarantor under this Loan Guaranty would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of such Loan Guarantor’s liability under this Loan Guaranty, then, notwithstanding any other provision of this Loan Guaranty to the contrary, the amount of such liability shall, without any further action by the Loan Guarantors or the Secured Parties, be automatically limited and reduced to such Loan

Guarantor’s Maximum Liability.  Each Loan Guarantor agrees that the Guaranteed Obligations may at any time and from time to time exceed the Maximum Liability of such Loan Guarantor without impairing this Loan Guaranty or affecting the rights and remedies of the Administrative Agent or any Secured Party hereunder; provided that nothing in this sentence shall be construed to increase any Loan Guarantor’s obligations hereunder beyond its Maximum Liability.

Section 2.10.                          Information.  Each Loan Guarantor hereby acknowledges and agrees that such Loan Guarantor has, independently and without reliance upon the Administrative Agent or any other Secured Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Loan Guaranty and each other Loan Document to which it is or is to be a party, and such Loan Guarantor has established adequate means of obtaining from each other Loan Guarantor on a continuing basis information pertaining to the business, condition (financial or otherwise), operations, performance, properties and prospects of each other Loan Guarantor.

Section 2.11.                          Representations and Warranties.

(a)                                 As, when (including the Closing Date) and to the extent (taking into account all materiality and other qualifiers) representations and warranties are required to be made in accordance with the terms of Article 3 of the Credit Agreement, each Loan Guarantor represents and warrants to the Secured Parties that the representations and warranties set forth in Article 3 of the Credit Agreement as they relate to such Loan Guarantor, each of which is incorporated herein by reference, are true and correct, and the Administrative Agent and the other Secured Parties shall be entitled to rely on each of such representations and warranties as if they were fully set forth herein; provided that each such reference in each such representation and warranty to the Borrower’s knowledge shall, for the purposes of this Section 2.11, be deemed to be a reference to such Loan Guarantor’s knowledge.

(b)                                 Each Loan Guarantor hereby represents and warrants that (i) it has obtained adequate information pertaining to the business, condition (financial or otherwise), operations, performance, properties and prospects of each other Loan Guarantor to evaluate its decision to enter into this Loan Guaranty, (ii) neither the Administrative Agent nor any other Secured Party has any fiduciary relationship with or duty to any Loan Guarantor arising out of or in connection with this Loan Guaranty or any other Loan Document and the relationship between the Loan Guarantors, on the one hand, and the Administrative Agent or any other Secured Party, on the other hand, in connection herewith is solely that of debtor and creditor and (iii) no joint venture is created by this Loan Guaranty or any other Loan Document or exists by virtue of the transactions contemplated hereby or thereby.

Section 2.12.                          Covenants.  Each Loan Guarantor covenants and agrees that until the occurrence of the Termination Date (subject to the reinstatement of any Guaranteed Obligations in accordance with Section 2.07), such Loan Guarantor will perform and observe, and cause each of its Subsidiaries that is a Restricted Subsidiary to perform and observe, all of the terms, covenants and agreements set forth in the Loan Documents that the Borrower has agreed to cause such Loan Guarantor or such Subsidiaries to perform or observe, in each case except where such terms, covenants or agreements do not include the relevant Loan Guarantor or are otherwise not applicable to such Loan Guarantor.

ARTICLE 3
GENERAL PROVISIONS

Section 3.01.                          Liability Cumulative.  The liability of each Loan Guarantor under this Loan Guaranty is in addition to and shall be cumulative with any and all liabilities of such Loan Guarantor to the Administrative Agent and the other Secured Parties under the Credit Agreement and the other Loan Documents to which such Loan Guarantor is a party or in respect of any obligations or liabilities of the other Loan Guarantors, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

Section 3.02.                          No Waiver; Amendments.  No delay or omission of the Administrative Agent or any other Secured Party (subject to the provisions of Article 8 of the Credit Agreement) in exercising any right, remedy, power or privilege granted under this Loan Guaranty or any other Loan Document shall impair such right, remedy, power or privilege or preclude any further exercise thereof or be construed to be a waiver of any Default or Event of Default or an acquiescence therein, and any single or partial exercise of any such right, remedy, power or privilege shall not preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights and remedies provided herein are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.  Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default or Event of Default, regardless of whether any Secured Party, any Loan Party or any other Person may have had notice or knowledge of such Default or Event of Default at the time. Except as set forth in Section 3.04, no waiver, amendment or other variation of the terms, conditions or provisions of this Loan Guaranty whatsoever shall be valid unless in writing signed by the Loan Guarantors and the Administrative Agent in accordance with Section 9.02 of the Credit Agreement and then only to the extent specifically set forth in such writing.

Section 3.03.                          Severability of Provisions.  To the extent permitted by applicable Requirements of Law, any provision of this Loan Guaranty that is held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions of this Loan Guaranty; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 3.04.                          Additional Subsidiaries.  Certain Restricted Subsidiaries shall be required to enter into this Loan Guaranty as Loan Guarantors pursuant to and in accordance with Section 5.11 of the Credit Agreement.  Upon execution and delivery by any such Restricted Subsidiary of a supplement to this Loan Guaranty in substantially the form of Exhibit A hereto (each, a “Guaranty Supplement”), such Restricted Subsidiary shall become a Loan Guarantor hereunder with the same force and effect as if originally named as a Loan Guarantor herein.  The execution and delivery of any such Guaranty Supplement shall not require the notice to or consent of any other Loan Guarantor hereunder or any other Person.  The rights and obligations of each Loan Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Loan Guarantor as a party to this Loan Guaranty.

Section 3.05.                          Headings.  The titles of and section headings in this Loan Guaranty are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Loan Guaranty.

Section 3.06.                          Entire Agreement.  This Loan Guaranty and the other Loan Documents constitute the entire agreement among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

Section 3.07.                          CHOICE OF LAW.  THIS LOAN GUARANTY AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS LOAN GUARANTY, WHETHER IN TORT, CONTRACT (AT LAW OR IN EQUITY) OR OTHERWISE, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 3.08.                          CONSENT TO JURISDICTION; CONSENT TO SERVICE OF PROCESS.

(a)                                 EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF ANY U.S. FEDERAL OR NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK (OR ANY APPELLATE COURT THEREFROM) OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS LOAN GUARANTY AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING SHALL (EXCEPT AS PERMITTED BELOW) BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, FEDERAL COURT.  EACH PARTY HERETO AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY REGISTERED MAIL ADDRESSED TO SUCH PERSON SHALL BE EFFECTIVE SERVICE OF PROCESS AGAINST SUCH PERSON FOR ANY SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT.  EACH PARTY HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON SUCH JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY APPLICABLE REQUIREMENTS OF LAW. EACH PARTY HERETO AGREES THAT THE ADMINISTRATIVE AGENT RETAINS THE RIGHT TO BRING PROCEEDINGS AGAINST ANY LOAN PARTY IN THE COURTS OF ANY OTHER JURISDICTION SOLELY TO THE EXTENT NECESSARY TO EXERCISE THE ADMINISTRATIVE AGENT’S RIGHTS UNDER THIS LOAN GUARANTY.

(b)                                 EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS LOAN GUARANTY AND BROUGHT IN ANY COURT REFERRED TO IN PARAGRAPH (a) OF THIS SECTION.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, ANY CLAIM OR DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION, SUIT OR PROCEEDING IN ANY SUCH COURT.

(c)                                  TO THE EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL) DIRECTED TO IT AT ITS ADDRESS FOR NOTICES AS PROVIDED FOR IN SECTION 9.01 OF THE CREDIT AGREEMENT.  EACH PARTY HERETO HEREBY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER THAT SERVICE OF PROCESS WAS INVALID AND INEFFECTIVE.  NOTHING IN THIS LOAN GUARANTY WILL AFFECT THE RIGHT OF ANY PARTY TO THIS LOAN GUARANTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE REQUIREMENTS OF LAW.

Section 3.09.                          WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT,

ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS LOAN GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY.  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS LOAN GUARANTY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 3.10.                          Indemnity.  Each Loan Guarantor hereby agrees to indemnify the Administrative Agent and the other Indemnitees, as set forth in Section 9.03(b) of the Credit Agreement, subject to the limitations set forth therein.

Section 3.11.                          Counterparts.  This Loan Guaranty may be executed in counterparts (and by the different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page to this Loan Guaranty by facsimile or by email as a “.pdf” or “.tif” attachment shall be effective as delivery of a manually executed counterpart of this Loan Guaranty.

Section 3.12.                          Successors and Assigns.  Whenever in this Loan Guaranty any party hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party; and all covenants, promises and agreements by or on behalf of any Loan Guarantor or the Administrative Agent that are contained in this Loan Guaranty shall bind and inure to the benefit of their respective successors and permitted assigns.  Except in a transaction permitted under the Credit Agreement, no Loan Guarantor may assign any of its rights or obligations hereunder without the written consent of the Administrative Agent in accordance with the Credit Agreement (and any such attempted assignment without such consent shall be null and void). Except in a transaction permitted (or not restricted) under the Credit Agreement, no Loan Guarantor may assign any of its rights or obligations hereunder without the written consent of the Administrative Agent.

Section 3.13.                          Survival of Agreement.  Without limitation of any provision of the Credit Agreement, all covenants, agreements, indemnities, representations and warranties made by the Loan Guarantors in this Loan Guaranty and the other Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Loan Guaranty or any other Loan Document shall be considered to have been relied upon by the Secured Parties and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any such Secured Party or on its behalf and notwithstanding that the Administrative Agent or any Secured Party may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement, and shall continue in full force and effect until the Termination Date, or with respect to any individual Loan Guarantor until such Loan Guarantor is otherwise released from its obligations under this Loan Guaranty in accordance with Section 3.14.

Section 3.14.                          Release of Loan Guarantors.  This Loan Guaranty shall continue in effect until the Termination Date, and this Loan Guaranty shall be automatically terminated and each relevant Loan Guarantor hereunder shall be automatically released from its obligations hereunder in the circumstances described in Article 8 and Section 9.21 of the Credit Agreement at that time.  Prior to the Termination Date, a Loan Guarantor shall only be released from its obligations hereunder to the extent such release is permitted by Article 8 and Section 9.21 of the Credit Agreement; provided that, upon the request of the Administrative Agent, the Borrower delivers to the Administrative Agent a certificate of a Responsible

Officer certifying that such release is permitted pursuant to Article 8 and Section 9.21 of the Credit Agreement (it being understood that the Administrative Agent shall be entitled to rely on such certificate in releasing such Loan Guarantor).  In connection with any such termination and release, the Administrative Agent shall promptly execute and deliver to any Loan Guarantor, at such Loan Guarantor’s expense, all documents that such Loan Guarantor shall reasonably request to evidence such termination and release. Any execution and delivery of documents pursuant to the preceding sentence of this Section 3.14 shall be without recourse to or warranty by the Administrative Agent (other than as to the Administrative Agent’s authority to execute and deliver such documents). The Administrative Agent shall have no liability whatsoever to any Secured Party as a result of any release of any Loan Guarantor by it as permitted (or which the Administrative Agent in good faith believes to be permitted; it being acknowledged and agreed that the Administrative Agent shall be entitled to rely on a certificate of a Responsible Officer of the Borrower or any other Grantor in making such determination) by this Section 3.14.

Section 3.15.                          Payments. All payments made by any Loan Guarantor hereunder will be made without setoff, counterclaim or other defense and on the same basis as payments are made by the Borrower under Sections 2.17 and 2.18 of the Credit Agreement.

Section 3.16.                          Notice, etc.  All notices and other communications provided for hereunder shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or email, as follows:

(a)                                 if to any Loan Guarantor, addressed to it in care of the Borrower at its address specified in Section 9.01 of the Credit Agreement;

(b)                                 if to the Administrative Agent or any Lender, at its address specified in Section 9.01 of the Credit Agreement;

(c)                                  if to any other Secured Party in respect of any Secured Hedging Obligations, at its address specified in the Hedge Agreement to which it is a party; or

(d)                                 if to any other Secured Party in respect of any Banking Services Obligations, at its address specified in the relevant documentation to which it is a party.

Section 3.17.                          Set Off.  In addition to any rights now or hereafter granted under applicable Requirements of Law and not by way of limitation of any such rights, while an Event of Default exists, the Administrative Agent, each Lender and each Issuing Bank shall be entitled to rights of setoff to the extent provided in Section 9.09 of the Credit Agreement.

Section 3.18.                          Waiver of Consequential Damages, Etc.  To the extent permitted by applicable Requirements of Law, none of the Loan Guarantors nor the Secured Parties shall assert, and each hereby waives, any claim against each other or any Related Party thereof, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Loan Guaranty or any agreement or instrument contemplated hereby, except, in the case of any claim by any Indemnitee against any of the Loan Guarantors, to the extent such damages would otherwise be subject to indemnification pursuant to the terms of Section 3.10; provided that nothing in this sentence shall limit the Loan Guarantors’ indemnity or reimbursement obligations under Section 3.10 to the extent such special, indirect, consequential or punitive damages are included in any third party claim in connection with which such Indemnitee is entitled to indemnification hereunder.

Section 3.19.                          Keepwell.  Each Qualified ECP Guarantor hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each Non-ECP Guarantor to honor all of its obligations under this Loan Guaranty in respect of Swap Obligations that would otherwise be Excluded Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 3.19 for the maximum amount of such liability that can be hereby incurred, and otherwise subject to the limitations on the obligations of Loan Guarantors contained in this Loan Guaranty, without rendering its obligations under this Section 3.19, or otherwise under this Loan Guaranty, voidable under applicable Requirements of Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount).  This Section 3.19 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each Non-ECP Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

Section 3.20.                          EFFECT OF INTERCREDITOR AGREEMENT.  NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE GUARANTEE OF THE GUARANTEED OBLIGATIONS GRANTED TO THE ADMINISTRATIVE AGENT, FOR THE BENEFIT OF THE SECURED PARTIES, PURSUANT TO THIS LOAN GUARANTY AND THE EXERCISE OF ANY RIGHT OR REMEDY BY THE ADMINISTRATIVE AGENT ARE SUBJECT TO THE PROVISIONS OF ANY ACCEPTABLE INTERCREDITOR AGREEMENT IN EFFECT. IN THE EVENT OF ANY CONFLICT BETWEEN THE PROVISIONS OF ANY APPLICABLE INTERCREDITOR AGREEMENT IN EFFECT AND THIS LOAN GUARANTY, THE PROVISIONS OF SUCH INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each Loan Guarantor and the Administrative Agent have executed this Loan Guaranty as of the date first above written.

VICTORY CAPITAL HOLDINGS, INC.,
as a Loan Guarantor

By:
Name:
Title:

VICTORY HOLDINGS, LLC,
as a Loan Guarantor

By:
Name:
Title:

VICTORY CAPITAL OPERATING, LLC,
as a Loan Guarantor

By:
Name:
Title:

VICTORY CAPITAL MANAGEMENT INC.,
as a Loan Guarantor

By:
Name:
Title:

Signature Page to Loan Guaranty

ROYAL BANK OF CANADA,
as Administrative Agent

By:
Name:
Title:

Signature Page to Victory Loan Guaranty

EXHIBIT A

[FORM OF] JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this “Agreement”), dated as of [•] [•], 20[•], is entered into by [•], a [•] ([each, a] [the] “New Subsidiary”), in favor of Royal Bank of Canada (“Royal Bank”), as administrative agent and collateral agent for the Secured Parties (as defined in the Credit Agreement referred to below) (in such capacities, together with its successors in such capacities, the “Administrative Agent”) pursuant to that certain Loan Guaranty, dated as of February 12, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan Guaranty”), by and among the Loan Guarantors from time to time party thereto and the Administrative Agent.

Reference is made to the Credit Agreement dated as of February 12, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among, inter alios, Victory Capital Holdings, Inc., a Delaware corporation (the “Borrower”), the lenders from time to time party thereto and the Administrative Agent.

Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement or the Loan Guaranty, as applicable.

The Loan Guarantors have entered into the Loan Guaranty in order to induce the Lenders to make Loans.  Section 3.04 of the Loan Guaranty and Section 5.11(a) of the Credit Agreement provide that additional Restricted Subsidiaries may become Loan Guarantors under the Loan Guaranty by executing and delivering an instrument in the form of this Agreement.  [The] [Each] undersigned Restricted Subsidiary ([the] [each a] “New Subsidiary”) is executing this Agreement in accordance with the requirements of the Loan Guaranty and the Credit Agreement to become a Loan Guarantor under the Loan Guaranty in order to induce the Lenders to make additional Loans and as consideration for Loans previously made and to secure the Secured Obligations.

Accordingly, [each] [the] New Subsidiary, for the benefit of the Secured Parties, hereby agrees as follows:

1.                                      In accordance with Section 3.04 of the Loan Guaranty, [each] [the] New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, [each] [the] New Subsidiary will be a Loan Guarantor under the Loan Guaranty and a Loan Guarantor for all purposes of the Credit Agreement with the same force and effect as if originally named therein as a Loan Guarantor, and the New Subsidiary shall have all of the rights, benefits, duties and obligations of a Loan Guarantor thereunder as if it had executed the Loan Guaranty.  [Each] [The] New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions, covenants and conditions contained in the Loan Guaranty.  Without limiting the generality of the foregoing terms of this paragraph 1, [each] [the] New Subsidiary hereby irrevocably, absolutely and unconditionally guarantees, jointly and severally with the other Loan Guarantors and as primary obligor and not merely as surety, to the Administrative Agent and the Secured Parties, the prompt payment of the Guaranteed Obligations in full when due (whether at stated maturity, upon acceleration or otherwise) to the extent of and in accordance with the Loan Guaranty.

2.                                      [Each] [The] New Subsidiary represents and warrants to the Administrative Agent and the other Secured Parties that this Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to the Legal Reservations.

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3.                                      [Each] [The] New Subsidiary hereby waives notice to and acceptance by the Administrative Agent and the Secured Parties of the guaranty by the New Subsidiary upon the execution of this Agreement by [each] [the] New Subsidiary.

4.                                      [Each] [The] New Subsidiary hereby makes, as of the date hereof, the representations and warranties set forth in Section 2.11 of the Loan Guaranty.

5.                                      From and after the execution and delivery hereof by the parties hereto, this Agreement shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

6.                                      Except as expressly supplemented hereby, the Loan Guaranty shall remain in full force and effect in accordance with its terms.

7.                                      This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile or by email as a “.pdf” or “.tif” attachment shall be effective as delivery of a manually executed counterpart of this Agreement.

8.                                      THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, WHETHER IN TORT, CONTRACT (AT LAW OR IN EQUITY) OR OTHERWISE, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

9.                                      [EACH] [THE] NEW SUBSIDIARY HEREBY DESIGNATES THE BORROWER AS AGENT FOR SERVICE OF PROCESS FOR [EACH] [THE] NEW SUBSIDIARY AND THE BORROWER HEREBY CONSENTS TO SUCH APPOINTMENT.

10.                               Sections 3.05 through 3.09 of the Loan Guaranty are hereby incorporated by reference, mutatis mutandis.

11.                               All communications and notices hereunder shall be in writing and given as provided in Section 3.16 of the Loan Guaranty.

[Signature Page Follows]

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IN WITNESS WHEREOF, [each] [the] New Subsidiary has caused this Agreement to be duly executed by its authorized officer, as of the day and year first above written.

[NEW SUBSIDIARY], as a Loan Guarantor

By:
Name:
Title:

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Acknowledged and agreed:

ROYAL BANK OF CANADA,
as Administrative Agent

By:
Name:
Title:

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EXHIBIT J-1

[FORM OF]
PATENT SECURITY AGREEMENT

This PATENT SECURITY AGREEMENT is entered into as of February 12, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), by Victory Capital Management Inc., a New York corporation (the “Grantor”), in favor of Royal Bank of Canada (“Royal Bank”), as administrative agent and collateral agent (in such capacity, the “Agent”) for the Secured Parties.

Reference is made to that certain Pledge and Security Agreement, dated as of February 12, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time and in effect on the date hereof, the “Security Agreement”), among the Loan Parties party thereto and the Agent, pursuant to which the Grantors have granted a security interest to the Agent in the Collateral (as defined below) and are required to execute and deliver this Agreement.  The Lenders have extended credit to the Borrower (as defined in the Credit Agreement (as defined below)) subject to the terms and conditions set forth in that certain Credit Agreement, dated as of February 12, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time and in effect on the date hereof, the “Credit Agreement”), by and among, inter alios, the Borrower from time to time party thereto, the Lenders from time to time party thereto, Royal Bank, in its capacities as administrative agent and collateral agent for the Secured Parties.  Consistent with the requirements set forth in Sections 4.01 and 5.11 of the Credit Agreement and Section 4.03(c) of the Security Agreement, the parties hereto agree as follows:

SECTION 1.  Terms.  Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Security Agreement or the Credit Agreement, as applicable.

SECTION 2.  Grant of Security Interest.  As security for the prompt and complete payment or performance when due (whether at stated maturity, by acceleration or otherwise), as the case may be, in full of the Secured Obligations, each Grantor jointly and severally hereby pledges, collaterally assigns, mortgages, transfers and grants to the Agent, its successors and permitted assigns, on behalf of and for the ratable benefit of the Secured Parties, a Lien on and security interest in all of its right and title to and interest in all of the following property, whether now owned by or owing to, or hereafter acquired by or arising in favor of such Grantor, and regardless of where located (all of which are collectively referred to as the “Collateral”):

(a)                                 any and all (i) Patents, including, without limitation, all patents and patent applications, all inventions described therein and all reissues, divisions, continuations, renewals, extensions and continuations in part thereof; (ii) income, royalties, damages, and payments now or hereafter due or payable under any of the foregoing, including damages, claims and payments for past, present and future infringements for any of the foregoing; (iii) rights to sue for past, present, and future infringements of any of the foregoing; and (iv) rights corresponding to any of the foregoing, including, without limitation, all issued Patents and pending Patent applications listed on Schedule I hereto (all of the foregoing, collectively, “Patent Collateral”);and

(b)                                 all Proceeds of the foregoing;

in each case to the extent the foregoing items constitute Collateral, it being expressly understood and agreed that the term “Collateral” (and any component definition thereof) shall not include any Excluded Asset.  Notwithstanding anything to the contrary contained herein, immediately upon any property ceasing to be an Excluded Asset (including, without limitation, as a result of the ineffectiveness, lapse or termination of any restriction or condition on such property being pledged to secure the Secured Obligations), the Collateral shall include, and the relevant Grantor shall be deemed to have automatically

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granted a Lien on and security interest to the Agent for the benefit of the Secured Parties, all relevant previously restricted or conditioned rights, interests or other assets, as the case may be.

SECTION 3.  Security Agreement.  The security interests granted to the Agent herein are granted in furtherance, and not in limitation of, the security interests granted to the Agent pursuant to the Security Agreement.  Each Grantor hereby acknowledges and affirms that the rights and remedies of the Agent with respect to the Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated by reference herein as if fully set forth herein.  In the event of any conflict between the terms of this Agreement and the Security Agreement, the terms of the Security Agreement shall govern.

SECTION 4.  Governing Law.  This Agreement and any claim, controversy or dispute arising under or related to this Agreement, whether in tort, contract (at law or in equity) or otherwise, shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

SECTION 5.  Termination or Release.  This Agreement shall continue in effect until the Termination Date, and this Agreement shall be automatically terminated and each relevant Grantor hereunder shall be automatically released from its obligations hereunder in the circumstances described in Article 8 and Section 9.21 of the Credit Agreement at that time.  Prior to the Termination Date, a Grantor shall only be released from its obligations hereunder to the extent such release is permitted by Article 8 and Section 9.21 of the Credit Agreement; provided that, upon the request of the Administrative Agent, the Borrower delivers to the Administrative Agent a certificate of a Responsible Officer certifying that such release is permitted pursuant to Article 8 and Section 9.21 of the Credit Agreement (it being understood that the Administrative Agent shall be entitled to rely on such certificate in releasing such Grantor).  In connection with any such termination and release, the Administrative Agent shall promptly execute and deliver to any Grantor, at such Grantor’s expense, all documents that such Grantor shall reasonably request to evidence such termination and release.

SECTION 6.  Counterparts.  This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts when taken together shall constitute but one and the same instrument.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile or by email as a “.pdf” or “.tif” attachment or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 7.  EFFECT OF INTERCREDITOR AGREEMENT.  NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE LIENS AND SECURITY INTERESTS  GRANTED TO THE ADMINISTRATIVE AGENT, FOR THE BENEFIT OF THE SECURED PARTIES, PURSUANT TO THIS AGREEMENT AND THE EXERCISE OF ANY RIGHT OR REMEDY BY THE ADMINISTRATIVE AGENT ARE SUBJECT TO THE PROVISIONS OF ANY ACCEPTABLE INTERCREDITOR AGREEMENT IN EFFECT. IN THE EVENT OF ANY CONFLICT BETWEEN THE PROVISIONS OF ANY APPLICABLE INTERCREDITOR AGREEMENT IN EFFECT AND THIS AGREEMENT, THE PROVISIONS OF SUCH INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL.

[Signature Pages Follow]

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IN WITNESS WHEREOF, each Grantor and the Agent have executed this Agreement as of the date first above written.

VICTORY CAPITAL MANAGEMENT INC.
as Grantor

By:
Name:
Title:

[TO LIST ANY GRANTORS]

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ACCEPTED AND AGREED
as of the date first above written:

ROYAL BANK OF CANADA
as Agent

By:
Name:
Title:

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SCHEDULE I

U.S. PATENTS AND PATENT APPLICATIONS

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EXHIBIT J-2

[FORM OF]
TRADEMARK SECURITY AGREEMENT

This TRADEMARK SECURITY AGREEMENT is entered into as of February 12, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), by Victory Capital Management Inc., a New York corporation (the “Grantor”), in favor of Royal Bank of Canada (“Royal Bank”), as administrative agent and collateral agent (in such capacity, the “Agent”) for the Secured Parties.

Reference is made to that certain Pledge and Security Agreement, dated as of February 12, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time and in effect on the date hereof, the “Security Agreement”), among the Loan Parties party thereto and the Agent, pursuant to which the Grantors have granted a security interest to the Agent in the Collateral (as defined below) and are required to execute and deliver this Agreement.  The Lenders have extended credit to the Borrower (as defined in the Credit Agreement (as defined below)) subject to the terms and conditions set forth in that certain Credit Agreement, dated as of February 12, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time and in effect on the date hereof, the “Credit Agreement”), by and among, inter alios, the Borrower from time to time party thereto, the Lenders from time to time party thereto, Royal Bank, in its capacities as administrative agent and collateral agent for the Secured Parties.  Consistent with the requirements set forth in Sections 4.01 and 5.11 of the Credit Agreement and Section 4.03(c) of the Security Agreement, the parties hereto agree as follows:

SECTION 1.  Terms.  Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Security Agreement or the Credit Agreement, as applicable.

SECTION 2.  Grant of Security Interest.  As security for the prompt and complete payment or performance when due (whether at stated maturity, by acceleration or otherwise), as the case may be, in full of the Secured Obligations, each Grantor jointly and severally hereby pledges, collaterally assigns, mortgages, transfers and grants to the Agent, its successors and permitted assigns, on behalf of and for the ratable benefit of the Secured Parties, a Lien on and security interest in all of its right and title to and interest in all of the following property, whether now owned by or owing to, or hereafter acquired by or arising in favor of such Grantor, and regardless of where located (all of which are collectively referred to as the “Collateral”):

(a)                                 any and all (i) Trademarks, including, without limitation, the registrations and applications for registration thereof and the goodwill of the business symbolized by the foregoing and all renewals of the foregoing; (ii) income, royalties, damages, and payments now or hereafter due or payable with respect thereto, including damages, claims, and payments for past, present and future infringements thereof; (iii) rights to sue for past, present, and future infringements of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and (iv) rights corresponding to any of the foregoing, and including, without limitation, all registered or applied-for Trademarks and the registrations and applications for registration thereof listed on Schedule I hereto (all of the foregoing, collectively, the “Trademark Collateral”); provided, that, the Trademark Collateral shall not include any United States intent-to-use Trademark applications or similar application prior to the filing and acceptance by the USPTO, of a “Statement of Use,” “Amendment to Allege Use” or similar filing with respect thereto. or circumstances otherwise change so that the interests of such Grantor in such Trademark application(s) is no longer on an “intent-to-use” basis, at which time such Trademark application(s) shall automatically and without further action by the parties be considered Trademark Collateral and subject to the security interest granted by such Grantor hereunder; and

(b)                                 all Proceeds of the foregoing;

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in each case to the extent the foregoing items constitute Collateral, it being expressly understood and agreed that the term “Collateral” (and any component definition thereof) shall not include any Excluded Asset.  Notwithstanding anything to the contrary contained herein, immediately upon any property ceasing to be an Excluded Asset (including, without limitation, as a result of the ineffectiveness, lapse or termination of any restriction or condition on such property being pledged to secure the Secured Obligations), the Collateral shall include, and the relevant Grantor shall be deemed to have automatically granted a Lien on and security interest to the Agent for the benefit of the Secured Parties, all relevant previously restricted or conditioned rights, interests or other assets, as the case may be.

SECTION 3.  Security Agreement.  The security interests granted to the Agent herein are granted in furtherance, and not in limitation of, the security interests granted to the Agent pursuant to the Security Agreement.  Each Grantor hereby acknowledges and affirms that the rights and remedies of the Agent with respect to the Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated by reference herein as if fully set forth herein.  In the event of any conflict between the terms of this Agreement and the Security Agreement, the terms of the Security Agreement shall govern.

SECTION 4.  Governing Law.  This Agreement and any claim, controversy or dispute arising under or related to this Agreement, whether in tort, contract (at law or in equity) or otherwise, shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

SECTION 5.  Termination or Release.  This Agreement shall continue in effect until the Termination Date, and this Agreement shall be automatically terminated and each relevant Grantor hereunder shall be automatically released from its obligations hereunder in the circumstances described in Article 8 and Section 9.21 of the Credit Agreement at that time.  Prior to the Termination Date, a Grantor shall only be released from its obligations hereunder to the extent such release is permitted by Article 8 and Section 9.21 of the Credit Agreement; provided that, upon the request of the Administrative Agent, the Borrower delivers to the Administrative Agent a certificate of a Responsible Officer certifying that such release is permitted pursuant to Article 8 and Section 9.21 of the Credit Agreement (it being understood that the Administrative Agent shall be entitled to rely on such certificate in releasing such Grantor).  In connection with any such termination and release, the Administrative Agent shall promptly execute and deliver to any Grantor, at such Grantor’s expense, all documents that such Grantor shall reasonably request to evidence such termination and release.

SECTION 6.  Counterparts.  This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts when taken together shall constitute but one and the same instrument.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile or by email as a “.pdf” or “.tif” attachment or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 7.  EFFECT OF INTERCREDITOR AGREEMENT.  NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE LIENS AND SECURITY INTERESTS  GRANTED TO THE ADMINISTRATIVE AGENT, FOR THE BENEFIT OF THE SECURED PARTIES, PURSUANT TO THIS AGREEMENT AND THE EXERCISE OF ANY RIGHT OR REMEDY BY THE ADMINISTRATIVE AGENT ARE SUBJECT TO THE PROVISIONS OF ANY ACCEPTABLE INTERCREDITOR AGREEMENT IN EFFECT. IN THE EVENT OF ANY CONFLICT BETWEEN THE PROVISIONS OF ANY APPLICABLE INTERCREDITOR AGREEMENT IN EFFECT AND THIS AGREEMENT, THE PROVISIONS OF SUCH INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL.

[Signature Pages Follow]

J-2-2

IN WITNESS WHEREOF, each Grantor and the Agent have executed this Agreement as of the date first above written.

VICTORY CAPITAL MANAGEMENT INC.
as Grantor

By:
Name:
Title:

[TO LIST ANY GRANTORS]

J-2-3

ACCEPTED AND AGREED
as of the date first above written:

ROYAL BANK OF CANADA
as Agent

By:
Name:
Title:

J-2-4

SCHEDULE I

U.S. TRADEMARK REGISTRATIONS AND APPLICATIONS FOR TRADEMARK REGISTRATION

J-2-5

EXHIBIT J-3

[FORM OF]
COPYRIGHT SECURITY AGREEMENT

This COPYRIGHT SECURITY AGREEMENT is entered into as of [•], (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), by [•], a [•] (the “Grantor”), [the other Grantors [TO LIST OTHER GRANTORS] (each, a “Grantor”),] in favor of [•], as administrative agent and collateral agent (in such capacity, the “Agent”) for the Secured Parties.

Reference is made to that certain Pledge and Security Agreement, dated as of [•], (as amended, restated, amended and restated, supplemented or otherwise modified from time to time and in effect on the date hereof, the “Security Agreement”), among the Loan Parties party thereto and the Agent, pursuant to which the Grantors have granted a security interest to the Agent in the Collateral (as defined below) and are required to execute and deliver this Agreement.  The Lenders have extended credit to the Borrower (as defined in the Credit Agreement (as defined below)) subject to the terms and conditions set forth in that certain Credit Agreement, dated as of [•], (as amended, restated, amended and restated, supplemented or otherwise modified from time to time and in effect on the date hereof, the “Credit Agreement”), by and among, inter alios, the Borrower from time to time party thereto, the Lenders from time to time party thereto, [•], in its capacities as administrative agent and collateral agent for the Secured Parties.  Consistent with the requirements set forth in Sections 4.01 and 5.11 of the Credit Agreement and Section 4.03(c) of the Security Agreement, the parties hereto agree as follows:

SECTION 1.  Terms.  Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Security Agreement or the Credit Agreement, as applicable.

SECTION 2.  Grant of Security Interest.  As security for the prompt and complete payment or performance when due (whether at stated maturity, by acceleration or otherwise), as the case may be, in full of the Secured Obligations, each Grantor jointly and severally hereby pledges, collaterally assigns, mortgages, transfers and grants to the Agent, its successors and permitted assigns, on behalf of and for the ratable benefit of the Secured Parties, a Lien on and security interest in all of its right and title to and interest in all of the following property, whether now owned by or owing to, or hereafter acquired by or arising in favor of such Grantor, and regardless of where located (all of which are collectively referred to as the “Collateral”):

(a)                                 any and all (i) Copyrights, including, without limitation, all rights and interests in copyrights, works protectable by copyright whether published or unpublished, copyright registrations and copyright applications and all renewals of any of the foregoing; (ii) income, royalties, damages, and payments now or hereafter due or payable under any of the foregoing, including damages, claims and payments for past, present and future infringements for any of the foregoing; (iii) rights to sue for past, present, and future infringements of any of the foregoing; and (iv) rights corresponding to any of the foregoing, including, without limitation, all Copyright registrations and pending applications for Copyright registration in the United States Copyright Office listed on Schedule I hereto (all of the foregoing, collectively, “Copyright Collateral”); and

(b)                                 all Proceeds of the foregoing;

in each case to the extent the foregoing items constitute Collateral, it being expressly understood and agreed that the term “Collateral” (and any component definition thereof) shall not include any Excluded Asset.  Notwithstanding anything to the contrary contained herein, immediately upon any property ceasing to be an Excluded Asset (including, without limitation, as a result of the ineffectiveness, lapse or termination of any restriction or condition on such property being pledged to secure the Secured Obligations), the Collateral shall include, and the relevant Grantor shall be deemed to have automatically

J-3-1

granted a Lien on and security interest to the Agent for the benefit of the Secured Parties, all relevant previously restricted or conditioned rights, interests or other assets, as the case may be.

SECTION 3.  Security Agreement.  The security interests granted to the Agent herein are granted in furtherance, and not in limitation of, the security interests granted to the Agent pursuant to the Security Agreement.  Each Grantor hereby acknowledges and affirms that the rights and remedies of the Agent with respect to the Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated by reference herein as if fully set forth herein.  In the event of any conflict between the terms of this Agreement and the Security Agreement, the terms of the Security Agreement shall govern.

SECTION 4.  Governing Law.  This Agreement and any claim, controversy or dispute arising under or related to this Agreement, whether in tort, contract (at law or in equity) or otherwise, shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

SECTION 5.  Termination or Release.  This Agreement shall continue in effect until the Termination Date, and this Agreement shall be automatically terminated and each relevant Grantor hereunder shall be automatically released from its obligations hereunder in the circumstances described in Article 8 and Section 9.21 of the Credit Agreement at that time.  Prior to the Termination Date, a Grantor shall only be released from its obligations hereunder to the extent such release is permitted by Article 8 and Section 9.21 of the Credit Agreement; provided that, upon the request of the Administrative Agent, the Borrower delivers to the Administrative Agent a certificate of a Responsible Officer certifying that such release is permitted pursuant to Article 8 and Section 9.21 of the Credit Agreement (it being understood that the Administrative Agent shall be entitled to rely on such certificate in releasing such Grantor).  In connection with any such termination and release, the Administrative Agent shall promptly execute and deliver to any Grantor, at such Grantor’s expense, all documents that such Grantor shall reasonably request to evidence such termination and release.

SECTION 6.  Counterparts.  This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts when taken together shall constitute but one and the same instrument.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile or by email as a “.pdf” or “.tif” attachment or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 7.  EFFECT OF INTERCREDITOR AGREEMENT.  NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE LIENS AND SECURITY INTERESTS  GRANTED TO THE ADMINISTRATIVE AGENT, FOR THE BENEFIT OF THE SECURED PARTIES, PURSUANT TO THIS AGREEMENT AND THE EXERCISE OF ANY RIGHT OR REMEDY BY THE ADMINISTRATIVE AGENT ARE SUBJECT TO THE PROVISIONS OF ANY ACCEPTABLE INTERCREDITOR AGREEMENT IN EFFECT. IN THE EVENT OF ANY CONFLICT BETWEEN THE PROVISIONS OF ANY APPLICABLE INTERCREDITOR AGREEMENT IN EFFECT AND THIS AGREEMENT, THE PROVISIONS OF SUCH INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL.

[Signature Pages Follow]

J-3-2

IN WITNESS WHEREOF, each Grantor and the Agent have executed this Agreement as of the date first above written.

[•]
as Grantor

By:
Name:
Title:

[TO LIST ANY GRANTORS]

J-3-3

ACCEPTED AND AGREED
as of the date first above written:

[•]
as Agent

By:
Name:
Title:

J-3-4

SCHEDULE I

U.S. COPYRIGHT REGISTRATIONS AND APPLICATIONS FOR COPYRIGHT REGISTRATION

J-3-5

EXHIBIT K

[FORM OF]
LETTER OF CREDIT REQUEST

[Royal Bank of Canada](29)[ •](30),
as Issuing Bank

[Royal Bank Plaza, 200 Bay Street,

12th Floor South Tower

Toronto, Ontario M5J 2W7

Canada

Attention: Manager, Agency Services Group

Facsimile No.: (416) 842-4023](31)

[•](32)

[•] [•] 20[•](33)

Ladies and Gentlemen:

We hereby request that [•](34), as an Issuing Bank, in its individual capacity, [issue, amend, renew, extend][a/an] [existing] [Standby] [Commercial](35) Letter of Credit on [•] [•] 20[•](36) (the “Date of Issuance”), which Letter of Credit shall be in the aggregate amount of $[•](37) and shall be for the account of [•](38).  The beneficiary of the requested Letter of Credit is [•](39), and such Letter of Credit will have a stated expiration date of [•](40).  For the purposes of this Letter of Credit Request, unless otherwise defined herein, all capitalized terms used herein shall have the respective meanings given to them in the Credit Agreement dated as of February 12, 2018 (as amended, restated, amended and restated, supplemented or

(29)  Insert if Royal Bank of Canada is the Issuing Bank.

(30)  Insert name of the applicable Issuing Bank other than Royal Bank of Canada.

(31)  Insert if Royal Bank of Canada is the Issuing Bank.

(32)  Insert address of the applicable Issuing Bank other than Royal Bank of Canada.

(33)  Must be delivered to the applicable Issuing Bank and the Administrative Agent, at least three Business Days in advance of the requested date of issuance, amendment, extension or renewal (or such shorter period as is acceptable to the applicable Issuing Bank).

(34)  Insert name of the applicable Issuing Bank.

(35)  No Issuing Bank shall be required to issue Commercial Letters of Credit without its consent.

(36)  Insert date of issuance, which must be a Business Day.

(37)  Insert aggregate initial amount of Letter of Credit. After giving effect to such amount, (i) the LC Exposure shall not exceed the Letter of Credit Sublimit and (ii) the aggregate Stated Amount of all Letters of Credit issued by an Issuing Bank does not exceed such Issuing Bank’s LC Commitment and (iii) (A) the aggregate amount of the Initial Revolving Credit Exposure shall not exceed the aggregate amount of the Initial Revolving Credit Commitments then in effect and (B) the aggregate amount of the Additional Revolving Credit Exposure attributable to any Class of Additional Revolving Credit Commitments shall not exceed the aggregate amount of the Additional Revolving Credit Commitments of such Class then in effect.

(38)  Insert name of account party.

(39)  Insert name and address of beneficiary.

(40)  Date may not be later than the date referred to in Section 2.05(c) and Section 2.05(b)(ii)(C) of the Credit Agreement.

otherwise modified from time to time and in effect on the date hereof, the “Credit Agreement”) by and among, inter alios, Victory Capital Holdings, Inc., a Delaware corporation (the “Borrower”), the lenders from time to time party thereto and Royal Bank of Canada, in its capacities as administrative agent and collateral agent for the Secured Parties (in its capacities as administrative agent and collateral agent, together with its successors in such capacities, the “Administrative Agent”).

[We hereby certify that:

(A)                               [The representations and warranties of the Loan Parties set forth in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the Date of Issuance with the same effect as though such representations and warranties had been made on and as of the Date of Issuance; provided that to the extent that a representation and warranty specifically refers to an earlier date, it is true and correct in all material respects as of such earlier date; provided, further, that representations that are qualified by “material”, “material adverse effect” or a similar term are true and correct in all respects.

(B)                               As of the Date of Issuance and immediately after giving effect to the requested Letter of Credit, no Default or Event of Default has occurred and is continuing.](41)

[Signature Page Follows]

(41)  Include bracketed language only for issuances, amendments, extensions and renewals, of Letters of Credit after Closing Date.

VICTORY CAPITAL HOLDINGS, INC.,
as Borrower

By:
Name:
Title:

EXHIBIT L-1

[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to that certain Credit Agreement dated as of February 12, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time and in effect on the date hereof, the “Credit Agreement”; capitalized terms used but not defined herein shall have the respective meanings given to them in the Credit Agreement) by and among, inter alios, Victory Capital Holdings, Inc., a Delaware corporation (the “Borrower”), the lenders from time to time party thereto and Royal Bank of Canada, in its capacities as administrative agent and collateral agent for the Secured Parties (in its capacities as administrative agent and collateral agent, together with its successors in such capacities, the “Administrative Agent”).

Pursuant to the provisions of Section 2.17(f)(ii)(B)(3) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Promissory Notes evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a “controlled foreign corporation” related, directly or indirectly, to the Borrower as described in Section 881(c)(3)(C) of the Code and (v) the interest payments on the Loan(s) are not effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent and the Borrower with a duly executed certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E, as applicable (or successor forms).  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or if a or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any material respect, the undersigned shall promptly so inform each of the Borrower and the Administrative Agent and deliver promptly to the Borrower and the Administrative Agent an updated certificate or other appropriate documentation (including any new documentation reasonably requested by the Borrower or the Administrative Agent) or promptly notify the Borrower and the Administrative Agent in writing of its inability to do so, and (2) the undersigned shall have at all times furnished each of the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

L-1-1

[NAME OF LENDER]

By:
Name:
Title:

Date: [•] [•], 20[•]

L-1-2

EXHIBIT L-2

[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to that certain Credit Agreement dated as of February 12, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time and in effect on the date hereof, the “Credit Agreement”; capitalized terms used but not defined herein shall have the respective meanings given to them in the Credit Agreement) by and among, inter alios, Victory Capital Holdings, Inc., a Delaware corporation (the “Borrower”), the lenders from time to time party thereto and Royal Bank of Canada, in its capacities as administrative agent and collateral agent for the Secured Parties (in its capacities as administrative agent and collateral agent, together with its successors in such capacities, the “Administrative Agent”).

Pursuant to the provisions of Section 2.17(f)(ii)(B)(4) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a “controlled foreign corporation” related to the Borrower, directly or indirectly, as described in Section 881(c)(3)(C) of the Code, and (v) the interest payments with respect to such participation are not effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished its participating Lender with a duly executed certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E, as applicable (or successor forms).  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or if a change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any material respect, the undersigned shall promptly so inform such Lender and deliver promptly to such Lender an updated certificate or other appropriate documentation (including any new documentation reasonably requested by such Lender) or promptly notify such Lender in writing of its inability to do so, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[Signature Page Follows]

L-2-1

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: [•] [•], 20[•]

L-2-2

EXHIBIT L-3

[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to that certain Credit Agreement dated as of February 12, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time and in effect on the date hereof, the “Credit Agreement”; capitalized terms used but not defined herein shall have the respective meanings given to them in the Credit Agreement) by and among, inter alios, Victory Capital Holdings, Inc., a Delaware corporation (the “Borrower”), the lenders from time to time party thereto and Royal Bank of Canada, in its capacities as administrative agent and collateral agent for the Secured Parties (in its capacities as administrative agent and collateral agent, together with its successors in such capacities, the “Administrative Agent”).

Pursuant to the provisions of Section 2.17(f)(ii)(B)(4) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Promissory Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Promissory Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members that is claiming the portfolio interest exemption is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members that is claiming the portfolio interest exemption is a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its direct or indirect partners/members that is claiming the portfolio interest exemption is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments on the Loan(s) are not effectively connected with the conduct of a U.S. trade or business by the undersigned or any of its direct or indirect partners/members that is claiming the portfolio interest exemption.

The undersigned has furnished the Administrative Agent and the Borrower with a duly executed IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E, as applicable (or successor forms), or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E, as applicable (or successor forms), from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or if change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any material respect, the undersigned shall promptly so inform the Borrower and the Administrative Agent and deliver promptly to the Borrower and the Administrative Agent an updated certificate or other appropriate documentation (including any new documentation reasonably requested by the Borrower or the Administrative Agent) or promptly notify the Borrower and the Administrative Agent in writing of its inability to do so, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[Signature Page Follows]

L-3-1

[NAME OF LENDER]

By:
Name:
Title:

Date: [•] [•], 20[•]

L-3-2

EXHIBIT L-4

[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to that certain Credit Agreement dated as of February 12, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time and in effect on the date hereof, the “Credit Agreement”; capitalized terms used but not defined herein shall have the respective meanings given to them in the Credit Agreement) by and among, inter alios, Victory Capital Holdings, Inc., a Delaware corporation (the “Borrower”), the lenders from time to time party thereto and Royal Bank of Canada, in its capacities as administrative agent and collateral agent for the Secured Parties (in its capacities as administrative agent and collateral agent, together with its successors in such capacities, the “Administrative Agent”).

Pursuant to the provisions of Section 2.17(f)(ii)(B)(4) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members that is claiming the portfolio interest exemption is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members that is claiming the portfolio interest exemption is a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its direct or indirect partners/members that is claiming the portfolio interest exemption is a “controlled foreign corporation” related to the Borrower, as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments on the Loan(s) are not effectively connected with the conduct of a U.S. trade or business by the undersigned or any of its direct or indirect partners/members that is claiming the portfolio interest exemption.

The undersigned has furnished its participating Lender with a duly executed IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E, as applicable (or successor forms), or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E, as applicable (or successor forms), from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or if a change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any material respect, the undersigned shall promptly so inform such Lender in writing and deliver promptly to such Lender an updated certificate or other appropriate documentation (including any new documentation reasonably requested by such Lender) or promptly notify such Lender of its inability to do so, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[Signature Page Follows]

L-4-1

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: [•] [•], 20[•]

L-4-2

EXHIBIT M

[FORM OF]
SOLVENCY CERTIFICATE

[•] [•], 20[•]

This Solvency Certificate is being executed and delivered pursuant to Section 4.01(h) of that certain Credit Agreement dated as of February 12, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time and in effect on the date hereof, the “Credit Agreement”; capitalized terms used but not defined herein shall have the respective meanings given to them in the Credit Agreement) by and among, inter alios, Victory Capital Holdings, Inc., a Delaware corporation (the “Borrower”), the lenders from time to time party thereto and Royal Bank of Canada, in its capacities as administrative agent and collateral agent for the Secured Parties (in its capacities as administrative agent and collateral agent, together with its successors in such capacities, the “Administrative Agent”).

I, [•], the [chief financial officer/equivalent officer] of the Borrower, in such capacity and not in an individual capacity, hereby certify as follows:

1.                                      I am generally familiar with the businesses, financial position and assets of the Borrower and its Subsidiaries, on a consolidated basis, and am duly authorized to execute this Solvency Certificate on behalf of the Borrower pursuant to the Credit Agreement; and

2.                                      As of the date hereof, immediately after the consummation of the Transactions to occur on the date hereof and the incurrence of Indebtedness and obligations on the date hereof in connection with the Credit Agreement and the Transactions, (i) the sum of the debt (including contingent liabilities) of the Borrower and its Subsidiaries, on a consolidated basis, does not exceed the fair value of the assets of the Borrower and its Subsidiaries, on a consolidated basis; (ii) the capital of the Borrower and its Subsidiaries, on a consolidated basis, is not unreasonably small in relation to the business of the Borrower and its Subsidiaries, on a consolidated basis, contemplated as of the date hereof; (iii) the present fair saleable value of the assets of the Borrower and its Subsidiaries, on a consolidated basis, is not less than the amount that will be required to pay the liabilities of the Borrower and its Subsidiaries, on a consolidated basis, as they become absolute and matured; and (iv) the Borrower and its Subsidiaries, on a consolidated basis, do not intend to incur, or believe that they will incur, debts (including current obligations and contingent liabilities) beyond their ability to pay such debts as they mature in the ordinary course of business. For purposes hereof, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standards No. 5).

[Signature Page Follows]

M-1

IN WITNESS WHEREOF, I have executed this Solvency Certificate on the date first above written.

VICTORY CAPITAL HOLDINGS, INC.

By:
Name:
Title:

M-2

EXHIBIT N

[FORM OF]
PREPAYMENT NOTICE

To:                             Royal Bank of Canada,
as Administrative Agent

Royal Bank Plaza, 200 Bay Street,

12th Floor South Tower

Toronto, Ontario M5J 2W7

Canada

Attention: Manager, Agency Services Group

Facsimile No.: (416) 842-4023

[Date](1)

Ladies and Gentlemen:

Reference is hereby made to that certain Credit Agreement dated as of February 12, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time and in effect on the date hereof, the “Credit Agreement”; capitalized terms used but not defined herein shall have the respective meanings given to them in the Credit Agreement) by and among, inter alios, Victory Capital Holdings, Inc., a Delaware corporation (the “Borrower”), the lenders from time to time party thereto and Royal Bank of Canada, in its capacities as administrative agent and collateral agent for the Secured Parties (in its capacities as administrative agent and collateral agent, together with its successors in such capacities, the “Administrative Agent”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement.

The Borrower hereby gives you notice pursuant to Section 2.11(a)(iii) that:

1.              The Borrower will make a prepayment of the principal of [Term Loans] [Revolving Loans] to be prepaid in the amount of US$ [    ] on [    ].

2.              The Term Loans to be prepaid are of the following Type:  [LIBO Rate Loans] [ABR Loans]

3.              If the Term Loans are to be prepaid, prepayment shall be made to the following Class of Term Loans:  [    ].

[The Borrower hereby further notifies you that the proposed prepayment set forth herein is contingent upon the effectiveness of other transactions.  Pursuant to Section 2.11(a)(iii) of the Credit Agreement, the Borrower hereby retains the right to revoke this Prepayment Notice if the other transactions are not consummated or otherwise delayed.](2)

[Signature Page Follows]

(1)  The Administrative Agent to be notified in writing or by telephone (with such telephonic notice to be promptly confirmed by delivery of this Prepayment Notice) not later than (A) in the case of prepayment of a LIBO Rate Borrowing, not later than 12:00 p.m, three (3) Business Days prior to the date of prepayment or (B) in the case of prepayment of an ABR Borrowing, not later than 12:00 p.m., on the date of prepayment.

(2)  To be included if applicable.

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VICTORY CAPITAL HOLDINGS, INC.

By:
Name:
Title:

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